UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 3)

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the Securities Exchange Act of 1934

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Care Investment Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 15, 2010

Dear Stockholder:

On behalf of the board of directors, I cordially invite you to attend a special meeting of the stockholders of Care Investment Trust Inc. to be held on Friday, August 13, 2010, at 9:00 a.m., local time, at the CIT Global Headquarters, 505 Fifth Avenue, 7th Floor, Room C/D, New York, New York 10017.

At the special meeting, we will ask you to approve the issuance of shares of our common stock, par value $0.001 per share, to be issued in connection with the purchase and sale agreement, dated March 16, 2010, in which Tiptree Financial Partners, L.P. (“Tiptree”), a Delaware limited partnership, agreed to purchase shares of our common stock (“proposal 1”). The transaction is to be completed through the issuance of a minimum of 4,445,000 shares of our common stock to Tiptree at a price of $9.00 per share and is occurring in conjunction with a cash tender offer by the company of $9.00 per share for up to all publicly held registered shares of our company. Tiptree has the option to purchase additional newly issued company shares if less than 16,500,000 shares are tendered in the tender offer in order to obtain ownership of up to 53.4% of the company, and if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, then Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the number of shares that are tendered (and not withdrawn) in the tender offer.

The rules of the New York Stock Exchange require stockholder approval prior to any issuance of common stock by a listed company if the number of shares being issued is equal to or in excess of 20% of the total number of shares of common stock issued and outstanding before such issuance of common stock. The rules of the New York Stock Exchange also require stockholder approval prior to any issuance of common stock by any listed company that will result in a change in control of such company.

In connection with proposal 1, we will ask you to approve the abandonment of the plan of liquidation (“proposal 2”), which was approved by our stockholders on January 28, 2010, in favor of the Tiptree Transaction. Proposal 2 is conditioned on proposal 1 being approved. If our stockholders do not approve proposal 1, or if the purchase and sale agreement is terminated prior to the date of the special meeting, then we would consider proposal 2 moot, and votes for proposal 2 would not be counted. If our stockholders do not approve proposal 1, we may pursue the previously approved plan of liquidation or continue to pursue other strategic alternatives.

You will also be asked to approve an amendment to our charter to remove a provision designed to protect our status as a real estate investment trust or “REIT” under the Internal Revenue Code of 1986, as amended, which provision currently prohibits an issuance of common stock by us that would cause the company to be beneficially owned by less than 100 stockholders, in order to facilitate the Tiptree Transaction (“proposal 3”) and to approve an amendment to our charter to be effective on the 20th calendar day following the consummation of the Tiptree Transaction reinstating the REIT protective provision removed by proposal 3 (“proposal 4”). Finally, you will be asked to approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve proposals 1, 2, 3 or 4 (“proposal 5”). Proposal 3 is conditioned on proposals 1 and 2 being approved and proposal 4 is conditioned on proposals 1, 2 and 3 being approved. If our stockholders do not approve proposal 1 or proposal 2, or if the purchase and sale agreement is terminated prior to the date of the special meeting, then we would consider proposal 3 and proposal 4 to be moot, and votes for proposal 3 and proposal 4 would not be counted.

Once a quorum is present or represented by proxy at the special meeting, the affirmative vote of at least a majority of the outstanding shares of our common stock is required to approve the Tiptree issuance, provided that the total vote cast for the issuance represents over 50% in interest of all securities entitled to vote on the proposal. The affirmative vote of at least a majority of the outstanding shares of our common stock present in person or by proxy at the special meeting and entitled to vote thereon is required to approve proposals 2, 3, 4 and 5, provided that a quorum is present. CIT Group Inc., the parent of our external manager, CIT Healthcare LLC, controls approximately 37% of our issued and outstanding common stock and has indicated to us that it intends to vote all of the 7,589,040 shares it owns in favor of the Tiptree issuance, as well as proposals 2, 3, 4 and 5.

Our board of directors has unanimously approved the issuance of shares of our common stock in connection with the transaction with Tiptree and recommends that you vote “FOR” proposal 1. Our board of directors also believes that it is advisable and in the best interests of the company to abandon the plan of liquidation in favor of proposal 1 and has unanimously recommended the approval of proposal 2. Our board also unanimously recommends that you vote “FOR” proposal 3 to amend the charter to remove the REIT protective provision to facilitate the Tiptree Transaction, “FOR” proposal 4 to amend the charter to reinstate the REIT protective provision 20 calendar days after the consummation of the Tiptree Transaction and “FOR” proposal 5 to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve proposals 1, 2, 3 or 4.

Your vote is important. Whether or not you plan to attend the special meeting, we urge you to submit your proxy as soon as possible. You may do this by completing, signing and dating the enclosed proxy card and returning it to us in the accompanying postage paid return envelope. You may also authorize a proxy to vote your shares via the internet at www.proxyvote.com or by telephone by dialing toll-free 1-800-690-6903. Please follow the directions provided in this proxy statement. This will not prevent you from voting in person at the special meeting, but will assure that your vote will be counted if you are unable to attend the special meeting.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR CONTINUED SUPPORT OF AND INTEREST IN OUR COMPANY.

Sincerely,

/s/  Flint D. Besecker
Flint D. Besecker
Chairman of the Board of Directors

New York, New York
July 15, 2010

CARE INVESTMENT TRUST INC.
505 Fifth Avenue
Sixth Floor
New York, NY 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on August 13, 2010

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Care Investment Trust Inc. will be held on August 13, 2010, at 9:00 a.m., local time, at the CIT Global Headquarters, 505 Fifth Avenue, Seventh Floor Room C/D, New York, NY 10017. The proxy solicitation materials were mailed to stockholders on or about July 15, 2010. At the special meeting, stockholders will vote upon the following proposals:

1.	To consider and vote upon a proposal to approve the issuance of shares of our common stock, par value $0.001 per share, to be issued in connection with the purchase and sale agreement, dated March 16, 2010, in which Tiptree Financial Partners, L.P. (“Tiptree”), a Delaware limited partnership, agreed to purchase shares of our common stock. The transaction is to be completed through the issuance of a minimum of 4,445,000 shares of our common stock to Tiptree at a price of $9.00 per share and is occurring in conjunction with a cash tender offer by us of $9.00 per share for up to all publicly held registered shares of our company. Tiptree has the option to purchase additional newly issued company shares if less than 16,500,000 shares are tendered in the tender offer in order to obtain ownership of up to 53.4% of the company, and if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, then Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the number of shares that are tendered (and not withdrawn) in the tender offer. The rules of the New York Stock Exchange require stockholder approval of the issuance of our common stock in the proposed transaction with Tiptree as the number of shares to be issued is 20% or more of the number of shares outstanding prior to the issuance, and if Tiptree purchases shares representing more than 50% of our outstanding common stock, the issuance will result in a change in control of the company.

2.	To consider and vote on a proposal to abandon the plan of liquidation that was approved by our stockholders on January 28, 2010 in favor of proposal 1. Proposal 2 is conditioned on proposal 1 being approved. If our stockholders do not approve proposal 1, or if the Tiptree purchase and sale agreement is terminated prior to the date of the meeting, then we would consider proposal 2 moot, and votes for proposal 2 would not be counted. If our stockholders do not approve proposal 1, we may pursue the plan of liquidation as approved by our stockholders or continue to pursue other strategic alternatives.

3.	To approve an amendment to the company’s amended and restated articles of incorporation (the “charter”) to remove section 7.2.1(a)(iii), which prohibits a Transfer (as defined in the charter) that would cause the company to be beneficially owned by less than 100 stockholders, in order to facilitate the Tiptree Transaction. Proposal 3 is conditioned on proposals 1 and 2 being approved. If our stockholders do not approve proposal 1 or proposal 2, or if the purchase and sale agreement is terminated prior to the date of the special meeting, then we would consider proposal 3 to be moot, and votes for proposal 3 would not be counted.

4.	To approve an amendment to the Company’s charter to be effective 20 calendar days after the consummation of the Tiptree Transaction reinstating section 7.2.1(a)(iii), which was removed by proposal 3 to facilitate the Tiptree Transaction. Proposal 4 is conditioned on proposals 1, 2 and 3 being approved. If our stockholders do not approve proposal 1, proposal 2 or proposal 3, or if the Tiptree purchase and sale agreement is terminated prior to the date of the special meeting, then we would consider proposal 4 to be moot, and votes for proposal 4 would not be counted.

5.	To consider and vote on a proposal to permit the board of directors to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve proposals 1, 2, 3 or 4 above.

Provided that a quorum consisting of a majority of the shares of common stock entitled to vote is present, approval of proposal 1 requires the affirmative vote of at least a majority of the outstanding shares of our common stock in person or by proxy at the special meeting, provided that the total vote cast for the issuance represents over 50% in interest of all securities entitled to vote on proposal 1. Approval of proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote thereon, provided that a quorum is present.

Any action may be taken on the foregoing matters at the special meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the special meeting may be adjourned, or to which the special meeting may be postponed.

Our board of directors has fixed the close of business on July 8, 2010, as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available at the special meeting and for ten (10) calendar days prior to the special meeting, between the hours of 9:00 a.m. and 4:00 p.m., local time, at our corporate offices located at 505 Fifth Avenue, 6th Floor, New York, New York 10017. You may arrange to review this list by contacting our Secretary and Chief Compliance Officer, Paul F. Hughes.

Neither the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) nor any state securities commission has approved or disapproved of this transaction or passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the enclosed proxy card, which is being solicited by our board of directors, in the postage-prepaid envelope provided. You may also authorize a proxy to vote your shares electronically via the internet at www.proxyvote.com or by telephone by dialing toll-free 1-800-690-6903. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. Any proxy may be revoked by delivery of a later dated proxy. If you attend the special meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of our Board of Directors,

/s/  Paul F. Hughes
Paul F. Hughes
Secretary and Chief Compliance Officer

New York, New York
July 15, 2010

i

SUMMARY TERM SHEET

The following questions and answers address briefly some questions you may have regarding the special meeting, the issuance of shares to Tiptree, the abandonment of the plan of liquidation and the amendments to our charter. These questions and answers may not address all questions that may be important to you as a shareholder of Care Investment Trust Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the exhibits to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Care”, “company”, “we”, “our”, “ours”, and “us” refer to Care Investment Trust Inc. and its subsidiaries.

Q:	What am I being asked to vote upon?

A:	At the special meeting, we will ask you to approve the issuance of shares of our common stock, par value $0.001 per share, to be issued in connection with the purchase and sale agreement, dated March 16, 2010, in which Tiptree Financial Partners, L.P. (“Tiptree”), a Delaware limited partnership, agreed to purchase shares of our common stock. The transaction is to be completed through the issuance of a minimum of 4,445,000 shares of our common stock to Tiptree at a price of $9.00 per share and is occurring in conjunction with a cash tender offer by the company of $9.00 per share for up to all publicly held registered shares of our company (the “tender offer”). We refer to the issuance of stock to Tiptree pursuant to the purchase and sale agreement and the associated cash tender offer as the “Tiptree Transaction.” Tiptree has the option to purchase additional newly issued company shares if less than 16,500,000 shares are tendered in the tender offer in order to obtain ownership of up to 53.4% of the company, and if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, then Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the number of shares that are tendered (and not withdrawn) in the tender offer. The rules of the New York Stock Exchange (“NYSE”) require stockholder approval of the issuance of our common stock in the proposed transaction with Tiptree as the number of shares to be issued is 20% or more of the number of shares outstanding prior to the issuance, and if Tiptree purchases shares representing more than 50% of our common stock the issuance will result in a change in control of the company. In connection with the Tiptree Transaction, you will also be asked to approve the abandonment of the plan of liquidation that our stockholders approved on January 28, 2010. You will also be asked to approve a proposal to amend the amended and restated articles of incorporation (“charter”) of our company to remove section 7.2.1(a)(iii), which prohibits a Transfer (as defined in the charter) that would cause the company to be beneficially owned by less than 100 stockholders, in order to facilitate the Tiptree Transaction as well as a proposal to reinstate section 7.2.1(a)(iii) to our charter to be effective 20 calendar days after the consummation of the Tiptree Transaction. Lastly, you are being asked to approve a proposal allowing our board of directors to adjourn the special meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares to Tiptree, the abandonment of the plan of liquidation or the amendments to our charter. The proposals to approve the abandonment of the plan of liquidation and to approve the amendments to the charter are conditioned upon the approval of the issuance of shares of our common stock to Tiptree pursuant to the purchase and sale agreement. If our stockholders do not approve the issuance of our shares of common stock to Tiptree, or if the Tiptree purchase and sale agreement is terminated prior to the special meeting, then we will consider proposals 2, 3 and 4 to be moot, and the votes cast for those proposals will not be counted.

Q:	What is our board’s recommendation?

A:	Our board of directors, acting upon the recommendation of a special committee of directors comprised of Flint D. Besecker, Gerald E. Bisbee, Jr., PhD. and Karen P. Robards, unanimously recommends that the stockholders approve the proposal to issue shares to Tiptree pursuant to the purchase and sale agreement, approve the abandonment of the plan of liquidation, approve the first and second amendments to our charter and authorize our board of directors and executive officers to take all actions necessary and advisable to effect the share issuance to Tiptree including the abandonment of the plan of liquidation and the charter amendments. In addition, our board of directors unanimously recommends that stockholders approve the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.

Q:	Who is on Care’s special committee and why was the special committee formed?

A:	On July 14, 2008, our board formed a special committee of Gerald E. Bisbee, Jr., PhD., Kirk E. Gorman and Karen P. Robards, each of whom qualified as an “independent director” under the rules of the NYSE and the company’s own independence definition. The special committee was authorized and empowered to, among other things, pursue, review, evaluate, consider and negotiate with any potentially interested parties the terms of any strategic transaction with the company and make a recommendation to the board with respect to such strategic transactions. Flint D. Besecker, our current chairman, was later appointed to the special committee in October 2008, and Mr. Gorman resigned from the special committee and our board of directors in October 2009, due to time constraints resulting from his other business commitments. Until May 2008, Mr. Besecker was the President of CIT Healthcare, our external manager. Upon his appointment to the special committee, the board determined that Mr. Besecker had no affiliation or economic interest in either CIT Healthcare or any of the potential bidders for our company.

Q:	Has Care, its special committee or its board of directors made any determination with respect to the Tiptree Transaction?

A:	Our special committee and our board of directors have each unanimously determined that the Tiptree Transaction is substantively and procedurally fair to our stockholders, including our unaffiliated stockholders, and the price to be paid by Tiptree in the stock issuance and the price to be paid to our stockholders in the tender offer are both fair from a financial point of view, to our stockholders, including our unaffiliated stockholders.

Q:	What factors were considered by the special committee and the board of directors in considering the fairness of the Tiptree Transaction?

A:	In reaching their determination that the Tiptree Transaction is fair from a financial point of view to our unaffiliated stockholders, our board of directors and our special committee consulted with our management and our financial and legal advisors and considered the following factors:

•	the extensive sale process for the company undertaken over a period of more than one year, led by our financial advisor, Credit Suisse Securities (USA) LLC (“Credit Suisse”), an affiliate of Credit Suisse AG, wherein the company received, evaluated and negotiated numerous strategic alternatives, including many offers to acquire all of the issued and outstanding common stock of the company through a merger, tender offer or similar business combination, none of which was successful;

•	our stockholders’ approval, at a special meeting held on January 28, 2010, of our plan of liquidation, which involved a complete liquidation of Care’s assets at an estimated total liquidation value range of $8.05-$8.90 per share, compared to the price that Tiptree will pay ($9.00 per share) and the price offered to the company’s stockholders ($9.00 per share) in the tender offer, which is superior;

•	none of the individual asset bids received by Care exceeded the “components of value” ranges developed by Care in connection with the plan of liquidation;

•	the tender offer is for up to 100% of our outstanding common stock and thus presents an opportunity for all of our stockholders to receive, on a current basis, $9.00 in cash for each share of common stock that they own, rather than having to wait for assets to be disposed of and cash proceeds distributed pursuant to the plan of liquidation;

•	the price offered to our stockholders in the tender offer of $9.00 per share is the same price that Tiptree, an unaffiliated third party, agreed to pay for our common stock pursuant to the purchase and sale agreement;

•	the purchase price of $9.00 per share payable to the company by Tiptree and payable to the company’s stockholders in the tender offer represents a 7.7% premium over the closing price of the company’s common stock on the NYSE on Monday, March 15, 2010 ($8.36), the last trading day prior to the public announcement of the execution of the purchase and sale agreement, and a 6.4% premium over the highest closing price ($8.46) of the company’s common stock during the 52-week period preceding such date;

•	Tiptree has agreed to assume certain closing-related risks pertaining to our pending litigation with Cambridge Holdings, which other interested parties were not willing to do;

•	stockholders seeking to monetize their investment may do so by tendering shares, and stockholders who wish to remain stockholders may do so by not tendering shares; and

•	the execution risks associated with the proposed plan of liquidation are likely greater than the execution risks associated with the Tiptree Transaction.

Our special committee and board of directors believed that each of the above factors generally supported its determination and recommendation. Our special committee and board of directors also considered and reviewed with management a number of potentially negative factors, including those listed below:

•	there is no assurance that we will be successful in our tender offer and have the minimum number of shares tendered for the transaction to close;

•	the fact that Cambridge Holdings has asserted a right to approve any sale or disposition of our direct or indirect interests in the Cambridge portfolio, including a change in control of the company;

•	the actual or potential conflicts of interest which certain of our executive officers and our directors have in connection with the tender offer;

•	the costs to be incurred by our company in connection with execution of the transaction and the tender offer, including significant accounting, financial advisory and legal fees; and

•	the possibility that stockholders may, depending on their tax basis in their stock, recognize taxable gains (ordinary and/or capital gains) in connection with the completion of the Tiptree Transaction.

Q:	Why are we asking you to approve the issuance of shares of common stock?

A:	On March 16, 2010, we entered into a purchase and sale agreement with Tiptree, under which we have agreed to sell a minimum of 4,445,000 newly issued shares of our common stock to Tiptree at a price of $9.00 per share. In conjunction with the issuance, we will commence a tender offer for up to all publicly held registered shares of our company for cash consideration of $9.00 per share. Pursuant to the purchase and sale agreement, Tiptree has the option to purchase additional newly issued company shares if less than 16,500,000 shares are tendered in the tender offer to obtain ownership of up to 53.4% of the company, and if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, then Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the number of shares that are tendered (and not withdrawn) in the tender offer.

The NYSE rules require stockholder approval of the issuance of our common stock in the proposed transaction with Tiptree as the number of shares to be issued is 20% or more of the number of shares outstanding prior to the issuance, and if Tiptree purchases shares representing over 50% of our outstanding common stock the issuance will result in a change in control of the company.

You are not being asked to approve the Tiptree Transaction itself, although if Care stockholders do not approve the issuance of shares, the abandonment of the plan of liquidation or the first amendment to the charter, the Tiptree Transaction cannot occur.

v

In connection with the purchase and sale agreement, upon the closing of the issuance, the registration rights agreement with Tiptree will become effective, as further described in “The Registration Rights Agreement.”

Q:	Why are we asking you to abandon the plan of liquidation?

A:	Our board of directors, upon the recommendation of the special committee, is committed to maximizing the return of value to our stockholders and believes that the Tiptree Transaction will provide greater value to our stockholders (and more quickly) than pursuing the plan of liquidation.

Q:	What percentage of the company will Tiptree own upon completion of the proposed issuance?

A:	We anticipate that there will be 20,265,924 shares of common stock eligible to be tendered in the tender offer, including up to 30,000 shares issuable to our chairman and certain of our executive officers upon the settlement of company performance share awards immediately prior to the closing of the tender offer. Pursuant to the purchase and sale agreement, Tiptree agreed to purchase a minimum of 4,445,000 shares of our common stock. However, if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer being conducted in conjunction with the issuance, Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the actual number of shares tendered (and not withdrawn) in the tender offer in addition to the 4,445,000 shares. If, instead, less than 16,500,000 shares of our common stock are tendered, Tiptree has the option to purchase additional newly issued shares to obtain ownership of up to 53.4% of the company. For example, if 14,000,000 shares are tendered, Tiptree is required to purchase 4,445,000 newly issued shares and has the option to purchase up to an additional 2,735,500 newly issued shares for a total of 7,180,500 shares of our common stock, resulting in Tiptree owning 53.4% of the company after the consummation of the tender offer. If, however, 19,000,000 shares of our common stock are tendered (and not withdrawn), Tiptree must purchase a total of 5,445,000 newly issued shares, resulting in Tiptree owning 81.1% of the company after consummation of the tender offer. See “Proposal One: Issuance of Care Common Stock to Tiptree — Description of Transaction.”

Q:	Who are Tiptree and TREIT Management?

A:	Formed in 2007, Tiptree is a diversified financial services holding company that primarily focuses on the acquisition of majority control equity interests in financial businesses. Tiptree’s objective is to acquire financial services firms with strong business models and predictable economics that have capital needs or whose shareholders would benefit from a strategic partner and liquidity. Tiptree’s business plan is to be a well-capitalized, stable, majority owner and strategic partner for a diversified, independently managed group of financial services firms for which Tiptree’s access to capital and financial expertise can facilitate creating a stronger business. Tiptree’s primary focus is on five sectors of financial services: insurance, tax exempt finance, real estate, corporate loans and banking and specialty finance. Tiptree’s holdings include a structured corporate loan portfolio and Muni Funding Company of America, LLC, a municipal finance company. In June 2010, Tiptree acquired PFG Holdings, Inc., which develops and administers private placement insurance and annuities for ultra-high net worth and institutional clients. Tiptree is owned by a small group of investors, consisting primarily of major financial institutions. Tiptree is externally managed by Tiptree Capital Management, LLC (“Tiptree Capital”) and we will be advised at least in part by TREIT Management, LLC (“TREIT Management”), an affiliate of Tiptree Capital, following the consummation of the Tiptree Share Purchase and after a 60-day transition period. We also intend to internalize certain functions by hiring employees to provide accounting, financial, investment or other services.

TREIT Management and Tiptree Capital are wholly-owned subsidiaries of Tricadia Holdings, L.P., an asset management firm founded in 2003 by Michael Barnes and Arif Inayatullah. Tricadia Holdings, L.P. is based in New York, New York and has approximately $5 billion in assets under management and employs approximately 50 professionals.

Q:	Will Tiptree have adequate resources to complete the proposed share issuance?

A:	Tiptree has sufficient unencumbered cash, net of short-term accruals and liabilities, to complete the share issuance, which requires it to deposit $60,430,932 in escrow. As of May 31, 2010, Tiptree had $100.8 million of unencumbered cash and $4.9 million of short-term accruals and liabilities recorded on its balance sheet (see “Source and Amount of Funds or Other Consideration” on page 56 which contains an unaudited balance sheet summarizing Tiptree’s financial position).

Q:	Why is the Company seeking a stockholder vote in connection with the issuance?

A:	The NYSE rules require stockholder approval of the issuance of stock if the number of shares to be issued is 20% or more of the number of shares outstanding prior to the issuance. In addition, the NYSE rules require stockholder approval if an issuance will result in a change of control of the company.

Q:	Why is the Company seeking a stockholder vote in connection with abandoning the plan of liquidation?

A:	Maryland law requires that any corporation that receives stockholder approval to dissolve or liquidate must obtain additional stockholder approval to abandon any plan of dissolution or liquidation.

Q:	Why is the Company seeking approval of the amendments to our charter?

A:	Section 7.2.1(a)(iii) of our charter provides that any Transfer (as defined in the charter, but which includes an issuance of common stock by us) is void if such Transfer results in our common stock being beneficially owned by less than 100 stockholders which provision is intended to protect our status as a REIT. Depending upon the success of our tender offer, which will result in a reduction in the number of our stockholders, and which will be completed immediately prior to our issuance of common stock to Tiptree, section 7.2.1(a)(iii) may have the effect of invalidating the issuance of common stock to Tiptree under our charter if the tender offer leaves us with fewer than 100 stockholders. Therefore, we propose to amend the charter to facilitate the Tiptree Transaction. We propose a second amendment to the charter, to be effective 20 calendar days following the consummation of the Tiptree transaction, which will reinstate the REIT protective provision in order to ensure that the company’s REIT status is protected going forward.

Q:	Am I entitled to dissenters’ rights?

A:	No. You will have no right under Maryland law to dissenters’ rights with respect to your shares of common stock in connection with the issuance or the other transactions contemplated herein.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at the CIT Global Headquarters, 505 Fifth Avenue, 7th Floor, Room C/D, New York, New York 10017, on August 13, 2010, at 9:00 a.m. local time.

Q:	What vote is required to approve the proposals?

A:	To approve the issuance to Tiptree, a majority of the votes cast in person or by proxy at the special meeting must be voted “FOR” the approval of the issuance, provided that the total vote cast for the issuance represents over 50% in interest of all securities entitled to vote on the proposal, or 10,150,000 shares of our outstanding common stock. Our abandonment of the plan of liquidation proposal, amendments to our charter proposals and adjournment proposal require a majority of the votes cast in person or by proxy at the special meeting to be voted “FOR” the respective proposal provided that a quorum is present.

Q:	How does the Company’s board of directors and special committee recommend that I vote?

A:	Our board and special committee both unanimously recommend that our stockholders vote “FOR” the approval of the issuance to Tiptree, “FOR” the abandonment of the plan of liquidation and “FOR” the amendments to our charter. You should read “Proposal One: Issuance of Care Common Stock to Tiptree — Reasons for the Transaction” for a discussion of the factors that our board considered in deciding to recommend abandoning the plan of liquidation in favor of the Tiptree Transaction.

Q.	What will happen if our stockholders do not approve the issuance to Tiptree or the abandonment of the plan of liquidation?

A:	If our stockholders do not approve the issuance to Tiptree or the proposal to abandon the plan of liquidation, the company will not be able to move forward with the transaction with Tiptree, and we may pursue the plan of liquidation previously approved by our stockholders or, following termination of the Tiptree purchase and sale agreement, entertain other proposals from third parties to enter into an alternative transaction that returns value to our stockholders, and, if required by applicable law, we will seek stockholder approval for any such alternative transaction.

Q:	Are there any interests in abandoning the plan of liquidation in favor of the Tiptree Transaction that differ from my own?

A:	Yes. Our directors and executive officers have interests in the transaction that are different from your interests as a stockholder, including the following:

•	Flint D. Besecker, the chairman of the board, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Salvatore (Torey) V. Riso, Jr., our chief executive officer, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Paul F. Hughes, our chief financial officer, holds a performance share award that entitles him to receive 6,000 additional shares, which will represent $54,000 in value if the tender offer is completed.

In addition, our manager and largest stockholder, CIT Healthcare LLC, has interests in the transaction that are different from your interests as a stockholder. Our manager acquired a warrant, dated September 30, 2008, to purchase 435,000 shares of our common stock at an exercise price of $17.00 per share. On March 16, 2010, our manager entered into a warrant purchase agreement with Tiptree, pursuant to which our manager will sell its warrant to purchase the 435,000 shares of our company’s common stock in exchange for $100,000 effective upon the closing of the Tiptree Transaction.

Consequently, these individuals and our manager may be more likely to support the Tiptree Transaction than might otherwise be the case if they did not expect to receive those payments. Our board of directors and the special committee each was aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Proposal One: Issuance of Care Common Stock to Tiptree — Interests of Certain Persons in the Tiptree Transaction.”

Q:	Is the Tiptree Transaction a “going private” transaction?

A:	Due to its low number of record stockholders, Care is currently eligible to terminate the registration of its common stock under the Exchange Act and cease filing periodic reports with the SEC. Under the stockholder distribution requirements contained in the continued listing standards of the

NYSE, Care is required to have a minimum of 400 stockholders. Under the purchase and sale agreement, Tiptree has represented to us that it intends to maintain the company’s NYSE listing, and has covenanted to use commercially reasonable efforts to maintain the company’s NYSE listing for a period of one year following completion of the Tiptree Transaction. However, notwithstanding Tiptree’s representation and covenant in the Purchase Agreement, depending upon the success of the tender offer, the company’s stockholder numbers may fall below the numbers required under the continued listing standards of the NYSE or the company may fail to continue to meet any of the other requirements for continued listing. As a result, we cannot ensure that, as a result of the tender offer, the NYSE will not involuntarily delist the company for falling below the minimum stockholder requirements under its continued listing standards. As a result, pursuant to the requirements of the federal securities laws, we are characterizing the Tiptree Transaction herein as a potential “going private” transaction even though Tiptree’s stated intention is to use its commercially reasonable efforts to keep Care “public” for twelve months following the completion of the Tiptree Transaction.

Q.	When do you expect the Tiptree Transaction to be completed?

A.	The Tiptree Transaction includes a tender offer, which will commence at or near the time this solicitation commences, and is scheduled to expire (unless extended) on or about the date of the special meeting. Stockholder approval of the issuance of common stock to Tiptree, the abandonment of our plan of liquidation and the first amendment to our charter are also conditions to the closing of the Tiptree Transaction. There are also additional conditions to the closing of both the tender offer and the Tiptree issuance that must be met or, if applicable, waived, in order for the Tiptree Transaction to be completed. The tender offer is currently anticipated to expire on August 13, 2010, subject to our rights to extend the offer. Assuming the tender offer is completed and the other conditions to the closing of the issuance are met or, if applicable, waived, we anticipate closing the issuance promptly after completion of the tender offer. For a more complete discussion of the timing of the offer, please see the section captioned “Proposal One: Issuance of Care Common Stock to Tiptree — Timing of the Transaction.”

Q:	What other matters will be voted on at the special meeting?

A:	In addition to asking you to vote on the abandonment of the plan of liquidation proposal and the issuance to Tiptree proposal, we are asking you to consider and vote on a proposal to permit our board of directors to amend our charter to remove section 7.2.1(a)(iii) in order to facilitate the Tiptree Transaction (the “first amendment proposal”). We are also asking you to vote on an amendment to our charter to be effective 20 calendar days following the consummation of the Tiptree Transaction to reinstate section 7.2.1(a)(iii) (the “second amendment proposal”). Additionally, we are asking you to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes present at the time of that meeting to approve the issuance of shares to Tiptree, the abandonment of the plan of liquidation in favor of the Tiptree Transaction and the first and second charter amendments (the “adjournment proposal”).

Other than the issuance to Tiptree proposal, the plan of liquidation proposal, first amendment proposal, second amendment proposal and the adjournment proposal, we do not expect to ask you to vote on any other matters at the special meeting.

Q:	Who is entitled to vote at the meeting?

A:	If our records show that you were a holder of our common stock at the close of business on July 8, 2010 which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date.

Q:	How many shares can vote?

A:	As of the close of business on the record date, 20,235,924 shares of common stock of the company were issued and outstanding and entitled to vote. There is no other class of voting securities outstanding. You are entitled to one (1) vote for each share of common stock you held as of the close of business on the record date.

Q:	What constitutes a quorum?

A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting.

Q:	What effect will abstentions have on the vote approval for the various proposals?

A:	Approval of the abandonment of the plan of liquidation proposal, the first and second amendment proposals and the adjournment proposal will each require the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote thereon, provided that a quorum is present. As a result, an abstention will have the same effect as a vote against such proposal. To approve the issuance to Tiptree, a majority of the votes cast in person or by proxy at the special meeting must be voted “FOR” the approval of the issuance, provided that the total votes cast for the issuance represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on issuance to Tiptree proposal, abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote.

Q:	What effect will broker non-votes have on the vote approval for the various proposals?

A:	A broker non-vote occurs when stockholders who hold their shares of common stock in “street name” through brokers fail to provide such brokers with specific instructions on how to vote the shares, and the brokers do not have discretion to vote the shares under applicable stock exchange rules. We believe that brokers will not have discretion to vote uninstructed shares on the issuance to Tiptree proposal, the abandonment of the liquidation proposal and the first and second amendment proposals under applicable stock exchange rules, so it is possible that there may be “broker non-votes” in respect to these proposals. For purposes of the abandonment of the plan of liquidation proposal, the amendment proposals and the adjournment proposal, a broker non-vote will have the same effect as a vote against the proposals. For purposes of the vote on the issuance to Tiptree proposal, broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Q:	What happens if I do not vote?

A:	If you do not vote, it will have the same effect as a vote against the abandonment of the plan of liquidation proposal, the issuance to Tiptree proposal and the first and second amendment proposals but will have no effect on the adjournment proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Not unless you provide your broker with instructions on how to vote. You should follow the procedures provided by your broker regarding how to instruct them to vote your shares.

Q:	How do I vote?

A:	Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the enclosed proxy card, which is being solicited by our board of directors, in the postage-prepaid envelope provided. You may also authorize a proxy to vote your shares electronically via

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the internet at www.proxyvote.com or by telephone by dialing toll-free 1-800-690-6903. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. Any proxy may be revoked by delivery of a later dated proxy. If you attend the special meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

Q:	What should I do now?

A:	You should complete, date and sign your proxy card and return it promptly in the enclosed postage-paid envelope, or authorize a proxy to vote your shares by internet at www.proxyvote.com or telephone at 1-800-690-6903, as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the special meeting in person.

Q:	Can I change my vote after I return my proxy card or after I authorize a proxy to vote my shares by telephone or over the internet?

A:	If you are a “record” holder, even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the special meeting by delivering to our secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the special meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the internet, you may simply authorize a proxy again at a later date, using the same procedures, in which case your shares will be voted in accordance with the later submitted proxy and not the earlier proxy.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

Q:	Do I have appraisal rights?

A:	No. Section 5.4 of our charter provides that our stockholders shall not be entitled to exercise any rights of appraisal or similar rights of an objecting stockholder unless provided for by our board of directors. Our board of directors has not provided such rights in connection with the issuance to Tiptree.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	We will bear the entire cost of the solicitation of proxies from our stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers and employees of our manager who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	Who can help answer my questions?

A:	If you have additional questions about the transaction with Tiptree, or would like additional copies of this proxy statement, you should contact Salvatore (Torey) V. Riso, Jr. at 212-771-0505 or in writing to Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017, Attention: Salvatore (Torey) V. Riso, Jr., Chief Executive Officer and President.

SPECIAL FACTORS

Background of the Transaction

We were formed in June 2007 to make mortgage investments in healthcare-related properties, and to make opportunistic investments in healthcare-related properties, through the origination platform of our manager, CIT Healthcare LLC. We acquired from our manager our initial portfolio of 15 mortgage loans secured by healthcare facilities in exchange for a portion of the cash proceeds from our initial public offering and common stock. Our operating strategy originally involved acquiring additional mortgage assets on a leveraged basis through the use of short-term borrowing facilities such as warehouse lines of credit and longer-term funding through securitization structures such as collateralized debt obligations or commercial mortgage-backed securities.

In late 2007, due to severe dislocations in the credit markets, including the effective closure of the securitized financing markets, we shifted our operating strategy to place greater emphasis on acquiring high quality healthcare-related real estate investments and away from mortgage assets. Around this time period, our board instructed our management to begin a dialogue with CIT Healthcare regarding the fee structure under the management agreement with a view to possibly amending such fee structure in such a way that was more appropriate for an equity REIT, as opposed to a mortgage REIT.

At the February 12, 2008 meeting of our board of directors, our management discussed the possibility of exploring certain strategic alternatives, including a sale of the company for cash, pursuing a merger of equals with another public healthcare REIT or a reverse merger with a private healthcare REIT. Following a discussion of the strategic alternatives, our board asked our management to prepare additional information with respect to each alternative and report back to the board at a future meeting.

In March 2008, Mr. Besecker, our then vice chairman of the board, announced that he would be resigning his position as president of our manager, CIT Healthcare, effective May 1, 2008.

At a board meeting held on April 4, 2008, Mr. Besecker reported that two of the company’s then largest stockholders had contacted management to voice their opinion that the board should consider seeking a sale of the company. The board again discussed the strategic direction of the company, including continuing to pursue the then current operating strategy of seeking high quality healthcare-related real estate equity investments, seeking additional equity financing from the capital markets to grow the company, or pursuing a possible sale, merger or joint venture. In connection with a possible sale, merger or joint venture, the board discussed possible strategic partners and financial considerations. The board also discussed with management the qualifications and experience of various investment banking firms with whom management had engaged in exploratory discussions.

At a board meeting held on April 15, 2008, Mr. Besecker reported on discussions that he had engaged in with various potential financial advisors and potential financing sources regarding our prospects and opportunities for future growth, our current operating strategy, the possibility of seeking additional equity financing from the capital markets to grow our portfolio, pursuing a possible sale, merger or joint venture, or some combination of the foregoing. At the invitation of our board, representatives from Credit Suisse discussed their credentials to act as the company’s financial advisor in connection with the company’s consideration of strategic alternatives. Following an executive session during which the board discussed Credit Suisse’s qualifications and experience, the board determined that it should remain open to all available options and strategic alternatives, including continuing to pursue the then current operating strategy, and authorized management to negotiate an engagement letter with Credit Suisse to act as the company’s exclusive financial advisor in connection with the board’s exploration and review of the company’s strategic alternatives. At this meeting, the board also received a presentation from the company’s external legal counsel, McDermott Will & Emery LLP (“McDermott”), on the duties of directors in connection with the exploration of strategic alternatives. McDermott reviewed the board members’ general fiduciary duties of care and loyalty, the specific application of such duties in the context of exploring strategic alternatives, including a possible sale of the company, and the unique issues presented by our externally managed structure.

At the same meeting, the board appointed Mr. Walter J. Owens, then president of CIT Corporate Finance, to the board of directors.

At a board meeting held on May 12, 2008, our board, with the assistance of Credit Suisse, reviewed our current operating strategy and acquisition and liquidity prospects, as well as the possibility of a follow-on equity offering at the end of 2008. As a result of such discussion, our board believed that the success of such an offering would depend in part on our ability to execute on our strategy of acquiring equity interests in attractive healthcare-related properties. Our board, with the assistance of Credit Suisse, also reviewed various strategic alternatives that might be available to the company, including the possible sale of our company, and discussed a number of potential partners that might be interested in a strategic transaction with us, if the company chose to pursue such an alternative and the process and timeline involved in a formal sale process.

At that same meeting, Mr. Kellman, our then chief executive officer, reported that discussions were ongoing with representatives from CIT Healthcare regarding a possible change in the management fee structure in light of our transition away from a mortgage REIT to an equity REIT.

On May 19, 2008, GoldenTree Asset Management L.P. (“GoldenTree”), one of our then largest stockholders, sent a letter to our board of directors to express its concern regarding our strategic direction and the costs associated with our annual management fee payable to CIT Healthcare. GoldenTree encouraged us to promptly engage an investment banking firm to seek a sale of our company. GoldenTree filed a Schedule 13D with the Securities and Exchange Commission and attached its letter to our board to the Schedule 13D filing.

On May 21, 2008, our board met to discuss the letter received from GoldenTree and to receive an update on the status of CIT Healthcare’s consideration of our request to modify the economic terms of the management agreement.

On May 27, 2008, we executed an engagement letter with Credit Suisse to act as our exclusive financial advisor in connection with our exploration of strategic alternatives.

Prior to a meeting of the board of directors held in New York City on June 3, 2008, our board of directors, management and representatives of Credit Suisse met with representatives of Cambridge Holdings, our partner and operator of the portfolio of medical office buildings in Texas and Louisiana in which we acquired an 85% interest in December 2007, about a possible business combination between Cambridge Holdings and our company. The parties discussed the ways in which such a transaction might be structured and the potential advantages of such a transaction, but no specific terms were discussed.

At the June 3, 2008 board meeting, representatives from Credit Suisse provided the board with an update on discussions with parties who had contacted the company regarding a potential strategic transaction and were referred to Credit Suisse for follow-up. The board also received an update from management on efforts to secure additional sources of liquidity through amendments to the company’s warehouse facility, prepayments of one or more mortgage loans and sales of mortgage loans, as well as potential equity investment opportunities that management was pursuing. While the board authorized management to continue to pursue attractive equity investment opportunities, the board emphasized that it was in the process of evaluating all available options to enhance stockholder value and that any such investment opportunities needed to be evaluated in the context of the larger analysis of the company’s strategic direction.

On June 16, 2008, we received a business combination proposal from Party A, a private healthcare investment and development company. The proposal contemplated a reverse acquisition wherein we would acquire Party A in a stock-for-stock exchange which would result in our stockholders holding approximately 44% of the equity in the combined company, which would remain as a public vehicle.

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The proposal further contemplated raising additional funds via the debt and public equity markets with proceeds to be used to acquire pipeline assets of Party A and the company.

On June 27, 2008, we received a preliminary proposal from Cambridge Holdings for a business combination between Cambridge Holdings and the company resulting in an internally managed, predominantly equity-focused healthcare REIT in which the company would be the surviving entity. Pursuant to the terms of the proposal, Cambridge Holdings would contribute its (i) healthcare real estate platform that includes its management and operations, (ii) its 15% stake in the real-estate portfolio between Cambridge and the company that owns nine medical office buildings, (iii) the six medical office building option properties and (iv) its development pipeline. In exchange for Cambridge Holdings’ contributed assets, Cambridge Holdings would receive a combination of common shares and operating partnership units that would give it an approximately 45% equity ownership stake in the pro forma combined company. The proposal indicated that in order to proceed, Cambridge Holdings would require exclusivity and a breakup fee. Both the exclusivity period and the breakup fee were unspecified.

At a board meeting held on July 8, 2008, the board discussed the terms of the proposed business combination with Cambridge Holdings and instructed Credit Suisse and management to engage in discussions with Cambridge and its advisors to clarify certain aspects of the proposal and report back to the board at its August board meeting.

On July 14, 2008, the board formed a special Committee of Mr. Bisbee, Mr. Gorman and Ms. Robards, each of whom was and is considered an independent director under the rules of the NYSE and the company’s own independence definition. The special committee was authorized and empowered to (i) pursue, review, evaluate, consider and negotiate with representatives of the manager the terms of any amendments to the management agreement, (ii) pursue, review, evaluate, consider and negotiate with Cambridge Holdings the terms of its business combination proposal and make recommendations to the board with respect to such proposal and (iii) pursue, review, evaluate, consider and negotiate with any other potentially interested parties the terms of any alternative strategic transaction with the company and make a recommendation to the board with respect to such alternative strategic transactions.

On July 15, 2008, at the direction of the special committee, representatives of Credit Suisse and members of management met with representatives of Cambridge Holdings and its financial advisors at Cambridge Holdings’ offices to discuss selected Cambridge Holdings financial information as well as a tour of certain of Cambridge Holdings’ properties which are contained within the company’s real-estate portfolio with Cambridge Holdings.

At a board meeting held on August 11, 2008, the board discussed the terms of Party A’s proposal and determined that the terms of the proposal were not sufficiently attractive to warrant considering it outside of a formal sale process. Also at the meeting our board, with the assistance of Credit Suisse, reviewed and discussed the nature and terms of the proposal previously received from Cambridge Holdings. The board reviewed a presentation developed by Credit Suisse which discussed Cambridge Holdings’ portfolio and pipeline of investments, a preliminary financial summary of Cambridge Holdings’ operations, a preliminary relative valuation of the two businesses on a self-funding basis, a preliminary hypothetical future stock price analysis based upon various assumptions, a preliminary discounted cash flow analysis based on various assumptions and a preliminary relative contribution analysis. Based on Credit Suisse’s due diligence, it was determined that Cambridge Holdings had improperly valued its management company and that Care would be relinquishing majority control for partial ownership in assets which did not have sufficient value. The board also discussed the fact that the consideration which Care’s stockholders would be receiving was non-cash and would provide no liquidity to the stockholders, as well as the substantial execution risks involved in such a transaction. The special committee and the board questioned whether a business combination with Cambridge Holdings on the terms proposed was in the best interests of the company’s stockholders given the relative valuation, dilution and governance issues presented by the proposal. The special committee

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and the board authorized management and Credit Suisse to continue discussions with Cambridge Holdings with a view to addressing the special committee’s and the board’s concerns.

At its August 11, 2008 board meeting, the board also discussed negotiations with CIT Healthcare regarding a proposed reduction in its annual base management fee and removal of the incentive fee provisions from the management agreement.

Subsequent to the August 11, 2008 board meeting, representatives of Credit Suisse met on several occasions with Cambridge Holdings’ financial advisors to discuss the Cambridge Holdings proposal.

On August 12, 2008, the special committee recommended and our board of directors approved an amendment to our management agreement with CIT Healthcare wherein CIT Healthcare agreed to reduce the monthly base management fee payable by us from an amount equal to 1/12 of 1.75% of our stockholders’ equity to an amount equal to 1/12 of 0.875% of our stockholders’ equity and to eliminate the incentive fee, in exchange for our agreement to pay CIT Healthcare a minimum termination fee of $15.4 million in the event we elect not to renew the management agreement or terminate the management agreement other than for cause. In connection with, and as additional consideration for, the amendment to the management agreement, we granted CIT Healthcare warrants to purchase 435,000 shares of our common stock at $17.00 per share, which warrants were immediately exercisable and expire on September 30, 2018.

In addition, in order to provide additional liquidity options for the company, on August 12, 2008, the special committee recommended and our board of directors approved a mortgage purchase agreement with CIT Healthcare which provided us with the right, but not the obligation, to cause CIT Healthcare to purchase one or more of our senior mortgage loan assets at their fair market value, as determined by a third party appraiser, as long as such fair market value did not exceed 105% of the outstanding principal balance of the loan proposed to be sold and subject to a maximum aggregate sales price of $125 million.

On September 24, 2008, members of management, with the assistance of representatives of Credit Suisse, met with a representative of Party B, a publicly traded healthcare REIT, regarding a potential business combination between our company and Party B. The parties discussed the ways in which such a transaction might be structured and the potential advantages of such a transaction, but no specific terms were discussed.

On October 3, 2008, Mr. Owens resigned from our board of directors, coincident with his resignation as president of CIT Corporate Finance.

In early October 2008, Mr. Kellman, our then chief executive officer, and Mr. Warden, the president and co-head of CIT Healthcare LLC, met with representatives of Party C, a private healthcare REIT, regarding the possibility of a business combination between our company and Party C. The parties discussed the ways in which such a transaction might be structured and the potential advantages of such a transaction, but no specific terms were discussed.

On October 7, 2008, the special committee met to discuss the preliminary proposals from Cambridge Holdings as well as to receive an update on discussions with Party B and Party C. After the discussion, the special committee authorized management and Credit Suisse to continue discussions with Cambridge Holdings, Party B and Party C regarding their respective proposals.

At a meeting held on October 15, 2008, representatives from Credit Suisse updated the special committee on the status of discussions with Cambridge Holdings and Party B. The special committee authorized management and Credit Suisse to continue discussions with Cambridge Holdings, Party B and Party C regarding their respective proposals. The special committee also authorized a stock repurchase program to permit the company to repurchase, from time to time, up to two million shares of our common stock in the open market, through a broker or through privately negotiated transactions, subject to market conditions and applicable legal requirements. At that same meeting, the special committee instructed Credit Suisse to prepare a formal sale process to actively solicit proposals

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from third parties regarding a potential strategic transaction with the company and report back to the special committee on the outlines of such a process.

On October 20, 2008, the board appointed Mr. Warden to our board of directors to fill the vacancy created by the resignation of Mr. Owens.

On October 22, 2008, the board appointed Mr. Besecker to the special committee. In appointing Mr. Besecker to the special committee, the board acknowledged Mr. Besecker’s qualifications and his lack of disqualifying relationships or interests with or in CIT Group, Cambridge Holdings, or any other party potentially interested in a strategic transaction with the company.

At a meeting held on November 5, 2008, representatives from Credit Suisse informed the special committee that discussions with Cambridge Holdings had reached an impasse due to Cambridge’s insistence on valuation terms and governance provisions unacceptable to the company. The members of the special committee, with the assistance of Credit Suisse, then discussed the formal sale process. The special committee, with the assistance of Credit Suisse, discussed how a sale process would be conducted and a possible timetable for the process that included the preparation and distribution of a confidential information memorandum to parties identified by the special committee and management in consultation with Credit Suisse as the most likely parties to be interested in a strategic transaction. They also discussed providing access to a data room and other due diligence information to interested parties who entered into an appropriate confidentiality agreement and the solicitation of specific proposals from any such interested parties within timeframes to be established by the special committee in consultation with Credit Suisse.

In November 2008, Mr. Kellman, our then chief executive officer, and representatives of Credit Suisse met with representatives of Party D, a publicly traded commercial lender, to discuss the possibility of a strategic combination between the company and Party D’s healthcare net lease business segment. General terms of a transaction were discussed, but no specific proposals were made at that meeting. Party D was informed that the company was considering launching a formal sale process to solicit proposals regarding a strategic transaction and that our company would prefer for Party D to participate in that process. Party D indicated that it was not interested in participating in a process at that time.

On November 17, 2008, we received a preliminary proposal from Party B regarding a possible business combination between the company and Party B. Pursuant to the terms of the proposal, the company’s stockholders would receive 0.35 shares of Party B’s common stock as consideration for every share of the company’s common stock that they owned. Party B would be the surviving entity. Party B required 20 days of exclusivity, completion of business, financial, legal and accounting diligence, execution of customary definitive agreements, receipt of Hart-Scott-Rodino clearance and customary and necessary approvals from the parties’ respective board of directors and stockholders.

During the second half of November 2008, the stock prices of many REITs dropped due to a revaluation of REIT equities resulting from difficult market conditions.

On November 18, 2008, pursuant to the mortgage purchase agreement, we sold one mortgage loan to CIT Healthcare for proceeds of approximately $22.4 million.

On November 20, 2008, Party B withdrew its proposal citing that it would like to reevaluate its alternatives given the performance of its stock and the performance of healthcare REIT stocks in general.

On November 25, 2008, we repurchased one million shares of common stock from GoldenTree at $8.33 per share.

On December 4, 2008, representatives of management and Credit Suisse met with representatives of Cambridge Holdings and its legal and financial advisors at Cambridge Holdings’ offices to further discuss the Cambridge Holdings proposal.

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During December 2008, the special committee, in consultation with management and Credit Suisse, reviewed, discussed and revised a list of potential parties to contact regarding a potential strategic transaction. On December 18, 2008, at the direction of the special committee, Credit Suisse started contacting potentially interested parties, approved by the special committee and the board, and informed each potentially interested party of the need to execute a confidentiality agreement in order to receive a copy of the company’s confidential information memorandum. Potentially interested parties were informed that, pursuant to the process approved by the special committee and the board, the company expected to receive non-binding indications of interest by January 29, 2009.

In early January 2009, Mr. Kellman, our then chief executive officer, informed Mr. Gorman, our then chairman of the board, that he would like to explore the possibility of participating in a bid for the company and having a role in the management of the company in the event the potential bidder’s bid was successful and a transaction was consummated. Mr. Gorman, responded that he would consult with the special committee and the company’s advisors and respond.

Consistent with the rules established by the board, Cambridge Holdings was informed that in order to be part of the strategic process, it needed to execute a confidentiality agreement to gain access to certain non-public information about the company. Cambridge Holdings refused to execute the form of agreement executed by the other bidders. On January 9, 2009, Cambridge Holdings submitted an unsolicited non-binding proposal to the company’s board. The proposal indicated a stated value of approximately $9.50 per Care share and consisted of the following components: (a) approximately $5.00 per share in cash from the sale of the company’s existing mortgage investments through the exercise of its existing put right with CIT Healthcare; (b) approximately $3.50 per share in cash from the sale of the company’s non-medical office building equity investments and any mortgage investments not sold pursuant to the put with CIT Healthcare; and (c) approximately $1.00 per share, of which 80% would be paid in cash and 20% would be reflective of the value Cambridge Holdings attributed to the stake that our then existing stockholders would hold in the combined entity. Care would be the surviving entity, however, the proposal indicated that Cambridge Holdings and its affiliates would own approximately 80% of the surviving entity. The proposal indicated that it was not subject to financing and required the termination of CIT Healthcare as the external manager with a Cambridge Holdings affiliate appointed as the new external manager. Any costs associated with termination of the management agreement would be the responsibility of the company. Additionally, Cambridge Holdings required 30 to 45 days of exclusivity.

On January 14, 2009, the special committee met to discuss the status of the sale process. At this meeting, the special committee discussed the possibility that Mr. Kellman, our then chief executive officer, might participate in a potential bid for the company. The special committee agreed that Mr. Kellman should be permitted to participate in a third party bid subject to certain procedures being put in place to avoid any conflicts of interest and safeguard the special committee’s process of exploring strategic alternatives that would result in the highest and best return for our stockholders. The company and CIT Healthcare prepared a letter for Mr. Kellman, dated as of January 20, 2009, acknowledging these procedures and his duty to maintain the confidentiality of any and all information regarding the company and the special committee’s exploration of strategic alternatives, which Mr. Kellman executed and returned to the special committee.

On February 2, 2009, the special committee and its advisors met to review the results of the strategic process. Credit Suisse informed the special committee that pursuant to the special committee’s instructions it had contacted ten potentially interested parties, received signed confidentiality agreements from five of such parties and provided to those five parties a confidential information memorandum regarding the company. In addition, Credit Suisse was contacted by Tiptree. After discussing and receiving approval from the special committee to proceed with discussions with Tiptree, a confidentiality agreement was signed and access to the confidential information memorandum was granted to Tiptree. Credit Suisse informed the special committee that only two of the five parties who had signed confidentiality agreements had submitted non-binding indications of interest. The special

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committee, with the assistance of Credit Suisse and the company’s legal advisors, reviewed the terms of the two non-binding indications of interest received.

The first proposal, received on January 30, 2009, was a non-binding indication of interest from Party E, a privately held diversified real estate investment trust. Its proposal contemplated a stock acquisition of Care at $10.00 per share in cash that was not subject to a financing condition. Party E’s non-binding indication of interest assumed that, prior to completion of the transaction, Care would have sold all of its mortgage loans to CIT Healthcare through the mortgage purchase agreement and/or through portfolio sales to third parties. Party E’s proposal also assumed that the management agreement with CIT Healthcare would be terminated prior to closing, but did not specify what impact the payment of the termination fee to CIT Healthcare would have on the price per share it was offering.

The second proposal was a non-binding indication of interest from Party D received on January 29, 2009. Party D’s proposal outlined the terms of a multi-step transaction wherein we would (i) sell a portion of our mortgage loan assets to Party D for a purchase price not to exceed approximately $81 million, (ii) sell the remainder of our mortgage loan assets to CIT Healthcare pursuant to the mortgage purchase agreement, capped at approximately $90 million and (iii) acquire Party D’s healthcare net lease business in a “reverse acquisition” transaction for consideration consisting of (a) the issuance of approximately 30 million shares of our common stock valued at approximately $245 million based on our stock price at that time, (b) the assumption by us of existing debt of approximately $355 million, (c) the issuance of a promissory note in an amount of $110 million that would mature upon receipt of HUD financing with respect to certain of Party D’s properties and (d) $170 million in cash. The proposal contemplated that our management agreement with CIT Healthcare would be terminated prior to the closing of the reverse acquisition transaction, but did not indicate the impact the termination fee would have on the terms of its proposal. The proposal was not subject to a financing condition, but was conditioned on Party D’s completion of due diligence. After the review of the two proposals, the special committee instructed management and Credit Suisse to continue discussions with both Party D and Party E with a view to soliciting improvements to their respective proposals.

On February 3, 2009, pursuant to the mortgage purchase agreement, we sold one mortgage loan to CIT Healthcare for proceeds of approximately $22.5 million.

On March 2, 2009, we received an unsolicited non-binding preliminary proposal from Tiptree regarding a tender offer for 51% of our outstanding common stock at an unspecified price per share. The proposal contemplated that the management agreement with CIT Healthcare would be terminated and Tiptree would enter into an external management or advisory agreement with the company. The proposal did not specify what impact the payment of the termination fee to CIT Healthcare would have on the price per share Tiptree was offering. Tiptree had previously communicated its interest in only acquiring shares from CIT Healthcare and one or two other stockholders in order to acquire control of the company and was informed that the board was not willing to consider that type of transaction. As such, Tiptree had declined to provide a solicited preliminary indication of interest by the January 29 deadline.

On March 6, 2009, the special committee met to discuss the status of the sale process. At this meeting, the special committee also reviewed an analysis prepared by management of the estimated values of the company’s assets, and the special committee began considering an orderly liquidation of the company’s assets as a possible strategic alternative in the event that the company was not able to successfully conclude a sale of the company.

On March 9, 2009, Party E informed us that it was no longer interested in pursuing a strategic transaction with us due to, among other reasons, the complexities of our real-estate portfolio structures, and dropped out of the process.

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On March 13, 2009, we received a new unsolicited non-binding preliminary proposal (the “Potential Cambridge Tender Offer”) from Cambridge Holdings regarding a potential tender offer by Cambridge Holdings for 51% of our outstanding common stock at $6.00 per share. Cambridge Holdings communicated that its tender offer would not be subject to financing. While the tender offer would be conditioned on our terminating our management agreement with CIT Healthcare, the proposal did not address the impact of the termination fee on the proposed tender offer price, and did not provide any evidence of Cambridge Holdings’ ability to finance such a tender offer. Cambridge Holdings had not executed a confidentiality agreement with us and thus did not have access to our online data room prior to submitting its proposal.

On March 13, 2009, the special committee and its advisors met to discuss the potential transaction with Party D and the Potential Cambridge Tender Offer. The special committee instructed Credit Suisse to continue to seek improvements to Party D’s proposal, to assist the company in reviewing financial and other information with respect to Party D’s proposal and to request that Party D submit a definitive bid by March 27, 2009. With respect to the Potential Cambridge Tender Offer, the special committee noted that the proposal did not indicate what impact the payment of the CIT termination fee would have on the proposed tender offer price, and the special committee instructed management and Credit Suisse to follow-up with Cambridge Holdings to clarify the terms of its proposal as well as to obtain additional information from Cambridge Holdings regarding its ability to finance such a tender offer.

On March 20, 2009, we received an unsolicited non-binding preliminary proposal from Party F, a private equity firm, for a stock acquisition of Care at between $5.43 and $6.52 per share. The proposal did not address the CIT Healthcare management agreement. Party F had not executed a confidentiality agreement with us and thus did not have access to our online data room prior to submitting its proposal.

On March 27, 2009, we received a revised non-binding expression of interest from Party D that (i) decreased the number of mortgage loan assets that Party D was willing to purchase from us to certain specified loans with an aggregate purchase price of no more than approximately $76 million, (ii) decreased the number of mortgage loan assets that Party D would require us to sell to CIT Healthcare pursuant to our mortgage purchase agreement to certain specified loans with an aggregate purchase price capped at approximately $62 million, (iii) decreased the amount of cash consideration payable to Party D in the proposed “reverse acquisition” transaction to approximately $39 million, (iv) increased the amount of debt assumed by us in the “reverse acquisition” transaction to approximately $413 million, (v) increased the amount of the promissory note that we would issue in the “reverse acquisition” transaction to approximately $125 million and (vi) increased the amount of common stock that we would issue to Party D in the “reverse acquisition” transaction to an amount that would result in Party D owning approximately 88% of our common stock post-closing. The revised proposal also contemplated our existing stockholders would receive a cash dividend of $5.00 per share in connection with the transaction. Party D’s revised proposal also required that our management agreement with CIT Healthcare be terminated prior to closing. The revised proposal was not subject to a financing condition, but was conditioned on Party D’s completion of due diligence.

On April 1, 2009, the special committee and its advisors met to review the results of the sale process and to consider the status of the proposals received by the company. The special committee was advised that from the date Credit Suisse had started contacting potentially interested parties, the company had received seven unsolicited inquiries. They further summarized that, of the combined seventeen solicited and unsolicited inquiries, six parties had signed a confidentiality agreement and received access to the online data room. They further noted that two of the solicited parties, Party D and Party E, provided preliminary non-binding proposals, but that Party D was the only solicited bidder that had submitted a second round proposal. Finally, they noted that three unsolicited non-binding indicative proposals had been received, although two of the unsolicited proposals contemplated tender offers for less than all of the company’s outstanding stock and not an acquisition of the entire company.

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The special committee discussed Party D’s proposal at length, including the terms of the proposal, the transaction mechanics, the sources and uses of capital and the pro forma capitalization and ownership of the company post-closing. Management reported to the special committee on the preliminary results of their due diligence of Party D and its healthcare net lease portfolio, including portfolio mix, concentration, gross asset value, lease and debt maturities, coverages and yields, occupancy statistics and other operating characteristics. The special committee, with the assistance of Credit Suisse, also discussed certain pro forma financial consequences of the proposed Party D transactions. At that time, the consensus of the special committee members was that Party D’s proposal was not sufficiently attractive to the company’s stockholders, and the special committee instructed management and Credit Suisse to communicate to Party D that it should attempt to improve its bid and respond by no later than April 27, 2009.

The special committee then considered other available options for the company, including further exploring the Cambridge Tender Offer, the tender offer proposal from Tiptree and the stock acquisition proposal from Party F. The special committee also considered other alternatives such as the sale of all of our mortgage loan assets followed by cash dividends to our stockholders or a full liquidation of our company. The special committee instructed McDermott to prepare a memorandum that compared the legal considerations applicable to the proposed transaction with Party D to an orderly liquidation of our company.

On April 16, 2009, our special committee met to discuss the status of various strategic alternatives being explored, including the status of negotiations with Party D, and the attractiveness of the terms of the most recent proposal from Party D relative to other strategic options available to the company such as (i) terminating the management agreement with CIT Healthcare, internalizing management and operating the company on a standalone basis while continuing the transition to an equity REIT by selling off its mortgage loan assets and redeploying the proceeds therefrom in attractive healthcare-related equity investments, or (ii) liquidating the company. Mr. McDugall, the company’s then chief investment officer, provided an overview for the special committee of the possible approaches that could be taken to liquidating the company’s mortgage loan portfolio to maximize the proceeds therefrom, including soliciting early pre-payments from borrowers, portfolio sales to third parties or selling the mortgage loans to CIT Healthcare pursuant to the mortgage purchase agreement.

On April 17, 2009, we received a new non-binding preliminary proposal from Tiptree regarding a potential cash merger of a subsidiary of Tiptree with and into us, with our stockholders receiving an indicated value of approximately $7.36 per share and continuing to hold, on a pro-forma basis, approximately 15-20% of the post-closing combined company. Tiptree indicated that it placed a value of $0.64 on each post-closing share of common stock (the “Tiptree Merger Proposal”). Tiptree had previously proposed a tender offer for 51% of our outstanding common stock. The preliminary Tiptree Merger Proposal was subject to our terminating our management agreement with CIT Healthcare at closing, CIT Healthcare waiving its termination fee and the new company entering into a new advisory agreement with Tiptree’s affiliate, Tricadia Capital. In addition, the Tiptree Merger Proposal was subject to Tiptree obtaining $40 — $70 million in financing. The Tiptree Merger Proposal also contemplated that Mr. Kellman, our then chief executive officer, would remain on the management team of the combined company. In order to move forward, Tiptree requested a 75-day exclusivity period with liquidated damages for breach of such exclusivity arrangement in the amount of $500,000.

On April 20, 2009, the special committee and its advisors met to discuss the Tiptree Merger Proposal. The special committee, with the assistance of our management (excluding our then chief executive officer Mr. Kellman, who the special committee understood was participating with Tiptree in its bid) and representatives from Credit Suisse discussed the terms of the proposal and considered, among other things, the potential adverse impact of the transaction on our pro forma leverage and public float, the lack of clarity with respect to the treatment of the termination fee to CIT Healthcare, the lack of clarity regarding Tiptree’s valuation of the stub equity resulting from the transaction, the need for new financing and the need to conduct due diligence on Tiptree. The special committee

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instructed management and Credit Suisse to follow up with Tiptree to obtain additional information about Tiptree and the Tiptree Merger Proposal.

On April 27, 2009, we received an unsolicited non-binding preliminary proposal from Party G, a family owned holding company with investments in the real estate and financial services sectors, to acquire our outstanding common stock for a price in cash stated to be “in excess of $8 per share.” The proposal was conditioned on the completion of due diligence by Party G, Party G entering into employment agreements with certain key managers of our company, including our then chief executive officer, Mr. Kellman, and an unspecified exclusivity period.

On April 30, 2009, we received an updated non-binding preliminary proposal from Tiptree which increased the per share cash consideration to our stockholders to approximately $8.00 per share, but was further conditioned on Tiptree obtaining financing and CIT Healthcare agreeing to accept its termination fee in the form of a promissory note. The revised proposal was also subject to Tiptree completing due diligence on the company and its assets. The updated preliminary proposal from Tiptree continued to insist on a 75-day exclusivity period, with liquidated damages for breach of such exclusivity arrangement in the amount of $500,000, in order to move forward.

On April 30, 2009, we also received a revised non-binding expression of interest from Party D that (i) increased the number of mortgage loans that Party D was willing to purchase from us to certain specified mortgage loans with an aggregate purchase of no more than $98 million, (ii) decreased the number of mortgage loans that Party D would require us to sell to CIT Healthcare pursuant to the mortgage purchase agreement to certain specified mortgage loans with an aggregate purchase price not to exceed approximately $13 million, (iii) decreased the amount of cash consideration payable to Party D in the “reverse acquisition” transaction to $10 million and (iv) decreased the amount of common stock that we would issue to Party D in the “reverse acquisition” transaction to an amount equal to approximately 85% of the company post-closing, which had the effect of increasing the amount of stub equity our stockholders would hold in the company post-closing. Party D’s revised proposal continued to contemplate that we would declare a cash dividend to our stockholders in connection with the transaction in an aggregate amount equal to our outstanding cash balance immediately prior to closing of the transaction after taking into account the $10.0 million cash payment due to Party D upon closing of the transaction and the prior payment and satisfaction of all of our transaction expenses, including the termination fee due to CIT Healthcare. The revised proposal from Party D remained conditioned on Party D completing its due diligence on the company and its assets.

During April 2009, at the special committee’s instruction, Credit Suisse contacted Party F communicating that Party F’s proposal would need to be improved upon. Party F did not indicate a willingness to continue in the process.

On May 1, 2009, the special committee and its advisors met to discuss the revised proposal received from Party D, the Party E Merger Proposal and the proposal from Party G. Mr. Kellman, our then chief executive officer was not present at this meeting. The special committee, with the assistance of Credit Suisse, reviewed the Tiptree Merger Proposal and the Party G proposal and, following discussion of the proposals, determined that the proposed terms of the Tiptree Merger Proposal and the Party G proposal were not sufficiently certain or potentially attractive, both generally and in relation to the Party D proposal, to warrant entering into an exclusivity arrangement with either party. Ultimately, the Tiptree Merger Proposal, in which Mr. Kellman indicated an interest in participating with Tiptree, was rejected by the special committee. Mr. Kellman and Tiptree never reached any agreement to participate together in a transaction involving the company. However, the Special Committee instructed management and Credit Suisse to attempt to continue discussions with both Tiptree and Party G on a non-exclusive basis if such parties were willing to do so.

With respect to the revised Party D proposal, the special committee discussed at length the revised terms, the relative value of the proposal vis-a-vis other proposals received during the sale process and the risks of non-consummation associated with the proposed Party D transaction, both generally and in relation to the other proposals received. After discussion, the special committee instructed management

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to work with Party D to prepare a mutually acceptable non-binding term sheet outlining the material terms of their proposal prior to reaching any conclusion on Party D’s request for a 30-day exclusivity period.

On May 7, 2009, the special committee recommended and the board approved the entry into a non-binding term sheet with Party D that reflected the terms of Party D’s April 27, 2009 revised proposal (the “Party D Term Sheet”). At the same meeting, the special committee recommended and the board approved the execution of an exclusivity agreement with Party D that required us to negotiate exclusively with Party D until June 7, 2009. During this period, both parties continued due diligence of each other’s assets.

Pursuant to the terms of our agreement with Cambridge Holdings, we provided notice to Cambridge Holdings on May 7, 2009 that we had entered into a term sheet with Party D for a transaction that would result in a change in control of Care. Pursuant to the terms of a put agreement entered into in connection with our investment in the Cambridge portfolio, such notice provided Cambridge Holdings a contractual right to “put” its interests in the portfolio to us at a price equal to the then fair market value of such interests, as mutually agreed by the parties, or, lacking such mutual agreement, at a price determined through qualified third party appraisals.

On May 12, 2009, Cambridge Holdings filed suit in a state court in Texas requesting a declaratory judgment that the agreements relating to our investment in the Cambridge portfolio required us to obtain the consent of Cambridge Holdings prior to entering into a transaction with Party D, or prior to entering into any transaction that would involve any direct or indirect change in the ownership of our investment in the Cambridge portfolio. Cambridge Holdings withdrew its lawsuit without prejudice on May 19, 2009 after receiving a letter from our counsel explaining that the Cambridge portfolio agreements do not provide Cambridge Holdings with a right to approve any sale of control of Care. Despite withdrawal of its lawsuit, Cambridge Holdings has continued to insist that the Cambridge portfolio agreements provide it with a right to approve any attempted sale by us of Care or of our subsidiary that holds our Cambridge portfolio interest.

Cambridge Holdings did not exercise its right to put its 15% interest to us in connection with our entry into the Party D Term Sheet. Instead, it took the position in a letter to us dated May 26, 2009 that our put notice with respect to the Party D Term Sheet was null, void and of no force and effect because the transaction with Party D could not be consummated without the approval of Cambridge Holdings.

On June 9, 2009, the special committee and its advisors met to discuss the status of negotiations with Party D and the objections to the Party D transaction raised by Cambridge Holdings. Management and representatives from Credit Suisse updated the special committee on the status of negotiations and diligence being performed with Party D. In light of the progress made to date, the special committee authorized management to extend the exclusivity period with Party D through June 30, 2009.

At the June 9, 2009 meeting, Mr. Gorman, our then chairman of the board, and Mr. Kellman, our then chief executive officer, reported that they had preliminary conversations with a representative of Cambridge Holdings, the chairman of the board and chief executive officer of Cambridge Holdings, regarding the possibility of us either purchasing Cambridge’s 15% interest in the Cambridge portfolio or selling to Cambridge Holdings our 85% interest in the Cambridge portfolio, prior to or in connection with the Party D transaction. They reported that the representative of Cambridge Holdings responded that he was not willing to sell his interest, but he might be willing to purchase our 85% interest in the portfolio. On a preliminary basis, the representative of Cambridge Holdings indicated a willingness to purchase our 85% interest in the Cambridge portfolio for $20.0 million, consisting of $5.0 million in cash and a $15 million personal promissory note, the terms of which were not specified. After discussion of the preliminary terms proposed by Cambridge Holdings, the special committee instructed management to continue discussions with Cambridge Holdings with a view to improving the

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terms of a proposed sale of our 85% interest in the Cambridge portfolio in connection with the closing of a strategic transaction with Party D.

On June 30, 2009, the special committee authorized management to extend the exclusivity period with Party D through July 14, 2009 to allow for further negotiations with a view to improving the proposed terms of the transaction.

On July 15, 2009, the special committee, with the assistance of our management and its advisors, met to discuss and review the proposed transaction with Party D and the progress of negotiations with Cambridge Holdings to sell to Cambridge Holdings our 85% interest in the Cambridge portfolio in connection with the closing of a strategic transaction with Party D. The special committee, management and its advisors also reviewed and discussed the process, risks, timing and estimated costs of a strategic transaction with Party D compared to the process, costs, risks, timing and estimated costs associated with an orderly liquidation of the company. At the meeting, the special committee authorized management to extend the exclusivity agreement with Party D through August 15, 2009 to allow for further negotiations with a view to improving the proposed terms of the transaction. Also at this meeting, the special committee authorized management to pursue the sale of the company’s mortgage loan assets, through the exercise of the mortgage purchase agreement with CIT Healthcare, the marketing of the loans to unaffiliated third party buyers and/or through the sale of loans to Party D pursuant to the Party D Term Sheet. The special committee acknowledged that such a monetization strategy was appropriate given market conditions at that time and the possible use of the proceeds from such sales to increase the amount of any cash dividend payable to the company’s stockholders in connection with either a strategic transaction or a decision to liquidate.

Due to press reports that suggested that CIT Group Inc. might be forced to file for bankruptcy protection, on July 17, 2009, the special committee met to review and discuss the potential impact on Care of a potential bankruptcy filing by CIT Group Inc. Among other things, the special committee discussed the potential impact on the management agreement and the mortgage purchase agreement.

On July 24, 2009, the special committee met to discuss the status of negotiations with Party D as well as to discuss other potential strategic alternatives. Management provided to the special committee an analysis of the company’s business plan assuming it terminated its management agreement with CIT Healthcare and continued to operate its business and complete its transition to an equity REIT on a standalone basis (the “Standalone Business Plan”). Management also provided a preliminary projection of the values that could be realized if the company pursued a plan of liquidation. Included in this report was an analysis of the cost savings from delisting the company’s stock, deregistering as a public company and ceasing public company reporting and compliance. The special committee instructed management to continue to explore all strategic alternatives, including negotiations with Party D, but to also continue to actively market for sale the company’s mortgage loan assets.

On August 5, 2009, the special committee met to discuss the status of negotiations with Party D and to review a revised Standalone Business Plan and a revised liquidation analysis. The special committee and its advisors evaluated the various strategic options available to the company, and, after considering the process, timing, costs and risks associated with each of the various options, considered which of the options was likely to result in the highest overall return of value to the stockholders.

On August 10, 2009, we received a non-binding indication of interest from Cambridge Holdings to acquire all of our outstanding common stock at $9.00 per share, less a deduction for the value of the operating partnership units then held by Cambridge Holdings (the “Cambridge Merger Proposal”). The Cambridge Merger Proposal was subject to the condition that our management agreement with CIT Healthcare be terminated without the payment of any termination fee and to the satisfactory completion of due diligence. The proposal also requested a 30-day exclusivity period. At the time, the company was bound to negotiate exclusively with Party D pursuant to an exclusivity agreement.

On August 13, 2009, the special committee met to discuss the status of negotiations with Party D and to review a further revised Standalone Business Plan and a further revised liquidation analysis.

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The special committee and its advisors evaluated the various strategic options available to the company, and, after considering the process, timing, costs and risks associated with each of the various options, further considered which of the options was likely to result in the highest overall return of value to the stockholders.

On August 19, 2009, pursuant to the mortgage purchase agreement, we agreed to sell two mortgage loans to CIT Healthcare for proceeds of approximately $2.3 million.

On August 21, 2009, the Cambridge Merger Proposal expired.

Negotiations with Party D continued throughout July, August and September. In addition, negotiations to sell back to Cambridge Holdings the company’s 85% interest in the Cambridge portfolio continued in earnest, as it became apparent that the reverse acquisition transaction with Party D could only be concluded if and when the dispute with Cambridge Holdings could be resolved.

In July 2009, Party D informed us that it would be willing to complete its acquisition of certain of our mortgage loan assets in advance of, and independent of, reaching agreement on the terms of a reverse acquisition transaction. During July and August 2009, we negotiated the terms of a loan purchase agreement with Party D relating to certain of our mortgage loans and simultaneously continued to market our mortgage loan assets to third parties with a view to optimizing the proceeds from any sales.

On September 15, 2009, we sold to Party D four of our mortgage loan assets for proceeds of approximately $24.8 million. The loan purchase agreement governing the sale also provided for the later sale of an additional mortgage loan asset, subject to satisfaction of certain conditions to closing, and granted us the option to sell to Party D two additional mortgage loan assets, assuming we were able to meet certain closing conditions by no later than September 30, 2009. We did not sell the additional mortgage loan or the two option mortgage loans to Party D, but later (on October 6, 2009 and November 12, 2009, respectively) sold the two option loans to unaffiliated third parties, as discussed further below. We were not able to meet the conditions to closing on the sale of the additional mortgage loan to Party D by September 30, 2009.

We continued to negotiate the terms of the Party D reverse acquisition proposal during September and most of October and continued to extend our exclusivity agreement with Party D to allow such negotiations to continue with a view to improving the terms of the proposed transaction. We also continued to pursue the sale of our remaining mortgage loan assets, either to CIT Healthcare pursuant to our mortgage purchase agreement or to third parties. We also continued to negotiate a sale of our 85% interest in the Cambridge portfolio back to Cambridge Holdings.

On September 16, 2009, pursuant to the mortgage purchase agreement, we agreed to sell to CIT Healthcare our participation interest in a mortgage loan for proceeds of approximately $17.4 million.

On September 18, 2009, Party D sent a letter to the board requesting that we commit to executing a definitive agreement within the next 10 business days.

At a meeting held on September 25, 2009, the special committee and its advisors reviewed and discussed the status of negotiations with Party D, the status of management’s efforts to monetize our mortgage loan portfolio and a further revised liquidation analysis prepared by management. The special committee also reviewed and discussed a further revised Standalone Business Plan. The special committee and its advisors evaluated the various strategic options available to the company, and, after considering and comparing the process, timing, costs and risks associated with each of the various options, further considered which of the options was likely to result in the highest overall return of value to the stockholders. The special committee and its advisors also discussed the issues surrounding CIT Group’s distressed financial situation and possible bankruptcy filing and any impact that such circumstances might have on the various alternatives.

Prior to the expiration of our mortgage purchase agreement with CIT Healthcare on September 30, 2009, we provided notice of our intent to sell three additional loans to CIT Healthcare with an

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aggregate principal balance of approximately $35 million, subject to our ability to meet the terms and conditions of the mortgage purchase agreement.

At a meeting held on October 5, 2009, the special committee and its advisors discussed the status of negotiations with Party D regarding the reverse acquisition transaction and the status of negotiations with Cambridge Holdings regarding its proposed acquisition of our 85% interest in the Cambridge portfolio. The special committee continued its discussion and evaluation of the company’s various options, including continued operation or liquidation. The special committee and its advisors also discussed the issues surrounding CIT Group’s distressed financial situation and possible bankruptcy filing and any impact that such circumstances might have on the various alternatives.

On October 6, 2009, we sold our interest in a mortgage loan to an unaffiliated third party for approximately $8.5 million.

Over a period of several weeks in October, representatives from the company, management and the company’s advisors met in person and telephonically with Party D and its advisors to continue negotiations of contract documents relating to the Party D reverse acquisition proposal. The parties had identified several key issues with respect to which they were in disagreement, including the terms of the promissory note proposed to be issued by us in connection with the transaction and certain other terms such as the nature and extent of certain deal protection and post-closing recourse provisions. In addition, the parties continued to discuss the complexities caused by Cambridge Holdings’ threats to object to the reverse acquisition transaction and its refusal to negotiate an acceptable price for Care’s 85% interest in the Cambridge portfolio.

During the same time period, Mr. Gorman, our then chairman, engaged in a number of conversations with Cambridge Holdings in an attempt to improve the terms of the proposed acquisition by Cambridge Holdings of our 85% interest in the Cambridge portfolio. During the course of such discussions, the representative of Cambridge Holdings indicated on one or more occasions, on an unsolicited basis, that Cambridge Holdings was prepared to purchase all of our outstanding common stock for $60 million, less the value of the operating partnership units then held by Cambridge Holdings. The Cambridge Holdings proposal assumed that we would monetize the remainder of our mortgage loan assets and distribute all of our cash to our stockholders prior to consummation of the transaction.

On October 19, 2009, Mr. Gorman resigned as our chairman of the board due to time constraints resulting from his other business commitments, and the remaining board members appointed Mr. Besecker, our then vice chairman of the board, to the position of chairman of our board of directors.

Our exclusivity agreement with Party D expired on October 23, 2009.

On October 24, 2009, our new chairman of the board of directors, Mr. Besecker, spoke with a representative of Cambridge Holdings to discuss the terms of Cambridge Holdings’ unsolicited oral offer to purchase all of our outstanding common stock for $60 million, less a deduction of $10 million for the value of the operating partnership units then held by Cambridge Holdings.

During the week of October 25, 2009, Party D elected not to further pursue a reverse acquisition transaction with us, based in substantial part on the complications and delays caused by the threatened objections made by Cambridge Holdings and our inability to resolve those objections by selling our 85% interest back to Cambridge Holdings.

On November 1, 2009, CIT Group announced that it filed a prepackaged plan of reorganization for CIT Group, Inc. and CIT Group Funding Company of Delaware LLC under the U.S. Bankruptcy Code. None of CIT Group’s operating subsidiaries, including CIT Healthcare, were included in the filings made November 1, 2009.

On November 5, 2009, our special committee met to discuss Cambridge Holdings’ oral offer to purchase the common stock of the company. The special committee also discussed a possible liquidation of the company and considered a timeline for approval of a plan of liquidation and an outline of

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the process for delisting and deregistering the company’s common stock to decrease compliance costs during a liquidation.

On November 9, 2009, we publicly announced that we were nearing completion of our review of strategic alternatives for the company and that such alternatives included a sale or merger of the entire company and an orderly liquidation of our assets, accompanied by one or more special cash distributions to our stockholders.

On November 11, 2009, we received a revised proposal from Cambridge Holdings that valued 80% — 85% of our outstanding common stock at $60 million, less a deduction of $10 million for the operating partnership units then held by Cambridge, and contemplated the termination of the management agreement with CIT Healthcare. The Cambridge Holdings proposal assumed that we would monetize all but two of our remaining mortgage loan assets and distribute all of our cash to our stockholders prior to consummation of the transaction. The proposal provided for the company to retain its status as a publicly traded REIT and for the company’s existing stockholders to retain a 15% — 20% ongoing ownership interest in the company.

On November 12, 2009, we sold our interests in two mortgage loans to an unaffiliated third party for approximately $22.4 million.

On November 17, 2009, Party D announced that it had reached an agreement to sell its healthcare net lease business to a publicly traded healthcare REIT.

On November 23, 2009, our special committee met to review a preliminary plan of liquidation and compared the values reflected in such plan of liquidation against management’s revised Standalone Business Plan.

On November 25, 2009, we filed a lawsuit against Cambridge Holdings and its affiliates, including its chairman and chief executive officer, seeking declaratory judgments that (i) we have the right, without the approval of Cambridge Holdings, to engage in a business combination transaction involving our company or a sale of our wholly owned subsidiary that serves as the general partner of the partnership that holds the direct investment in the portfolio, (ii) Cambridge Holdings’ contractual right to put its own interests in the Cambridge medical office building portfolio has expired and (iii) the operating partnership units held by Cambridge Holdings do not entitle Cambridge Holdings to receive any special cash distributions made to our stockholders, including any liquidating distributions declared pursuant to our plan of liquidation. We also brought affirmative claims for tortious interference by Cambridge Holdings with our prospective contract with Party D and for breach by Cambridge Holdings of the implied covenant of good faith and fair dealing.

On December 4, 2009, the special committee and its advisors and the board of directors reviewed and considered a draft plan of liquidation prepared by management. In connection therewith, the special committee reviewed and considered management’s estimates of the values of our assets, the confirmatory valuations provided on our three remaining mortgage loan assets and our Bickford and SMC interests received from separate outside valuation experts, our current and contingent liabilities and obligations, the costs associated with liquidation and the estimated general and administrative costs required to operate the company. The special committee and the board of directors also reviewed a draft proxy statement to the company’s stockholders soliciting approval of the plan of liquidation. The special committee and the board also received an update from management and Credit Suisse on parties who had recently expressed an interest in a transaction with the company. Since the company had announced on November 9, 2009, that it was completing its review of strategic alternatives, eleven new potentially interested parties had contacted management or Credit Suisse to express an interest in a range of different transactions involving all or only some of the company’s assets. Seven of these parties entered into confidentiality agreements and were granted access to the company’s online data room. No definitive terms of a transaction had been discussed at that time. The special committee and the board also discussed the terms of a potential performance share award to Mr. Besecker and several members of the company’s senior management which would incentivize these individuals to maximize

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the proceeds of a liquidation or sale of the company and expedite the return of capital to the company’s stockholders.

Also on December 4, 2009, our then chief executive officer, Mr. Kellman, resigned from our company, effective immediately. Our board appointed Salvatore (Torey) V. Riso, Jr., then our chief compliance officer and secretary, as our new chief executive officer.

On December 10, 2009, our special committee and our board of directors reviewed a final plan of liquidation of the company and a revised draft of the proxy statement soliciting our stockholders approval of the plan of liquidation. The special committee determined that the plan of liquidation was advisable and in the best interests of the company and our stockholders and resolved to recommend to the full board of directors that such plan of liquidation be adopted and presented to the stockholders for approval. On the same date, our board of directors determined, based on the recommendation of the special committee, that the plan of liquidation was advisable and in the best interests of the company and our stockholders and recommended that our stockholders approve the plan of liquidation. On the same date, our board of directors approved the grant of a performance share award for 5,000 shares of the company’s common stock to each of Mr. Besecker and Mr. Riso, the grant of a performance share award for 3,000 shares of the company’s common stock to Mr. Hughes, the company’s chief financial officer, treasurer, chief compliance officer and secretary and the grant of a performance share award for 1,000 shares of common stock to Mr. McDugall, the company’s then chief investment officer. See “Proposal One: Issuance of Care Common Stock to Tiptree — Interests of Certain Persons in the Tiptree Transaction” on page 50 for additional details on the these performance share awards.

Recent Events

On January 15, 2010, we entered into an amended and restated management agreement with our manager, CIT Healthcare, which reduced the monthly base management fee and the fee payable to CIT Healthcare upon termination of the management agreement.

On January 21, 2010, Credit Suisse received a letter from Mr. Geoffrey Kauffman, President and Chief Operating Officer of Tiptree, proposing a tender offer for up to 100% of the shares of our company for a price of $8.50 per share and that the current management agreement with CIT Healthcare be replaced with a combination of internal management and an advisory agreement with Tiptree’s management company. Tiptree’s proposal provided that the source for the cash tender offer would be (i) the company’s cash on hand net of short term payables and announced dividends and (ii) Tiptree’s cash on hand. Tiptree’s proposal did not contemplate the participation of Mr. Kellman, and Mr. Kellman did not participate in any way in the negotiations between management and the special committee, on the one hand, and Tiptree, on the other hand, with respect to the proposed tender offer or any other transaction involving the company and Tiptree.

On that same day, Mr. Besecker directed Credit Suisse to let Tiptree know that we would contact them shortly after the special meeting of shareholders and board meeting that was to take place on January 28, 2010.

On January 27, 2010, Mr. Besecker met with Party H who proposed to buy assets of Care for $2 – $4 per share to be refined after additional due diligence.

On January 28, 2010, at a special meeting of the stockholders of the company, the plan of liquidation was approved.

On or about February 1 and 2, 2010, we sent out letters to interested parties requesting bids for one or more assets of the company with a bid deadline of February 16, 2010.

On February 2, 2010, Mr. Riso, along with employees of our manager, Mr. Kauffman, and Luke Scheuer of Tiptree had a telephonic meeting to discuss Tiptree’s proposal and obtain an overview of Tiptree.

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On February 4, 2010, Tiptree executed a new confidentiality agreement.

On February 8, 2010, Mr. Riso, along with employees of our manager, met with Mr. Kauffman and Mr. Scheuer at CIT’s offices in New York City to discuss a revised proposal by Tiptree to acquire a controlling interest in the company. Tiptree proposed to make an equity investment in our common stock at a price of $8.78 per share and a minimum of approximately 5,125,000 shares of our common stock, conditioned upon our company conducting a self tender for up to 100% of our common stock from our stockholders at the same $8.78 per share price. Tiptree proposed that if more than 17,200,000 shares of our company’s common stock were tendered in the tender offer, Tiptree would increase its purchase of shares by the amount of the excess over 17,200,000 to preserve working capital. If less than 15,200,000 shares were tendered, Tiptree would have the option to increase its equity investment by the amount of the shortfall in order to preserve at least a 50.1% ownership stake in our company. If between 15,200,000 and 17,200,000 shares were tendered in the tender offer, Tiptree would purchase 5,125,000 shares of common stock. The proposal was conditioned upon (i) a minimum of 10,250,000 shares tendered in the tender offer, (ii) no material adverse changes to our company, (iii) Tricadia Capital being named to replace CIT Healthcare as the external manager of our company, and (iv) CIT Healthcare agreeing to enter into a transition services agreement with our company to transition management services to Tricadia Capital after the closing.

On February 9, 2010, Mr. Riso received a proposal from Party H to purchase all of the company’s common stock for $3.00 per share net of the company’s cash on hand and not including the purchase of our then existing loan portfolio. The proposal provided for 28-day due diligence period following board approval.

On February 10, 2010, Mr. Riso and representatives from McDermott met telephonically with representatives of Tiptree and Schulte Roth & Zabel LLP (“Schulte Roth”), counsel to Tiptree, to discuss legal issues relating to the transaction structure proposed by Tiptree.

On February 12, 2010, Mr. Kauffman, Mr. James McKee of Tricadia Capital and Mr. Scheuer, met telephonically with members of Schulte Roth and members of McDermott to discuss Cambridge litigation due diligence.

On February 19, 2010, a loan from the company’s mortgage portfolio matured and we received proceeds of approximately $10 million.

On February 23, 2010, our board of directors approved an amendment and restatement of the performance share award agreements granted to Flint D. Besecker, Salvatore (Torey) V. Riso, Jr., Paul F. Hughes and Michael P. McDugall on December 10, 2009. The performance share awards were amended and restated such that the awards are now triggered upon the consummation, during 2010, of one or more of the following transactions that results in a return of value to our stockholders within the parameters expressed in the agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity securities of our company, (ii) a tender offer made directly to our stockholders either by us or a third party for at least a majority of our issued and outstanding common stock, or (iii) the declaration of aggregate distributions by our board equal to or exceeding $8.00 per share.

At the special committee meeting held on February 23, 2010, our management reported on the status of the Cambridge Holdings litigation, the status of the bid process for the assets of the company, the general terms of the asset bids that the company had received thus far, the status of the Tiptree discussions, the offer from Party H and the decision by management not to pursue it due to the execution risk of the offer and the fact that Party H did not appear to be willing to assume full litigation risk associated with the Cambridge Holdings dispute. The special committee authorized management to pursue a sale of one of our mortgage loans and to continue to pursue the Tiptree Transaction.

On February 24, 2010, Mr. Kauffman, Mr. Scheuer, Mr. McKee and members of Schulte Roth met telephonically with Mr. Riso and representatives of Credit Suisse and McDermott to discuss the

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structure of the potential transaction with Tiptree as well other material open terms, such as conditions to closing and deal protection provisions.

On February 26, 2010, we received a revised proposal from Tiptree providing for a price of $8.82 per share as well as revised share purchase numbers. On that same day, Mr. Kauffman, Mr. Scheuer, Mr. McKee, Mr. Michael Littenberg of Schulte Roth and Mr. Riso had a telephonic meeting with representatives of Credit Suisse and McDermott to discuss the structure and revised share price.

On March 1, 2010, the special committee met to receive an update on the discussions with Tiptree and to consider Tiptree’s request for exclusivity. Our special committee authorized management to enter into exclusive negotiations with Tiptree for a two-week period provided that Tiptree would agree to a price of $9.00 per share.

On that same day, Mr. Riso had a telephonic meeting with Mr. Kauffman during which Tiptree agreed to a price of $9.00 per share. As a result, we entered into an exclusivity agreement with Tiptree that would expire at 5:00 p.m. on March 12, 2010.

On March 2, 2010, we received a letter from Cambridge Holdings reiterating its proposal to acquire the company’s interest in Cambridge Holdings, Bickford and SMC for $60 million.

On the same day, we sold our interest in a mortgage loan to an unaffiliated third party for net proceeds of approximately $5.9 million.

On March 8, 2010, Mr. Riso met telephonically with Mr. Littenberg, Mr. Kauffman, Mr. McKee and representatives of McDermott to discuss class action litigation due diligence.

On March 11, 2010, our special committee and board of directors met to receive an update on the status of the Tiptree discussions, a summary of the draft purchase agreement and an update on the asset disposition discussions. Mr. Besecker reported that Tiptree had agreed to raise their bid to $9.00 per share and had agreed to conditions which would minimize execution risk for closing a potential transaction which no other buyers were willing to agree to. Mr. Riso then discussed the structure and specific terms of the transaction with Tiptree, including the deal protection provisions and other mechanisms the company had successfully negotiated to minimize execution risk, the status of the purchase and sale agreement and related documents, and the handful of open issues that remained between the two parties. The special committee also discussed the letter from Cambridge Holdings and management’s proposed response; the March 2 letter concerned Cambridge Holdings’ proposal to acquire the company’s interest in Cambridge Holdings, Bickford and SMC for $60 million. In addition, representatives from McDermott gave a presentation on the standards for approval of the Tiptree Transaction and related fiduciary duties of the special committee and the board.

On March 12, 2010, we extended the exclusivity agreement with Tiptree that was to expire on March 12 to 5:00 p.m. on March 16, 2010.

On March 15, 2010, our special committee and our board approved the proposed issuance of our common stock to Tiptree, determined that the tender offer was substantively and procedurally fair to Care’s stockholders, including Care’s unaffiliated stockholders, and that the price to be paid to Care’s stockholders was fair to Care’s stockholders, including Care’s unaffiliated stockholders, from a financial point of view, approved the tender offer and recommended that the stockholders approve the issuance of shares to Tiptree in accordance with the purchase and sale agreement and the abandonment of the plan of liquidation in favor of the Tiptree share purchase. Our special committee and our board relied upon Tiptree’s reputation and financial strength and the absence of a financing contingency in approving the issuance of shares to Tiptree and made such inquiries as they deemed appropriate to satisfy themselves that financing for the tender offer is assured. Prior to executing the purchase and sale agreement, our special committee and our board required Tiptree to provide evidence of Tiptree’s financial ability to fund the issuance of shares, including a copy of its balance sheet for the year ended December 31, 2009, which evidenced sufficient cash on hand to fund the issuance of the shares in full.

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On March 16, 2010, Care and Tiptree entered into the purchase and sale agreement which provides that the company will issue, and Tiptree will purchase, for a purchase price of $9.00 per share, a minimum of 4,445,000 shares of the company’s common stock, and that Tiptree may purchase additional newly issued shares depending on the number of shares tendered (and not withdrawn) in the tender offer. We agreed to use the proceeds from the issuance of common stock to Tiptree, combined with cash on hand, to effect the tender offer for up to all of our outstanding common stock at a fixed price of $9.00 per share. On March 15, 2010, the last trading day prior to the public announcement of the execution of the purchase agreement with Tiptree, the closing price of the company’s common stock as reported by NYSE was $8.36 per share.

On March 18, 2010, we provided notice to Cambridge Holdings that we had entered into the purchase and sale agreement with Tiptree for a transaction that may result in the change of control of the company. We provided this notice in accordance with the terms of a put agreement entered into in connection with our investment in the Cambridge portfolio. By its terms, the notice provided Cambridge Holdings with the option to “put” its interests in the portfolio to us at a price equal to the then-fair market value of such interests - as mutually agreed by the parties - or, lacking such mutual agreement, at a price determined through qualified third party appraisal. In our notice, we also reserved and reiterated our position, taken in the litigation, that the “put” option expired when Cambridge Holdings declined to exercise it in response to a prior notice from us regarding a contemplated (but unconsummated) change of control transaction in April 2009.

On March 22, 2010, a representative of Cambridge Holdings sent a letter to Mr. Riso stating that Cambridge Holdings declined to exercise its put right, if any, under the put agreement, and that they believed that the Tiptree Transaction was in violation of the limited partnership agreements of the Cambridge Holdings’ assets.

On June 10, 2010, our special committee and our board of directors met to clarify that they believed that the stock issuance to Tiptree was substantively and procedurally fair to Care’s stockholders, including Care’s unaffiliated stockholders, and the price to be paid by Tiptree for the company’s common stock was fair from a financial point of view to Care’s stockholders, including Care’s unaffiliated stockholders.

On June 30, 2010, our special committee and our board of directors unanimously approved an amendment to the purchase and sale agreement extending the outside date by which Care would have to extend the offer period to September 30, 2010. On July 6, 2010, Care and Tiptree executed a First Amendment to the purchase and sale agreement to so extend the outside date.

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The Tiptree Transaction

Purpose of the Tiptree Transaction.  The purpose of the Tiptree Transaction is to provide our stockholders with a liquidity event and to facilitate the equity investment by Tiptree. Our rationale was that the tender offer would represent a mechanism to provide all stockholders with the opportunity to tender all or a portion of their shares for cash at a premium to the trading price of Care’s common stock on the last trading day prior to the public announcement of the execution of the purchase and sale agreement and at a premium to the price per share estimated to be received under the plan of liquidation, which will be abandoned, subject to the satisfaction of certain offer conditions described in this proxy statement. The tender offer would also afford stockholders the option not to participate in the tender offer if they are able to achieve a higher price in the market or otherwise desire to retain ownership of their shares of the company following the investment by Tiptree.

Certain Effects of the Tiptree Transaction.  The Tiptree Transaction provides participating stockholders with the benefit of being able to obtain liquidity for their shares on potentially more favorable terms than would otherwise be available in the open market. The amount per share each participating stockholder may receive is equal to an amount that exceeds the current and recent historical market prices of our shares. The Tiptree Transaction provides certainty of a premium price determined to be a fair price by our board of directors and a special committee thereof without the risk of not being able to sell in the open market and without the brokerage fees and commissions typically associated with sales of securities. Stockholders who tender all their shares, however, will not participate in any future value or profits generated by the company. As a result of the transaction, all of our stockholders, including the unaffiliated stockholders, may recognize a gain or loss in the event they tender their shares in the tender offer. Stockholders who do not tender, both our affiliated and the unaffiliated stockholders, will not have any tax implications as a result of the Tiptree Transaction.

Stockholders who choose not to tender their shares in the tender offer and stockholders who otherwise retain an equity interest in the company as a result of a partial tender of shares will continue to be stockholders of the company and thus share in the company’s future results of operations, and will bear the attendant risks and rewards associated with owning equity securities of the company, including risks resulting from the company’s purchase of shares in the tender offer and the sale of shares to Tiptree. Stockholders who choose not to tender their shares in the tender offer may realize an increase or a decrease in their relative equity interest in the company following the consummation of the tender offer, depending on the number of shares tendered in the tender offer and the number of shares purchased by Tiptree pursuant to the purchase and sale agreement.

Additionally, stockholders who choose not to tender their shares may experience significantly reduced trading volume and liquidity in Care common stock. Following completion of the tender offer, the company may have substantially reduced “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) and will likely have fewer stockholders. Additionally, as a result of the issuance to Tiptree, Tiptree will likely acquire a controlling interest in the company. At the launch of the tender offer, Care had approximately 93 record holders and approximately 1,372 beneficial holders. Due to its low number of record stockholders, Care is currently eligible to terminate the registration of its common stock under the Exchange Act and cease filing periodic reports with the SEC. Under the stockholder distribution requirements contained in the continued listing standards of the NYSE, Care is required to have a minimum of 400 stockholders. Under the purchase and sale agreement, Tiptree has represented to us that it intends to maintain the company’s Exchange Act registration and NYSE listing, and has covenanted to use commercially reasonable efforts to maintain the company’s NYSE listing for a period of one year following completion of the Tiptree Transaction. However, notwithstanding Tiptree’s representation and covenant in the purchase and sale agreement, depending upon the success of the tender offer, the company’s stockholder numbers may fall below the numbers required under the continued listing standards of the NYSE or the company may fail to continue to meet any of the other requirements for continued listing. As a result, we cannot ensure that, as a result of the tender offer, the NYSE will not involuntarily delist the company for falling below the minimum shareholder requirements under its

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continued listing standards. If an involuntary delisting were to occur, Care may choose to list on another exchange or on the OTC Bulletin Board which would likely result in lower trading volume and less liquidity. These factors may reduce the volume of trading in our shares and make it more difficult to buy or sell significant amounts of our shares without materially affecting the market price.

The Tiptree Transaction could also have the result of disqualifying Care as a REIT if Care is not able to meet the organizational requirements under the Internal Revenue Code that require that (i) Care’s common stock be held by at least 100 actual stockholders for at least 335 days in any tax year and (ii) not more than 50% in value of a REIT’s outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. In conjunction with the Tiptree Transaction, and if approved by our stockholders, we will remove from our charter the REIT protective provision that prohibits any transfer of capital stock that would cause the company to be beneficially owned by less than 100 stockholders. If approved by stockholders, it is further expected that the REIT protective provision would be reinstated 20 calendar days after the consummation of the Tiptree Transaction in order to protect our REIT status going forward. As a result of an amendment to our charter to remove the REIT protective provision, we could cease to qualify as a REIT. If we cease to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates and this would have significant adverse consequences to us and the value of our common stock.

Pursuant to the terms of the purchase and sale agreement, after the closing of the tender offer, expected to occur on August 13, 2010, Care will issue, and Tiptree will purchase, a minimum of 4,445,000 newly issued shares of the company’s common stock, subject to upward adjustment (a) if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, by a number of shares equal to the difference between the actual number of shares tendered in the tender offer (and not withdrawn) and 18,000,000 in order to fund the purchase of shares by the company in the tender offer, or (b) at the election of Tiptree, if fewer than 16,500,000 shares are tendered in the tender offer, in order to give Tiptree ownership of up to 53.4% of the shares of the company’s common stock on a fully-diluted basis after taking into account the shares tendered by the stockholders to the company in the tender offer. For example, if 14,000,000 shares are tendered, Tiptree is required to purchase 4,445,000 newly issued shares and has the option to purchase up to an additional 2,735,500 newly issued shares, for a total of 7,180,500 shares of our common stock, resulting in Tiptree owning 53.4% of the company. If, however, 19,000,000 shares of our common stock are tendered (and not withdrawn), Tiptree must purchase a total of 5,445,000 newly issued shares, resulting in Tiptree owning 81.1% of the company after consummation of the tender offer.

The following table illustrates the relationship of Tiptree’s expected ownership in the company pursuant to the terms of the purchase and sale agreement and that of existing stockholders following the closing of the tender offer under various tender offer outcomes. The table is for illustration purposes only and should not be relied upon for any prediction of the outcome of the tender offer.

Tiptree and Existing Stockholder Pro-forma Ownership under Assumed Tender Offer Scenarios

Shares Tendered by Existing Stockholders*, **	10,300,000	14,000,000	15,000,000	16,500,000	17,000,000	18,000,000	19,000,000
Shares Purchased by Tiptree	11,420,000	7,180,500	6,034,000	4,445,000	4,445,000	4,445,000	5,445,000
Existing Stockholder Pro-forma Ownership	46.6%	46.6%	46.6%	45.9%	42.4%	33.8%	18.9%
Tiptree Pro-forma Ownership	53.4%	53.4%	53.4%	54.1%	57.6%	66.2%	81.1%

*	If less than 16,500,000 shares are tendered, Tiptree is required to purchase 4,445,000 shares and has the option to increase its share purchase in order to acquire an aggregate of up to 53.4% ownership interest in the company on a fully diluted basis.

**	If more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, Tiptree is required to purchase 4,445,000 shares and must purchase the number of shares equal to the difference between the actual number of shares tendered

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(and not withdrawn) in the tender offer and 18,000,000 in order to fund the purchase of shares by the company in the tender offer.

Stockholders may be able to sell non-tendered shares in the future on the NYSE or otherwise at a net price significantly higher or lower than the purchase price in the tender offer. We can give no assurance as to the price at which a stockholder may be able to sell his or her shares in the future, which may be higher or lower than the purchase price paid by us in the tender offer.

Our shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. Currently, our shares are eligible for termination of registration under the Exchange Act since we have less than 300 holders of record. Although the tender offer will result in fewer holders of record, the company intends to continue to be registered under the Exchange Act and intends to continue to list its shares on the NYSE to the extent it remains eligible to do so.

We currently intend to cancel and retire shares purchased pursuant to the tender offer. Such shares will return to the status of authorized and unissued shares and will be available for us to issue without further stockholder action for all purposes except as required by applicable law or the rules of the NYSE. In accordance with the purchase and sale agreement, we will issue new shares of our common stock to Tiptree at the closing of the tender offer (as described below).

We may, in the future, decide to purchase additional shares of our common stock. Any such purchases may be on the same terms as, or on terms which are more or less favorable to stockholders than, the terms of the tender offer. Rule 13e-4 promulgated under the Exchange Act, however, prohibits us and our affiliates from purchasing any shares, other than pursuant to the tender offer, until at least ten (10) business days after the Expiration Time.

Our shares are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using such shares as collateral. We believe that, following the repurchase of shares pursuant to the tender offer, our shares will continue to be “margin securities” for purposes of the Federal Reserve Board’s margin rules and regulations.

If the maximum of 20,265,924 shares, or all of the issued and outstanding common stock and performance share awards of the company eligible to be tendered, are purchased in the tender offer at a price of $9.00 per share, the aggregate purchase price for the shares will be approximately $182,393,316. We expect to fund the purchase of shares pursuant to the tender offer and the related fees and expenses from available cash on hand and from the proceeds of the issuance of stock to Tiptree.

We do not have any plans to utilize alternative sources of financing to pay for the shares purchased pursuant to the tender offer, as well as related fees and expenses.

Other Plans or Alternatives.  Except as otherwise disclosed or incorporated by reference in this proxy statement, we currently have no plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our or any of our subsidiaries’ assets;

•	any change in our present board or management, including but not limited to any plans or proposals to change the number or the term of directors or to fill any vacancies on the board (except that we may fill vacancies arising on the board in the future) or to change any material term of the employment contract of any executive officer;

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•	any material change in our present dividend rate or policy, our indebtedness or capitalization, our corporate structure or our business;

•	any class of our equity securities ceasing to be authorized to be listed on NYSE;

•	any class of our equity securities becoming eligible for termination of registration under Section 12(b) of the Exchange Act;

•	the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition or disposition by any person of additional securities of the company, or the disposition of our securities, other than purchases pursuant to outstanding options to purchase shares and outstanding restricted stock awards granted to certain employees (including directors and officers); or

•	any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of us.

Fairness of the Tiptree Transaction.  The special committee has determined that the Tiptree Transaction is substantively and procedurally fair to our stockholders, including our unaffiliated stockholders, and the price to be paid by Tiptree in the stock issuance and the price to be paid to our stockholders in the tender offer are both fair from a financial point of view to our stockholders, including our unaffiliated stockholders, and the Tiptree Transaction was unanimously approved by the special committee and the board. All Care stockholders will have the opportunity to receive the same price for their shares as an unaffiliated third-party purchaser will pay for shares that it has agreed to purchase from Care. Additionally, stockholders will have the right to retain all or a portion of their shares and retain the opportunity to benefit from the growth of the company subject to the risks.

In reaching these determinations, our board of directors and our special committee consulted with our management and our financial and legal advisors and considered the following factors:

•	the extensive sale process for the company undertaken over a period of more than one year, led by our financial advisor, Credit Suisse, wherein the company received, evaluated and negotiated numerous strategic alternatives, including many offers to acquire all of the issued and outstanding common stock of the company through a merger, tender offer or similar business combination, none of which was successful;

•	our stockholders’ approval, at a special meeting held on January 28, 2010, of our plan of liquidation, which involved a complete liquidation of Care’s assets at an estimated total liquidation value range of $8.05-$8.90 per share, compared to the price that Tiptree will pay ($9.00 per share) and the price offered to the company’s stockholders ($9.00 per share) in the tender offer, which is superior;

•	none of the individual asset bids received by Care exceeded the “components of value” ranges developed by Care in connection with the plan of liquidation;

•	the tender offer is for up to 100% of our outstanding common stock and thus presents an opportunity for all of our stockholders to receive, on a current basis, $9.00 in cash for each share of common stock that they own, rather than having to wait for assets to be disposed of and cash proceeds distributed pursuant to the plan of liquidation;

•	the price offered to our stockholders in the tender offer of $9.00 per share is the same price that Tiptree, an unaffiliated third party, agreed to pay for our common stock pursuant to the purchase and sale agreement;

•	the purchase price of $9.00 per share payable to the company by Tiptree and payable to the company’s stockholders in the tender offer represents a 7.7% premium over the closing price of the company’s common stock on the NYSE on Monday, March 15, 2010 ($8.36), the last trading day prior to the public announcement of the execution of the purchase and sale agreement, and

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a 6.4% premium over the highest closing price ($8.46) of the company’s common stock during the 52-week period preceding such date;

•	Tiptree has agreed to assume certain closing-related risks pertaining to our pending litigation with Cambridge Holdings, which other interested parties were not willing to do;

•	stockholders seeking to monetize their investment may do so by tendering shares, and stockholders who wish to remain stockholders may do so by not tendering shares; and

•	the execution risks associated with the proposed plan of liquidation are likely greater than the execution risks associated with the Tiptree Transaction.

Our special committee and board of directors believed that each of the above factors generally supported its determination and recommendation. Our special committee and board of directors also considered and reviewed with management a number of potentially negative factors, including those listed below:

•	there is no assurance that we will be successful in our tender offer and have the minimum number of shares tendered for the transaction to close;

•	the fact that Cambridge Holdings has asserted a right to approve any sale or disposition of our direct or indirect interests in the Cambridge portfolio, including a change in control of the company;

•	the actual or potential conflicts of interest which certain of our executive officers and our directors have in connection with the Tiptree Transaction;

•	the costs to be incurred by our company in connection with execution of the transaction and the tender offer, including significant accounting, financial advisory and legal fees; and

•	the possibility that stockholders may, depending on their tax basis in their stock, recognize taxable gains (ordinary and/or capital gains) in connection with the completion of the Tiptree Transaction.

The above discussion concerning the information and factors considered by our special committee and board of directors is not intended to be exhaustive, but includes the material factors considered by our special committee and board of directors in making their determinations. Our special committee and our board of directors considered a number of additional valuation factors but ultimately concluded that those valuation factors were not relevant to the nature of the Tiptree Transaction or our business. For example, our special committee and board of directors did not believe that net book value was relevant to their conclusion that the Tiptree Transaction was fair to our stockholders. Liquidation value, based on asset fair market values, and historical market prices were deemed to be relevant measures of actual value, whereas book value which is based on historic costs of assets was not deemed to reflect the actual value of Care assets.

In addition, the special committee and board of directors did not believe that the going concern value of Care was relevant to a determination of the fairness of the Tiptree Transaction. After an extensive sale process for the company undertaken over a period of more than a year, after receiving, evaluating and negotiating numerous strategic alternatives, our special committee and our board of directors determined that the proposed plan of liquidation was in the best interests of stockholders. Subsequent to the approval of the plan of liquidation, Care negotiated a transaction which increased the value to stockholders and also allowed stockholders to retain their investment in Care. Consequently, the special committee and board of directors did not believe that the going concern value of Care provided a useful means of valuing Care in connection with the Tiptree Transaction.

The special committee and our board of directors also considered various factors in determining the procedural fairness of the Tiptree Transaction. The special committee and the board of directors

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believe that appropriate procedural safeguards were taken in connection with the deliberation and approval of the Tiptree Transaction because:

•	our board of directors formed a special committee in July 2008, consisting of three directors (Messrs. Bisbee and Gorman and Ms. Robards), each of whom qualified as an “independent director” under the rules of the NYSE and Care’s own independence definition, to consider the strategic alternatives and the terms and prices in connection therewith (Mr. Gorman resigned in October of 2009);

•	Mr. Besecker, our current chairman and a former president of CIT Healthcare LLC, Care’s external manager, joined the special committee in October 2008, and although not independent under the rules of the NYSE and Care’s definition of independent director, he was determined to have no affiliation or economic interest in either CIT Healthcare or any of the potential bidders for the company;

•	each stockholder can determine individually whether or not to tender shares in the tender offer. Accordingly, those stockholders who do not believe that the tender offer is fair or those who wish to continue their investment in Care are not required to tender their shares;

•	although the structure of the transaction does not provide stockholders with an opportunity to vote on the tender offer, we are seeking approval for (i) the issuance of shares to Tiptree pursuant to the Purchase Agreement, (ii) the abandonment of the plan of liquidation approved by the stockholders on January 28, 2010 in favor of the issuance to Tiptree (contingent upon the closing of the Tiptree Transaction), (iii) an amendment to the company’s Charter to remove the REIT protective provision that prohibits any transfer of capital stock that would cause the company to be beneficially owned by less than 100 stockholders in order to permit the Tiptree Transaction, (iv) an amendment to the company’s charter to reinstate the REIT protective provision 20 calendar days after the consummation of the Tiptree Transaction and (v) adjournment of the special meeting if there are not sufficient votes at the time of the special meeting to approve the foregoing four proposals.

•	after the initiation of the Tiptree Transaction, our board of directors may still consider superior proposals under the terms of the purchase and sale agreement; and

•	no stockholders will be treated differently from any other stockholders. Shares will be purchased from all stockholders at $9.00 per share.

Due to the timing and nature of the Tiptree Transaction, neither the special committee nor the board of directors appointed an independent representative to act exclusively as the agent of the unaffiliated stockholders for the purpose of negotiating the Tiptree Transaction or preparing a written report concerning the fairness of the Tiptree Transaction. In addition, the special committee and our board of directors recognize that the Tiptree Transaction is not being submitted to a vote of the unaffiliated stockholders; however, the special committee and the board believe that a decision to tender or not to tender is tantamount to such unaffiliated stockholder’s “vote”. Given the above listed procedural safeguards, the special committee and the board of directors believe that the Tiptree Transaction is procedurally fair to the unaffiliated stockholders despite the fact that the Tiptree Transaction is not being submitted to a vote of such stockholders and there is no separate independent unaffiliated representative for such stockholders.

In determining that the Tiptree Transaction is fair to our stockholders, including our unaffiliated stockholders, each of the special committee and our board of directors considered the above substantive and procedural factors as a whole and concluded that the positive factors relating to the Tiptree Transaction outweighed the negative factors. Because of the variety of factors considered, however, neither the special committee nor the board of directors found it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. However, individual members of the special committee and the board of directors may have assigned

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different weights to various factors. The determination of the special committee and the board of directors was made after consideration of all the factors together.

The above discussion concerning the information and factors considered by our special committee and board of directors is not intended to be exhaustive, but includes the material factors considered by our special committee and board of directors in making their determinations. In view of the variety of factors considered in connection with their evaluation of the Tiptree Transaction, our special committee and board of directors did not quantify or otherwise attempt to assign relative weights to the specific factors they considered. In addition, individual members of our special committee and board of directors may have given different weight to different factors and, therefore, may have viewed certain factors more positively or negatively than others.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the issuance to Tiptree, the abandonment of the plan of liquidation and the amendments to our charter, you should read this entire proxy statement, including the exhibit, and the other documents referenced in this proxy statement. A copy of the forms of the charter amendments we intend to file with the Maryland Department of Assessments and Taxation are included as Exhibit A and B to this proxy statement. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this proxy statement.

Our Business

We are an externally managed real estate investment trust (“REIT”) that was formed to invest in healthcare-related real estate and mortgage debt. We were incorporated in Maryland in March 2007, and we completed our initial public offering on June 27, 2007. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to our stockholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our taxable income at regular corporate tax rates.

We were originally positioned to make mortgage investments in healthcare-related properties, and to invest in healthcare-related real estate, through utilizing the origination platform of our external manager, CIT Healthcare LLC (“CIT Healthcare”). We acquired our initial portfolio of mortgage loan assets from our manager in exchange for cash proceeds from our initial public offering and common stock. In response to dislocations in the overall credit market, and in particular the securitized financing markets, in late 2007, we redirected our focus to place greater emphasis on healthcare-related real estate investments. For more information on our business see the section entitled “Description of Business” on page 42 below.

The Special Meeting

The special meeting will be held on Friday, August 13, 2010, at 9:00 a.m. local time, at the CIT Global Headquarters, 505 Fifth Avenue, Seventh Floor Room C/D, New York, NY 10017. For more information on the special meeting, see the section entitled “The Special Meeting” on page 39 below.

Vote Required

To obtain approval of the abandonment of the plan of liquidation and the first and second amendments to our charter, the affirmative vote of the holders of not less than a majority of the shares of common stock present in person or by proxy at the special meeting and entitled to vote must be cast in favor of the abandonment of the plan of liquidation proposal and the first and second amendments to our charter proposals, provided that a quorum is present. A stockholder’s failure to return a proxy or give instructions to his or her broker or abstention from voting will have the same effect as an affirmative vote against these proposals and, consequently, the abandonment of the plan of liquidation and the first and second amendments to our charter. To obtain approval of the issuance to Tiptree, the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote must be cast in favor of the issuance proposal, provided that the total vote cast for the issuance represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the issuance to Tiptree proposal, broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. CIT Group Inc., the parent of our external manager, CIT Healthcare, controls approximately 37% of our issued and outstanding common stock and has indicated to us that

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it intends to vote all of the 7,589,040 shares it owns in favor of the issuance to Tiptree, abandonment of the plan of liquidation and the first and second amendment proposals.

Record Date for Voting

The close of business on July 8, 2010 is the record date for determining eligibility to vote at the special meeting. Each holder of our common stock on the record date will be entitled to one vote per share on all matters coming before the special meeting. On the record date, there were 20,235,924 shares of our common stock outstanding and entitled to vote at the special meeting.

The Tiptree Transaction

Background of the Transaction

Our operating strategy originally involved acquiring additional mortgage assets on a leveraged basis through the use of short-term borrowing facilities such as warehouse lines of credit and longer-term funding through securitization structures such as collateralized debt obligations or commercial mortgage-backed securities. In late 2007, due to severe dislocations in the credit markets, including the effective closure of the securitized financing markets, we shifted our operating strategy to place greater emphasis on acquiring high quality healthcare-related real estate investments and away from mortgage assets. As it became more difficult to raise additional capital through the equity and debt markets to fund our transactions, our board formed a special committee of Gerald E. Bisbee, Jr., PhD., Kirk E. Gorman and Karen P. Robards, each of whom was and is deemed an independent director under the rules of the New York Stock Exchange and our own independence definition. Flint D. Besecker was later appointed to the special committee in October 2008, and Mr. Gorman resigned from the special committee and our board of directors in October 2009, due to time constraints resulting from his other business commitments. The special committee was authorized and empowered to, among other things, explore with any potentially interested party the terms of any strategic transaction with the company and make a recommendation to the board with respect to such strategic transactions. We also engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) an affiliate of Credit Suisse AG, as our exclusive financial advisor to assist us in evaluating potential strategic alternatives available to the company. In October 2008, we began a formal sale process that ultimately did not prove successful.

On December 10, 2009, our special committee recommended and our board of directors approved the adoption of a plan of liquidation which estimated the total liquidation value range for our assets at between $8.05 and $8.90 per share. Our stockholders approved the plan of liquidation on January 28, 2010.

On January 21, 2010, we received a proposal from Tiptree Financial Partners, L.P., a Delaware limited partnership, which had approached us twice before in 2009 with written proposals to acquire the company or a controlling stake in the company. After extensive negotiations, on March 15, 2010, the special committee and our board approved a purchase and sale agreement with Tiptree which provides that Care will sell to Tiptree for a purchase price of $9.00 per share, a minimum of 4,445,000 shares of the company’s newly issued common stock, and potentially additional shares depending on the number of shares tendered in an issuer tender that we are contractually obligated to make for up to all of our outstanding common stock at the same $9.00 per share price. The purchase and sale agreement also contains a condition to closing that at least three of our five directors shall resign effective as of the closing of the transaction, and the remaining Care directors shall fill the resulting vacancies on our board with candidates provided by Tiptree. In connection with the Tiptree Transaction, we expect to terminate our management agreement with CIT Healthcare LLC. We expect that, after the closing of the transaction, subject to a 60-day transition period, Care will be advised by TREIT Management, an affiliate of Tiptree Capital Management, LLC, which is the manager of Tiptree. Prior to June 1, 2010, Tiptree was externally managed by Tricadia Capital Management LLC.

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In approving the Tiptree Transaction, our board of directors and our special committee consulted with our management and our financial and legal advisors and considered the following factors:

•	the extensive sale process for the company undertaken over a period of more than one year, led by our financial advisor, Credit Suisse, wherein the company received, evaluated and negotiated numerous strategic alternatives, including many offers to acquire all of the issued and outstanding common stock of the company through a merger, tender offer or similar business combination, none of which was successful;

•	our stockholders’ approval, at a special meeting held on January 28, 2010, of our plan of liquidation, which involved a complete liquidation of Care’s assets over time at an estimated total liquidation value range of $8.05-$8.90 per share, compared to the price that Tiptree will pay ($9.00 per share) and the price offered to the company’s stockholders ($9.00 per share) in the tender offer;

•	none of the individual asset bids received by Care exceeded the “components of value” ranges developed by Care in connection with the plan of liquidation;

•	the tender offer is for up to 100% of our outstanding common stock and thus presents an opportunity for all of our stockholders to receive, on a current basis, $9.00 in cash for each share of common stock that they own, rather than having to wait for assets to be disposed of and cash proceeds distributed pursuant to the plan of liquidation;

•	the price offered to our stockholders in the tender offer of $9.00 per share is the same price that Tiptree, an unaffiliated third party, agreed to pay for our common stock pursuant to the purchase and sale agreement;

•	the purchase price of $9.00 per share payable to the company by Tiptree and payable to the company’s stockholders in the tender offer represents a 7.7% premium over the closing price of the company’s common stock on the NYSE on Monday, March 15, 2010 ($8.36), the last trading day prior to the public announcement of the execution of the purchase and sale agreement, and a 6.4% premium over the highest closing price ($8.46) of the company’s common stock during the 52-week period preceding such date;

•	Tiptree has agreed to assume certain closing-related risks pertaining to our pending litigation with Cambridge Holdings, which other interested parties were not willing to do;

•	stockholders seeking to monetize their investment may do so by tendering shares, and stockholders who wish to remain stockholders may do so by not tendering shares; and

•	the execution risks associated with the proposed plan of liquidation are likely greater than the execution risks of the Tiptree Transaction.

Our special committee and board of directors believed that each of the above factors generally supported its determination and recommendation. Our special committee and board of directors also considered and reviewed with management a number of potentially negative factors concerning the Tiptree Transaction, including those listed below:

•	there is no assurance that we will be successful in our tender offer and have the minimum number of shares tendered for the transaction to close;

•	the fact that Cambridge Holdings has asserted a right to approve any sale or disposition of our direct or indirect interests in the Cambridge portfolio, including a change in control of the company;

•	the actual or potential conflicts of interest which certain of our executive officers and our directors have in connection with the transaction with Tiptree, including those specified under the heading “Risk Factors” and “Interests of Certain Persons in the Tiptree Transaction”;

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•	the costs to be incurred by our company in connection with execution of the transaction and the tender offer, including significant accounting, financial advisory and legal fees; and

•	the possibility that stockholders may, depending on their tax basis in their stock, recognize taxable gains (ordinary and/or capital gains) in connection with the completion of the Tiptree Transaction.

For more information on the background of the Tiptree Transaction and the reasons for the Tiptree Transaction see the section entitled “Proposal One: Issuance of Care Common Stock to Tiptree” on page 50 below.

Recommendation of Our Board of Directors and the Special Committee

Our special committee and our board of directors recommend that you vote “FOR” the issuance to Tiptree, the abandonment of the plan of liquidation, the first and second amendments to our charter and the proposal to adjourn the special meeting if necessary.

Interests in the Tiptree Transaction That Differ from Your Interests

The Tiptree Transaction involves an issuer tender offer. Our directors and executive officers have interests in the tender offer that are different from your interests as a stockholder, including the following:

•	Flint D. Besecker, the chairman of the board, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Salvatore (Torey) V. Riso, Jr., our chief executive officer, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Paul F. Hughes, our chief financial officer, holds a performance share award that entitles him to receive 6,000 additional shares, which will represent $54,000 in value if the tender offer is completed.

In addition, our manager, CIT Healthcare LLC, has interests in the Tiptree Transaction that are different from your interests as a stockholder. Our manager acquired a warrant, dated September 30, 2008, to purchase 435,000 shares of our common stock at an exercise price of $17.00 per share. On March 16, 2010, our manager entered into a warrant purchase agreement with Tiptree, pursuant to which our manager will sell its warrant to purchase the 435,000 shares of our company’s common stock in exchange for $100,000 effective upon the closing of the Tiptree Transaction.

Consequently, these individuals and our manager may be more likely to support the Tiptree Transaction than might otherwise be the case if they did not expect to receive those payments. Our board of directors and the special committee each was aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Proposal One: Issuance of Care Common Stock to Tiptree — Interests of Certain Persons in the Tiptree Transaction” on page 51.

Risk Factors

For more information on the risks associated with the Tiptree Transaction, see the section entitled “Risk Factors” on page 31 below.

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RISK FACTORS

There are many risks associated with our business, the plan of liquidation, the transaction with Tiptree, the conflicts of interests that arise out of our relationship with our external manager, CIT Healthcare LLC, the healthcare industry in general, our healthcare-related investments in particular and our tax status as a REIT. These risks are described in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2009, which accompanies this proxy statement and is incorporated herein by reference. In addition to these risks, you should consider the following additional risks associated with the proposed Tiptree Transaction when deciding how to vote on that proposal, the abandonment of the plan of liquidation proposal and the proposals to amend our charter.

Risks Related to the Tiptree Transaction

The Tiptree Transaction is subject to conditions, and there can be no assurance that these conditions will be satisfied.

Pursuant to the purchase and sale agreement, Tiptree’s obligation to purchase common stock is subject to the satisfaction of the following conditions, among others: (i) the representations and warranties of the company in the purchase and sale agreement being true and correct; (ii) the company performing all covenants and obligations required to be performed under the purchase and sale agreement, (iii) the registration rights agreement remaining in full force and effect, (iv) the receipt of certain consents and approvals, (v) the absence of a Company Material Adverse Effect (as defined in the purchase and sale agreement), (vi) the resignation of at least three of our current directors and the appointment by Care’s board of directors of candidates acceptable to Tiptree to fill the resulting vacancies, (vii) the receipt of an opinion of counsel regarding the validity of the shares issued to Tiptree, (viii) the absence of any restraining orders or injunctions relating to the contemplated transactions, (ix) the receipt by Tiptree of a certificate from the company certifying as to the foregoing conditions, and (x) certain conditions to the company’s obligations with respect to the tender offer. If any one or more of these conditions is not satisfied, or waived, then the Tiptree issuance will not be completed and the tender offer will not be consummated. See “The Purchase and Sale Agreement” section below for further information.

The tender offer is subject to conditions, and there can be no assurance that these conditions will be satisfied.

Pursuant to the purchase and sale agreement, our obligation to accept for payment shares validly tendered and not withdrawn on the expiration date of the tender offer is subject to the satisfaction of the following conditions: (i) there being validly tendered and not withdrawn prior to the expiration date a minimum of 10,300,000 shares of our common stock, (ii) Tiptree having deposited in escrow the maximum amount of funds required to be deposited pursuant to the purchase and sale agreement (which Tiptree is only required to do if the conditions to closing of the issuance, including stockholder approval, have been satisfied), (iii) approval by our stockholders of proposal 1, proposal 2 and proposal 3, (iv) any waiting period applicable to the contemplated transactions having expired or been terminated under the Hart-Scott-Rodino Antitrusts Improvements Act of 1976, as amended, (v) the representations and warranties of Tiptree in the purchase and sale agreement being true and accurate, (vi) the performance by Tiptree of the covenants and obligations required under the purchase and sale agreement, (vii) the escrow agreement being in full force and effect, (viii) the receipt of certain consents, (ix) the absence of any temporary restraining order, injunction or court order preventing the consummation of the contemplated transactions, or any statute, rule, regulation, or order preventing or prohibiting the consummation of the contemplated transactions and (x) the absence of any Purchaser Material Adverse Effect (as defined herein). If any one or more of these conditions is not satisfied or, subject to the requirements of the purchase and sale agreement waived, then we will have the right, under certain circumstances, to terminate the tender offer. If we do so, the Tiptree issuance will not be consummated. See “The Purchase and Sale Agreement” section below for further information.

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Even if the conditions to completion of the Tiptree Transaction are satisfied, there can be no assurance that this transaction will be completed in a timely manner, under the same terms, or at all.

There can be no assurance that the Tiptree Transaction will be completed in a timely manner, under the same terms, or at all. If the Tiptree Transaction is terminated for any reason, then the tender offer will also be terminated, and you will not receive the $9.00 purchase price for your common stock in the tender offer.

Our stock may be delisted from the New York Stock Exchange.

Under the rules of the New York Stock Exchange, the exchange may commence delisting proceedings against us if (i) the average closing price of our common stock falls below $1.00 per share over a 30-day consecutive trading period, (ii) our average market capitalization falls below $15 million over a 30-day consecutive trading period, (iii) we fall below 400 stockholders or (iv) we lose our REIT qualification. Notwithstanding the fact that Tiptree has covenanted to us in the purchase and sale agreement to use commercially reasonable efforts to maintain our NYSE listing for one year following the closing of the transaction, if the Tiptree Transaction reduces the number of our total stockholders below 400 holders or we fail to continue to meet any of the other requirements for continued listing, the exchange may commence delisting proceedings against us if we are not able to cure the deficiency in a timely manner. If our common stock is delisted, our stockholders may have difficulty trading our common stock on the secondary market, which could adversely affect both its price and liquidity.

Our stock may have substantially less trading volume and liquidity following the Tiptree Transaction.

Stockholders who choose not to tender their shares in the Tiptree Transaction may experience significantly reduced trading volume and liquidity in our common stock. Following completion of the tender offer, the company may have substantially reduced “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) and will likely have fewer stockholders. Additionally, as a result of the Tiptree Transaction, Tiptree will likely acquire a controlling interest in the company. These factors may reduce the volume of trading in our shares and make it more difficult to buy or sell significant amounts of our shares without materially affecting the market price.

We may fail to qualify as a REIT if we have less than 100 beneficial owners of our common stock.

The Code requires that all REITs have a minimum of 100 beneficial owners of common stock for at least 335 days out of any tax year. If the Tiptree Transaction results in us having fewer than 100 beneficial owners, and we are not able to cure this deficiency in a timely manner, we may fail to qualify as a REIT for our tax year ending December 31, 2010, including the portion of such year preceding the closing of the tender offer, or a subsequent year. In this respect, proposal 3 would remove from our charter the REIT protective provision that prohibits any transfer of capital stock that would cause the company to be beneficially owned by less than 100 stockholders. Proposal 4 would reinstate the REIT protective charter provision 20 calendar days after the consummation of the Tiptree Transaction in order to protect our REIT status going forward.

Loss of our status as a REIT would have significant adverse consequences to us and the value of our common stock.

If we lose our status as a REIT, we will face serious tax consequences that may substantially reduce the funds available for satisfying our obligations and for distribution to our stockholders for each of the years involved because:

•	We would be subject to federal income tax as a regular corporation and could face substantial tax liability;

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•	We would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

•	We also could be subject to the federal alternative minimum tax and possibly increased state and local taxes;

•	Corporate subsidiaries could be treated as separate taxable corporations for U.S. federal income tax purposes;

•	Any resulting corporate tax liability could be substantial and could reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock; and

•	Unless we are entitled to relief under statutory provisions, we will not be able to elect REIT status for four taxable years following the year during which we were disqualified.

In addition, if we fail to qualify as a REIT, all distributions to stockholders would continue to be treated as dividends to the extent of our current and accumulated earning and profits, although corporate stockholders may be eligible for the dividends received deduction and individual stockholders may be eligible for taxation at the rates generally applicable to long-term capital gains through 2010 (currently at a maximum rate of 15%) with respect to dividend distributions. We would no longer be required to pay dividends to maintain REIT status.

We may be limited in our ability to use our losses and credits against future income and gain as a result of the issuance of our shares to Tiptree and the redemption of our shares pursuant to the tender offer.

The Code limits the amount of losses and credits generated before a 50% change in ownership of a corporation that can be used to offset post-change income and gain. In general, the annual limitation is equal to the value of the corporation immediately prior to the ownership change multiplied by the long-term tax-exempt rate, as published in the Federal Register (currently 4.03%). We anticipate that the issuance of our shares to Tiptree, combined with the reduction in our outstanding shares as a result of the tender offer, will result in such an ownership change. Accordingly, the amount of post-change income and gain that may be offset by our pre-change tax assets may be lower than if no change in ownership had occurred.

We intend to terminate our relationship with CIT Healthcare LLC (“CIT Healthcare”), our existing manager, in connection with the Tiptree Transaction, and it is intended that we will thereafter be managed by an affiliate of Tiptree. There is no guarantee that the new manager will be successful in operating the Company or will operate our business consistent with past practice.

If the Tiptree Transaction is consummated, the company intends to terminate its existing management agreement with CIT Healthcare, hire certain employees and enter into a management agreement with TREIT Management, LLC (“TREIT Management”), an affiliate of Tiptree Capital Management, LLC (“Tiptree Capital”), which is the manager of Tiptree. We expect to provide CIT Healthcare with a notice of termination of the management agreement, and TREIT Management will transition into the role of manager over an approximately 60-day transition period. Notwithstanding the asset management, credit-related and other relevant experience of Tiptree’s affiliates and their personnel, TREIT Management has not previously managed our existing assets and therefore has limited familiarity and experience with those assets. Accordingly, TREIT Management may not be as successful in managing our assets or business generally as a manager or persons with more familiarity and experience with those assets or our business. Furthermore, TREIT Management and its affiliates may not be successful in hiring or retaining qualified employees to manage our business. If TREIT Management is unable to successfully manage our business, it could materially adversely affect our business, financial condition and results of operations, which could adversely affect the price of our common stock.

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Our new management agreement with TREIT Management will be with an affiliate and will therefore not have the benefit of arms length negotiations.

The new management agreement with TREIT Management will be negotiated between related parties, given the ownership of our company by Tiptree following the consummation of the Tiptree Transaction, although it is expected that our independent directors will be required to approve the agreement. As a result, the company will not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party and the terms, including fees payable, may not be as favorable as if we did engage in negotiations with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under a management agreement with TREIT Management because of our desire to maintain our ongoing relationship with our manager.

We may encounter conflicts of interest in connection with our being managed by TREIT Management.

We anticipate that the management services to be provided by TREIT Management under its management agreement with us will not be exclusive to the company. TREIT Management and/or its affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment and other business activities that are independent from, and may from time to time conflict with, our business activities and strategies. Certain affiliates of TREIT Management may advise, sponsor, act as manager to or own other investment vehicles and other persons or entities that have investment and/or business objectives that overlap with our business plan and that may, therefore, compete with us for asset acquisition, disposition and other business opportunities. Other vehicles currently managed by affiliates of TREIT Management have investment objectives which may overlap, in part, with our business plan, and future vehicles and/or businesses owned or managed by affiliates of TREIT Management may present similar overlap. We could therefore face a number of conflicts of interest with TREIT Management, Tiptree and/or their other affiliates with respect to the allocation of business opportunities. We could make co-purchases or co-sales alongside funds managed by TREIT Management or its affiliates or otherwise participate in asset acquisitions or dispositions in which such funds have an interest, which could also result in conflicts of interest.

Furthermore, following consummation of the Tiptree Transaction, one or more of our directors and/or our officers also are expected to serve as officers or directors of Tiptree, TREIT Management and/or one or more of their existing or future affiliates. These individuals could therefore have obligations to the investors in such entities which may, in particular circumstances, conflict with our interests or those of stockholders. While our board is expected to have at least two independent directors who are unaffiliated with Tiptree, TREIT Management and/or their affiliates to address potential conflicts of interest, we may be adversely impacted as a result of such conflicts of interest.

Our officers and directors and our manager may have conflicts of interest that may influence their support of the Tiptree Transaction.

Our directors and executive officers have interests in the Tiptree Transaction that are different from your interests as a stockholder, including the following:

•	Flint D. Besecker, the chairman of the board, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Salvatore (Torey) V. Riso, Jr., our chief executive officer, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Paul F. Hughes, our chief financial officer, holds a performance share award that entitles him to receive 6,000 additional shares, which will represent $54,000 in value if the tender offer is completed.

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In addition, our manager, CIT Healthcare LLC, has interests in the Tiptree Transaction that are different from your interests as a stockholder. Our manager acquired a warrant, dated September 30, 2008, to purchase 435,000 shares of our common stock at an exercise price of $17.00 per share. On March 16, 2010, our manager entered into a warrant purchase agreement with Tiptree, pursuant to which our manager will sell its warrant to purchase the 435,000 shares of our company’s common stock in exchange for $100,000 effective upon the closing of the Tiptree Transaction.

Consequently, these individuals and our manager may be more likely to support the Tiptree Transaction than might otherwise be the case if they did not expect to receive those payments. Our board of directors and the special committee each was aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Proposal One: Issuance of Care Common Stock to Tiptree — Interests of Certain Persons in the Tiptree Transaction” on page 50.

Cambridge Holdings may seek to delay or prevent the Tiptree Transaction.

Cambridge Holdings, our partner in the Cambridge medical office building portfolio, has asserted that it possesses the contractual right to approve any transfer, either directly or indirectly, of our interests in the portfolio, including a transfer of control of our company to Tiptree through the issuance of a controlling equity stake in our company and a related issuer tender offer. We disagree with Cambridge Holdings’ assertion and strongly believe that the transactions contemplated hereby do not require the approval of Cambridge Holdings. We contend that Cambridge Holdings does not have the indirect right to control the activities of our company or any of our subsidiaries other than the entity through which we made our direct investment in the portfolio, and therefore Cambridge Holdings does not have the right to approve (or disapprove) of the transactions contemplated hereby. On November 25, 2009, we filed a complaint in federal district court in Texas against Cambridge Holdings and its affiliates seeking, among other things, a declaratory judgment to that effect. On January 27, 2010, Cambridge Holdings answered our complaint, and simultaneously filed counterclaims and a third-party complaint that, among other things, asserts that Cambridge Holdings does have the right to control a business combination and other activities of the parent entities of the entity through which we made our direct investment in the portfolio. On March 22, 2010, a representative of Cambridge Holdings sent a letter to the company asserting that the proposed issuance to Tiptree was in violation of the limited partnership agreements of the Cambridge Holdings’ assets. Cambridge Holdings may therefore seek to delay or prevent the transaction with Tiptree, and if Cambridge Holdings is successful, the related tender offer may similarly be delayed or prevented. See “Legal Proceedings” on page 45 for more information on the litigation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains or incorporates by reference forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “might,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions.

Among many other examples, the following statements are examples of the forward-looking statements in this document:

•	all predictions of the timing of the Tiptree Transaction or the timing of the tender offer;

•	all statements regarding our ability to continue to qualify as a REIT; and

•	all statements regarding future cash flows, future business activities or prospects, future revenues, future working capital, the amount of expenses expected to be incurred, the amount or existence of future contingent liabilities, future actions that may be taken in connection with any litigation, the amount of cash reserves to be established in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the transaction with Tiptree and the related transactions.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described under the caption “Risk Factors” on page 31 as well as throughout this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference (see “Where You Can Find More Available Information” on page 86), and you should consider these important cautionary factors as you read this document.

Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

•	uncertainties in closing the Tiptree Transaction;

•	uncertainties regarding completing the tender offer;

•	uncertainties regarding our ability to continue to qualify as a REIT;

•	availability of qualified personnel;

•	increased rates of default and/or decreased recovery rates on our investments;

•	uncertainties relating to our asset portfolio;

•	uncertainties relating to our operations;

•	uncertainties relating to litigation;

•	uncertainties relating to our stock trading volume;

•	uncertainties relating to our contemplated new manager;

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•	uncertainties relating to domestic and international economic and political conditions;

•	uncertainties regarding the impact of regulations, changes in government policy and industry competition; and

•	other risks detailed from time to time in our reports filed with the SEC.

The cautionary statements contained or incorporated by reference into in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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CAUTIONARY STATEMENT CONCERNING REPRESENTATIONS AND WARRANTIES
CONTAINED IN THE PURCHASE AND SALE AGREEMENT OR IN
THE ANCILLARY AGREEMENTS

You should not rely upon the representations and warranties in the purchase and sale agreement or in any of the ancillary agreements or the descriptions of such representations and warranties in this proxy statement as statements of factual information about us or Tiptree. These representations and warranties were made only for purposes of the purchase and sale agreement and the ancillary agreements, and were made solely to us or to the other parties to the purchase and sale agreement or the ancillary agreements as of the dates indicated therein. The representations and warranties are reproduced and summarized in this proxy statement solely to provide information regarding the terms of such agreements and not to provide you with any other information regarding us or Tiptree. Information about us can be found elsewhere in this proxy statement and in other public filings we make with the SEC. Information about Tiptree can also be found elsewhere in this proxy statement.

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THE SPECIAL MEETING

The enclosed proxy is solicited by our board of directors for use in voting at the special meeting of stockholders to be held on Friday, August 13, 2010, at 9:00 a.m. local time, at the CIT Global Headquarters, 505 Fifth Avenue, Seventh Floor Room C/D, New York, NY 10017, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice.

If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by certain of our directors, officers and the employees of our manager, none of whom will receive additional compensation for these services. We will bear the cost of solicitation of proxies. If the adjournment proposal has been approved and the special meeting is adjourned or postponed, we may solicit additional proxies during the adjournment period.

Voting and Revocability of Proxies

When proxies are properly dated, executed and returned, the shares they represent will be voted at the special meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted “FOR” approval of the issuance to Tiptree proposal, “FOR” approval of the abandonment of the plan of liquidation proposal, “FOR” approval of the first amendment to our charter proposal, “FOR” approval of the second amendment to our charter proposal and “FOR” approval of the adjournment proposal. In addition, if other matters come before the special meeting, the persons named in the accompanying proxy will vote in accordance with their discretion with respect to such matters. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the special meeting, by giving written notice to the secretary of the company prior to the special meeting or by delivering a later dated, properly executed proxy (including an electronically or telephonically authorized proxy).

Each share of common stock outstanding at the close of business on July 8, 2010, the record date, is entitled to one vote on all matters coming before the special meeting. If a share is represented for any purpose at the special meeting it is deemed to be present for quorum purposes and for all other matters as well. A stockholder may abstain with respect to each item, including the issuance to Tiptree proposal, the abandonment of the plan of liquidation proposal, the first amendment to the charter proposal, the second amendment to the charter proposal and the adjournment proposal, submitted for stockholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of an item. The effect of abstentions on the result of the vote with respect to a proposal depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). To obtain approval of the abandonment of the plan of liquidation proposal, the first amendment to our charter proposal, the second amendment to our charter proposal and the adjournment proposal, the affirmative vote of the holders of not less than a majority of the shares of common stock present in person or by proxy at the special meeting and entitled to vote must be cast in favor of the proposals. An abstention from the vote on the abandonment of the plan of liquidation proposal, the first amendment to our charter proposal, the second amendment to the charter proposal and the adjournment proposal would have the same effect as a vote against such proposal. To obtain approval of the issuance to Tiptree, the affirmative vote of at least a majority of the outstanding shares of our common stock is required to approve the issuance, provided that the total vote cast for the issuance represents over 50% in interest of all securities entitled to vote on the proposal. An abstention from the vote on the issuance to Tiptree proposal would have the same effect as a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions will not have any effect on the result of the vote.

Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly

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executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising its discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” all of the proposals and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the issuance to Tiptree, the abandonment of the plan of liquidation and the first and second amendments to our charter are all matters for which brokers are prohibited from exercising their discretion. Therefore, stockholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against the issuance to Tiptree proposal, the abandonment of the plan of liquidation proposal, the first amendment to our charter proposal and the second amendment to our charter proposal. For purposes of the abandonment of the plan of liquidation proposal, the first and second amendments to our charter proposals and the adjournment proposal, a broker non-vote will have the same effect as a vote against the proposals. For purposes of the vote on the issuance to Tiptree proposal, broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

To obtain approval of the abandonment of the plan of liquidation and the first and second amendments to our charter proposals, the affirmative vote of the holders of not less than a majority of the shares of common stock present in person or by proxy at the special meeting and entitled to vote must be cast in favor of such proposal, provided that a quorum is present. A stockholder’s failure to return the enclosed proxy card or give instructions to his or her broker or an abstention from voting will have the same effect as an affirmative vote against such proposal and, consequently, the abandonment of the plan of liquidation proposal and the first and second amendments to our charter proposals. To obtain approval of the issuance to Tiptree, the affirmative vote of at least a majority of the outstanding shares of our common stock is required to approve the issuance, provided that the total vote cast for the issuance represents over 50% in interest of all securities entitled to vote on the proposal. A stockholder’s failure to return the enclosed proxy card or give instructions to his or her broker or an abstention from voting will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote.

Approval of the abandonment of the plan of liquidation proposal is conditioned on the issuance to Tiptree proposal being approved by our stockholders. If our stockholders do not approve the issuance to Tiptree, or if the purchase and sale agreement is terminated prior to the date of the meeting, then we would consider the abandonment of the plan of liquidation proposal moot, and votes for that proposal would not be counted. Approval of each of the first and second amendments to our charter proposals is conditioned on the issuance to Tiptree proposal and the abandonment of the plan of liquidation proposals being approved. If our stockholders do not approve the issuance and the abandonment of the plan of liquidation proposals, or if the purchase and sale agreement is terminated prior to the date of the meeting, then we would consider the amendment to our charter proposal to be moot, and votes for that would not be counted. If our stockholders do not approve the issuance to Tiptree, we may pursue the previously approved plan of liquidation or, upon termination of the purchase and sale agreement continue to pursue other strategic alternatives.

If a quorum is present, a majority of the votes of common stockholders cast at the special meeting is required to approve the adjournment proposal. A vote for any of the issuance to Tiptree, abandonment of the plan of liquidation, first amendment to our charter or second amendment to charter proposals does not count as a vote for the adjournment proposal, nor vice versa. Approval of the adjournment proposal is not a condition to the issuance to Tiptree proposal, abandonment of the plan of liquidation proposal nor the first and second amendments to our charter proposals. Approval of the adjournment

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proposal will permit the adjournment of the special meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the other four proposals.

Assuming a quorum is present, a majority of the votes of common stockholders cast at the special meeting is sufficient to take or authorize action upon any other matter that may properly come before the special meeting, unless our charter, our bylaws or Maryland law requires a greater number for matters of that type.

Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the special meeting in person.

Voting by Mail — stockholders may authorize a proxy by completing the attached proxy card and mailing it to us in the enclosed self-addressed postage-paid return envelope.

Voting by Telephone — stockholders may authorize a proxy by telephone by dialing toll-free 1-800-690-6903 until 11:59 p.m. Eastern Standard Time on August 12, 2010. The touch-tone telephone proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. Stockholders should have their proxy card available when authorizing a proxy by telephone.

Voting by Internet — stockholders may authorize a proxy electronically using the internet at www.proxyvote.com until 11:59 p.m. Eastern Standard Time on August 12, 2010. The internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. Stockholders should have their proxy card available when authorizing a proxy by the internet.

Record Date and Number of Shares Outstanding

Only stockholders of record at the close of business on July 8, 2010 will be entitled to vote at the special meeting. As of the record date, we had 20,235,924 shares of common stock issued and outstanding and entitled to vote.

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DESCRIPTION OF BUSINESS

Our Company

We are an externally managed REIT that was formed to invest in healthcare-related real estate and mortgage debt. We were incorporated in Maryland in March 2007, and we completed our initial public offering of 15,000,000 shares on June 27, 2007 at a price of $15.00 per share resulting in net proceeds, after deducting underwriting discounts, commissions and expenses related to the offering, of about $210 million.

As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Code, to our stockholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates. See “Risk Factors — Risks Related to the Tiptree Transaction.”

The company was originally positioned to make mortgage investments in healthcare-related properties, and to invest in healthcare-related real estate through utilizing the origination platform of its external manager, CIT Healthcare. The company acquired its initial portfolio of mortgage loan assets from its manager in exchange for cash proceeds from our initial public offering and common stock. In response to dislocations in the overall credit market, and in particular the securitized financing markets, in late 2007, the company redirected its focus to place greater emphasis on healthcare-related real estate investments.

We have made investments in three owned healthcare real-estate portfolios since our initial public offering. We have an 85% ownership interest in a real-estate portfolio managed by Cambridge Holdings, which is comprised of nine Class A medical buildings located in the Texas and Louisiana regions. The company also has a 10% ownership interest and a 100% preferred interest in a joint venture with Senior Management Concepts, LLC (“SMC”), which is comprised of four independent living and assisted living facilities in Utah. We also wholly own 14 facilities through sale lease-back transactions with Bickford Senior Living Group, LLC (“Bickford”), that includes assisted living, independent living and Alzheimer facilities in several mid-western states.

Our healthcare-related mortgage portfolio, with an outstanding principal balance of $13.8 million as of March 31, 2010, is comprised of a participation interest in a loan secured primarily by healthcare-related real estate.

Our principal executive offices are located at 505 Fifth Avenue, 6th Floor, New York, New York 10017 and our telephone number is 212-771-0505.

Our Manager

Our manager is a wholly-owned subsidiary of CIT Group. Management services are provided to the company pursuant to an amended and restated management agreement (“management agreement”) which expires on December 31, 2011, unless earlier terminated. The management agreement can be terminated by the company with or without cause. In connection with the transactions contemplated hereby, we intend to terminate our relationship with our existing manager, and an affiliate of Tiptree will become our manager.

Our Mortgage Investments

The company has a participation interest in a healthcare-related first mortgage loan held at the lower of cost or market with an outstanding principal balance of $13.8 million as of March 31, 2010. The loan is variable rate and at March 31, 2010, had a weighted average spread of 4.30% over one month LIBOR, and a maturity of approximately 0.8 year.

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The table below provides information with respect to our mortgage investment as of March 31, 2010.

	Location		Principal	Interest	Maturity
Property Type(a)	City	State	Outstanding (000s).	Rate	Date

SNF/Sr. Appts/ALF	Various	Texas / Louisiana	13,809	L+4.30%	2/1/2011

(a)	SNF refers to skilled nursing facilities, ALF refers to assisted living facilities and Sr. Appts refers to senior living apartments.

Our Equity Investments in Real Estate

Cambridge Medical Office Building Portfolio

We own an 85% equity interest in eight limited liability entities that own nine Class A medical office buildings developed and managed by Cambridge Holdings totaling approximately 767,000 square feet located in Texas (8) and Louisiana (1). These facilities are situated on medical center campuses or adjacent to acute care hospitals or ambulatory surgery centers, and are affiliated with or tenanted by hospital systems and doctor groups. Cambridge Holdings owns the remaining 15% interest in the facilities and operates them under long-term management contracts. Under the terms of the management agreements, Cambridge Holdings acts as the manager and leasing agent of each medical office building, subject to certain removal rights held by us. The medical office building properties were 92% leased at December 31, 2009.

The table below provides information with respect to the Cambridge portfolio as of December 31, 2009:

Weighted average rent per square foot	$24.97
Average square foot per tenant	5,607
Weighted average remaining lease term	6.40	years
Largest tenant as percentage of total rental square feet	9.59%

Lease Maturity Cycle

	Number of			% of Rental
Year	Tenants	Square Ft	Annual Rent	Sq Ft

2010	20	40,911	$945,438	5.79%
2011	23	68,152	1,373,879	9.65%
2012	17	63,119	1,413,491	8.94%
2013	22	93,652	2,015,079	13.26%
2014	11	55,340	1,119,007	7.83%
2015	12	95,672	1,942,418	13.54%
2016	11	58,659	1,266,502	8.30%
2017	3	28,814	1,122,080	4.08%
2018	3	55,444	1,498,062	7.85%
2019	0	—	—	—
Thereafter	4	146,660	4,945,036	20.76%

				100.0%

We invested $72.4 million in cash and equity for our interests in the Cambridge portfolio, which consisted of $61.9 million of cash as well as commitments to issue 700,000 operating partnership units to Cambridge Holdings, subject to the underlying properties achieving certain performance hurdles, with a stated value of $10.5 million ($15.00 per unit), which were deemed to have a fair value of $2.9 million at December 31, 2007. The operating partnership units are held in escrow and, subject to our right to cancel units under certain circumstances, will be released to Cambridge Holdings upon termination of the escrow agreement on December 31, 2014 or upon the achievement of certain performance measures. Under the terms of our investment, we receive an initial preferred minimum

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return of 8.0% on capital invested with 2.0% per annum escalations until the earlier of December 31, 2014 or when the entities have generated sufficient cash to provide the preferred return without reliance on the credit support for four of six consecutive quarters, with total cash generated from the portfolio for the six quarters sufficient to cover the preferred return over that period. Thereafter, our preferred return converts to a pari-passu return with cash flow distributed 85% to us and 15% to Cambridge Holdings.

Under the terms of our investment, Cambridge Holdings was provided the contractual right to put its 15% interest in the properties to us at an agreed upon market or appraised value in the event we were to enter into a change in control transaction or we were to attempt to sell our interest in the real-estate portfolio to a third party. As provided under the terms of the documents relating to the investment in the Cambridge portfolio, we provided notice to Cambridge Holdings in May 2009 in connection with a change in control transaction being negotiated at that time with a third party. Cambridge Holdings did not exercise its right to put its 15% interest to us at that time, and, as a result, we believe that Cambridge Holdings’ contractual put right has now expired.

On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Saada Parties, seeking declaratory judgments that (i) we have the right to engage in a business combination transaction involving our company or a sale of our wholly owned subsidiary that serves as the general partner of the partnership that holds the direct investment in the portfolio without the approval of the Saada Parties, (ii) the contractual right of the Saada Parties to put their interests in the Cambridge medical office building portfolio has expired and (iii) the operating partnership units held by the Saada Parties do not entitle them to receive any special cash distributions made to our stockholders. We also brought affirmative claims for tortious interference by the Saada Parties with a prospective contract and for their breach of the implied covenant of good faith and fair dealing.

On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed Counterclaims that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and board chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are largely the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally.

See “Risk Factors — Risks Related to the Tiptree Transaction,” and “Risk Factors — Legal Proceedings” for more detail.

Senior Management Concepts Senior Living Portfolio

We own interests in four independent and assisted living facilities located in Utah and operated by SMC, a privately held operator of senior housing facilities. The four facilities contain approximately 243 independent living units and 165 assisted living units, and each facility is 100% private pay. Affiliates of SMC have entered into 15-year leases on the facilities that expire in 2022. These facilities are 89% occupied as of December 31, 2009.

We paid $6.8 million in exchange for 100% of the preferred equity interests and 10% of the common equity interests in the joint venture. We receive a preferred return of 15.0% on our invested capital and an additional common equity return payable for up to ten years equal to 10.0% of projected free cash flow after payment of debt service and the preferred return. Subject to certain conditions being met, our preferred equity interest is subject to redemption at par beginning on January 1, 2010, and we retain an option to put our preferred equity interest to our partner at par any time beginning on January 1, 2016. If our preferred equity interest is redeemed, we have the right to put our common equity interests to our partner within thirty days after notice at fair market value as determined by a third-party appraiser.

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Bickford Senior Living Portfolio

We acquired 14 assisted living, independent living and Alzheimer facilities from Eby Realty Group, LLC, an affiliate of Bickford (“Eby”), a privately owned operator of senior housing facilities, in two sale-leaseback transactions in June 2008 and September 2008. We have leased back the twelve facilities we acquired in June 2008 and the two facilities we acquired in September 2008 to Eby through a master lease agreement for 15 years and 14.75 years, respectively, with four 10-year extension options. The portfolio, developed and managed by Bickford, contains 643 units and is located in Illinois (5), Indiana (1), Iowa (6) and Nebraska (2). The portfolio, which is 100% private pay, was 89% occupied as of December 31, 2009.

Under the terms of the master lease, the current minimum rent due on the 14 Bickford properties is $9.4 million, or a base lease rate of 8.46%. Base rent during the initial 15 year lease term increases at the rate of three percent per year. We also receive additional base rent of 0.26% per year, increasing at the rate of three percent per year during the initial term of the master lease. The additional base rent accrues during the first three years of the lease term and shall be paid out in years four and five of the initial lease term. The master lease is a “triple net” lease, and, as such, the master lessee is responsible for all taxes, insurance, utilities, maintenance and capital costs relating to the facilities. The obligations of the master lessee under the master lease are also secured by all assets of the master lessee and the subtenant facility operators, and, pending achievement of certain lease coverage ratios, by a second mortgage on another Eby project and a pledge of minority interests in six unrelated Eby projects.

The purchase price for these acquisitions was $111.0 million, and Eby has the opportunity under an earn out agreement to receive an additional $7.2 million based on the performance of the properties and under certain other conditions, which have not been met as of May 31, 2010.

Legal Proceedings

On September 18, 2007, a class action complaint for violations of federal securities laws was filed in the United States District Court, Southern District of New York alleging that the Registration Statement relating to the initial public offering of shares of our common stock, filed on June 21, 2007, failed to disclose that certain of the assets in the contributed portfolio were materially impaired and overvalued and that we were experiencing increasing difficulty in securing our warehouse financing lines. On January 18, 2008, the court entered an order appointing co-lead plaintiffs and co-lead counsel. On February 19, 2008, the co-lead plaintiffs filed an amended complaint citing additional evidentiary support for the allegations in the complaint. We believe the complaint and allegations are without merit and intend to defend against the complaint and allegations vigorously. We filed a motion to dismiss the complaint on April 22, 2008. The plaintiffs filed an opposition to our motion to dismiss on July 9, 2008, to which we filed our reply on September 10, 2008. On March 4, 2009, the court denied our motion to dismiss. Care filed its answer on April 15, 2009. At a conference held on May 15, 2009, the Court ordered the parties to make a joint submission (the “Joint Statement”) setting forth: (i) the specific statements that Plaintiffs claim are false and misleading; (ii) the facts on which Plaintiffs rely as showing each alleged misstatement was false and misleading; and (iii) the facts on which Defendants rely as showing those statements were true. The parties filed the Joint Statement on June 3, 2009. On July 31, 2009, the parties entered into a stipulation that narrowed the scope of the proceeding to the single issue of the warehouse financing disclosure in the Registration Statement. Fact discovery closed on April 23, 2010. The Court ordered the parties to file an abbreviated joint pre-trial statement on June 9, 2010, and scheduled a pre-trial conference for June 11, 2010. At the conclusion of the pre-trial conference, the Court asked the parties to agree on a summary judgment briefing schedule. The parties have since agreed, and the Court has ordered, that the Defendants file their motion for summary judgment on July 9, 2010 Plaintiffs file their opposition on August 6, 2010 and Defendants file their reply on August 27, 2010.

On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Saada Parties, seeking declaratory judgments that (i) we have the right to engage in a business combination transaction involving our company or a sale of our wholly owned subsidiary that

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serves as the general partner of the partnership that holds the direct investment in the portfolio without the approval of the Saada Parties, (ii) the contractual right of the Saada Parties to put their interests in the Cambridge medical office building portfolio has expired and (iii) the operating partnership units held by the Saada Parties do not entitle them to receive any special cash distributions made to our stockholders. We also brought affirmative claims for tortious interference by the Saada Parties with a prospective contract and for their breach of the implied covenant of good faith and fair dealing.

On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed Counterclaims that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and board chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are largely the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally.

The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on our current assets to be disposed as part of any future liquidation of Care, including all proceeds from those assets. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In addition, the Saada Parties filed a motion to dismiss our tortious interference and breach of the implied covenant of good faith and fair dealing claims on January 27, 2010. In response to the Counterclaims, we filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims.

On March 22, 2010, we received a letter from Cambridge Holdings, which asserted that the transactions with Tiptree were in violation of our agreements with the Saada Parties.

The Saada Parties filed their opposition to our omnibus motion to dismiss on March 26, 2010, and we filed our response on April 9, 2010.

On April 14, 2010, the Saada Parties’ motion to dismiss was denied and our motion to dismiss was also denied.

On April 27, 2010, we filed an answer to the Saada Parties’ third-party complaint. We continue to believe that the arguments advanced by Cambridge Holdings lack merit. See “Risk Factors — Risks Related to the Tiptree Transaction.”

On May 28, 2010, Cambridge Holdings filed a motion for leave to amend its previously-asserted counterclaims and third-party complaint to include a new claim for breach of contract against Care. This proposed new claim asserts that Cambridge Holdings and Care agreed, in October 2009, upon a sale of ERC Sub, L.P.’s 85% limited partnership interest in the Cambridge properties back to Cambridge Holdings for $20 million in cash plus certain other arrangements involving the cancellation of partnership units and existing escrow accounts. The proposed new claim further asserts that Care reneged on this purported agreement after having previously agreed to all of its material terms, thus “breaching” the agreement. Further, the proposed new claim seeks specific performance of the purported contract. Care denies that any agreement of the sort alleged by Cambridge Holdings was ever reached, and Care also believes that the proposed new claim suffers from several deficiencies. Care filed its opposition on June 18, 2010 and Cambridge Holdings replied on July 1, 2010. In the meantime, on June 21, 2010, ERC Sub sought leave to amend its counterclaims to assert a breach of contract action against Cambridge Holdings. Cambridge Holdings did not oppose ERC Sub’s motion.

We are not presently involved in any other material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Unless judgments are rendered against the company in connection with the litigation described above, management believes the costs, if any, incurred by us related to litigation will not materially affect our financial position, operating results or liquidity.

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Selected Financial Data

The following table sets forth selected financial data for the company:

•	As of and for the period from June 22, 2007 (commencement of operations) to December 31, 2007

•	As of and for the years ended December 31, 2009 and 2008.

We derived the selected financial data for the period from June 22, 2007 (commencement of operations) to December 31, 2007 and for the years ended December 31, 2009 and 2008 from our audited financial statements that are included in our Annual Report of Form 10-K for the year ended December 31, 2009, which is incorporated into this proxy statement by reference. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as the sections of the report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Selected Financial Data
Care Investment Trust Inc.

	December 31,
Selected Financial Data(1)	2009	2008	2007

BALANCE SHEET DATA:
Total assets	$315,432,000	$370,906,000	$328,398,000
Mortgage loans outstanding (including loans held for sale)	25,325,000	159,916,000	236,833,000
Credit facility and other debt	81,873,000	119,998,000	25,000,000
Stockholders’ equity	226,793,000	241,132,000	293,335,000

			For the Period
			June 22,
			2007
			(Commencement
	Years Ended		of Operations) to
	December 31		December 31,
	2009	2008	2007

OPERATING DATA (BY PERIOD):
Total Revenue	$20,009,000	$22,259,000	$12,163,000
(Reduction to)/increase in valuation allowance on loans held at LOCOM	(4,046,000)	29,327,000	—
Management fees to related party	2,235,000	4,105,000	2,625,000
Marketing, general and administrative expense	11,653,000	6,623,000	11,714,000
Interest expense including amortization and write-off of deferred financing costs	6,510,000	4,521,000	134,000
Net income (loss)	(2,826,000)	(30,806,000)	(1,557,000)
Net income (loss) per common share — basic and diluted(2)	(0.14)	(1.47)	(0.07)
Distributions declared	13,780,138	14,278,617	3,572,990
Distributions per common share(2)	$0.68	$0.68	$0.17
Weighted average number of shares outstanding(2):
Basic and diluted	20,061,763	20,952,972	20,866,526

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			For the Period
			June 22,
			2007
			(Commencement
	Years Ended		of Operations) to
	December 31		December 31,
	2009	2008	2007

OTHER DATA:
Net cash flows provided by operating activities	$6,654,000	$13,029,000	$11,871,000
Net cash flows provided by (used in) investing activities	135,966,000	(67,925,000)	(227,316,000)
Net cash flows (used) in provided by financing activities	(51,908,000)	71,377,000	230,764,000
Funds from operations(3)	$10,188,000	$(19,832,000)	$(1,557,000)

(1)	The above selected financial data should be read in conjunction with the historical consolidated financial statements and related notes appearing in our Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008 as of December 31, 2009, 2008 and 2007, and for the periods ended December 31, 2009 and 2008 and for the period from June 22, 2007 (commencement of operations) to December 31, 2007.

(2)	Net income (loss) and distributions per share are based upon the weighted average number of shares of common stock outstanding. Distributions by us of the current and accumulated earnings and profits for federal income tax purposes are taxable to our stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of our stockholder’s basis in the shares of common stock to the extent thereof (a return of capital for tax purposes), and thereafter as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s shares. In order to maintain our qualification as a REIT, we must make annual distributions to our stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors our board of directors may deem relevant.

(3)	One of our objectives is to provide cash distributions to our stockholders from cash generated from operations. We believe that Funds From Operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, we believe FFO provides useful information to the investment community about our financial performance when compared with other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results of operations.

Non-cash adjustments to arrive at FFO consisted of adjustments for, depreciation and amortization. For additional information, see “Funds from Operations,” in our Annual Reports on Form 10-K for the year ended December 31, 2009 which includes a reconciliation of our GAAP net income available to our stockholders to FFO for the years ended December 31, 2009 and 2008 and for the period from June 22, 2007 (commencement of operations) to December 31, 2007.

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Ratio of Earnings to Fixed Charges.  The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For purposes of computing this ratio, earnings represent pre-tax income (loss) from continuing operations plus fixed charges. Fixed charges represent interest expensed plus amortization and write off of deferred financing costs over the respective periods.

	Year Ended		Three Months Ended
	December 31,		March 31,
	2009	2008(1)	2010(2)	2009

Ratio of earnings to fixed charges	2.30	(4.09)	(3.36)	2.77

(1)	Due to loss of $30.8 million for the year ended December 31, 2008, the ratio coverage was less than 1:1. The loss is primarily the result of a $29.3 million charge to mark mortgage loans to lower of cost or market. The dollar amount of deficiency in earnings for the year ended December 31, 2008 is $23.0 million.

(2)	Due to the loss of $8.4 million for the three months ended March 31, 2010, the ratio coverage was less than 1:1. The loss is primarily the result of a $7.5 million charge to record the buyout fee payment obligation to CIT Healthcare, the company’s Manager, in accordance with the Second Amended and Restated Management Agreement. The dollar amount of deficiency in earnings for the three months ended March 31, 2010 is $6.3 million.

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PROPOSAL ONE: ISSUANCE OF CARE COMMON STOCK TO TIPTREE

The issuance of shares to Tiptree is contemplated under the purchase and sale agreement, dated March 16, 2010, by and between the company and Tiptree. This summary does not purport to be complete and is qualified in its entirety by reference to (i) the purchase and sale agreement and (ii) the registration rights agreement, dated March 16, 2010, by and between Care and Tiptree, which were filed as Exhibits 10.1 and 10.2, respectively, to our Form 8-K filed on March 16, 2010, and the first amendment to the purchase and sale agreement, dated July 6, 2010, by and between Care and Tiptree, which was filed as Exhibit 10.1 to our Form 8-K filed on July 7, 2010.

Description of Transaction

At the special meeting, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of shares to Tiptree in connection with the Tiptree Transaction. On March 16, 2010, we entered into a purchase and sale agreement with Tiptree providing for a combination of an equity investment by Tiptree in newly issued common stock at $9.00 per share and a cash tender offer by us for up to all of our issued and outstanding shares of common stock at the same price, as long as at least 10,300,000 shares are validly tendered (and not withdrawn) prior to the expiration date of the tender offer and the other conditions to the issuance and tender offer are satisfied or waived. The Tiptree equity investment and the associated tender offer are together referred to as the “Tiptree Transaction.” In connection with the transaction, we intend to terminate our existing management agreement with CIT Healthcare LLC, and it is anticipated that the resulting company will be advised by an affiliate of Tiptree after a 60-day transition period.

Under the purchase and sale agreement, we agreed to sell shares to Tiptree upon completion of the tender offer. The number of shares to be sold to Tiptree will be a minimum of 4,445,000 shares of our common stock at a price of $9.00 per share and is occurring in conjunction with a cash tender offer by us of $9.00 per share for up to all publicly held shares of our company. Tiptree has the option to purchase additional newly issued company shares if less than 16,500,000 shares are tendered in the tender offer to obtain ownership of up to 53.4% of the company, and if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, then Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the number of shares that are tendered (and not withdrawn) in the tender offer.

The following table illustrates the relationship of Tiptree’s expected ownership in the company pursuant to the terms of the purchase and sale agreement and that of existing stockholders following the consummation of the Tiptree Transaction under various tender offer outcomes. The table is for illustration purposes only and should not be relied upon for any prediction of the outcome of the tender offer.

Tiptree and Existing Stockholder Pro-forma Ownership under Assumed Tender Offer Scenarios

Shares Tendered by Existing Stockholders*, **	10,300,000	14,000,000	15,000,000	16,500,000	17,000,000	18,000,000	19,000,000
Shares Purchased by Tiptree	11,420,000	7,180,500	6,034,000	4,445,000	4,445,000	4,445,000	5,445,000
Existing Stockholder Pro-forma Ownership	46.6%	46.6%	46.6%	45.9%	42.4%	33.8%	18.9%
Tiptree Pro-forma Ownership	53.4%	53.4%	53.4%	54.1%	57.6%	66.2%	81.1%

*	If less than 16,500,000 shares are tendered, Tiptree is required to purchase 4,445,000 shares and has the option to increase its share purchase in order to acquire an aggregate of up to 53.4% ownership interest in the company on a fully diluted basis.

**	If more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, Tiptree is required to purchase 4,445,000 shares and must purchase the number of shares equal to the difference between the actual number of shares tendered (and not withdrawn) in the tender offer and 18,000,000 in order to fund the purchase of shares by the company in the tender offer.

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In addition, we entered into a registration rights agreement with Tiptree on March 16, 2010, which provides Tiptree with certain rights to cause us to register the shares of common stock to be issued to Tiptree in connection with the transaction, subject to the closing of the transaction.

About Tiptree

Formed in 2007, Tiptree is a diversified financial services holding company that primarily focuses on the acquisition of majority control equity interests in financial businesses. Tiptree’s objective is to acquire financial services firms with strong business models and predictable economics that have capital needs or whose shareholders would benefit from a strategic partner and liquidity. Tiptree’s business plan is to be a well-capitalized, stable, majority owner and strategic partner for a diversified, independently managed group of financial services firms for which Tiptree’s access to capital and financial expertise can facilitate creating a stronger business. Tiptree’s primary focus is on five sectors of financial services: insurance, tax exempt finance, real estate, corporate loans and banking and specialty finance. Tiptree’s holdings include a structured corporate loan portfolio and Muni Funding Company of America, LLC, a municipal finance company. In June 2010, Tiptree acquired PFG Holdings, Inc., which develops and administers private placement insurance and annuities for ultra-high net worth and institutional clients. Tiptree is owned by a small group of investors, consisting primarily of major financial institutions. Tiptree is externally managed by Tiptree Capital, and we will be advised at least in part by TREIT Management, an affiliate of Tiptree Capital, following the consummation of the Tiptree Transaction, and after a 60-day transition period. We also intend to internalize certain functions by hiring employees to provide accounting, financial, investment or other services.

TREIT Management and Tiptree Capital are wholly-owned subsidiaries of Tricadia Holdings, L.P., an asset management firm founded in 2003 by Michael Barnes and Arif Inayatullah. Tricadia Holdings, L.P. is based in New York, New York and has approximately $5 billion in assets under management and employs approximately 50 professionals.

Interests of Certain Persons in the Tiptree Transaction

In considering the recommendation of our board of directors to approve the issuance of shares to Tiptree in connection with the Tiptree Transaction, our stockholders should consider that, as described below, the approval of the issuance by our stockholders and the closing of the transaction may have certain effects upon our officers and directors that differ from, or are in addition to (and therefore may conflict with), the interests of our stockholders. Our board of directors is aware of these interests and considered them in approving the transaction and recommending the issuance. A majority of the members of our board of directors qualify as independent under the rules of the New York Stock Exchange. In addition, two of the three members of our special committee, which recommended that our board of directors approve the transaction, qualify as independent under the rules of the New York Stock Exchange.

•	Flint D. Besecker, the chairman of the board, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Salvatore (Torey) V. Riso, Jr., our chief executive officer, holds a performance share award that entitles him to receive 10,000 additional shares, which will represent $90,000 in value if the tender offer is completed.

•	Paul F. Hughes, our chief financial officer, holds a performance share award that entitles him to receive 6,000 additional shares, which will represent $54,000 in value if the tender offer is completed.

In addition, our manager, CIT Healthcare LLC, has interests in the Tiptree Transaction that are different from your interests as a stockholder. Our manager acquired a warrant, dated September 30, 2008, to purchase 435,000 shares of our common stock with an exercise price of $17.00 per share. On

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March 16, 2010, our manager entered into a warrant purchase agreement with Tiptree, pursuant to which our manager will sell its warrant to purchase the 435,000 shares of our company’s common stock in exchange for $100,000 effective upon the closing of the Tiptree Transaction.

Consequently, these individuals and our manager may be more likely to support the Tiptree Transaction than might otherwise be the case if they did not expect to receive those payments. Our board of directors and the special committee each was aware of these interests and considered them in making their recommendations.

Recent Securities Transactions.  Based upon our records and upon information provided to us by (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each of our directors and (3) each of our named executive officers as of July 2, 2010, including our former chief executive officer and our former chief investment officer who resigned on December 4, 2009 and March 18, 2010 respectively, and whose beneficial ownership figures are available as of March 25, 2010, neither we nor any of our beneficial owners of more than 5% of our outstanding common stock, nor any director or named executive officer have effected any transactions involving shares of our common stock during the 120 days prior to July 2, 2010, except as described below or incorporated by reference into this Offer to Purchase:

On March 18, 2010 and April 8, 2010, respectively, J. Rainer Twiford, a member of our board of directors, sold 18,334 shares of common stock at $8.92 per share and 1,401 shares of common stock at $8.92 per share, in open market transactions.

On March 18, 2010 and April 8, 2010, respectively, Flint D. Besecker, our chairman, sold 20,000 shares of common stock at $8.91 per share and 1,401 shares of company common stock at $8.92 per share, in open market transactions.

On March 18, 2010, Salvatore (Torey) V. Riso, Jr., our chief executive officer, sold 17,700 shares of common stock at $8.91 per share in an open market transaction.

On March 18, 2010, Paul F. Hughes, our chief financial officer, sold 8,524 shares of common stock at $8.91 per share in an open market transaction.

On March 22, 2010, Steven N. Warden, a member of our board of directors, sold 9,648 shares of common stock at $8.92 per share in an open market transaction.

On April 8, 2010, Gerald E. Bisbee, Jr., PhD., a member of our board of directors, sold 1,401 shares of common stock at $8.92 per share in an open market transaction.

On April 8, 2010, Karen P. Robards, a member of our board of directors, sold 1,401 shares of common stock at $8.92 per share in an open market transaction.

Equity Incentive Plans / Other Arrangements Regarding Securities.

Restricted Stock Grants.  At the time of our initial public offering in June 2007, we issued 133,333 shares of common stock to our manager’s employees, some of whom are officers or directors of Care and we also awarded 15,000 shares of common stock to Care’s independent board members. The shares granted to our manager’s employees had an initial vesting date of June 22, 2010, three years from the date of grant. The shares granted to our independent board members vest ratably on the first, second and third anniversaries of the grant. During the year ended December 31, 2008, 42,000 shares of restricted stock granted to our manager’s employees were forfeited and 10,000 shares vested due to a termination of an officer of the manager without cause. In addition, 20,000 shares of restricted stock were granted to a board member who formerly served as an employee of our manager. These shares had a fair value of $183,000 at issuance and had an initial vesting date of June 27, 2010. On January 28, 2010, our shareholders approved the plan of liquidation. Under the terms of each of these awards, the approval of the plan of liquidation by our stockholders accelerated the vesting of all outstanding awards on that day.

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Restricted Stock Units.  On April 8, 2008, the compensation committee of the board of directors of Care awarded the company’s chief executive officer, 35,000 shares of restricted stock units (“RSUs”) under the Care Investment Trust Inc. Equity Incentive Plan (“Equity Plan”). The RSUs had a fair value of $385,000 on the grant date. The initial vesting of the award was 50% on the third anniversary of the award and the remaining 50% on the fourth anniversary of the award. Under the terms of these awards, stockholder approval of the plan of liquidation accelerated the vesting of the awards on that day.

On November 5, 2009, the board awarded the chairman of the board of directors 10,000 restricted stock units, which were initially subject to vesting in four equal installments, commencing on November 5, 2010. Under the terms of this award, shareholder approval of the plan of liquidation accelerated the vesting of this award on that day.

Long-Term Equity Incentive Programs.  On May 12, 2008, the compensation committee approved two new long-term equity incentive programs under the Equity Plan. The first program is an annual performance-based RSU award program (the “RSU Award Program”). All RSUs granted under the RSU Award Program included a vesting period of four years. The second program is a three-year performance share plan (the “Performance Share Plan”).

In connection with the initial adoption of the RSU Award Program, certain employees of our manager and its affiliates were granted 68,308 RSUs on the adoption date with a grant date fair value of $0.7 million. 9,242 of these shares were forfeited in 2009. 14,763 of these shares vested in May 2009. Achievement of awards under the 2008 RSU Award Program was based upon the company’s ability to meet both financial (AFFO per share) and strategic (shifting from a mortgage to an equity REIT) performance goals during 2008, as well as on the individual employee’s ability to meet performance goals. In accordance with the 2008 RSU Award Program, 49,961 RSUs and 30,333 RSUs were granted on March 12, 2009 and May 7, 2009, respectively. RSUs granted in connection with the 2008 RSU Award Program were initially subject to the following vesting schedule:

2010	34,840
2011	52,340
2012	52,343
2013	20,074

Under the terms of each of these awards, stockholder approval of the plan of liquidation accelerated the vesting of the awards on that day.

Under the Performance Share Plan, a participant is granted a number of performance shares or units, the settlement of which will depend on the company’s achievement of certain pre-determined financial goals at the end of the three-year performance period. Any shares received in settlement of the performance award will be issued to the participant in early 2011, without any further vesting requirements. With respect to the 2008-2010 performance periods, the performance goals relate to the company’s ability to meet both financial (compound growth in AFFO per share) and share return goals (total shareholder return versus the company’s healthcare equity and mortgage REIT peers). The compensation committee has established threshold, target and maximum levels of performance. If the company meets the threshold level of performance, a participant will earn 50% of the performance share grant if it meets the target level of performance, a participant will earn 100% of the performance share grant and if it achieves the maximum level of performance, a participant will earn 200% of the performance share grant. As of December 31, 2009, no shares have been earned under this plan.

On December 10, 2009, the company granted performance share awards to plan participants for an aggregate amount of 15,000 shares at target levels and an aggregate maximum of 30,000 shares. On February 23, 2009, the terms of the awards were modified such that the awards are now triggered upon the execution, during 2010, of one or more of the following transactions that results in a return of liquidity to the company’s stockholders within the parameters expressed in the agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity

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securities of the company, (ii) a tender offer made directly to the company’s stockholders either by the company or a third party for at least a majority of the company’s issued and outstanding common stock, or (iii) the declaration of aggregate distributions by the company’s board equal to or exceeding $8.00 per share.

As of December 31, 2009, 210,677 shares of our common stock and 197,615 RSUs had been granted pursuant to the Equity Plan and 267,516 shares remain available for future issuances. The Equity Plan will automatically expire on the 10th anniversary of the date it was adopted. Care’s board of directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval in the case of amendments or modifications. We recorded $2.3 million of expense related to compensation and $1.2 million of expense related to remeasurement of grants to fair value for the years ended December 31, 2009 and 2008, respectively, Approximately $0.8 million of the expense recorded in 2009 related to accelerated vesting in the aggregate. All of the shares issued under our Equity Plan are considered non-employee awards. Accordingly, the expense for each period is determined based on the fair value of each share or unit awarded over the required performance period.

Shares Issued to Directors for Board Fees.  On January 5, 2009, April 3, 2009, July 1, 2009, October 1, 2009, January 4, 2010, April 8, 2010 and July 2, 2010, respectively, 9,624, 13,734, 14,418, 9,774, 8,030, 5,604 and 5,772 shares of common stock with an aggregate fair value of approximately $462,500 were granted to our independent directors as part of their annual retainer. Each independent director receives an annual base retainer of $100,000, payable quarterly in arrears, of which 50% is paid in cash and 50% in common stock of Care. Shares granted as part of the annual retainer vest immediately.

Manager Equity Incentive Plan.  Upon completion of our initial public offering in June 2007, approximately 1.3 million shares were made available and we granted 607,690 fully vested shares of our common stock to our manager under the Manager Equity Plan adopted by the company on June 21, 2007 (the “Manager Equity Plan”). These shares are subject to our manager’s right to register the resale of such shares pursuant to a registration rights agreement we entered into with our manager in connection with our initial public offering. At December 31, 2009, 282,945 shares are available for future issuances under the Manager Equity Plan. The Manager Equity Plan will automatically expire on the 10th anniversary of the date it was adopted. Care’s board of directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval in the case of amendments or modifications.

Manager Warrants.  In consideration of an amendment to the CIT Healthcare management agreement and for the manager’s continued and future services to the company, the company granted CIT Healthcare, in its capacity as manager, warrants to purchase 435,000 shares of the company’s common stock at $17.00 per share under the Manager Equity Plan. The Warrant, which is immediately exercisable, expires on September 30, 2018. On March 16, 2010, our manager entered into a warrant purchase agreement with Tiptree, pursuant to which our manager will sell its warrants to purchase the 435,000 shares of our company’s common stock in exchange for $100,000 effective upon the closing of the Tiptree Transaction.

Purchase and Sale Agreement.  The tender offer is being made in connection with the purchase and sale agreement, dated March 16, 2010, by and between Care and Tiptree which provides that Care will issue, and Tiptree will purchase, a minimum of 4,445,000 newly issued shares of the company’s common stock, and may purchase additional shares depending on the number of shares tendered in the tender offer, for a purchase price of $9.00 per share. In that purchase and sale agreement, we agreed to use the proceeds from the issuance of common stock to Tiptree to fund the tender offer for up to all of our outstanding common stock at a fixed price of $9.00 per share. If the tender offer is fully subscribed, Tiptree is expected to own 100% of the issued and outstanding shares of the company’s common stock. See “Certain Effects of the Tender Offer” under “Special Factors.”

Other Agreements, Arrangements or Understandings.  Except for the purchase and sale agreement, outstanding warrants, company Performance Share Awards and company RSUs, and except as

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otherwise described in this proxy statement or incorporated by reference into this proxy statement, neither we nor, to the best of our knowledge, any beneficial owner of 5% or more of our common stock or any of our directors or named executive officers is a party to any agreement, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the tender offer or with respect to any of our securities, including, but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of the securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

Other Transactions with Affiliates

On September 30, 2008, we entered into an amendment to the management agreement with CIT Healthcare, our manager. Pursuant to the terms of the amendment, the base management fee payable to the manager under the management agreement was reduced from a monthly amount equal to 1/12 of 1.75% of Care’s equity to a monthly amount equal to 1/12 of 0.875% of Care’s equity. In addition, pursuant to the terms of the amendment, the incentive fee payable to the manager pursuant to the management agreement was eliminated and the termination fee payable to the manager upon the termination or non-renewal of the management agreement was amended to equal the average annual base management fee as earned by the manager during the two years immediately preceding the most recently completed fiscal quarter prior to the date of termination times three, but in no event less than $15.4 million. No termination fee would be payable if we terminate the management agreement for cause.

In consideration of the amendment and for the manager’s continued and future services to Care, we granted the manager warrants to purchase 435,000 shares of our common stock at $17.00 per share under the manager equity plan adopted by Care on June 21, 2007. See “Equity Incentive Plans / Other Arrangements Regarding Securities” in this section for more information on the manager warrants.

In November 2008, we repurchased 1,000,000 shares of our common stock from GoldenTree Asset Management LP at $8.33 per share pursuant to our share repurchase program.

On January 15, 2010, we entered into an amended and restated management agreement with CIT Healthcare, our manager. Pursuant to the terms of the amended and restated management agreement, which became effective upon approval of the plan of liquidation by our stockholders on January 28, 2010, the base management fee was reduced to a monthly amount equal to (i) $125,000 from February 1, 2010 until the earlier of (x) June 30, 2010 and (y) the date on which four of our six then-existing investments have been sold; then from such date (ii) $100,000 until the earlier of (x) December 31, 2010 and (y) the date on which five of our six then-existing investments have been sold; then from such date (iii) $75,000 until the effective date of expiration or earlier termination of the agreement by either Care or the manager; provided, however, that notwithstanding the foregoing, the base management fee shall remain at $125,000 per month until the later of (a) ninety (90) days after the filing by us of a Form 15 with the SEC; and (b) the date that Care is no longer subject to the reporting requirements of the Exchange Act. In addition, the termination fee payable to the manager upon the termination or non-renewal of the management agreement was replaced by a buyout payment of $7.5 million, payable in installments of (i) $2.5 million upon approval of the plan of liquidation by our stockholders; (ii) $2.5 million upon the earlier of (a) April 1, 2010 and (b) the effective date of the termination of the amended and restated management agreement by either Care or the manager; and (iii) $2.5 million upon the earlier of (a) June 30, 2011 and (b) the effective date of the termination of the amended and restated management agreement by either Care or the manager. The amended and restated management agreement also provided the manager with an incentive fee of $1.5 million if (i) at any time prior to December 31, 2011, the aggregate cash dividends paid by Care to stockholders since the effective date of the amended and restated management agreement equal or exceed $9.25 per share or (ii) as of December 31, 2011, the sum of (x) the aggregate cash dividends paid to Care’s stockholders since the effective date of the amended and restated management agreement and (y) the aggregate distributable cash equals or exceeds $9.25 per share. In the event that the aggregate

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distributable cash equals or exceed $9.25 per share but for the impact of payment of a $1.5 million incentive fee, Care shall pay the manager an incentive fee in an amount that allows the aggregate distributable cash to equal $9.25 per share. Under the amended and restated management agreement, the mortgage purchase agreement by and between us and our manager was terminated and all outstanding notices of our intent to sell additional loans to our manager were rescinded. The amended and restated management agreement shall continue in effect, unless earlier terminated in accordance with the terms thereof, until December 31, 2011.

Source and Amounts of Funds or Other Consideration

In conjunction with the Tiptree Transaction, if the maximum of 20,265,924 shares, or all of the issued and outstanding common stock and performance share awards of the company eligible to be tendered, are purchased in the tender offer at a price of $9.00 per share, the aggregate purchase price for the tendered shares will be approximately $182,393,316. We expect to fund the purchase of shares pursuant to the tender offer and the related fees and expenses from available cash on hand and from the proceeds of the issuance of shares to Tiptree. Upon the satisfaction of certain conditions set forth in the purchase and sale agreement, Tiptree is required to deposit $60,430,932 into escrow to be used to purchase shares.

Tiptree has represented to us that it has, and will have immediately prior to the closing of the issuance to Tiptree, sufficient cash or other sources of immediately available funds to enable it to deposit the $60,430,932 with the escrow agent.

Tiptree has sufficient unencumbered cash, net of short-term accruals and liabilities, to complete the share issuance, which requires it to deposit $60,430,932 in escrow. On May 31, 2010, Tiptree had $100.8 million of unencumbered cash and $4.9 million of short-term accruals and liabilities on its balance sheet.

The following presents Tiptree’s unaudited Balance Sheet as of May 31, 2010:

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TIPTREE FINANCIAL PARTNERS, LP and SUBSIDIARIES

Consolidated Balance Sheet

May 31, 2010
UNAUDITED

Assets
Cash and cash equivalents — unrestricted	$100,827,213
Due from brokers, dealers and trustees	3,799,643
Investments in trading securities, at fair value	93,268,294
Derivative financial instruments, at fair value	6,176,561
Accrued interest receivable	3,361,916
Other Assets	62,342

Total Assets	$207,495,969

Liabilities and Partnership Capital
Liabilities
Derivative financial instruments, at fair value	$720,057
Due to Manager (related party)	3,484,632
Accrued interest payable	305,676
Other liabilities and accrued expenses	431,934

Total Liabilities	4,942,299

Partnership Capital
Limited Partnership Units	136,020,191
Accumulated other comprehensive income	5,548,944
Accumulated income	32,182,607

Total Partnership Capital	173,751,742

Non-controlling Interest	28,801,927
Total Capital	202,553,670

Total Liabilities and Partnership Capital	$207,495,969

Based on Tiptree’s anticipated business activities and expenses through to the closing date of the share purchase, Tiptree will continue to have from May 31, 2010 through the date immediately prior to closing date of the share purchase, access to sufficient cash and funds to enable it to fund its escrow deposit in full.

We do not have any plans to utilize alternative sources of financing to pay for the shares purchased pursuant to the tender offer, as well as related fees and expenses.

Timing of the Tiptree Transaction

In addition to the special meeting of stockholders to be held on August 13, 2010, the Tiptree Transaction includes a tender offer, which will commence at or near the time this solicitation commences, and is scheduled to expire (unless extended) on or about the date of the special meeting. Stockholder approval of the issuance of common stock to Tiptree, the abandonment of our plan of liquidation and the first amendment to our charter are also conditions to the closing of the Tiptree Transaction. There are also additional conditions to the closing of both the tender offer and the Tiptree issuance that must be satisfied or, if applicable, waived, in order for the transaction to be completed (see the section entitled “The Purchase and Sale Agreement” for further information on the conditions to the closing). The tender offer is currently anticipated to expire on August 13, 2010 subject to our rights to extend the offer. Assuming the tender offer is completed and the other conditions to the

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closing of the issuance are satisfied or, if applicable, waived, we anticipate closing the issuance promptly after completion of the tender offer.

Effect of the Issuance Not Being Completed

Stockholder approval of the issuance of shares to Tiptree is a condition to closing the Tiptree Transaction. Therefore, if our stockholders do not approve the proposal to issue shares to Tiptree, we will be unable to complete the Tiptree Transaction and will either continue to pursue the plan of liquidation upon termination of the purchase and sale agreement or consider other strategic alternatives. If the proposal to issue shares to Tiptree is not approved, we will not abandon the plan of liquidation as approved by our stockholders on January 28, 2010.

Board of Directors Upon Closing

Pursuant to the purchase and sale agreement, at least three (3) members of our board of directors must resign as of the closing and the resulting vacancies filled by with candidates acceptable to Tiptree.

Termination of Management Agreement

In conjunction with the Tiptree Transaction, we intend to terminate our existing management agreement with CIT Healthcare, hire certain employees and enter into a management agreement with TREIT Management, an affiliate of Tiptree Capital Management, LLC, which is the manager of Tiptree. We expect to provide notice of termination of the management agreement to CIT Healthcare and TREIT Management will transition into the role of manager over an approximately 60-day transition period.

Absence of Appraisal or Dissenters’ Rights

Section 5.4 of our charter provides that our stockholders shall not be entitled to exercise any preemptive rights, rights of appraisal or similar rights of an objecting stockholder unless provided for by our board of directors. Our board of directors has not provided such rights in connection with the Tiptree Transaction.

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Outstanding Shares, Price Range of Shares; Dividends; Prior Stock Purchases

As of the close of business on July 2, 2010, there were 20,235,924 shares of our common stock issued and outstanding on a fully diluted basis. As of that date, (i) 435,000 shares of common stock were reserved for issuance upon the exercise of company warrants, (ii) no shares of company common stock were reserved for issuance upon vesting and settlement of company RSUs and (iii) 30,000 shares of common stock were reserved for issuance upon the settlement of company performance awards, which will vest concurrently with the Tiptree Transaction. Our shares trade on NYSE under the symbol “CRE.” The following table sets forth, for each of the fiscal quarters indicated, the high and low closing sale prices per share as reported on NYSE:

	Care
	Common Stock
	Market Price
	High	Low

Calendar Year 2008
First Quarter	$12.23	$10.08
Second Quarter	11.50	9.43
Third Quarter	12.00	8.80
Fourth Quarter	11.61	6.85
Calendar Year 2009
First Quarter	$9.30	$4.02
Second Quarter	6.33	4.90
Third Quarter	8.11	5.02
Fourth Quarter	8.55	7.05
Calendar Year 2010
First Quarter	$9.02	$7.65
Second Quarter	$8.96	$8.54

To maintain our qualification as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined before taking into consideration the dividends paid deduction and net capital gains. The following table sets forth, for each of the fiscal quarters indicated, the dividends paid by the company on the common stock. We intend to continue to pay regular quarterly dividends to our stockholders. Before we pay any dividend, whether for federal income tax purposes or otherwise, which would only be paid out of available cash to the extent permitted under our secured credit facility, we must first meet both our operating requirements and any scheduled debt service on our outstanding borrowings.

Care
Common Stock
Dividends Paid

Calendar Year 2008
First Quarter	$0.17
Second Quarter	$0.17
Third Quarter	$0.17
Fourth Quarter	$0.17

2008 Dividend Total	$0.68

Dividends Paid
Calendar Year 2009
First Quarter	—
Second Quarter	$0.17
Third Quarter	$0.34
Fourth Quarter	$0.17

2009 Dividend Total	$0.68

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On November 25, 2008, the company purchased 1,000,000 shares of its common stock from Golden Tree Asset Management, L.P. at a price of $8.33 per share.

On March 16, 2010, the company and Tiptree entered into the purchase and sale agreement, which included, among other things, an agreement that the company would commence and consummate a cash tender offer for up to all outstanding shares of its common stock at a fixed price of $9.00 per share.

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Unaudited Pro Forma Financial Information

The following presents our unaudited pro forma financial information for the year ended December 31, 2009 and as of and for three months ended March 31, 2010. The pro forma statement of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 give effect to the following series of transactions: (i) our tender offer for all of the outstanding shares of our common stock for $9.00 per share and (ii) the issuance to Tiptree of shares of our common stock at a price of $9.00 per share as if each of the transactions had occurred at January 1, 2009. We cannot be certain as to the number of shares which will be tendered in the transaction and have therefore assumed, for the purposes of preparing these pro forma financial statements, that 16,500,000 shares, or approximately 81.5% of our issued and outstanding common stock as of July 2, 2010, will be tendered. The unaudited pro forma balance sheet as of March 31, 2010 has been prepared as if the outstanding shares were tendered, new shares were issued and a change of control occurred at January 1, 2010. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the Care Investment Trust Inc. consolidated financial statements as of December 31, 2009 and 2008 and for each of the years ended December 31, 2009 and 2008 and for the period from June 22, 2007 (Commencement of Operations) to December 31, 2007, including the notes thereto, included in the Care Investment Trust Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and the Care Investment Trust Inc. condensed consolidated financial statements as of March 31, 2010 and for each of the three-month periods ended March 31, 2010 and 2009, including the Notes thereto, included in the Care Investment Trust Inc. Form 10-Q.

Care Investment Trust Inc.
Unaudited Pro Forma Balance Sheet
as of March 31, 2010

	March 31,	Pro Forma
	2010	Adjustments		Pro Forma
	(Unaudited)	(Unaudited)		(Unaudited)
	(dollars in thousands)
Assets:
Real Estate:
Land	$5,020			$5,020
Buildings and improvements	101,000			101,000
Less: accumulated depreciation	(5,239)			(5,239)

Total real estate, net	$101,781	$—		$100,781
Cash and cash equivalents	136,586	(148,500	)(a)	34,517
		40,005	(b)
		6,426	(c)
Investments in loans held at (lower of cost or market)	9,791			9,791
Investments in partially-owned entities	54,505			54,505
Accrued interest receivable	59			59
Deferred financing costs, net of accumulated amortization of $1,155	680			680
Identified intangible assets — leases in place, net	4,388			4,388
Other assets	4,577			4,577

Total assets	$311,267	$(102,069)		$209,198

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	March 31,	Pro Forma
	2010	Adjustments		Pro Forma
	(Unaudited)	(Unaudited)		(Unaudited)
	(dollars in thousands)
Liabilities and Stockholders’ Equity Liabilities:
Borrowings under warehouse line of credit	$—
Mortgage notes payable	81,659			$81,659
Accounts payable and accrued expenses	2,110			2,110
Accrued expenses payable to related party	5,572	(5,000	)(c)	572
Obligation to issue operating partnership units	3,468			3,468
Other liabilities	525			525

Total liabilities	$93,334	$(5,000)		$88,334
Commitments and Contingencies (Note 16)
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 21,284,544 shares issued and 20,224,548 shares outstanding	21	4	(b)	25
Treasury stock	(8,824)			(8,824)
Additional paid-in-capital	301,989	(148,500	)(a)	193,490
		40,001	(b)
Accumulated deficit	(72,253)	11,426	(c)	(63,827)

Total stockholders’ equity	$217,933	$(97,069)		$120,864

Total Liabilities and Stockholders’ Equity	$311,267	$(102,069)		$(209,198)

Notes to Unaudited Pro Forma Balance Sheet as of March 31, 2010

(a)	The adjustment reflects the payment for 16.5 million shares tendered at $9 per share.

(b)	The adjustment reflects the issuance and sale of 4,445,000 shares to Tiptree at $9 per share. Shares issued and outstanding on an actual and pro forma basis are 25,604,647 and 8,103,894, respectively.

(c)	The adjustment reflects the impact on cash and equity of the pro forma entries included in the pro forma statements of operations

Cash	$11,426
Accumulated deficit		$11,426

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Care Investment Trust Inc.

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2009

	Year Ended
	December 31,	Pro Forma
	2009	Adjustments		Pro Forma
	(Audited)	(Unaudited)		(Unaudited)
	(dollars in thousands, except share and per share data)

Revenue
Rental revenue	$12,710			$12,710
Income from investments in loans	7,135			7,135
Other income	164			164

Total revenue	$20,009	$—		$20,009

Expenses
Management fees to related party	2,235	30	(b)	2,265
Marketing, general and administrative (including stock-based compensation expense of $2,270)	11,653	(3,491	)(a)	8,162
Depreciation and amortization	3,375			3,375
Realized (gain) on loans sold	(1,064)
Adjustment to valuation allowance on loans held at (lower of cost or market)	(4,046)			(4,046)

Operating expenses	$12,153	$(3,460)		$9,757
Other (Income)/Expense
Loss from investments in partially-owned entities	4,397			4,397
Unrealized (income)/loss on derivative instruments	(153)			(153)
Interest income	(73)	(17	)(c)	(90)
Interest expense including amortization of deferred financing costs	6,510			6,510

Net (loss)/income	$(2,825)	$3,478		$653
Net (loss)/income per share of common stock
Net (loss)/income per share of common stock	$(0.14)			$0.08

Weighted average common shares outstanding, basic and diluted	20,061,763	(12,055,000	)(d)	8,006,763

Notes to Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2009

(a)	The adjustment reflects the elimination of estimated third party costs incurred to pursue strategic initiatives

Cash	$3,491
Marketing, general and administrative expense		$3,491

(b)	The adjustment reflects the increase to the management fee for the change in equity associated with the loans sold

Management fees to related party	$30
Cash		$30

(c)	The adjustment reflects the income from reinvestment into money market funds of eliminated costs to pursue strategic initiatives

Cash	$17
Interest income		$17

(d)	The adjustment reflects the net impact of 16,500,000 fewer shares outstanding for 365 days in 2009 as a result of the tender offer and an additional 4,445,000 shares outstanding for 365 days in 2009 as a result of the Tiptree issuance.

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Care Investment Trust Inc.

Unaudited Pro Forma Statement of Operations for the Three Months Ended March 31, 2010

	Three Months Ended
	March 31,	Pro Forma
	2010	Adjustments		Pro Forma
	(Unaudited)	(Unaudited)		(Unaudited)
	(dollars in thousands, except share and per share data)

Revenue
Rental revenue	$3,215			$3,215
Income from investments in loans	744			744

Total revenue	$3,959	$—		$3,959

Expenses
Management fee and buyout payment to related party	7,929	(7,500	)(a)	429
Marketing, general and administrative (including stock-based compensation expense of $63)	1,816	(435	)(b)	1,816
Depreciation and amortization	841			841
Realized (gain) on loans sold and repayment of loans	(4)			(4)
Adjustment to valuation allowance on loans held at (lower of cost or market)	(745)			(745)

Operating expenses	$9,837	$(7,935)		$1,902
Other (income)/expense
Loss from investments in partially-owned entities	583			583
Unrealized (income)/loss on derivative instruments	578			578
Interest income	(47)	(13	)(a)	(60)
Interest expense including amortization of deferred financing costs	1,438			1,438

Net (loss)/income	$(8,430)	$7,948		$(482)
Net (loss)/income per share of common stock
Net (loss)/income per share of common stock	$(0.42)			$(0.06)

Weighted average common shares outstanding, basic and diluted	20,205,996	(12,055,000	)(b)	8,150,996

Notes to Unaudited Pro Forma Statement of Operations for the Three Months Ended March 31, 2010

(a)	The adjustment reflects the income from reinvestment into money market funds of eliminated costs to pursue strategic alternatives

Cash	$2,500
Accrued Expenses payable to related party	$5,000
Management fee and buyout payments to related party		$7,500

(b)	The adjustment reflects the elimination of estimated third party costs incurred to pursue strategic initiatives

Cash	435
Marketing, general and administrative expense		435

(c)	The adjustment reflects the income from reinvestment into money market funds of eliminated costs to pursue strategic initiatives

Cash	13
Interest Income		13

(d)	The adjustment reflects the impact of 16,500,000 fewer shares outstanding for 90 days in 2010 and 4,445,000 shares outstanding for 2010

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The book value per share of our common stock will increase from $10.79 as of March 31, 2010 to approximately, $14.83 per share of common stock on a pro forma basis, consisting of the payment of approximately $148.5 million for the purchase of shares tendered, the approximately $11.4 million representing pro-forma impacts to cash and equity associated with the issuance of shares to Tiptree and the tender offer, and the receipt of approximately $40.0 million in payment for the shares issued to Tiptree.

Fees and Expenses.

In conjunction with the Tiptree Transaction, we have incurred or expect to incur the following expenses.

Termination of CIT Healthcare LLC Management Agreement	$2,500,000
Financial Advisory Fees	$4,000,000
Legal Fees	$823,000
Information Agent Fees	$7,000
Depositary Fees	$25,000
Filing Fees	$13,005
Printing and Mailing	$155,000
Accounting Fees	$40,000
Total	$7,563,005

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THE PURCHASE AND SALE AGREEMENT

This section of the proxy statement describes the material provisions of the purchase and sale agreement but does not purport to describe all of the terms of the purchase and sale agreement. The following summary is qualified in its entirety by reference to the complete text of the purchase and sale agreement, which was filed as exhibit 10.1 to our Form 8-K filed on March 16, 2010 and the first amendment to the purchase and sale agreement, which was filed as exhibit 10.1 to our Form 8-K filed on July 7, 2010. We urge you to read the full text of the purchase and sale agreement because it is the legal document that governs the transaction. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

The Transaction

On March 16, 2010, we entered into a purchase and sale agreement with Tiptree for the sale of control of our company through a combination of an equity investment by Tiptree in newly issued common stock at $9.00 per share and a cash tender offer by us for up to all of our issued and outstanding shares of common stock at the same price, as long as at least 10,300,000 shares are validly tendered and not withdrawn prior to the expiration date of the tender offer and the other conditions to the issuance and tender offer are satisfied or waived.

Under the purchase and sale agreement, we agreed to sell shares to Tiptree upon completion of the tender offer. The number of shares to be sold to Tiptree will be a minimum of 4,445,000 shares of our common stock at a price of $9.00 per share in conjunction with a cash tender offer by us of $9.00 per share for up to all publicly held shares of our company. Tiptree has the option to purchase additional newly issued company shares if less than 16,500,000 shares are tendered in the tender offer in order to obtain ownership of up to 53.4% of the company, and if more than 18,000,000 shares are tendered (and not withdrawn) in the tender offer, then Tiptree must purchase additional newly issued company shares equal to the difference between 18,000,000 and the number of shares that are tendered (and not withdrawn) in the tender offer.

Tiptree has sufficient unencumbered cash, net of short-term accruals and liabilities, to complete the share issuance, which requires it to deposit $60,430,932 in escrow. As of May 31, 2010, Tiptree had $100.8 million of unencumbered cash and $4.9 million of short-term accruals and liabilities recorded on its balance sheet.

Based on Tiptree’s anticipated business activities and expenses through to the closing date of the share purchase, Tiptree will continue to have from May 31, 2010 through the date immediately prior to closing date of the share purchase, access to sufficient cash and funds to enable it to fund its escrow deposit in full.

Closing

The issuance to Tiptree will close upon the acceptance for payment of the shares validly tendered and not withdrawn as of the expiration of the tender offer, which shall occur upon satisfaction or waiver of the conditions set forth in “Conditions to Closing” below.

Conditions to Closing

Based on our cash on hand as of March 31, 2010, if more than 15,100,000 shares are tendered in the tender offer, we will need to use some or all of the proceeds from the Tiptree share issuance transaction to purchase such additional shares. As a result, one of the conditions to our obligation to accept and pay for the shares in the tender offer is the deposit by Tiptree of the maximum purchase price for the shares to be issued to it into escrow. Tiptree is contractually obligated, pursuant to the terms of the purchase and sale agreement, to deposit the funds into escrow, subject only to certain customary conditions, including conditions that provide Tiptree with comfort that the tender offer will close and permit it to

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obtain the minimum ownership interest in the company that it seeks. Tiptree has represented to Care under the purchase and sale agreement, and demonstrated through financial statements, that it has sufficient cash to deposit the required funds into escrow. See “Source and Amount of Funds and Other Considerations”.

Care’s obligation to accept for payment and pay for the shares validly tendered and not withdrawn in the tender offer is subject to the satisfaction or waiver of the following conditions set forth in the purchase and sale agreement, each of which must be satisfied or, subject to the requirements of the purchase and sale agreement, waived by Care prior to the expiration date of the tender offer:

•	a minimum of 10,300,000 shares of our company common stock shall have been validly tendered (and not withdrawn) in the tender offer; (Condition 1)

•	Tiptree must have delivered $60,430,932 and a joint written declaration to BNY Mellon Shareowner Services, the escrow agent; (Condition 2)

•	our stockholders must have approved the issuance to Tiptree proposal, the abandonment of the liquidation proposal and the first amendment proposal set forth in this proxy statement; (Condition 3)

•	there must be no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction that prevents the consummation of the transaction; (Condition 4)

•	there must be no statute, rule, regulation or order enacted or enforced which prevents or prohibits the consummation of the transaction and that remains in effect; (Condition 5)

•	any applicable waiting period under the HSR Act shall have expired or been terminated, and any approvals and consents required to be obtained under the antitrust laws before the transaction can be consummated shall have been obtained; (Condition 6)

•	Tiptree’s representations and warranties contained in the purchase and sale agreement must be true and correct, except where the failure of such representations and warranties to be true and correct, taken as a whole, would not reasonably be expected to cause a material adverse effect on the ability of Tiptree to timely consummate the transaction or otherwise comply, in all material respects, with the terms and conditions of the purchase and sale agreement; (Condition 7)

•	each of the covenants and obligations that Tiptree is required to perform or to comply with pursuant to the purchase and sale agreement at or prior to the date that the company accepts for payment all of the shares of company common stock validly tendered pursuant to the tender offer shall have been duly performed or complied with in all respects, except to the extent the non-performance thereof would not be material to the transaction; (Condition 8)

•	each of Tiptree and the company must have obtained certain required consents; (Condition 9)

•	the escrow agreement, entered into by and among the company, Tiptree, and BNY Mellon Shareowner Services, in its capacity as escrow agent, must be in full force and effect, which it is as of the date of this proxy statement; and (Condition 10)

•	since March 16, 2010, there must not have occurred an event or development that has had or would reasonably be expected to have a material adverse effect on the ability of Tiptree to timely consummate the transaction or otherwise comply, in all material respects, with the terms and conditions of the purchase and sale agreement. (Condition 11)

Upon acceptance by the company for payment of the shares validly tendered and not withdrawn in the offer, the company must issue to Tiptree the shares required to be sold to it under the purchase and sale agreement.

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The obligation of Tiptree to deposit $60,430,932 with the escrow agent is subject to the satisfaction (or waiver by Tiptree) at or prior to the time such deposit is required of each of the following conditions:

•	our representations and warranties contained in the purchase and sale agreement are true and correct, except where the failure of such representations and warranties to be true and correct, taken as a whole, would not reasonably be expected to have any effect that is material and adverse to the assets, business, results of operations or financial condition of the company and its subsidiaries taken as a whole or that prevents or materially delays or materially impairs the ability of the company to consummate the transaction subject to certain exceptions set forth in the purchase and sale agreement (a “Company Material Adverse Effect”);

•	we must have performed or complied with each of our covenants and obligations that we are required to perform or comply with pursuant to the purchase and sale agreement at or prior to the time that such deposit is required except to the extent that non-performance would not be material to the transaction or result in a Company Material Adverse Effect;

•	the registration rights agreement entered into by and between the company and Tiptree and the escrow agreement among the company, Tiptree and BNY Shareowner Services must be in full force and effect;

•	between March 16, 2010 and the time that such deposit is required, there must not have occurred any change, event or development that has had or would reasonably be expected to have individually or in the aggregate a Company Material Adverse Effect;

•	at least three (3) members of our board of directors must have resigned and the resulting vacancies shall have been filled with candidates acceptable to Tiptree effective as of the consummation of the share issuance;

•	Tiptree shall have received a legal opinion stating that the shares, when issued, will be duly authorized, fully paid, validly issued and non-assessable and that the shares, when issued, will not have been issued in violation of preemptive rights;

•	there must be no restraining order, preliminary or permanent injunction, or other order issued, enacted, or entered by any governmental entity of competent jurisdiction that prevents the consummation of the transaction and that remains in effect at the time such deposit is required;

•	we must provide Tiptree with a certificate of a duly authorized officer of the company certifying to certain of the foregoing conditions having been satisfied;

•	a minimum of 10,300,000 shares of our company common stock shall have been tendered (and not withdrawn) in the tender offer as of 9:00 a.m. on any date on which the offer is scheduled to expire; and

•	the conditions denoted as Conditions 3-11 above with respect to the tender offer must have been satisfied or waived by Care, subject to the requirements of the purchase and sale agreement.

Once the deposit by Tiptree of $60,430,932 is made into escrow, the only condition to Tiptree’s obligation to purchase the shares to be issued to it is that the company has accepted for payment all shares tendered (and not withdrawn) without waiver or modification of the minimum condition.

As of the date of this proxy statement, the required consents and government approvals have either been obtained or are otherwise not applicable.

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Representations and Warranties of the Company

The purchase and sale agreement contains representations and warranties made by us to Tiptree and representations and warranties made by Tiptree to us. The assertions embodied in those representations and warranties were made solely for purposes of the purchase and sale agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect that is different from the standard generally applicable to public disclosures to stockholders, or because they are used for the purpose of allocating risk between the parties to the purchase and sale agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the purchase and sale agreement as statements of factual information or for any other purpose.

In the purchase and sale agreement, we make representations and warranties relating to, among other things:

•	our and our subsidiaries’ proper corporate organization, good standing and existence;

•	our and our subsidiaries’ corporate power and authority to own our properties and assets and to carry on our business as it is being conducted;

•	our capitalization, including in particular the number of shares of our outstanding common stock and stock options outstanding and the amount and certain terms of our outstanding indebtedness;

•	our corporate power and authority to enter into the purchase and sale agreement, escrow agreement and registration rights agreement and to consummate the transaction;

•	the absence of any violation of, conflict with or defaults under our organizational documents, applicable law or certain agreements as a result of entering into the purchase and sale agreement, escrow agreement and registration rights agreement and consummating the transaction;

•	required regulatory filings and consents and approvals of governmental entities;

•	our SEC filings since June 27, 2007 and the financial statements contained therein;

•	our implementation of certain internal controls over financial reporting and a system of disclosure controls as required by the Securities Exchange Act or 1934, as amended (the “Exchange Act”), and compliance with the Sarbanes-Oxley Act;

•	the absence of certain changes or events since January 1, 2009;

•	the absence of certain liabilities and obligations, other than (i) as set forth on our September 30, 2009 balance sheet, (ii) ordinary course liabilities consistent with past practice since September 30, 2009, (iii) those incurred pursuant to the purchase and sale agreement and (iv) those that do not, individually or in the aggregate, exceed $1 million;

•	disclosure regarding litigation matters and the absence of investigations and proceedings by governmental entities;

•	disclosure of, including the status of, certain tax matters;

•	the absence of employees, the status of company benefit plans and other employee matters;

•	compliance with applicable laws and other regulatory matters;

•	the existence and status of material contracts of the company and its subsidiaries;

•	the status of the material assets owned and leased by us and title to assets;

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•	the status of insurance policies;

•	the absence of undisclosed broker’s and finder’s fees;

•	the accuracy of information regarding the company in certain documents;

•	the status of the company under the Investment Company Act of 1940, as amended;

•	the absence of agreements with affiliated parties; and

•	the inapplicability of anti-takeover statutes or regulations to the purchase and sale agreement and transaction.

Representations and Warranties of Tiptree

In the purchase and sale agreement, Tiptree makes representations and warranties relating to, among other things:

•	its proper organization, good standing and corporate or other power to operate its business;

•	its corporate power and authority to enter into the purchase and sale agreement, escrow agreement and registration rights agreement and to consummate the transaction;

•	the absence of any violation of or conflict with or defaults under any of its organizational documents, applicable law or certain agreements as a result of entering into the purchase and sale agreement escrow agreement and registration rights agreement and consummating the transaction;

•	the absence of approval of any governmental entity or third party necessary for the consummation by Tiptree of the transactions contemplated by the purchase and sale agreement;

•	the absence of any legal proceedings;

•	the absence of broker’s and finder’s fees;

•	the accuracy of information regarding Tiptree in certain documents;

•	the intention of Tiptree to cause the shares of our company common stock to continue to be listed on the NYSE;

•	the fact that it has not relied upon any representations or warranties of our company other than those expressly provided for in the purchase and sale agreement and has conducted its own due diligence efforts and has made its decision to enter into the transaction based upon its own judgment and any advice from its advisors;

•	the sufficiency of its available funds to enable Tiptree to make a deposit of $60,430,932 with the escrow agent; and

•	its status as a sophisticated investor.

Many of our representations and warranties are qualified by a “Company Material Adverse Effect” standard. For purposes of the purchase and sale agreement, “Company Material Adverse Effect” means any effect that is material and adverse to the assets, business, results of operations or financial condition of the company and our subsidiaries taken as a whole or that prevents or materially delays or materially impairs the ability of the company to consummate the transaction; provided, however, that no effect resulting from or relating to the following shall constitute, or be taken into account in determining whether there is or has been, a Company Material Adverse Effect: (i) changes in conditions generally affecting the industry in which we operate or the United States or global economy; (ii) general political, economic or business conditions or changes therein (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God); (iii) general financial or capital market conditions, including interest rates, or

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changes therein; (iv) any changes in applicable law, rules, regulations, or generally accepted accounting principles or other accounting standards, or authoritative interpretations thereof, after the date of the purchase and sale agreement; (v) the negotiation, execution, announcement or performance of the purchase agreement or the performance or consummation of the transaction, any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, with customers, suppliers, lenders, investors or employees; (vi) any failure by us or any of our affiliates to meet any analysts’ expectations or estimates of revenues or earnings, including any failure arising out of changes in the business of the company or any of our affiliates or any changes in their respective credit ratings; (vii) any action or omission required pursuant to the terms of the purchase and sale agreement, or pursuant to the express written request of Tiptree, or any action otherwise taken by Tiptree; (viii) a decrease in the market price of the shares of our common stock; provided, that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any change or effect underlying such a decrease in market price has resulted in, or contributed to, a Company Material Adverse Effect; or (ix) the existence of the litigation with Cambridge or any settlement thereof or any other actions taken or omitted to be taken by us or any of our subsidiaries or any of the Cambridge parties relating to the ownership interest of ERC Sub, L.P. in any Cambridge entity or the ownership of any partnership interests in ERC Sub, L.P. by any of the Cambridge parties; provided, further, however, that changes, events, occurrences or effects set forth in clause (i), (ii), (iii) or (iv) above may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such changes, events, occurrences or effects have a materially disproportionate adverse effect on us and our subsidiaries, taken as a whole, as compared to other participants in the industries in which we and our subsidiaries operate, but only to the extent of such materially disproportionate adverse effect as compared to such other participants; provided, further, however, that the exceptions in clauses (vi) and (viii) shall not prevent or otherwise affect a determination that the underlying cause of any decline, change or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (i) through (ix) above) is a Company Material Adverse Effect.

Conduct of Business Pending the Tiptree Transaction

We have agreed that, subject to certain exceptions, until the earlier of the closing date or the termination of the purchase and sale agreement (except as may be required by law or with the prior consent of Tiptree), we will, and will cause each of our subsidiaries to, conduct our business in the ordinary course consistent with past practice.

We have also agreed that during the same time period, and subject to certain exceptions, we will not, and will not permit any of our subsidiaries to:

•	cause or permit any amendment, modification, alteration or rescission of our certificate of incorporation, bylaws or other charter or organizational documents;

•	declare or pay any dividend or other distribution in respect of our capital stock other than dividends or other distributions by our subsidiary to us or another wholly owned subsidiary and quarterly cash dividends of up to $0.17 per share of our common stock, with record and payment dates consistent with past practice;

•	split, combine or reclassify any of our capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of our capital stock except from former employees, directors or consultants in accordance with agreements in effect on March 16, 2010, and the exercise of any warrants;

•	issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of our capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating us to issue any such shares or other convertible securities, other than (i) pursuant to the exercise of any warrants outstanding or the vesting and settlement of our restricted stock units or performance share awards, (ii) pursuant to our benefit plans, (iii) pursuant to the exercise of any warrants

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outstanding to effectuate a grantee direction upon exercise or for withholding of Taxes, or (iv) pursuant to any other agreements existing as of March 16, 2010 to the extent set forth on a schedule to the purchase and sale agreement;

•	sell, lease, license or otherwise dispose of or encumber any assets having a value in excess of $250,000 in the aggregate;

•	incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any third party, in excess of $250,000 in the aggregate;

•	make any capital expenditures, capital additions or capital improvements except in the ordinary course of business consistent with past practice that do not exceed individually or in the aggregate $250,000;

•	(i) terminate, amend or waive any material right in, or fail to perform any material obligations under, any material contract in a manner that could reasonably be expected to have a Company Material Adverse Effect, or (ii) enter into any material contract;

•	except as required by existing written agreements or company benefit plans, increase the compensation or other benefits payable or provided to our directors or officers or any other person that provides services to us or our subsidiaries;

•	(i) enter into any employment, change of control, severance or retention agreement with any of our or our subsidiaries’ employees or directors or any other person that provides services to us or our subsidiaries, (ii) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any of our or our subsidiaries’ current or former directors, officers or employees or any of their beneficiaries, or (iii) grant any equity or equity based awards;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person or otherwise acquire or agree to acquire any assets;

•	make any change to our financial accounting methods or practices, except as may be required by GAAP, Regulation S-X or any other rule or regulation promulgated by the Securities and Exchange Commission;

•	make or change any material tax elections, apply for or pursue any tax ruling, change any tax identification number, execute any powers of attorney in respect of any tax matter, extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax of the company or our subsidiaries, or take any action which could cause us to fail to qualify as a REIT (other than in connection with or as a result of the transaction with Tiptree), or adopt or change in any material respect any accounting method in respect of taxes;

•	settle or offer to settle the litigation with Cambridge Holdings (other than any settlement that (i) does not require us to pay any material amounts, (ii) would not reasonably be expected to have a Company Material Adverse Effect from and after the settlement date, or (iii) would not require us to waive any material right or to undertake any material obligation);

•	enter into any new line of business or enter into any agreement that restrains, limits or impedes our or any of our subsidiaries’ ability to compete with or conduct any business or line of business;

•	expand the size of our board of directors; or

•	take or agree in writing to take any of the foregoing actions.

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Efforts to Complete the Tiptree Transaction

Subject to the terms and conditions of the purchase and sale agreement, we have agreed to take all action necessary under all applicable laws to call, give notice of and hold a meeting special meeting of the stockholders to vote on the issuance to Tiptree proposal, the abandonment of the liquidation proposal and the first amendment proposal, and to use commercially reasonable efforts to ensure that all proxies solicited in connection with the special meeting of stockholders are solicited in compliance with all applicable laws. In connection with the special meeting, we have prepared this proxy statement and have agreed to recommend the issuance to our stockholders.

In addition, both parties have agreed to, and to cause their respective subsidiaries to, use commercially reasonable efforts to, (i) take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Tiptree Transaction, including obtaining any third party consent which may be required to be obtained in connection with the Tiptree Transaction, to challenge the imposition of any preliminary or permanent injunction or other order of a court of competent jurisdiction preventing the consummation of the transaction (which challenge shall be at the company’s cost and expense), and, subject to the conditions to such party’s obligations set forth in the purchase and sale agreement, to consummate the transaction and (ii) obtain (and cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity which is required to be obtained by either party or any of their respective subsidiaries in connection with the transaction; provided that, in no event shall the company or any of its subsidiaries or Tiptree be required to (a) seek to remove any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction preventing the consummation of the transaction or (b) pay any amounts to any third parties in settlement of pending litigation relating to or arising out of the transaction.

The parties have also agreed to cooperate with each other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings (including any notification required by the HSR Act), to obtain as promptly as practicable all permits, consents, approvals, authorizations of all third parties and governmental entities, and the expiry or termination of all applicable waiting periods, which are required to consummate the transaction. In addition, the parties have agreed that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions and each party will keep the other apprised of the status of matters relating to completion of the transaction.

Both parties have agreed to give prompt notice to the other of (i) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in the purchase and sale agreement to be untrue or inaccurate in a manner that would cause the conditions to Tiptree’s obligations to deposit the $60,430,932 or the conditions to our obligation to accept for payment the shares validly tendered and not withdrawn not to be satisfied as of the relevant date specified in the purchase and sale agreement, or (ii) any failure of Tiptree or the company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under purchase and sale agreement in a manner that would cause the conditions to Tiptree’s obligations to deposit the $60,430,932 or the conditions to our obligation to accept for payment the shares validly tendered and not withdrawn not to be satisfied as of the relevant date specified in the purchase and sale agreement.

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No Solicitation of Alternative Transaction; Superior Proposal

We have agreed, among other things, that we shall not, nor shall we authorize any of our subsidiaries or any of our or our subsidiaries’ executive officers and directors, employees, accountants, counsel, financial advisors, agents or other representatives to:

•	directly or indirectly, solicit, initiate, or encourage any inquiries regarding or the submission of, any takeover proposal;

•	participate in any discussions or negotiations regarding, or furnish to any person any confidential information or data with respect to, or take any other action to knowingly facilitate the making of, a takeover proposal or any inquiry that may reasonably be expected to lead to a takeover proposal; or

•	enter into any agreement with respect to any takeover proposal or approve or resolve to approve any takeover proposal.

Notwithstanding anything to the contrary above, prior to the date that the company accepts for payment all shares of company common stock validly tendered pursuant to the tender offer (and not withdrawn), if the company receives from any third party a written inquiry or takeover proposal that was not solicited in violation of the purchase and sale agreement:

•	the company may contact such third party or its advisors for the purpose of clarifying such inquiry or takeover proposal and the material terms and conditions thereof, so as to determine whether such inquiry or takeover proposal is reasonably likely to lead to a superior proposal and

•	the company may furnish information concerning its business or assets to such third party pursuant to a customary confidentiality agreement with provisions not materially less favorable in the aggregate to the company than the confidentiality agreement it executed with Tiptree, and may negotiate and participate in discussions and negotiations with such third party concerning a takeover proposal, if such third party has submitted a superior proposal, or a takeover proposal that the company’s board of directors determines in good faith (after consultation with its advisors) is reasonably likely to constitute or lead to a superior proposal.

Pursuant to the purchase and sale agreement, the company agreed to promptly (and, in any event, within 72 hours) notify Tiptree if any proposals or offers with respect to a takeover proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the company or any of its representatives including, in connection with such notice, a written summary of the material terms and conditions of any proposals or offers that are not made in writing and copies of any requests, proposals or offers, including proposed agreements, of proposals or offers that are made in writing. The company agreed to keep Tiptree reasonably informed, on a prompt basis, of the status and terms of any proposals or offers (including any amendments thereto) and the status of any discussions, negotiations or developments, as well as to promptly provide Tiptree with any non-public information concerning the company provided to any other third party which was not previously provided to Tiptree.

For purposes of the purchase and sale agreement, “takeover proposal” means any proposal or offer, whether in writing or otherwise, from a third party to acquire beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) of assets that constitute 15% or more of our assets or 15% or more of our common stock or outstanding voting power, whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction.

For purposes of the purchase and sale agreement, “superior proposal” means a bona fide written proposal by a third party to acquire, directly or indirectly, more than 50% of the shares of our common stock then outstanding or of the assets, which (i) our board determines in good faith (after consultation with its advisors) to be more favorable to our stockholders than the transaction with Tiptree and (ii) which, in the good faith judgment of our board, is reasonably likely to be consummated, taking

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into consideration (with respect to both subsections (i) and (ii) above) all financial, regulatory, legal, timing and other aspects of such proposal.

Except as described above, and subject to any additional conditions as described in the purchase and sale agreement, neither our board nor any committee thereof may (i) adopt, approve or recommend, or propose to adopt, approve or recommend, (publicly or otherwise) a takeover proposal, (ii) make any recommendation or public statement in connection with a tender offer or exchange offer by a third party other than a recommendation against such offer or a “stop, look and listen” communication by our board pursuant to Rule 14d-9(f) of the Exchange Act, or (iii) cause or permit the company to enter into any acquisition agreement, merger agreement or similar definitive agreement (other than a confidentiality agreement as described above) relating to any takeover proposal.

Notwithstanding anything in the purchase and sale agreement to the contrary, prior to the date that the company accepts for payment all shares of our common stock validly tendered pursuant to the tender offer (and not withdrawn), our board may take any of the actions in the preceding paragraph if (i) our board has determined in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with our directors’ fiduciary duties to our stockholders and (ii) in the case of the actions referred to in clauses (ii) or (iii) of the preceding paragraph, (a) we shall have received a superior proposal which is pending at the time we determine to take such action, (b) we shall have provided Tiptree with written notice advising Tiptree that our board has received such a superior proposal which it intends to approve, recommend or accept, specifying the identity of the party making the superior proposal and the material terms and conditions thereof, and (c) at least two (2) business days shall have passed following Tiptree’s receipt of such notice (each subsequent material amendment or material revision to such superior proposal will require us to deliver to Tiptree a new notice of superior proposal and result in an additional two (2) business day period from the date of receipt of any such material amendment or material revision) and Tiptree must not have made a binding written offer that our board has concluded in its good faith judgment, after consultation with its financial advisors, is at least as favorable to the our stockholders as such superior proposal.

Governance

As a condition to Tiptree’s obligations under the purchase and sale agreement, at least three of our directors must resign from the board, effective as of closing, and the vacancies shall be filled with candidates acceptable to Tiptree.

Exchange Listing

Tiptree has agreed to use commercially reasonable efforts to cause the shares of our common stock to continue to be listed for trading on the NYSE for a period of one year after the closing date.

Termination of the Purchase and Sale Agreement

The purchase and sale agreement may be terminated before closing by:

•	mutual consent of the company and Tiptree at any time prior to the date on which the company accepts the shares tendered in the tender offer (and not withdrawn);

•	either Tiptree or the company, by written notice, at any time prior to 5:00 p.m. on September 30, 2010 if we have not accepted for payment shares tendered (and not withdrawn) in the tender offer; provided, that the failure to complete the tender offer is not due to the fault of the party requesting termination;

•	Tiptree at any time prior to the date on which Tiptree is required to deposit $60,430,932 in connection with the transaction by written notice to the company, if (i) the company breaches any of its representations, warranties or obligations under the purchase and sale agreement to an extent that would cause certain conditions not to be satisfied and such breach has not been cured within ten (10) business days of receipt by the company of written notice of such breach if such

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breach is capable of cure; provided, that Tiptree’s right to terminate the purchase and sale agreement will not be available to Tiptree if it is at that time in material breach of purchase and sale agreement, (ii) the company’s board shall have withdrawn or modified, or proposed publicly to withdraw or modify, the board’s approval of the transaction in a manner adverse to Tiptree or (iii) the company’s board shall have approved or recommended, or proposed publicly to approve or recommend, a takeover proposal, or within five (5) days of a written request by Tiptree for the company’s board to reaffirm its approval of the transaction following the date on which any takeover proposal, or any material modification thereto, is first publicly announced, published or sent to the stockholders of the company, the company fails to issue a press release that reaffirms its board’s approval of the transaction (which request may only be made once with respect to such takeover proposal absent further material changes or amendments in such takeover proposal);

•	the company at any time prior to the closing date if Tiptree breaches any of its representations, warranties or obligations under the purchase and sale agreement to an extent that would cause the conditions set forth in subsections (e) or (f) of Annex I to the purchase and sale agreement not to be satisfied and Tiptree has not cured such breach within ten (10) business days of receiving written notice of such breach and such breach is capable of cure; provided, that the company cannot terminate the purchase and sale agreement if the company is at that time in material breach of the purchase and sale agreement;

•	the company at any time prior to accepting for payment shares tendered (and not withdrawn) in the tender offer in order to enter into a definitive agreement with respect to a superior proposal in accordance with the purchase and sale agreement; provided, the company has complied with its obligations regarding takeover proposals in the purchase and sale agreement; and

•	either the company or Tiptree at any time prior to the company accepting all shares of its common stock validly tendered pursuant to the tender offer if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transaction as violative of any antitrust law or for any reason other than antitrust law, and such order, decree or ruling has become final and non-appealable.

Termination Fees

In the event of a termination of the purchase and sale agreement, we have agreed to the following:

•	if the termination is due to us entering into a definitive agreement with respect to a superior proposal, our breach of our non-solicitation obligation, our failure to conduct the tender offer, our failure to file a preliminary proxy statement seeking stockholder approval in accordance with the purchase and sale agreement, or our failure to take all action necessary to hold a special meeting of the stockholders to approve the issuance to Tiptree proposal, the abandonment of the liquidation proposal and the first amendment proposal, we will pay Tiptree a $1.6 million termination fee;

•	if the termination follows a publicly announced takeover proposal and is pursuant to: (i) a withdrawal of our board’s approval of the transactions contemplated in the purchase and sale agreement, (ii) our board’s approval of an alternate takeover proposal, or (iii) less than 10,300,000 shares being tendered in the tender offer by August 31, 2010, and within twelve months of terminating the agreement we consummate the transaction contemplated by the takeover proposal, we will pay Tiptree a $1.6 million termination fee;

•	if the termination is due to Tiptree breaching any of its representations, warranties or obligations that would cause the conditions set forth in subsections (e) and (f) Annex I to the purchase and sale agreement not to be satisfied and Tiptree has not cured such breach within

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ten (10) business days after receiving written notice of such breach if such breach is capable of cure, Tiptree will pay us a $1.6 million termination fee; and

•	if the termination is due to the transaction not closing by September 30, 2010 and Tiptree has not obtained its required consents or there has occurred a Purchaser Material Adverse Effect, Tiptree will pay us a $1.6 million termination fee.

Purchaser Material Adverse Effect means any material adverse effect on the ability of Tiptree to timely consummate the Tiptree Transaction or otherwise comply, in all material respects, with the terms and conditions of the purchase and sale agreement.

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THE REGISTRATION RIGHTS AGREEMENT

This section of the proxy statement describes the material provisions of the registration rights agreement but does not purport to describe all of the terms of the registration rights agreement. The following summary is qualified in its entirety by reference to the complete text of the registration rights agreement, which was filed as exhibit 10.2 to our Form 8-K filed on March 16, 2010. We urge you to read the full text of the registration rights agreement. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

Pursuant to the purchase and sale agreement, we have entered into the registration rights agreement with Tiptree concurrently with the execution of the purchase and sale agreement. The registration rights agreement provides Tiptree with certain rights to cause us to register shares of common stock to be issued to Tiptree in connection with the consummation of the Tiptree Transaction.

Demand Registrations

At any time and from time to time, holders representing a majority-in-interest of the to be registrable securities (as defined herein), may request registration under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-11 or any similar other applicable long-form registration statement for the offering of all or any portion of such securities. Within ten days after receiving such written request, we must use commercially reasonable efforts to include in such registration all of the registrable securities with respect to which we have received notice, within 10 days of our notice, and use our commercially reasonable efforts to effect, at the earliest possible date, the registration under the Securities Act. We are obligated to effect this type of registration no more than three times. The term “registrable securities” includes: (i) any of the shares purchased by Tiptree pursuant to the purchase and sale agreement; (ii) any additional shares of our company common stock acquired by Tiptree or any of its affiliates; and (iii) any class of shares of our capital stock or shares of capital stock of a successor to our entire business which may be issued in exchange for any shares or as payment of any dividend on any such shares.

In addition, commencing on the date that we are eligible for short form registration pursuant to Rule 415 of the Securities Act, each holder will be entitled to request registrations under the Securities Act of all or part of its registrable securities; provided, that the anticipated aggregate offering amount exceeds $1,000,000 (net of underwriting discounts and commissions).

The holders representing a majority-in-interest of the registrable securities have the right to request that a demand registration be effected as an underwritten offering at any time. In addition, we may not include in any demand registration securities of any other person, including ourselves, unless holders representing a majority in interest of registrable securities approve of such inclusion.

Piggyback Registrations

If we propose to file a registration statement under the Securities Act with respect to an offering of equity securities for our own account or for our other stockholders, then we are required to give the holders of registrable securities a minimum of ten days notice prior to the anticipated filing date offering such holders the opportunity to register the sale of such number of registrable securities as the holders may request within five days following receipt of such notice. If we decide for any reason not to register or to delay registration of such securities, we must notify the holders of registrable securities and, in the case of our determination not to register, we shall be relieved from our obligation to register the registrable securities, or in the case of our determination to delay the registration, can delay the registration of the registrable securities for the same amount of time.

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Expenses

All registration, filing fees, fees and expenses of compliance with securities or blue sky laws, expenses in preparing, mailing and delivering the registration statement and any other related agreements, and certain other associated expenses incident to our compliance with the registration rights agreement will be paid by us. Each holder will bear its pro rata cost of all underwriting discounts and commissions associated with any sale of registrable shares by such holder.

Indemnification

We have agreed to indemnify each holder of registrable securities, pursuant to a customary indemnification provision, for any Losses (as defined in the registration rights agreement) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission to state a material fact in, any registration statement and other related documents and any amendment thereof or supplement thereto; provided, that we shall not be required to indemnify a holder if the untrue statement is made in conformity with information provided by such holder.

Each holder has agreed to indemnify us, pursuant to a customary indemnification provision, for any Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission to state a material fact in, any registration statement and other related documents and any amendment thereof or supplement thereto if, in each case, such event occurred in conformity with information provided by such holder. The obligations of the holders with respect to indemnification are several and not joint and are limited to the amount of proceeds received by such holder pursuant to the sale of registrable securities by such holder.

Termination

The registration rights agreement will terminate if the transactions contemplated by the purchase and sale agreement have not been consummated and the purchase and sale agreement has been terminated pursuant to its terms.

Recommendations of Our Board of Directors and the Special Committee

OUR SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE ISSUANCE TO TIPTREE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, as of July 2, 2010, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each of our directors, (3) each of our named executive officers (including Mr. Kellman and Mr. McDugall who resigned on December 4, 2009 and March 18, 2010, respectively, and whose beneficial ownership figures are as of March 25, 2010) and (4) our directors and named executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below shall be c/o Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017.

	Amount and Nature
	of Beneficial
	Ownership of	Percent of
Name	Common Stock	Total(1)

CIT Group Inc.(2)
505 5th Avenue, 6th Floor
New York, New York 10017	8,024,040	38.82%
GoldenTree Asset Management LP(3)
300 Park Avenue, 21st Floor
New York, New York 10022	2,741,676	13.55%
Tyndall Capital Partners, L.P.(4)
599 Lexington Avenue, Suite 4100
New York, New York 10022	1,049,000	5.18%
F. Scott Kellman(5)	142,950	*
Flint D. Besecker(6)	13,118	*
Michael P. McDugall(7)	0	*
Salvatore (Torey) V. Riso Jr.(8)	40	*
Paul F. Hughes(9)	0	*
Gerald E. Bisbee, Jr. Ph.D.(10)	22,277	*
Karen P. Robards(10)	22,777	*
J. Rainer Twiford(10)	1,443	*
Steven N. Warden(11)	5,352	*
All Directors and Executive Officers as a Group (9 Persons)	207,957	*

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our common stock outstanding.

(1)	As of July 2, 2010, 20,235,924 shares of common stock were issued and outstanding and entitled to vote. The percent of total for all of the persons listed in the table above is based on such 20,235,924 shares of common stock, except for CIT Group Inc., whose percent of total is based on 20,670,924 shares of common stock, which includes a warrant to purchase 435,000 shares of our common stock. CIT Group Inc. is entitled to vote 7,589,040 shares.

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(2)	In an amendment to Schedule 13D filed on October 2, 2008, CIT Real Estate Holding Corporation and CIT Healthcare LLC, each located at 505 Fifth Avenue, 6th Floor, New York, New York 10017, were deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 6,981,350 and 1,042,690 shares of our common stock, respectively. This amendment to Schedule 13D amended and supplemented the Schedule 13D originally filed on July 9, 2007 and was filed to report the grant to CIT Healthcare LLC of warrants to purchase 435,000 shares of our common stock pursuant to a warrant agreement by and between CIT Group Inc. and the company, dated September 30, 2008. By virtue of its 100% ownership of CIT Real Estate Holding Corporation and CIT Healthcare LLC, CIT Group Inc. was deemed to have shared voting and dispositive power over 8,024,040 shares of our common stock. On March 16, 2010, CIT Group Inc. entered into a warrant purchase agreement with Tiptree, pursuant to which, CIT Group Inc. will sell its warrant to purchase 435,000 shares of our common stock to Tiptree upon the closing of the Tiptree Transaction.

(3)	In an amendment to Schedule 13G filed on April 9, 2010, GoldenTree Asset Management LP was deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 2,741,676 shares of our common stock. By virtue of serving as the general partner of GoldenTree Asset Management LP, GoldenTree Asset Management LLC was deemed to have shared voting and dispositive power over the shares held by GoldenTree Asset Management LP. Likewise, Mr. Steven A. Tananbaum, by virtue of serving as managing member of GoldenTree Asset Management LLC, was deemed to have shared voting and dispositive power over the shares held by GoldenTree Asset Management LP. In a Schedule 13G filed on March 4, 2009, GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Mr. Steven A. Tananbaum, together with GT Asset Management LP and GT Asset Management LLC, reported that they have ceased to be “beneficial owners” of our common stock for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended.

(4)	In a Schedule 13G filed on February 5, 2010, Tyndall Capital Partners, L.P., located at 599 Lexington Avenue, Suite 4100, New York, New York 10022, was deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 1,049,000 shares of our common stock, due to its position as general partner of Tyndall Partners, L.P. and Tyndall Institutional Partners, L.P.

(5)	Mr. Kellman resigned as chief executive officer and president of our company on December 4, 2009. All of Mr. Kellman’s unvested restricted stock and restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. The amount of shares beneficially owned by Mr. Kellman in the table above is as of March 25, 2010.

(6)	All of Mr. Besecker’s unvested restricted stock and restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. Mr. Besecker’s beneficial ownership figure does not reflect the 10,000 shares issuable to him upon settlement of the performance share award granted to him on December 10, 2009.

(7)	Mr. McDugall resigned as chief investment officer of our company on March 18, 2010. All of Mr. McDugall’s unvested restricted stock and restricted stock units vested upon approval of the plan of liquidation by stockholders on January 28, 2010. Mr. McDugall’s beneficial ownership figure does not reflect the performance share award granted to him on December 10, 2009. The amount of shares beneficially owned by Mr. McDugall in the table above is as of March 25, 2010.

(8)	All of Mr. Riso’s unvested restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. Mr. Riso’s beneficial ownership figure does not reflect the 10,000 shares issuable to him upon settlement of the performance share award granted to him on December 10, 2009.

(9)	All of Mr. Hughes’ unvested restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. Mr. Hughes’ beneficial ownership figure does not reflect the 6,000 shares issuable to him upon settlement of the performance share award granted to him on December 10, 2009.

(10)	All of our directors unvested restricted stock vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010.

(11)	All of Mr. Warden’s unvested restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010.

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PROPOSAL TWO: ABANDONMENT OF THE PLAN OF LIQUIDATION

On January 28, 2010, our stockholders approved a plan of liquidation. Our board of directors is recommending that our stockholders abandon the plan of liquidation in favor of the issuance to Tiptree proposal because our board believes that the transaction will return greater value to our stockholders (and more quickly) than the plan of liquidation.

Proposal 2 is conditioned on proposal 1 being approved. If our stockholders do not approve proposal 1, or if the purchase and sale agreement is terminated prior to the special meeting, then we would consider proposal 2 moot, and votes for proposal 2 would not be counted. If our stockholders do not approve proposal 1, we may pursue the plan of liquidation as approved by our stockholders or, upon the termination of the purchase and sale agreement, continue to pursue other strategic alternatives.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABANDONMENT OF THE PLAN OF LIQUIDATION PROPOSAL.

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PROPOSAL THREE: FIRST AMENDMENT TO OUR CHARTER

On March 16, 2010, our board of directors unanimously approved, subject to stockholder approval, an amendment to our charter to remove section 7.2.1(a)(iii), which may otherwise prohibit the issuance of stock to Tiptree in the transaction.

Section 7.2.1(a)(iii) of our charter states:

“Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.”

Section 7.1 of our charter defines “Transfer” as follows:

‘‘Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.”

We are conducting a tender offer in conjunction with the issuance to Tiptree, which tender offer will reduce our total number of stockholders. It is possible that the Tiptree Transaction may result in us having fewer than 100 stockholders. As a result, we are seeking shareholder approval to amend our charter to remove section 7.2.1(a)(iii), because such provision may be deemed to void our issuance of common stock to Tiptree if the tender offer results in our having less than 100 stockholders. See Exhibit A to this Proxy Statement for the form of the charter amendment we intend to file with the Maryland Department of Assessments and Taxation if this proposal is approved. See “Risk Factors — Risks Related to the Tiptree Transaction.”

Proposal 3 is conditioned on proposals 1 and 2 being approved. If our stockholders do not approve proposal 1 or proposal 2, or if the purchase and sale agreement is terminated prior to the date of the special meeting, then we would consider proposal 3 to be moot, and votes for proposal 3 would not be counted.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FIRST
AMENDMENT PROPOSAL.

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PROPOSAL FOUR: SECOND AMENDMENT TO OUR CHARTER

On April 13, 2010, our board of directors unanimously approved, subject to stockholder approval, an amendment, such amendment to be effective 20 calendar days after the consummation of the Tiptree Transaction, to our charter to reinstate section 7.2.1(a)(iii), which is intended to reinstate the REIT status protective provision removed in conjunction in the Tiptree Transaction.

Section 7.2.1(a)(iii) of our charter is a provision intended to protect our REIT status by ensuring that no “transfer” results in less than 100 company stockholders. Proposal 3 would remove section 7.2.1(a)(iii) from our charter in order to facilitate the Tiptree Transaction since section 7.2.1(a)(iii) may be deemed to void our issuance of common stock to Tiptree if the tender offer results in our having less than 100 stockholders. The board of directors has determined that it is in the best interests of the company and the stockholders to reinsert section 7.2.1(a)(iii) 20 calendar days after the consummation of the Tiptree Transaction. As a result, we are seeking stockholder approval to amend our charter, on the date that is 20 calendar days after the consummation of the Tiptree Transaction, to insert a new section 7.2.1(a)(iii), which shall read as follows:

“Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.”

See Exhibit B to this Proxy Statement for the form of the charter amendment we intend to file with the Maryland Department of Assessments and Taxation if this proposal is approved. See “Risk Factors — Risks Related to the Tiptree Transaction.”

Proposal 4 is conditioned on proposals 1, 2 and 3 being approved. If our stockholders do not approve proposal 1, 2 or 3, or if the purchase and sale agreement is terminated prior to the date of the special meeting, then we would consider proposal 4 to be moot, and votes for proposal 4 would not be counted.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
SECOND AMENDMENT PROPOSAL.

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PROPOSAL FIVE: ADJOURNMENT OF SPECIAL MEETING

Stockholders are being asked to consider and vote upon a proposal to approve any adjournment of the special meeting, including, if necessary, to solicit additional proxies in favor of the issuance proposal, the abandonment of the plan of liquidation proposal, and the first amendment proposal and/or the second amend proposal if there are not sufficient votes to approve such plan of liquidation proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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WHERE YOU CAN FIND MORE AVAILABLE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with that Act, are obligated to file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the SEC’s office at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by calling the SEC at 1-800-SEC-0330 or by writing to the SEC’s Freedom of Information & Privacy Act Office at 100 F Street, NE, Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC.

A copy of our 2009 annual report on Form 10-K for the fiscal year ended December 31, 2009 (filed with the SEC on March 16, 2010), as amended on Form 10-K/A (filed with the SEC on April 30, 2010) and as further amended on Form 10-K/A (filed with the SEC on July 15, 2010) accompanies this proxy statement and a copy of our quarterly report on Form 10-Q for the quarter ended March 31, 2010 (filed with the SEC on May 10, 2010) accompanies this proxy statement. We hereby incorporate by reference into this proxy statement from:

•	our annual report, as amended, for the fiscal year ended December 31, 2009, the information contained under the heading “Risk Factors” on pages 20 through 41, the information contained under the heading “Selected Financial Data” on pages 45 through 46, the information contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 46 through 60, the information contained under the heading “Quantitative and Qualitative Disclosures about Market Risk” on pages 61 through 62, the consolidated financial statements and related notes on pages 4 through 35 of our Form 10-K/A filed on July 15, 2010, and the information contained under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” and

•	our quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 10, 2010, the condensed financial statements and related notes on pages 3 through 18, the information contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 19 through 22, and the information contained under the heading “Quantitative and Qualitative Disclosures about Market Risk” on pages 22 through 23.

EXPENSES OF SOLICITATION

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors and officers, and the employees of our manager may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

1.  Proposals for Inclusion in the Proxy Statement.  Under the rules of the SEC, if a stockholder wanted to include a proposal for consideration in our proxy statement and proxy card at our 2010 Annual Meeting, the proposal should have been received at our executive offices located at Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017, Attn: Paul F. Hughes, Secretary and Chief Compliance Officer no later than 5:00 p.m., Eastern Time, on December 31, 2009. We have received no proposals for inclusion in our proxy statement for our 2010 Annual Meeting.

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2.  Proposals to be Offered at an Annual Meeting.  Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in the proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing by certified mail to the Secretary of the company at our executive offices located at Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, Attn: Paul F. Hughes, Secretary and Chief Compliance Officer. We must have received the notice of your intention to introduce a nomination or proposed item of business at our 2010 Annual Meeting no earlier than 150 days prior to the first anniversary of the date of mailing of the Notice for the 2009 Annual Stockholders Meeting and no later than 120 days in advance of such date. In addition, nominations for a non-incumbent director must be accompanied by information concerning the proposed nominee, including such information as is required by the company’s amended and restated bylaws and the proxy rules under the SEC. For our 2010 Annual Meeting, we have not received any such proposals by the deadline described above.

OTHER BUSINESS

Our board of directors is not aware of any other matters that are to be presented at the special meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the special meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

87

EXHIBIT A

CARE INVESTMENT TRUST INC.

FORM OF FIRST CHARTER AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter of Care Investment Trust Inc., a Maryland corporation (the “Corporation”), is hereby amended by deleting existing section 7.2.1(a)(iii) in its entirety.

SECOND:  The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

THIRD:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of the President’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this           day of          , 2010.

ATTEST:	CARE INVESTMENT TRUST INC.

	By:		(SEAL)
Paul F. Hughes, Secretary		Salvatore (Torey) V. Riso Jr., President

A-1

EXHIBIT B

CARE INVESTMENT TRUST INC.

FORM OF SECOND CHARTER AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter of Care Investment Trust Inc., a Maryland corporation (the “Corporation”), is hereby amended by inserting the following provision which shall be a new section 7.2.1(a)(iii):

“Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.”

SECOND:  The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

THIRD:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of the President’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this           day of          , 2010.

ATTEST:	CARE INVESTMENT TRUST INC.

	By:		(SEAL)
Paul F. Hughes, Secretary		Salvatore (Torey) V. Riso Jr., President

B-1

CARE INVESTMENT TRUST INC. 505 FIFTH AVENUE 6TH FLOOR NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you
vote FOR the following proposal (s):		For	Against	Abstain

1	Approval of the issuance of a minimum of 4,445,000 shares (subject to upward adjustment) of our common stock to Tiptree at a price of $9.00 per share.	☐	☐	☐

2	Approval of the proposal to abandon the plan of liquidation in favor of Proposal 1.	☐	☐	☐

3	Approval of the proposal to amend our amended and restated articles of incorporation to remove section 7.2.1(a)(iii), which may otherwise prohibit the issuance of stock to Tiptree.	☐	☐	☐

4
Approval of the proposal to amend our amended and restated articles of incorporation to reinstate section 7.2.1(a)(iii), which was removed pursuant to Proposal 3, such amendment to be effective 20 calendar days after the consummation of the Tiptree transaction.
		☐	☐	☐

5
Approval of the proposal to permit the board to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposals 1, 2, 3 and 4.
		☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CARE INVESTMENT TRUST INC.
SPECIAL MEETING OF STOCKHOLDERS
AUGUST 13, 2010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy Statement is/are available at www.proxyvote.com.

This proxy card is solicited on behalf of
The Board of Directors for the Special Meeting of
Stockholders
August 13, 2010
The undersigned hereby appoints Paul F. Hughes and Salvatore (Torey) V. Riso Jr., and each of them, as proxies, with full power of substitution, to vote all of the undersigned’s shares of Care Investment Trust Inc. Common Stock at the Special Meeting of Stockholders to be held on the 13th of August, 2010 at 9:00 a.m. (EDT) at CIT Global Headquarters, 505 Fifth Avenue, Seventh Floor, Room C/D, New York, New York 10017, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any direction indicated on the reverse side of this card. The shares of Common Stock you beneficially own will be voted as you specify.
If no directions are given, the proxies will vote FOR Proposals 1, 2, 3, 4 and 5. The proxies, in their discretion, are further authorized to vote on any other matter that may properly come before the meeting.
Your vote for the issuance to Tiptree, abandonment of the plan of liquidation, amendments to our charter and adjournment proposals should be indicated on the reverse.
Continued and to be signed on reverse side

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)

☒  Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2009

☐  Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from           to

Commission File Number: 001-33549

Care Investment Trust Inc.
(Exact name of Registrant as specified in its charter)

Maryland	38-3754322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

505 Fifth Avenue, 6th Floor, New York, New York 10017
(Address of Registrant’s principal executive offices)

(212) 771-0505
(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

Common Stock	New York Stock Exchange

Securities Registered Pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐  No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐  Accelerated filer ☒  Non-accelerated filer ☐  Smaller reporting company ☐.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐  No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last day of the registrant’s most recently completed second fiscal quarter: $65,704,642.

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

As of March 11, 2010, there were 20,224,548 shares, par value $0.001, of the registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
Part III incorporates information from certain portions of the Registrant’s definitive proxy statement to be filed with the Securities and Exchange Commission within 120 days after the fiscal year end of December 31, 2009.

Part I

Disclosure Regarding Forward-Looking Statements

Care Investment Trust Inc. (all references to “Care”, “the Company”, “we”, “us”, and “our” mean Care Investment Trust Inc. and its subsidiaries) makes “forward-looking” statements in this Form 10-K that are subject to risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “continue,” “should” and other comparable terms. These forward-looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenue, income or loss, capital expenditures, dividends, capital structure, or other financial terms as well as statements regarding subjects that are forward-looking by their nature, such as:

•	our ability to complete the Tiptree transaction;

•	if we do not complete the Tiptree transaction, our ability to sell one or more of our assets;

•	if we do not complete the Tiptree transaction, our ability to conduct an orderly liquidation;

•	if we do not complete the Tiptree transaction, our ability to make one or more special cash distributions;

•	our business and financing strategy;

•	our ability to acquire investments on attractive terms;

•	our projected operating results;

•	market trends;

•	estimates relating to our future dividends;

•	completion of any pending transactions;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our securities, along with the following factors, among others, that could cause actual results to vary from our forward looking statements:

•	the factors referenced in this Form 10-K, including those set forth under the section captioned “Risk Factors”;

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	uncertainty in obtaining stockholder approval, to the extent it is required, for a strategic alternative;

•	changes in our business or investment strategy;

•	changes in healthcare laws and regulations;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities markets, the general economy or the commercial finance and real estate markets specifically;

•	the degree and nature of our competition;

•	the performance and financial condition of borrowers, operators and corporate customers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	increased prepayments of the mortgages and other loans underlying our mortgage-backed or other asset-backed securities;

•	changes in governmental regulations, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company);

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

ITEM 1.	Business

Overview

Care Investment Trust Inc. (all references to “Care”, “the Company”, “we”, “us”, and “our” means Care Investment Trust Inc. and its subsidiaries) is an externally managed real estate investment trust (“REIT”) formed to invest in healthcare-related real estate and mortgage debt. We were incorporated in Maryland in March 2007, and we completed our initial public offering on June 22, 2007. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to our stockholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our taxable income at regular corporate tax rates.

We were originally positioned to make mortgage investments in healthcare-related properties, and to invest in healthcare-related real estate, through utilizing the origination platform of our external manager, CIT Healthcare LLC (“CIT Healthcare” or our “Manager”). We acquired our initial portfolio of mortgage loan assets from our Manager in exchange for cash proceeds from our initial public offering and common stock. In response to dislocations in the overall credit market, and in particular the securitized financing markets, in late 2007, we redirected our focus to place greater emphasis on healthcare-related real estate investments. In 2008, we decided to hold our investment mortgage loans for sale, fully shifting our strategy from investing in mortgage loans to divesting of those loans and becoming an equity REIT.

Our Manager is a healthcare finance company that offers a full-spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. Our Manager was formed in 2004 and is a wholly-owned subsidiary of CIT Group Inc. (“CIT”), a leading middle market global commercial finance company that provides financial and advisory services.

As of December 31, 2009, we maintained a diversified investment portfolio consisting of $56.1 million in unconsolidated joint ventures that own real estate, $101.5 million invested in wholly owned real estate and $25.3 million in 3 investments in mortgage loans that are held at lower of cost or market (“LOCOM”). Our current investments in healthcare real estate include medical office buildings and assisted and independent living facilities and Alzheimer facilities. Our loan portfolio is primarily composed of first mortgages on skilled nursing facilities and mixed-use facilities. In 2010, one borrower repaid one of the Company’s mortgage loans and we sold one mortgage loan to a third party.

On March 16, 2010, we announced the entry into a definitive purchase and sale agreement with Tiptree Financial Partners, L.P. under which we have agreed to sell a significant amount of newly issued common stock to Tiptree at $9.00 per share. The sale of common stock to Tiptree is expected to result in a change in control of our company. Pursuant to the purchase and sale agreement, we have agreed to launch a cash tender offer to all of our stockholders to purchase their common stock at $9.00 per share. The discussion of the terms of the purchase and sale agreement below is qualified in its entirety by the terms of the agreement itself, which has been filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 16, 2010.

Real Estate Equity Investments

Unconsolidated Joint Ventures

Cambridge Medical Office Building Portfolio

We own an 85% equity interest in eight limited liability entities that own nine Class A medical office buildings developed and managed by Cambridge Holdings, Inc. (“Cambridge”) totaling approximately 767,000 square feet located in Texas (8) and Louisiana (1). These facilities are situated on medical center campuses or adjacent to acute care hospitals or ambulatory surgery centers, and are affiliated with or tenanted by hospital systems and doctor groups. Cambridge owns the remaining 15% interest in the facilities and operates them under long-term management contracts. Under the terms of the management agreement, Cambridge acts as the manager and leasing agent of each medical office building, subject to certain removal rights held by us. The medical office building properties were 92% leased at December 31, 2009.

The table below provides information with respect to the Cambridge portfolio:

Weighted average rent per square foot	$24.97
Average square foot per tenant	5,607
Weighted average remaining lease term	6.40 years
Largest tenant as percentage of total rental square feet	9.59%

Lease Maturity Schedule:

				% of
	Number of			Rental
Year	tenants	Square Ft	Annual Rent	Sq Ft

2010	20	40,911	$945,438	5.79%
2011	23	68,152	1,373,879	9.65%
2012	17	63,119	1,413,491	8.94%
2013	22	93,652	2,015,079	13.26%
2014	11	55,340	1,119,007	7.83%
2015	12	95,672	1,942,418	13.54%
2016	11	58,659	1,266,502	8.30%
2017	3	28,814	1,122,080	4.08%
2018	3	55,444	1,498,062	7.85%
2019	0	—	—	—
Thereafter	4	146,660	4,945,036	20.76%

				100.0%

We invested $72.4 million in cash and equity for our interests in the Cambridge portfolio, which consisted of $61.9 million of cash as well as commitments to issue 700,000 operating partnership units to Cambridge, subject to the underlying properties achieving certain performance hurdles. The operating partnership units are held in escrow and will be released to Cambridge upon the achievement of certain performance measures. Under the terms of our investment, we receive an initial preferred minimum return of 8.0% on capital invested with 2.0% per annum escalations until the earlier of December 31, 2014 or when the entities have generated sufficient cash to provide the preferred return without reliance on the credit support for four of six consecutive quarters, with total cash generated from the portfolio for the six quarters sufficient to cover the preferred return over that period. Thereafter, the Company’s preferred return converts to a pari passu return with cash flow distributed 85% to us and 15% to Cambridge.

The preferred return is guaranteed by three forms of credit support, which are in place until the earlier of (i) December 31, 2014 and (ii) cash flow from the properties generates the required return for four of six quarters. The forms of guarantee are (i) a claim on cash flow attributable to Cambridge’s 15% stake, (ii) a claim on the dividends payable on the operating partnership units issued to Cambridge and (iii) our ability to cancel operating partnership units issued at close (currently held in escrow). If, our share of the cash flows in the properties are not able to meet the required preferred return for the Company, the Company will rely first on a claim on cash flow attributable to Cambridge’s 15% stake. If that is not sufficient, then the Company will rely on a claim on the dividends payable on the operating partnership units issued to Cambridge. Finally, if that is still not sufficient, the Company will rely on its ability to cancel operating partnership units issued at the closing of our investment (currently held in escrow).

Our 8% preferred return is based on our capital invested at the closing of our investment in Cambridge on December 31, 2007. The obligation to issue (or, more specifically, to release from escrow) the operating partnership units is accounted for as a derivative obligation with a value tied both to our stock price (as each operating partnership unit is convertible into one share of our common stock) and to the performance of the Cambridge portfolio in that we are able to cancel operating partnership units during any quarter in which the operating cash flow from our share of the portfolio does not generate our preferred return, and our other credit support mechanisms (a claim on the operating cash flow from Cambridge’s 15% stake in the entities or a claim on the dividends payable on the operating partnership units) do not enable us to meet our preferred return. We are required to mark this obligation to fair value each period. However, regardless of the fair value of our obligation to issue these operating partnership units as of any reporting period, our 8% preferred return remains fixed to the initial capital that we invested to acquire our Cambridge interests and escalates at a rate of 2.0% per annum.

Under the terms of our investment, Cambridge has the contractual right to put its 15% interest in the properties to us in the event we enter into a change in control transaction. Pursuant to the terms of our joint venture with Cambridge, we provided notice to Cambridge on May 7, 2009 that we had entered into a term sheet with a third party for a transaction that would result in a change in control of Care, which notice triggered Cambridge’s contractual right to “put” its interests in the joint venture to us at a price equal to the then fair market value of such interests, as mutually agreed by the parties, or, lacking such mutual agreement, at a price determined through qualified third party appraisals. Cambridge did not exercise its right to put its 15% joint venture interest to us in connection with our entry into the term sheet with the third party. As a result, we believe that Cambridge’s contractual put right expired.

Senior Management Concepts Senior Living Portfolio

We own interests in four independent and assisted living facilities located in Utah and operated by Senior Management Concepts, LLC (“SMC”), a privately held operator of senior housing facilities. The four facilities contain 243 independent living units and 165 assisted living units, and each facility is 100% private pay. Affiliates of SMC have entered into 15-year leases on the facilities that expire in 2022. These facilities are 89% occupied as of December 31, 2009.

We paid $6.8 million in exchange for 100% of the preferred equity interests and 10% of the common equity interests in the joint venture. We will receive a preferred return of 15.0% on invested capital and an additional common equity return payable for up to ten years equal to 10.0% of projected free cash flow after payment of debt service and the preferred return. Subject to certain conditions being met, our preferred equity interest is subject to redemption at par beginning on January 1, 2010. We retain an option to put our preferred equity interest to our partner at par any time beginning on January 1, 2016. If our preferred equity interest is redeemed, we have the right to put our common equity interests to our partner within thirty days after notice at fair market value as determined by a third-party appraiser.

Owned Real Estate

Bickford Senior Living Portfolio

We acquired 14 assisted living, independent living and Alzheimer facilities from Eby Realty Group, LLC, an affiliate of Bickford Senior Living Group LLC, (“Eby”) a privately owned operator of senior housing facilities, in two sale-leaseback transactions in June 2008 and September 2008. We have leased back the twelve facilities we acquired in June 2008 and the two facilities we acquired in September 2008 to Eby Realty Group through a master lease agreement for 15 years and 14.75 years, respectively, with four 10-year extension options. The portfolio, developed and managed by Bickford, contains 643 units and is located in Illinois (5), Indiana (1), Iowa (6) and Nebraska (2). The portfolio, which is 100% private pay, was 89% occupied as of December 31, 2009.

Under the terms of the master lease, the current minimum rent due on the 14 Bickford properties is $9.4 million, or a base lease rate of 8.46%. Base rent during the initial 15 year lease term increases at the rate of three percent per year. We also receive additional base rent of 0.26% per year, increasing at the rate of three percent per year during the initial term of the master lease. The additional base rent accrues during the first three years of the lease term and shall be paid out in years four and five of the initial lease term. The master lease is a “triple net” lease, and, as such, the master lessee is responsible for all taxes, insurance, utilities, maintenance and capital costs relating to the facilities. The obligations of the master lessee under the master lease are also secured by all assets of the master lessee and the subtenant facility operators, and, pending achievement of certain lease coverage ratios, by a second mortgage on another Eby project and a pledge of minority interests in six unrelated Eby projects.

The purchase price for these acquisitions was $111.0 million, and Eby has the opportunity under an earn out agreement to receive an additional $7.2 million based on the performance of the properties and under certain other conditions.

Loans Held at the Lower of Cost or Market (“LOCOM”)

Upon consummation of our initial public offering, our Manager, through an affiliate, contributed a portfolio of healthcare-related mortgage assets in exchange for $204.3 million in cash and $78.8 million in shares of Care common stock (the “Contribution Portfolio”).

Investments in loans amounted to $25.3 million at December 31, 2009. We account for our investment in loans in accordance with Accounting Standards Codification 948, which codified the FASB’s Accounting for Certain Mortgage Banking Activities (“ASC 948”). Under ASC 948, loans expected to be held for the foreseeable future or to maturity should be held at amortized cost, and all other loans should be held at the lower of cost or market (LOCOM), measured on an individual basis.

At December 31, 2008, in connection with our decision to reposition ourselves from a mortgage REIT to a traditional direct property ownership REIT (referred to as an equity REIT, see Notes 2, 4, and 5 to the financial statements) and as a result of existing market conditions, we transferred our portfolio of mortgage loans to LOCOM because we are no longer certain that we will hold the portfolio of loans either until maturity or for the foreseeable future.

Until December 31, 2008, we held our loans until maturity, and therefore the loans had been carried at amortized cost, net of unamortized loan fees, acquisition and origination costs, unless the loans were impaired. In connection with the transfer, we recorded an initial valuation allowance of approximately $29.3 million representing the difference between our carrying amount of the loans and their estimated fair value at December 31, 2008. At December 31, 2009, the valuation allowance was reduced to $8.4 million representing the difference between the carrying amounts and estimated fair value of our three remaining loans.

Our investments include senior whole loans and participations secured primarily by real estate in the form of pledges of ownership interests, direct liens or other security interests. The investments are in various geographic markets in the United States. These investments are all variable rate at December 31, 2009 and had a weighted average spread of 6.76% over one month LIBOR and have an average maturity of approximately 1.0 year. The effective yield on the portfolio was 6.99% for the year ended December 31, 2009. One month LIBOR was 0.23% at

December 31, 2009. As of December 31, 2009, (except as described in footnotes (b) and (c)) we held the following loan investments (in thousands):

December 31, 2009	Location		Cost	Interest	Maturity
Property Type(a)	City	State	Basis (000s)	Rate	Date

SNF/ALF(d)(c)	Nacogdoches	Texas	9,338	L+3.15%	10/02/11
SNF/Sr.Appts/ALF	Various	Texas/Louisiana	14,226	L+4.30%	02/01/11
SNF(d)(b)	Various	Michigan	10,178	L+7.00%	02/19/10

Investment in loans, gross			$33,742
Valuation allowance			(8,417)

Loans held at LOCOM			$25,325

(a)	SNF refers to skilled nursing facilities; ALF refers to assisted living facilities; and Sr. Appts refers to senior living apartments.

(b)	Loan repaid at maturity in February 2010 for approximately $10.0 million (See “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”).

(c)	Loan sold to a third party in March 2010 for approximately $5.9 million of net realized proceeds (See “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”).

(d)	The mortgages are subject to various interest rate floors ranging from 6.00% to 11.5%.

Our mortgage portfolio (gross) at December 31, 2009 is diversified by property type and U.S. geographic region as follows (in millions of dollars):

	December 31,
	2009
	Cost	% of
By Property Type	Basis	Portfolio

Skilled Nursing	$10.2	30.2%
Mixed-use(1)	23.5	69.8%

Total	$33.7	100.0%

	December 31,
	2009
	Cost	% of
By U.S. Geographic Region	Basis	Portfolio

Midwest	$10.2	30.2%
South	23.5	69.8%

	$33.7	100.0%

(1)	Mixed-use facilities refer to properties that provide care to different segments of the elderly population based on their needs, such as Assisted Living with Skilled Nursing capabilities.

As of December 31, 2009, our portfolio of three mortgages was extended to five borrowers. Two of those three mortgage loans were sold or repaid in 2010 as indicated in (b) and (c), above. As of December 31, 2008, our portfolio of eighteen mortgages was extended to fourteen borrowers with the largest exposure to any single borrower at 20.9% of the carrying value of the portfolio. The carrying value of three loans, each to different borrowers with exposures of more than 10% of the carrying value of the total portfolio, amounted to 54.9% of the portfolio.

Our Manager

CIT Healthcare

Our Manager, CIT Healthcare, is a healthcare finance company that offers a full spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. We believe that our Manager effectively leverages its extensive knowledge and understanding of the healthcare industry through its client-centric and industry-focused model. Our Manager meets the diverse commercial financing needs of U.S. healthcare providers, including hospitals and health systems, outpatient centers, skilled nursing facilities, assisted living facilities, physician practices, home care and hospice companies, ambulatory surgery centers, pharmaceutical and medical technology companies, long-term care facilities, and vendors serving healthcare providers. Our Manager’s leadership team has extensive experience in addressing the capital requirements and advisory service needs of the healthcare marketplace, allowing it to offer a full suite of customized, flexible healthcare financing solutions and services.

As of December 31, 2009, our Manager employed approximately 59 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, securitization, syndication and secondary market transactions. Of these professionals, our Manager had 13 employees originating and sourcing investment opportunities for our consideration. We believe our Manager is one of the leading healthcare financiers in the country. As of December 31, 2009, our Manager owned assets of approximately $1.7 billion.

CIT

CIT (NYSE: CIT) is a bank holding company that provides financial products and advisory services to more than one million customers in over 50 countries across 30 industries. A leader in middle market financing, CIT has more than $60 billion in managed assets at December 31, 2009, and provides financial solutions for more than half of the Fortune 1000. A member of the Fortune 500, it maintains leading positions in asset-based, cash flow and Small Business Administration lending, equipment leasing, vendor financing and factoring.

CIT announced on November 1, 2009 that it had commenced a prepackaged plan of reorganization for CIT Group, Inc. and CIT Group Funding Company of Delaware LLC under the U.S. Bankruptcy Code. None of CIT’s operating subsidiaries, including our Manager, were included in the CIT bankruptcy filings. On December 8, 2009, CIT announced that its reorganization plan had been confirmed and on December 10, 2009 CIT emerged from bankruptcy.

At December 31, 2009, CIT, through our Manager and CIT Real Estate Holdings Corporation (“CIT Holding”), owned 37.6% of our outstanding common stock.

The Healthcare Industry

Healthcare is the single largest industry in the U.S. based on Gross Domestic Product (“GDP”). According to the National Health Expenditures report dated January 2010 by the Centers for Medicare and Medicaid Services (“CMS”), national health expenditures are projected to grow 5.7% to $2.5 trillion in 2009, and the healthcare industry is projected to represent 17.3% of U.S. GDP in 2009. Over the projection period of 2009 through 2019, the average compound annual growth rate for national health expenditures is anticipated to be 6.1%, with national health spending expected to reach $4.5 trillion and comprise 19.3% of U.S. GDP by 2019.

Senior citizens are the largest consumers of healthcare services. According to CMS, on a per capita basis, the 75-year and older segment of the population spends 76% more on healthcare than the 65 to 74-year-old segment and over 200% more than the population average. According to the U.S. Census Bureau, the 65 and older segment of the population is projected to increase by 76.6% through 2030. The U.S. population 65 years and older is growing in large part due to the coming of age of the “baby boomer” generation, as well as advances in medicine and technology that have increased the average life expectancy of the population.

Delivery of healthcare services in the U.S. requires a variety of physical plants, including hospitals, surgical centers, skilled nursing facilities, independent and assisted living facilities, medical office buildings, laboratories, research facilities, among others, and healthcare providers require real estate investors and financiers to grow their businesses. Given the demographic trends for healthcare spending and an aging population with an increased life expectancy, we believe that the healthcare-related real estate market provides attractive investment opportunities.

Origination Opportunities from Portfolio Clients

Our investments are primarily sourced and originated by our Manager’s origination team, which consisted of 13 members as of December 31, 2009, and we participate in investments in which our Manager and affiliates also participate. The Company has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest with our Manager, and our board of directors has established investment guidelines. The conflict of interest policy with our Manager includes the first right to invest, pari passu co-investments, participations, pro-rata fee sharing and legal services by CIT, among other provisions.

In soliciting and evaluating these opportunities, our Manager has developed considerable institutional relationships within the healthcare industry. In addition, our Manager services the loans that it directly originates and monitors our portfolio to generate new origination opportunities from existing assets.

Our Facilities

The market for healthcare real estate is extensive and includes real estate owned by a variety of healthcare operators. The following describes the nature of the operations of our tenants and borrowers:

Senior Housing Facilities

Senior housing properties include independent living facilities, assisted living facilities and continuing care retirement communities, which cater to different segments of the elderly population based upon their needs. Services provided by our tenants in these facilities are primarily paid for by the residents directly or through private insurance and are less reliant on government reimbursement programs such as Medicaid and Medicare.

•	Independent Living Facilities, or ILFs. ILFs are designed to meet the needs of seniors who choose to live in an environment surrounded by their peers with services such as housekeeping, meals and activities. These residents generally do not need assistance with activities of daily living, including bathing, eating and dressing. However, residents have the option to contract for these services.

•	Assisted Living Facilities, or ALFs.ALFs are licensed care facilities that provide personal care services, support and housing for those who need help with activities of daily living yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents with Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.

•	Continuing Care Retirement Communities, or CCRCs. CCRCs provide housing and health-related services under long-term contracts. This alternative is appealing to residents as it eliminates the need for relocating when health and medical needs change, thus allowing residents to “age in place.” Some CCRCs require a substantial entry fee or buy-in fee, and most also charge monthly maintenance fees in exchange for a living unit, meals and some health services. CCRCs typically require the individual to be in relatively good health and independent upon entry.

Medical Office Buildings

MOBs typically contain physicians’ offices and examination rooms, and may also include pharmacies, hospital ancillary service space and outpatient services such as diagnostic centers, rehabilitation clinics and day-surgery operating rooms. While these facilities are similar to commercial office buildings, they require more plumbing, electrical and mechanical systems to accommodate multiple exam rooms that may require sinks in every room, brighter lights and special equipment such as for dispensing medical gases.

Hospitals

Services provided in these facilities are paid for by private sources, third-party payors (e.g., insurance and health management organizations, or HMOs), or through the Medicare and Medicaid programs.

•	Acute Care Hospitals. Acute care hospitals offer a wide range of services such as fully-equipped operating and recovery rooms, obstetrics, radiology, intensive care, open heart surgery and coronary care, neurosurgery, neonatal intensive care, magnetic resonance imaging, nursing units, oncology, clinical laboratories, respiratory therapy, physical therapy, nuclear medicine, rehabilitation services and outpatient services.

•	Long-Term Acute Care Hospitals. Long-term acute care hospitals provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring, or emergency back-up than that available in most skilled nursing-based programs.

•	Specialty Hospitals. Specialty hospitals are licensed as acute care hospitals, but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery, and are less likely to provide emergency services.

•	Rehabilitation Hospitals. Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Skilled Nursing Facilities

Skilled Nursing Facilities, or SNFs, offer restorative, rehabilitative and custodial nursing care for people not requiring the more extensive and sophisticated treatment available at hospitals. Ancillary revenues and revenue from sub-acute care services are derived from providing services to residents beyond room and board and include occupational, physical, speech, respiratory and intravenous therapy, wound care, oncology treatment, brain injury care and orthopedic therapy, as well as sales of pharmaceutical products and other services. Certain skilled nursing facilities provide some of the foregoing services on an out-patient basis. Skilled nursing services provided by our tenants in these facilities are primarily paid for either by private sources, or through the Medicare and Medicaid programs.

Outpatient Centers

Outpatient centers deliver healthcare services in dedicated settings utilizing specialized staff to provide a more efficient and comfortable experience to the patient than is available in a traditional acute care hospital. Ambulatory surgery centers, dialysis clinics, and oncology diagnostic and treatment centers are examples of the type of outpatient facilities we intend to target for investment.

Other Healthcare Facilities

Other healthcare facilities may include physician group practice clinic facilities, health and wellness centers, and facilities used for other healthcare purposes, behavioral health, and manufacturing facilities for medical devices.

Availability of Documents and Other Information

Our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge on Care’s internet website, www.carereit.com, as soon as reasonably practicable after such information is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). We also make available on our web site our Code of Ethical Conduct that applies to our directors and executive officers, as well as to employees of our Manager when acting for, or on behalf of Care. In the event that we make changes in, or provide waivers of, the provisions of this Code of Ethical Conduct that the SEC requires us to disclose, we intend to disclose these events on our website. In addition, the SEC maintains an internet website that contains reports, proxy and information statements and other information related to registrants who file electronically with the SEC at www.sec.gov. Access to this site is free of charge.

Healthcare Regulation

Overview

The tenants and operators of our properties are typically subject to extensive federal, state and local laws and regulations including, but not limited to, laws and regulations related to licensure, conduct of operations, ownership of facilities, addition of facilities, services, prices for services, billing for services, and the confidentiality and security of health-related information. A significant expansion of applicable federal, state or local laws and regulations, proposed healthcare reform, new interpretations of existing laws and regulations or changes in enforcement priorities could have a material adverse effect on certain of our operators’ liquidity, financial condition and results of operations, which, in turn, could adversely impact their ability to satisfy their contractual obligations.

These regulations are wide-ranging and complex, and may vary or overlap from jurisdiction to jurisdiction. Compliance with such regulatory requirements, as interpreted and amended from time to time, can increase operating costs and thereby adversely affect the financial viability of our tenants’ and operators’ business. These laws authorize periodic inspections and investigations, and identification of deficiencies that, if not corrected, could result in sanctions that include suspension or loss of licensure to operate and loss of rights to participate in the Medicare and Medicaid programs. Regulatory agencies have substantial powers to affect the actions of tenants and operators of our properties if the agencies believe that there is an imminent threat to patient welfare, and in some states these powers can include assumption of interim control over facilities through receiverships.

Medicare is a federal program that provides certain hospital, nursing home and medical insurance benefits to persons over the age of 65, certain persons with disabilities and persons with end-stage renal disease. Medicare, however, only pays for 100 days of nursing home care per illness upon release from a hospital. Medicaid is a medical assistance program jointly funded by federal and state governments and administered by each state pursuant to which benefits are available to certain indigent patients. The majority of governmental funding for nursing home care comes from the Medicaid program to the extent that a patient has spent their assets down to a predetermined level. Medicaid reimbursement rates, however, typically are less than the amounts charged by the tenants of our properties. The states have been afforded latitude in setting payment rates for nursing home providers. Furthermore, federal legislation restricts a skilled nursing facility operator’s ability to withdraw from the Medicaid program by restricting the eviction or transfer of Medicaid residents. For the last several years, many states have announced actual or potential budget shortfalls, a situation which will likely continue due to the current economic crisis. As a result of such actual or anticipated budget shortfalls, many states have implemented, are implementing or considering implementing “freezes” or cuts in Medicaid reimbursement rates paid to providers, including skilled nursing providers. Changes to Medicaid eligibility criteria are also possible thereby reducing the number of beneficiaries eligible to have their medical care reimbursed by government sources. Any decrease in reimbursement rates could have a significant effect on a tenant’s financial condition, and as a result, could adversely impact us.

The Medicare and Medicaid statutory framework is subject to administrative rulings, interpretations and discretion that affect the amount and timing of reimbursement made under Medicare and Medicaid. The amounts of program payments received by our operators and tenants can be changed from time to time, and at any time, by legislative or regulatory actions and by determinations by agents for the programs due to an economic downturn or otherwise. Such changes may be applied retroactively under certain circumstances. In addition, private payors, including managed care payors, continually demand discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk. Efforts to impose greater discounts and more stringent cost controls upon operators by private payors are expected to intensify and continue. However, private payors and managed care payors that provide insurance coverage for nursing home care, assisted living or independent living is extremely limited. The primary private source of coverage for nursing home care and assisted living facilities is long-term care insurance, which is costly and not widely held by patients. We cannot assure you that adequate third-party reimbursement levels will continue to be available for services to be provided by the tenants and operators of our properties which currently are being reimbursed by Medicare, Medicaid and private payors. Significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on these tenants’ and operators’ liquidity, financial condition and results of operations, which could adversely affect their ability to make rental payments under, and otherwise comply with the terms of, their leases with us.

Changes in government regulations and reimbursement (due to the economic downturn or otherwise), increased regulatory enforcement activity and regulatory non-compliance by our tenants and operators can all have a significant effect on their operations and financial condition, and as a result, can adversely impact us. Please see ITEM 1A. “Risk Factors” for more information.

While different properties within our portfolio may be more or less likely subject to certain types of regulation which in some cases is specific to the type of facility (e.g., the regulation of continuing care retirement communities by state Departments of Insurance), all healthcare facilities are potentially subject to the full range of regulation and enforcement described more fully below. We expect that the healthcare industry will continue to face increased regulation and pressure in the areas of fraud, waste and abuse, cost control, healthcare management and provision of services, as well as continuing cost control initiatives and reform efforts generally. Each of these factors can lead to reduced or slower growth in reimbursement for certain services provided by our tenants and operators, as well as reduced demand for certain of the services that they provide. In addition, we believe healthcare services are increasingly being provided on an outpatient basis or in the home, and hospitals and other healthcare providers are increasingly facing the need to provide greater services to uninsured patients, all of which can also adversely affect the profitability of some of our tenants and operators.

Fraud and Abuse

There are extensive federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry, the violation of which could result in significant criminal and civil penalties that can materially affect the tenants and operators of our properties. The federal laws include:

•	The anti-kickback provisions of the federal Medicare and Medicaid programs, which prohibit, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate) directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid.

•	The “Stark laws,” which prohibit, with limited exceptions, referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services with which physicians (or their immediate family members) have ownership interests or certain other financial (compensation) arrangements.

•	The False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government (including the Medicare and Medicaid programs).

•	The Civil Monetary Penalties Law, which authorizes the Department of Health and Human Services to impose civil penalties administratively for fraudulent acts.

•	The Health Insurance Portability and Accountability Act of 1996 (commonly referred to as “HIPAA”), which among other things, protects the privacy and security of individually identifiable health information by limiting its use and disclosure.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, monetary penalties, imprisonment, denial of Medicare and Medicaid payments, and/or exclusion from the Medicare and Medicaid programs. These laws also impose an affirmative duty on operators to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse and physician self-referral laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals relating to a broader list of services and/or regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as criminal background checks and limiting the use and disclosure of patient specific health information. These state laws also impose criminal and civil penalties similar to the federal laws.

In addition, various states have established minimum staffing requirements, or may establish minimum staffing requirements in the future, for hospitals, nursing homes and other healthcare facilities. The implementation of these staffing requirements in some states is not contingent upon any additional appropriation of state funds in any budget act or other statute. Our tenants’ and operators’ ability to satisfy such staffing requirements will depend upon their ability to attract and retain qualified healthcare professionals. Failure to comply with such minimum staffing requirements may result in the imposition of fines or other sanctions. If states do not appropriate sufficient additional funds (through Medicaid program appropriations or otherwise) to pay for any additional operating costs resulting from such minimum staffing requirements, our tenants’ and operators’ profitability may be materially adversely affected.

Finally, the majority of states have enacted laws implementing specific requirements in the event that the personal information of a patient or resident is compromised. Although these requirements vary from state to state, notification of security breaches to the state Attorney General and affected patients or residents is often required. Notification may be costly and time consuming and a failure to comply with these requirements may result in civil or criminal penalties. To the extent to which our tenants own or maintain personal information, they may be required to comply with the state security breach laws which could increase operating costs and decrease a tenant’s profitability.

In the ordinary course of their business, the tenants and operators of our properties have been and are subject regularly to inquiries, inspections, investigations and audits by federal and state agencies that oversee these laws and regulations. Skilled nursing facilities are licensed on an annual or bi-annual basis and certified annually for participation in the Medicare and Medicaid programs through various regulatory agencies which determine compliance with federal, state and local laws. Increased funding through recent federal and state legislation has led to a dramatic increase in the number of investigations and enforcement actions over the past several years. Private enforcement of healthcare fraud also has increased due in large part to amendments to the civil False Claims Act in 1986 that were designed to encourage private individuals to sue on behalf of the government. These whistleblower suits by private individuals, known as qui tam suits, may be filed by almost anyone, including present and former patients or nurses and other employees. HIPAA also created a series of new healthcare-related crimes.

As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to eliminate waste and to control fraud and abuse in governmental healthcare programs. A violation of any of these federal and state fraud and abuse laws and regulations could have a material adverse effect on our tenants’ and operators’ liquidity, financial condition and results of operations, which could affect adversely their ability to make rental payments under, or otherwise comply with the terms of, their leases with us.

Healthcare Reform

Healthcare is the largest industry in the U.S. based on GDP and continues to attract a great deal of legislative interest and public attention. There are currently pending various comprehensive reform initiatives that could transform the healthcare system in the United States. The U.S. House of Representatives and the U.S. Senate have each passed differing reform bills that address a number of issues, including healthcare cost-saving measures. Many of the proposals could or would affect both public and private healthcare programs and could adversely affect Medicare and other third party payments to healthcare facilities, which, in turn, could have a material adverse effect on us. Future healthcare reform or legislation or changes in the administration or implementation of governmental and non-governmental healthcare reimbursement programs also could have a material adverse effect on our operators’ liquidity, financial condition or results of operations, which could adversely affect their ability to satisfy their obligations to us and which, in turn, could have a material adverse effect on us.

The President’s Budget, released on February 2, 2010, assumed that health care reform legislation pending before Congress would be passed and, therefore, did not directly propose certain adjustments to Medicaid, Medicare and Medicare Advantage Plans, which may or may not affect the operating income of the operators of our healthcare properties. The impact of these adjustments or lack thereof, if any, has not been determined.

In an effort to reduce federal spending on healthcare, in 1997 the federal government enacted the Balanced Budget Act (“BBA”), which contained extensive changes to the Medicare and Medicaid programs, including substantial Medicare reimbursement reductions for healthcare operations. For certain healthcare providers, including hospitals and skilled nursing facilities, implementation of the BBA resulted in more drastic reimbursement reductions than had been anticipated. In addition to its impact on Medicare, the BBA also afforded states more flexibility in administering their Medicaid plans, including the ability to shift most Medicaid enrollees into managed care plans without first obtaining a federal waiver.

The following key legislative and regulatory changes have been made to the BBA to provide some relief from the drastic reductions in Medicare and Medicaid reimbursement resulting from implementation of the BBA:

•	The Balanced Budget Refinement Act of 1999 (“BBRA”);

•	The Medicare, Medicaid, and State Child Health Insurance Program Benefits Improvement and Protection Act of 2000 (“BIPA”);

•	The one-time “administrative fix” to increase skilled nursing facility payment rates by 3.26%, instituted by the Centers for Medicare & Medicaid Services (“CMS”) beginning on October 1, 2003;

•	The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“Medicare Modernization Act,” sometimes referred to as the “Drug Bill”);

•	The Deficit Reduction Act of 2005 (Pub. L No 109-171) (“DRA”);

•	The Tax Relief and Health Care Act of 2006 (Pub L. No. 109-432); and

•	The Medicare, Medicaid, and SCHIP Extension Act of 2007 (Pub L. No. 110-173).

In response to widespread healthcare industry concern about the reductions in payments under the BBA, the federal government enacted the Balanced Budget Refinement Act of 1999 (“BBRA”). The BBRA increased the per diem reimbursement rates for certain high acuity patients by 20% from April 1, 2000 until case mix refinements were implemented by CMS, as explained below. The BBRA also imposed a two-year moratorium on the annual cap mandated by the BBA on physical, occupational and speech therapy services provided to a patient by outpatient rehabilitation therapy providers, including Part B covered therapy services in nursing facilities. Relief from the BBA therapy caps was subsequently extended multiple times by Congress, but these extensions expired on December 31, 2009 and have not yet been renewed by Congress. Therefore, effective January 1, 2010, Medicare coverage of therapy services at nursing facilities paid for under Medicare part B are capped at $1,860 per beneficiary per year for occupational therapy services and $1,860 per beneficiary for speech-language pathology and physical therapy services combined.

Pursuant to its final rule updating SNF Prospective Payment System (“PPS”) for the 2006 federal fiscal year, CMS refined the resource utilization groups (“RUGs”) used to determine the daily payment for beneficiaries in skilled nursing facilities by adding nine new payment categories. The result of this refinement, which became effective on January 1, 2006, was to eliminate the temporary add-on payments that Congress enacted as part of the BBRA.

Under its final rule updating LTC-DRGs for the 2007 federal fiscal year, CMS reduced reimbursement of uncollectible Medicare coinsurance amounts for all beneficiaries (other than beneficiaries of both Medicare and Medicaid) from 100% to 70% for skilled nursing facility cost reporting periods beginning on or after October 1, 2005. CMS estimated that this change in treatment of bad debt would result in a decrease in payments to skilled nursing facilities of $490 million over the five-year period from federal fiscal year 2006 to 2010. The rule also included various options for classifying and weighting patients transferred to a skilled nursing facility after a hospital stay less than the mean length of stay associated with that particular diagnosis-related group.

On July 31, 2009, CMS issued its final rule updating SNF PPS for the 2010 fiscal year (October 1, 2009 through September 30, 2010). Under the final rule, the update to the SNF PPS standard federal payment rate for skilled nursing facilities includes a 2.2% increase in the market basket index for the 2010 fiscal year. The final rule also provides a recalibration in the case-mix indexes for the resource utilization groups used to determine the daily payment for beneficiaries in skilled nursing facilities that is expected to reduce payments to skilled nursing facilities by 3.3% in fiscal year 2010. CMS estimates that net payments to skilled nursing facilities as a result of the market basket increase and the recalibration in the case-mix indexes for RUGs under the final rule would decrease by approximately $360 million, or 1.1%, in fiscal year 2010.

The July 31, 2009 final rule includes other changes that may additionally affect net payments to skilled nursing facilities, including, by way of example, implementation of the RUG-IV classification model for fiscal year 2011 and possible new requirements for the quarterly reporting of nursing home staffing data.

We cannot assure that future updates to the skilled nursing facilities prospective payment system, therapy services or Medicare reimbursement for skilled nursing facilities will not materially adversely impact our tenants or operators, which in turn could have a materially adverse affect on us. The Medicare and Medicaid programs, including payment levels and methods, are continually evolving and have been less predictable following the enactment of BBA and the subsequent reform activities. Moreover, the healthcare delivery system is under constant scrutiny and has been identified by the new administration as a key area of interest and likely reform. We cannot assure you that future healthcare legislation, changes in the administration or implementation of governmental healthcare reimbursement programs will not have a material adverse effect on our tenants’ and operators’ liquidity, financial condition or results of operations, which could adversely affect their ability to make payments to us and which, in turn, could have a material adverse effect on us.

Certificates of Need and State Licensing

Certificate of need, or CON, regulations control the development and expansion of healthcare services and facilities in certain states. Some states also require regulatory approval prior to changes in ownership of certain healthcare facilities. In the last several years, in response to mounting Medicaid budget deficits, many states have begun to tighten CON controls, including the imposition of moratoriums on new facilities, and the imposition of stricter controls over licensing and change of ownership rules. States that do not have CON programs may have other laws or regulations that limit or restrict the development or expansion of healthcare facilities. To the extent that CONs or other similar approvals are required for expansion or the operations of our facilities, either through facility acquisitions, expansion or provision of new services or other changes, such expansion could be affected adversely by the failure or inability of our tenants and operators to obtain the necessary approvals, changes in the standards applicable to such approvals or possible delays and expenses associated with obtaining such approvals.

Americans with Disabilities Act (the “ADA”)

Our properties must comply with the ADA to the extent that such properties are “public accommodations” as defined in that statute. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. To date, no notices of substantial noncompliance with the ADA have been received by us. Accordingly, we have not incurred substantial capital expenditures to address ADA concerns. In some instances, our tenants and operators may be responsible for any additional amounts that may be required to make facilities ADA-compliant. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we continue to assess our properties and make alterations as appropriate in this respect.

Environmental Matters

A wide variety of federal, state and local environmental and occupational health and safety laws and regulations affect healthcare facility operations. These complex federal and state statutes, and their enforcement, involve myriad regulations, many of which involve strict liability on the part of the potential offender. Some of these federal and state statutes may directly impact us. Under various federal, state and local environmental laws, ordinances and regulations, an owner or operator of real property or a secured lender, such as us, may be liable for the costs of removal or remediation of hazardous or toxic substances at, under or disposed of in connection with such property, as well as other potential costs relating to hazardous or toxic substances (including government fines and damages for injuries to persons, adjacent property, and/or natural resources). This may be true even if we did not cause or contribute to the presence of such substances. The cost of any required remediation, removal, fines or personal or property damages and the owner’s or secured lender’s liability therefore could exceed or impair the value of the property, and/or the assets of the owner or secured lender. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenues. For a description of the risks associated with environmental matters, see ITEM 1A. “Risk Factors.”

Competition

We compete for real estate property investments with healthcare providers, other healthcare-related REITs, healthcare lenders, real estate partnerships, banks, insurance companies and other investors. Some of our competitors are significantly larger and have greater financial resources and lower cost of capital than we do.

The operators and managers of the properties in which we invest compete on a local and regional basis with other landlords and healthcare providers who own and operate healthcare-related real estate. The occupancy and rental income at our properties depend upon several factors, including the number of physicians using the healthcare facilities or referring patients to the facilities, the number of patients or residents of the healthcare-related facilities, competing properties and healthcare providers, and the size and demographics of the population in the surrounding area. Private, federal and state payment programs and the effect of laws and regulations may also have a significant influence on the profitability of the properties and their tenants.

Employees

We do not have any employees. Our officers are employees of our manager and its affiliates. We do not have any separate facilities and are completely reliant on our manager to conduct our day-to-day operations. Our Manager is reimbursed for the cost of these employees and the services delivered through a management fee under the requirements of the Management Agreement by and between Care and CIT Healthcare. See Item 7A. Quantitative and Qualitative Disclosures About Market Risk “Related Party Transactions and Agreements — Management Agreement” below.

Certain U.S. Federal Income Tax Considerations

The following discussion of “Certain U.S. Federal Income Tax Considerations” is not inclusive of all possible tax considerations and is not tax advice. This summary does not deal with all tax aspects that might be relevant to a particular stockholder in light of such stockholder’s circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code (the “Code”). Provisions of the Code governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law, which could be changed at any time, and possibly applied retroactively.

We elected on our 2007 U.S. income tax return to be taxed as a REIT under Sections 856 through 860 of the Code for our taxable year ended December 31, 2007. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income tax on our taxable income at regular corporate rates and we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distributions to stockholders. However, we believe that we will operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes. We may, however, be subject to certain state and local taxes.

The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals; and (vii) which meets certain other tests, described below, regarding the amount of its distributions and the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

There are presently two gross income requirements for Care to qualify as a REIT. First, for each taxable year, at least 75% of Care’s gross income (excluding gross income from “prohibited transactions” as defined below, and certain hedging transactions entered into after July 30, 2008) must be derived directly or indirectly from investments relating to real property or mortgages on real property or from certain types of temporary investment income. Second, at least 95% of Care’s gross income (excluding gross income from prohibited transactions and qualifying hedges) for each taxable year must be derived from income that qualifies under the 75% test and other dividends, interest and gain from the sale or other disposition of stock or securities. A “prohibited transaction” is a sale or other disposition of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of our trade or business.

At the close of each quarter of Care’s taxable year, it must also satisfy tests relating to the nature of its assets. First, at least 75% of the value of Care’s total assets must be represented by real estate assets (including shares of stock of other REITs) cash, cash items, or government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and mortgages, and certain mezzanine loans) and shares in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the proceeds are received. Second, not more than 25% of Care’s total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class and except for certain investments in other REITs, “qualified REIT subsidiaries” and TRSs, the value of any one issuer’s securities owned by Care may not exceed 5% of the value of Care’s total assets, and Care may not own more than 10% of the vote or value of the securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to, securities having specified characteristics (“straight debt”), loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. Fourth, not more than 20% (25% for taxable years beginning on or after January 1, 2009) of the value of Care’s total assets may be represented by securities of one or more TRSs.

Care, directly and indirectly, owns interests in various partnerships and limited liability companies that are either disregarded or treated as partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership or a member of a limited liability company that is treated as a partnership under the Code, for purposes of the REIT asset and income tests, the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company and will be deemed to be entitled to its proportionate share of gross income of the partnership or limited liability company, in each case, determined in accordance with the REIT’s capital interest in the entity (subject to special rules related to the 10% asset test).

The ownership of an interest in a partnership or limited liability company by a REIT may involve special tax risks, including the challenge by the Internal Revenue Service of the allocations of income and expense items of the partnership or limited liability company, which would affect the computation of taxable income of the REIT, and the status of the partnership or limited liability company as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes.

Care also owns interests in a number of subsidiaries which are intended to be treated as qualified REIT subsidiaries (each a “QRS”). The Code provides that such subsidiaries will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as the assets, liabilities and such items of Care. If any partnership, limited liability company or subsidiary in which Care owns an interest were treated as a regular corporation (and not as a partnership, subsidiary REIT, QRS or taxable REIT subsidiary, as the case may be) for federal income tax purposes, Care would likely fail to satisfy the REIT asset tests described above and would therefore fail to qualify as a REIT, unless certain relief provisions apply. Care believes that each of the partnerships, limited liability companies and subsidiaries (other than taxable REIT subsidiaries), in which it owns an interest will be treated for tax purposes as a partnership, disregarded entity (in the case of a 100% owned limited liability company), REIT or QRS, as applicable, although no assurance can be given that the Internal Revenue Service will not successfully challenge the status of any such organization.

A REIT may own any percentage of the voting stock and value of the securities of a corporation which jointly elects with the REIT to be a TRS, provided certain requirements are met. A TRS generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT and of others, except a TRS may not manage or operate a hotel or healthcare facility. A TRS is treated as a regular corporation and is subject to federal income tax and applicable state income and franchise taxes at regular corporate rates. In addition, a 100% tax may be imposed on a REIT if its rental, service or other agreements with its TRS, or the TRS’s agreements with the REIT’s tenants, are not on arm’s-length terms. As of December 31, 2009, Care did not own any interests in subsidiaries which have elected to be taxable REIT subsidiaries (each a “TRS”).

In order to qualify as a REIT, Care is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 90% of its “real estate investment trust taxable income” (computed without regard to the dividends paid deduction and its net capital gain) and (ii) 90% of the net income, if any (after tax), from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid, or treated as paid, in the taxable year to which they relate. At Care’s election, a distribution will be treated as paid in a taxable year if it is declared before Care timely files its tax return for such year, and is paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of such year. To the extent that Care does not distribute all of its net long-term capital gain or distributes at least 90%, but less than 100%, of its “real estate investment trust taxable income,” as adjusted, Care will be required to pay tax on the undistributed amount at regular federal and state corporate tax rates. Furthermore, if Care fails to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year and (iii) any undistributed taxable income from prior periods, Care would be required to pay, in addition to regular federal and state corporate tax, a non-deductible 4% excise tax on the excess of such required distributions over the amounts actually distributed. While historically Care has satisfied the distribution requirements discussed above by making cash distributions to its shareholders, a REIT is permitted to satisfy these requirements by making distributions of cash or other property, including, in limited circumstances, its own stock. For distributions with respect to taxable years ending on or before December 31, 2009, recent Internal Revenue Service guidance allows us to satisfy up to 90% of the distribution requirements discussed above through the distribution of shares of Care common stock, if certain conditions are met.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines relating to the conduct and operations of the board of directors. The Corporate Governance Guidelines are posted on the Company’s website (www.carereit.com).

Committee Charters

The Board of Directors has an Audit Committee and a Compensation, Nominating and Governance Committee, which was formed on January 28, 2010, when the board combined the functions of the then Compensation Committee and the Nominating, Corporate Governance and Investment Oversight Committee. The board of directors has adopted a written charter for the Audit Committee which is available on the Company’s website (www.carereit.com) and is in the process of adopting a charter for the Compensation, Nominating and Governance Committee.

Codes of Conduct

The Company has adopted for the officers and board of directors of Care a Code of Ethical Conduct to govern its business practices. In addition, the Company has adopted a Code of Business Conduct, not only as guidance for officers and directors of Care, but for the employees of our Manager, CIT Healthcare LLC, and its affiliates, who provide services and support to Care. Copies of each code are available on the Company’s website (www.carereit.com).

ITEM 1A.	Risk Factors

Risks Related to the Tiptree Transaction

On March 16, 2010, we announced the entry into a definitive purchase and sale agreement with Tiptree Financial Partners, L.P. (“Tiptree”) under which we have agreed to sell a significant amount of newly issued common stock to Tiptree at $9.00 per share. The sale of common stock to Tiptree is expected to result in a change in control of our company. Pursuant to the purchase and sale agreement, we have agreed to launch a cash tender offer to all of our stockholders to purchase their common stock at $9.00 per share. The following are risks associated with these contemplated transactions. The discussion of the terms of the purchase and sale agreement below is qualified in its entirety by the terms of the agreement itself, which has been filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 16, 2010.

The Tiptree transaction is subject to conditions, and there can be no assurance that these conditions will be met.

Pursuant to the purchase and sale agreement, Tiptree’s obligation to purchase common stock is subject to certain conditions being met, including: (i) the representations and warranties of the Company in the purchase and sale agreement being true and correct; (ii) the Company performing all covenants and obligations required to be performed under the purchase and sale agreement, (iii) a registration rights agreement and escrow agreement being executed and in full force and effect, (iv) the receipt of all required third party consents, (v) the absence of a Company Material Adverse Effect (as defined in the purchase and sale agreement), (vi) the resignation of three of our current directors and the appointment of four designees from Tiptree to our board of directors, (vii) the receipt of an opinion of counsel regarding the validity of the shares issued to Tiptree, and (viii) the absence of any restraining orders or injunctions relating to the contemplated transactions. If any one or more of these conditions is not met, or waived, then the Tiptree transaction will not be completed.

The tender offer contemplated in the Tiptree transaction is subject to conditions, and there can be no assurance that these conditions will be met.

Pursuant to the purchase and sale agreement, our obligation to accept for payment shares validly tendered and not withdrawn on the expiration date of the tender offer is subject to the following conditions being met: (i) there being validly tendered and not withdrawn prior to the expiration date a minimum of 10,300,000 shares of our common stock, (ii) Tiptree having deposited in escrow the maximum amount of funds required to be deposited pursuant to the purchase and sale agreement, (iii) approval by our stockholders of the sale of common stock to Tiptree and the abandonment of our previously approved plan of liquidation, (iv) any waiting period applicable to the contemplated transactions having expired or been terminated under the Hart-Scott-Rodino Antitrusts Improvements Act of 1976, as amended, (v) the accuracy of the representations and warranties of Tiptree, (vi) the performance by Tiptree of the covenants and obligations required under the purchase and sale agreement, (vii) the escrow agreement being in full force and effect, (viii) the receipt of any consents required by Tiptree, (ix) the absence of any temporary restraining order, injunction or court order preventing the consummation of the contemplated transactions, or any statute, rule, regulation, or order preventing or prohibiting the consummation of the contemplated transactions and (x) the absence of any Tiptree material adverse effect. If any one or more of these conditions is not met or waived, then we will have the right, under certain circumstances, to terminate the tender offer.

Even if the conditions to completion of the Tiptree transaction and the associated tender offer are met, there can be no assurance that these transactions will be completed in a timely manner, under the same terms or at all.

There can be no assurance that the Tiptree transaction and the associated tender offer will be completed in a timely manner, under the same terms, or at all. If the Tiptree transaction is terminated for any reason, then the tender offer will also be terminated, and you will not receive the purchase price for your common stock.

If the contemplated transactions are not completed, we may pursue the plan of liquidation previously approved by our stockholders or continue to pursue other strategic alternatives.

If the contemplated transactions are not completed for any reason (including if the stockholders fail to approve the issuance of the stock to Tiptree or the abandonment of the plan of liquidation), we may pursue the plan of liquidation previously approved by our stockholders. In the event that a liquidation of the Company is pursued, material adjustments to these going concern financial statements may need to be recorded to present liquidation basis financial statements. Material adjustments which may be required for liquidation basis accounting primarily relate to reflecting assets and liabilities at their net realizable value and costs to be incurred to carry out the plan of liquidation. After such adjustments, the likely range of equity value which would be presented in liquidation basis financial statements would be between $8.05 and 8.90 per share. If the contemplated transactions are not completed for any reason (including if the stockholders fail to approve the issuance of stock to Tiptree or the abandonment of the plan of liquidation), we continue to reserve the right to entertain other proposals from third parties to enter into an alternative transaction that returns value to our stockholders, and, if required by applicable law, we will seek stockholder approval for any such alternative transaction.

Risks Related to Our Business

Adverse economic and geopolitical conditions and disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

Our business has been and may continue to be affected by market and economic challenges experienced by the global economy or real estate industry as a whole or by the local economic conditions in the markets where our properties may be located, including the current dislocations in the credit markets and general global economic recession. These current conditions, or similar conditions existing in the future, may adversely affect our results of operations, financial condition and ability to pay distributions as a result of the following, among other potential consequences:

•	the financial condition of our borrowers, tenants and operators may be adversely affected, which may result in defaults under loans or leases due to bankruptcy, lack of liquidity, operational failures or for other reasons;

•	foreclosures and losses on our healthcare-related real estate investments and mortgage loans could be higher than those generally experienced in the mortgage lending industry because a portion of the investments we make may be subordinate to other creditors;

•	our loan-to-value ratio of loans that we have previously extended would increase and our collateral coverage would weaken and increase the possibility of a loss in the event of a borrower default if there is a material decline in real estate values;

•	our ability to borrow on terms and conditions that we find acceptable, or at all, may be limited, which could reduce our ability to refinance existing debt, reduce our returns from our acquisition activities and increase our future interest expense; and

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans.

We are dependent upon our Manager for our success and may not find a suitable replacement if the management agreement is terminated or such key personnel are no longer available to us.

We do not have any employees. Our officers are employees of our Manager and its affiliates. We do not have any separate facilities and are completely reliant on our Manager to conduct our day-to-day operations. We depend on the diligence, skill and network of business contacts of our Manager. Our executive officers and our Manager monitor our investments. The management agreement does not require our Manager to dedicate specific personnel to fulfilling its obligations to us under the management agreement, or require personnel to dedicate a specific amount of time. The departure of a significant number of the professionals of our Manager could have a material adverse effect on our performance. On January 15, 2010, we entered into an amended and restated management agreement with our Manager, which, among other things, extends the term of the management agreement through December 31, 2011. We are subject to the risk that our Manager may terminate the management agreement and that no suitable replacement will be found to manage us. Our Manager has a right to terminate the management agreement without cause under certain circumstances. We can offer no assurance that our Manager will remain our external manager, that we will be able to find an adequate replacement for our Manager should our Manager terminate the management agreement, or that we will continue to have access to our Manager’s principals and professionals.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to make distributions to our stockholders.

As a REIT, we generally are required to distribute at least 90% of our REIT taxable income each year to our stockholders and we intend to pay quarterly dividends to our stockholders such that we distribute all or substantially all of our taxable income each year, subject to certain adjustments and sufficient available cash. However, our ability to pay dividends may be adversely affected by the risk factors described in this document. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to pay quarterly dividends to our stockholders. The timing and amount of our dividends are in the sole discretion of our board of directors, and will depend upon, among other factors, our earnings, financial condition, maintenance of our REIT qualification and other tax considerations and capital expenditure requirements, in each case as our board of directors may deem relevant from time to time.

Among the factors that could adversely affect our results of operations and impair our ability to pay dividends to our stockholders are:

•	the profitability of our investments;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to pay dividends. We cannot assure our stockholders that we will be able to pay dividends in the future or that the level of any dividends we pay will increase over time.

In addition, dividends paid to stockholders are generally taxable to our stockholders as ordinary income, but a portion of our dividends may be designated by us as long-term capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. Distributions in excess of our earnings and profits generally may be tax-free to the extent of each stockholder’s basis in our common stock and generally may be treated as capital gain if they are in excess of basis.

Risk Related to a Liquidation

On December 10, 2009, our Board of Directors approved a plan of liquidation and recommended that our shareholders approve the plan of liquidation. On January 28, 2010, our stockholders approved the plan of liquidation. We have entered into a definitive agreement for the sale of control of the Company and have not pursued the plan of liquidation. The following risk factors would apply in the event that we fail to close the Tiptree transaction and pursue the plan of liquidation.

Pursuing the plan of liquidation may cause us to fail to qualify as a REIT, which would lower the amount of our distributions to our stockholders.

We value our status as a REIT under the tax code because while we qualify as a REIT and distribute all of our taxable income, we generally are not subject to federal income tax. Although our board of directors does not presently intend to terminate our REIT status prior to the final distribution of our assets and our dissolution, our board of directors may take actions pursuant to the plan of liquidation which would result in such a loss of REIT status. Upon the final distribution of our assets and our dissolution, our existence and our REIT status will terminate.

However, there is a risk that our actions in pursuit of the plan of liquidation may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the plan of liquidation. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these requirements as part of the liquidation process. In addition, in selling our assets, we may recognize ordinary income in excess of the cash received. The REIT rules require us to pay out a large portion of our ordinary income in the form of a dividend to stockholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we are unable to borrow to fund the required dividend or find another way to meet the REIT distribution requirements, we may cease to qualify as a REIT. While we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

•	be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates;

•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.

As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our stockholders.

We do not know the exact amount or timing of potential liquidation distributions.

We cannot assure our stockholders of the precise nature and amount of any distributions to our stockholders pursuant to the plan of liquidation. Furthermore, the timing of our distributions will be affected, in large part, by our ability to sell our remaining assets in a timely and orderly manner.

Our assets currently consist of one mortgage loan and investments in three healthcare real estate portfolios — the Cambridge medical office building portfolio, the Bickford assisted living, independent living and Alzheimer facility portfolio and the SMC independent and assisted living facility portfolio.

Management’s estimates of the values of our mortgage loan assets are based on comparable sales figures in prior mortgage loan sales, discussions with bidders and brokers and a confirmatory valuation provided by an outside valuation expert. Management’s estimates of the values of our healthcare real estate investments are based on management’s projections and models, the values ascribed to such investments by bidders for the company, comparable sales figures, discussions with brokers, and, with respect to our investments in Bickford and SMC, a confirmatory valuation provided to us by an outside valuation expert. Management’s estimate of the value of our 85% interest in the Cambridge medical office building portfolio is based on a net present value of the future cash flows that we expect to receive from our Cambridge investment, minus our estimated costs for operating our company during our projected holding period for our Cambridge investment. There can be no assurance that we will be able to find buyers for any or all of our assets, and if we are able to sell such assets, there can be no guaranty that the value received upon such sale will be consistent with management’s estimates.

Potential purchasers of our assets may try to take advantage of our liquidation process and offer less-than-optimal prices for our assets. We intend to seek and obtain the highest sales prices reasonably available for our assets, and believe that we can out-wait bargain-hunters; however, we cannot predict how changes in local real estate markets or in the national economy may affect the prices that we can obtain in the liquidation process. Therefore, there can be no assurance that we will receive the proceeds we expect for the sale of our assets.

The actual amount available for distribution could be more or less than the range of net liquidating distributions that we estimated in our proxy statement filed on December 28, 2009 (the “Liquidation Proxy Statement”), as updated in the Form 8-K that we filed on January 15, 2010 to announce the amendment to our management agreement (the “Total Liquidation Value Range”), depending on a number of other factors including (i) unknown liabilities or claims, (ii) unexpected or greater or lesser than expected expenses, and (iii) greater or lesser than anticipated net proceeds of asset sales.

Distributions will depend on the amount of proceeds we receive from the sale of our assets, when we receive them, and the extent to which we must establish reserves for current or future liabilities.

We are currently unable to predict the precise timing of any distributions pursuant to the plan of liquidation. The timing of any distribution will depend upon and could be delayed by, among other things, the timing of the sale of our company’s assets.

Additionally, a creditor could seek an injunction against our making distributions to our stockholders on the ground that the amounts to be distributed were needed for the payment of the liabilities and expenses. Any action of this type could delay or substantially diminish the amount, if any, available for distribution to our stockholders.

If we are unable to find buyers for our assets at our expected sales prices, our liquidating distributions may be delayed or reduced.

As of the date of this annual report on Form 10-K, none of our mortgage loans or healthcare real estate assets are subject to a binding sale agreement providing for their sale. In calculating our Total Liquidation Value Range for our assets, we assumed that we will be able to find buyers for all of our assets at amounts based on our estimated range of values for each investment. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the asset’s market value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating payments to our stockholders would be delayed or reduced. Furthermore, real estate values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy percentages, lease rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. Our liquidation proceeds may also be affected by the terms of prepayment or assumption costs associated with debt encumbering our healthcare real estate assets. In addition, minority ownership matters, transactional fees and expenses, environmental contamination at our healthcare real estate assets or unknown liabilities, if any, may adversely impact the net liquidation proceeds from those assets.

Decreases in property values may reduce the amount we receive upon a sale of our assets.

The underlying value of our healthcare real estate assets may be reduced by a number of factors that are beyond our control, including, without limitation, the following:

•	adverse changes in economic conditions;

•	the financial performance of our tenants, and the ability of our tenants to satisfy their obligations under their leases;

•	potential major repairs which are not presently contemplated or other contingent liabilities associated with the assets;

•	terminations and renewals of leases by our tenants;

•	changes in interest rates and the availability of financing;

•	competition; and

•	changes in real estate tax rates and other operating expenses

Any reduction in the value of our healthcare real estate assets would make it more difficult for us to sell such assets for the amounts that we have estimated. Reductions in the amounts that we receive when we sell our assets could decrease or delay the payment of distributions to stockholders.

If our liquidation costs or unpaid liabilities are greater than we expect, our potential liquidating distributions may be delayed or reduced.

Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. Our board of directors may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. Our board of directors may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs that we will incur in the liquidation are not yet final, so we have used estimates of these costs in calculating our Total Liquidation Value Range. To the extent that we have underestimated these costs in calculating our projections, our actual liquidation value may be lower than our estimated Total Liquidation Value Range. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established, payment of liquidating distributions to our stockholders may be delayed or reduced.

The sale of our assets may cause us to be subject to a 100% excise tax on “prohibited transactions,” which would reduce the amount of potential liquidating distributions.

REITs are subject to a 100% excise tax on any gain from “prohibited transactions,” which include sales or other dispositions of assets held for sale to customers in the ordinary course of the REIT’s trade or business. The determination of whether property is held for sale to customers in the ordinary course of our trade or business is inherently factual in nature and, thus, cannot be predicted with certainty. The tax code does provide a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions, but we may not be able to satisfy these conditions. While we do not believe that any of our property should be considered to be held for sale to customers in the ordinary course of our trade or business, because of the substantial number of properties that would have to be sold and the active marketing that would be necessary, there is a risk that the Internal Revenue Service would seek to treat some or all of the property sales as prohibited transactions, resulting in the payment of taxes by us as described above, in which case the amount available for distribution to our stockholders could be significantly reduced.

If we are unable to satisfy all of our obligations to creditors, or if we have underestimated our future expenses, the amount of potential liquidation proceeds will be reduced.

If we pursue the liquidation, we will file articles of dissolution with the State Department of Assessments and Taxation of Maryland promptly after the sale of all of our remaining assets or at such time as our directors have transferred our company’s remaining assets, subject to its liabilities, into a liquidating trust. Pursuant to Maryland law, our company will continue to exist for the purpose of discharging any debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. We intend to pay for all liabilities and distribute all of our remaining assets, which may be accomplished by the formation of a liquidating trust, before we file our articles of dissolution.

Under Maryland law, certain obligations or liabilities imposed by law on our stockholders, directors, or officers cannot be avoided by the dissolution. For example, if we make distributions to our stockholders without making adequate provisions for payment of creditors’ claims, our stockholders could be liable to the creditors to the extent of the distributions in excess of the amount of any payments due to creditors. The liability of any stockholder is, however, limited to the amounts previously received by such stockholder from us (and from any liquidating trust). Accordingly, in such event, a stockholder could be required to return all liquidating distributions previously made to such stockholder and a stockholder could receive nothing from us under the plan of liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received as a liquidation distribution, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Therefore, to the extent that we have underestimated the size of our contingency reserve and distributions to our stockholders have already been made, our stockholders may be required to return some or all of such distributions.

Stockholders could be liable to creditors to the extent of liquidating distributions received if contingent reserves are insufficient to satisfy our liabilities.

If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from making distributions under the plan of liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or holders of beneficial interests of the liquidation trust under the plan of liquidation.

Distributions by us may include a return of capital.

Distributions payable to stockholders may include a return of capital as well as a return in excess of capital. Distributions exceeding taxable income will constitute a return of capital for federal income tax purposes to the extent of a stockholder’s basis. Distributions in excess of tax basis will generally constitute capital gain.

We face potential risks with asset sales.

Risks associated with the sale of properties which, if they materialize, may have a material adverse effect on amounts our stockholders may receive, include:

•	lack of demand by prospective buyers;

•	inability to find qualified buyers;

•	inability of buyers to obtain satisfactory financing;

•	lower than anticipated sale prices; and

•	the inability to close on sales of properties under contract.

The market price of our common stock may decline as we make potential liquidating distributions to our stockholders.

Our stock may be delisted from the New York Stock Exchange.

Under the rules of the New York Stock Exchange, the exchange has discretionary authority to delist our common stock if we proceed with a plan of liquidation. In addition, the exchange will commence delisting proceedings against us if (i) the average closing price of our common stock falls below $1.00 per share over a 30-day consecutive trading period, (ii) our average market capitalization falls below $15 million over a 30-day consecutive trading period, or (iii) we lose our REIT qualification. Even if the New York Stock Exchange does not move to delist our common stock, we may voluntarily delist our common stock from the exchange in an effort to reduce our operating expenses and maximize our liquidating distributions. If our common stock is delisted, our stockholders may have difficulty trading our common stock on the secondary market.

Our stockholders will not be able to buy, sell or transfer our shares of common stock after we file our Articles of Dissolution.

We may close our transfer books as of the close of business on the date on which we file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (the “Final Record Date”) if we proceed with a plan of liquidation. If we follow this course, we anticipate that the Final Record Date will be after the sale of all of our assets or such earlier time as our board of directors transfers all of our remaining assets into a liquidating trust. After the Final Record Date, we will not record any further transfers of our shares of common stock except pursuant to the provisions of a deceased stockholder’s will, intestate succession or operation of law and we will not issue any new stock certificates other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of common stock upon exercise of outstanding options. Our stockholders’ interests in a liquidating trust are likely to be non-transferable except by will, intestate succession or operation of law. It is anticipated that no further transfers of our shares of common stock will be recognized after the final record date.

Our board of directors will have the authority to sell our assets under terms less favorable than those assumed for the purpose of estimating our net liquidation value range in the Liquidation Proxy Statement.

Pursuant to the plan of liquidation, our board of directors has the authority to sell any and all of our assets on such terms and to such parties as our board of directors determines in its sole discretion. Our stockholders have no opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

Our shareholders approved a plan of liquidation on January 28, 2010; however, our board of directors may amend the plan of liquidation at any time.

Even though our stockholders approved the plan of liquidation, our board of directors may amend the plan of liquidation without further stockholder approval, to the extent permitted by Maryland law.

If we continue with the plan of liquidation, distributing interests in a liquidating trust may cause our stockholders to recognize gain prior to the receipt of cash.

The REIT provisions of the tax code generally require that each year we distribute as a dividend to our stockholders 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Liquidating distributions we make pursuant to a plan of liquidation will qualify for the dividends paid deduction, provided that they are made within 24 months of the adoption of such plan. Conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our assets at acceptable prices during such period. In such event, rather than retain our assets and risk losing our status as a REIT, we may elect to contribute our remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. We may also elect to contribute our remaining assets and liabilities to a liquidating trust within such 24-month period to avoid the costs of operating as a public company. Such a contribution would be treated as a distribution of our remaining assets to our stockholders, followed by a contribution of the assets to the liquidating trust. As a result, a stockholder would recognize gain to the extent his share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder’s basis in his stock, notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code.

If we pursue the plan of liquidation our accounting basis may change, which could require us to write down our assets.

If we pursue liquidation, we must change our basis of accounting from the going-concern basis to the liquidation basis of accounting.

In order for our financial statements to be in accordance with generally accepted accounting principles under the liquidation basis of accounting, all of our assets must be stated at their estimated net realizable value, and all of our liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled. Based on the most recent available information, if the plan of liquidation is adopted, we may make liquidating distributions that exceed the carrying amount of our net assets. However, we cannot assure our stockholders what the ultimate amounts of such liquidating distributions will be. Therefore, there is a risk that the liquidation basis of accounting may entail write-downs of certain of our assets to values substantially less than their respective current carrying amounts, and may require that certain of our liabilities be increased or certain other liabilities be recorded to reflect the anticipated effects of an orderly liquidation.

Until we determine to pursue the liquidation, we will continue to account for our assets and liabilities under the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold or disposed of should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all of the available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets has occurred and the assets should be written down to their estimated fair value.

In addition, write-downs in our assets could reduce the price that a third party would be willing to pay to acquire our stockholders’ shares or our assets.

Our dispute with Cambridge regarding our ability to transfer our interests in the Cambridge medical office building portfolio may impair the value of such interests, and if we are not successful in our declaratory judgment action against Cambridge, our ability to transfer our interests in the portfolio may be restricted.
Further, if we are not successful in defending against Cambridge’s counterclaim, our ability to carry out transactions may be restricted and we may incur losses.

Cambridge, our joint venture partner in the Cambridge medical office building portfolio, has asserted that it possesses the contractual right to approve any transfer, either directly or indirectly, of our interests in the portfolio. We have in the past disagreed and continue to disagree with Cambridge’s assertion and strongly believe that we have the right to transfer, without the approval of Cambridge, our Cambridge interests either through a business combination transaction involving our company or the sale of our wholly owned subsidiary that serves as the general partner of the partnership that holds the direct investment in the portfolio. We contend that Cambridge does not have the indirect right to control the business combination and other activities of the parent entities of the entity through which we made our direct investment in the portfolio. On November 25, 2009, we filed a complaint in federal district court in Texas against Cambridge and its affiliates seeking, among other things, a declaratory judgment to that effect. On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed counterclaims and a third-party complaint (the “Counterclaims”) that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and Board Chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are basically the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally. The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on the proceeds of any future liquidation of Care, to ensure a reservoir of funds from which any liability to the Saada Parties could be paid. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In response to the Counterclaims, Care and the third-party defendants filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims. Unsuccessful resolution of our dispute with Cambridge may impair the value of our Cambridge interests, which may reduce the amount of liquidating distributions our stockholders receive. In addition, if we are not successful in our declaratory judgment action, our ability to transfer our Cambridge interests may be restricted. Resolution of our dispute with Cambridge may take a considerable amount of time. We also cannot predict when our dispute with Cambridge will be resolved, if at all. Further, if we are not successful in defending against Cambridge’s counterclaim, our ability to carry out transactions may be restricted and we may incur losses.

If we are not successful in our declaratory judgment action seeking confirmation that the partnership interests held by Cambridge in the entity through which we made our investment in the Cambridge medical office building portfolio are not entitled to receive liquidating distributions from us, then the amount of potential liquidating distributions available to our stockholders may be reduced.

In connection with our investment in the Cambridge medical office building portfolio, we agreed to cause the entity through which our investment was made to issue operating partnership units to Cambridge. The partnership agreement states that these partnership units are entitled to receive an amount per unit linked to the regular quarterly dividends declared and paid on Care common stock. Cambridge has asserted that these partnership units are also entitled to receive amounts linked to other liquidating distributions that our board may declare and pay to our stockholders. We have disagreed and continue to disagree with this assertion. On November 25, 2009, we filed a complaint in federal district court in Texas against Cambridge and its affiliates seeking, among other things, a declaratory judgment that the partnership units held by Cambridge are not entitled to receive any amounts linked to any other special cash distributions declared and paid by our board to our stockholders apart from cash distributions linked to the regular quarterly dividends paid to our stockholders. On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed counterclaims and a third-party complaint alleging, among other things, that they are entitled to receive the special cash distributions. If we are not successful in our declaratory judgment action, the amount that our stockholders may receive in liquidating distributions may be decreased.

Other Risks

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit our stockholders’ recourse in the event of actions not in our stockholders’ best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter permits us to agree to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

Compliance with our Investment Company Act exemption imposes limits on our operations.

We conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We rely on an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55% of our portfolio must be comprised of qualifying real estate assets and at least another 25% of our portfolio must be comprised of additional qualifying real estate assets and real estate-related assets.

Rapid changes in the market value or income from our real estate-related investments or non-qualifying assets may make it more difficult for us to maintain our status as a REIT or exemption from the Investment Company Act.

If the market value or income potential of real estate-related investments declines as a result of a change in interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT status or exemption from the Investment Company Act. If the decline in real estate asset values and/or the decline in qualifying REIT income occur quickly, it may be especially difficult to maintain REIT status. These risks may be exacerbated by the illiquid nature of both real estate and non-real estate assets that we may own. We may have to make investment decisions that we would not make absent the REIT and Investment Company Act considerations.

Liability relating to environmental matters may decrease the value of the underlying properties.

Under various federal, state and local laws, an owner or operator of real property may become liable for the costs of cleanup of certain hazardous substances released on or under its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for cleanup costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on the communications and information systems of our Manager. Any failure or interruption of our Manager’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

Terrorist attacks and other acts of violence or war may affect the real estate industry, our profitability and the market for our common stock.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The economic impact of any such future events could also adversely affect the credit quality of some of our loans and investments and the property underlying our securities.

We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and revenues and may result in volatility of the value of our securities. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future terrorist attacks would have on our business. Losses resulting from these types of events may not be fully insurable.

In addition, the events of September 11 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Extension Act of 2005, which extended TRIA through the end of 2007, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties in which we invest are unable to obtain affordable insurance coverage, the value of those investments could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks Related to Conflicts of Interest and Our Relationship with Our Manager

The management agreement was not negotiated on an arms-length basis. As a result, the terms, including fees payable, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

The management agreement between Care and its Manager, CIT Healthcare, was negotiated between related parties. As a result, we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party and the terms, including fees payable, may not be as favorable to us as if we did engage in negotiations with an unaffiliated third party. We may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

Risks Relating to the Healthcare Industry

Our investments are expected to be concentrated in healthcare facilities and healthcare-related assets, making us more vulnerable economically than if our investments were more diversified.

We own interests in healthcare facilities as well as provide financing for healthcare businesses. A downturn in the healthcare industry or the economy generally could negatively affect our borrowers’ or tenants’ ability to make payments to us and, consequently, our ability to meet debt service obligations or make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of healthcare facilities.

Furthermore, some of our tenants and borrowers in the healthcare industry are heavily dependant on reimbursements from the Medicare and Medicaid programs for the bulk of their revenues. Our tenants’ and borrowers’ dependence on reimbursement revenues could cause us to suffer losses in several instances.

•	If our tenants or borrowers fail to comply with operational covenants and other regulations imposed by these programs, they may lose their eligibility to continue to receive reimbursements under the programs or incur monetary penalties, either of which could result in the tenant’s or borrower’s inability to make scheduled payments to us.

•	If reimbursement rates do not keep pace with increasing costs of services to eligible recipients, or funding levels decrease as a result of state budget crises or increasing pressures from Medicare and Medicaid to control healthcare costs, our tenants and borrowers may not be able to generate adequate revenues to satisfy their obligations to us.

•	If a healthcare tenant or borrower were to default on its loan, we would be unable to invoke our rights to the pledged receivables directly as the law prohibits payment of amounts owed to healthcare providers under the Medicare and Medicaid programs to be directed to any entity other than the actual providers. Consequently, we would need a court order to force collection directly against these governmental payors. There is no assurance that we would be successful in obtaining this type of court order.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs, and increasing competition for patients among healthcare providers in areas with significant unused capacity. We believe that certain of our tenants or borrowers will continue to experience a shift in payor mix away from fee-for-service payors (if any), resulting in an increase in the percentage of revenues attributable to managed care payors, government payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, due to the aging of the population and the expansion of governmental payor programs, we anticipate that there will be a marked increase in the number of patients reliant on healthcare coverage provided by governmental payors, which in the case of skilled nursing facilities is already significant. These changes could have a material adverse effect on the financial condition of some or all of our tenants or borrowers, which could have a material adverse effect on our financial condition and results of operations and could negatively affect our ability to make distributions to our stockholders.

The healthcare industry is heavily regulated and existing and new laws or regulations, changes to existing laws or regulations, loss of licensure or certification or failure to obtain licensure or certification could result in the inability of our borrowers or tenants to make payments to us.

The healthcare industry is highly regulated by federal, state and local laws, and is directly affected by federal conditions of participation, state licensing requirements, facility inspections, state and federal reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other such laws, regulations and rules. In addition, establishment of healthcare facilities and transfers of operations of healthcare facilities are subject to regulatory approvals not required for establishment of or transfers of other types of commercial operations and real estate. Sanctions for failure to comply with these regulations and laws include, but are not limited to, loss of or inability to obtain licensure, fines and loss of or inability to obtain certification to participate in the Medicare and Medicaid programs, as well as potential criminal penalties. The failure of a tenant or borrower to comply with such laws, requirements and regulations could affect its ability to establish or continue its operation of the facility or facilities and could adversely affect the tenant’s or borrower’s ability to make payments to us which could have a material adverse effect on our financial condition and results of operations and could negatively affect our ability to make distributions to our stockholders. In addition, restrictions and delays in transferring the operations of healthcare facilities, in obtaining new third-party payor contracts including Medicare and Medicaid provider agreements, and in receiving licensure and certification approval from appropriate state and federal agencies by new tenants may affect the ability of our tenants or borrowers to make payments to us. Furthermore, these matters may affect new tenants’ or borrowers’ ability to obtain reimbursement for services rendered, which could adversely affect the ability of our tenants’ or borrowers’ to pay rent to us and to pay principal and interest on their loans from us.

Our tenants and borrowers are subject to fraud and abuse laws, the violation of which by a tenant or borrower may jeopardize the tenant’s or borrower’s ability to make payments to us.

The federal government and numerous state governments have passed laws and regulations that attempt to eliminate healthcare fraud and abuse by prohibiting business arrangements that induce patient referrals or the ordering of specific ancillary services. In addition, the Balanced Budget Act of 1997 strengthened the federal fraud and abuse laws to provide for stiffer penalties for violations. Violations of these laws may result in the imposition of criminal and civil penalties, including possible exclusion from federal and state healthcare programs. Imposition of any of these penalties upon any of our tenants or borrowers could jeopardize any tenant’s or borrower’s ability to operate a facility or to make payments, thereby potentially adversely affecting us.

In the past several years, federal and state governments have significantly increased investigation and enforcement activity to detect and eliminate fraud and abuse in the Medicare and Medicaid programs. In addition, legislation and regulations have been adopted at both state and federal levels, which severely restricts the ability of physicians to refer patients to entities in which they have a financial interest. It is anticipated that the trend toward increased investigation and enforcement activity in the area of fraud and abuse, as well as self-referrals, will continue in future years and could adversely affect our prospective tenants or borrowers and their operations, and in turn their ability to make payments to us.

Operators are faced with increased litigation and rising insurance costs that may affect their ability to make their lease or mortgage payments.

In some states, advocacy groups have been created to monitor the quality of care at healthcare facilities, and these groups have brought litigation against operators. Also, in several instances, private litigation by patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs of monitoring and reporting quality of care compliance incurred by operators. In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Continued cost increases could cause our operators to be unable to make their lease or mortgage payments, potentially decreasing our revenue and increasing our collection and litigation costs. Moreover, to the extent we are required to take back the affected facilities, our revenue from those facilities could be reduced or eliminated for an extended period of time.

Transfers of healthcare facilities generally require regulatory approvals, and alternative uses of healthcare facilities are limited.

Because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate, there may be delays in transferring operations of our facilities to successor operators or we may be prohibited from transferring operations to a successor operator. In addition, substantially all of the properties that we may acquire or that will secure our loans will be healthcare facilities that may not be easily adapted to non-healthcare related uses. If we are unable to transfer properties at times opportune to us, our revenue and operations may suffer.

Economic crisis generally and its affect on state budgets could result in a decrease in Medicare and Medicaid reimbursement levels

The current economic crisis is having a widespread impact both nationally and at the state level. Healthcare facilities are no different that other businesses and are accordingly not immune from the economic crisis’ impact. Specifically, revenues at all healthcare or related facilities may be impacted as a result of individuals forgoing or decreasing utilization of healthcare services or delaying moves to independent living facilities, assisted living facilities or nursing homes. Furthermore, the federal government in the case of Medicare or the federal matching portion of Medicaid may seek cost reductions in such programs in order to shift federal moneys to pay for the stimulus package or programs assisting the financial sector or other businesses. Finally, many states are facing severe budget short-falls and in some cases facing bankruptcy which could result in a decrease in funding made available for the Medicaid program and a decrease in reimbursement rates for nursing home facilities and other healthcare facilities. To the extent that there is a decrease in utilization of tenants’ healthcare facilities or a reduction in funds available for the Medicare or Medicaid programs, tenants may not have sufficient revenues to pay rent to us or may be forced to discontinue operations. In either case, our revenues and operations could be adversely affected.

Risks Related to Our Investments

Since real estate investments are illiquid, we may not be able to sell properties when we desire to do so.

Real estate investments generally cannot be sold quickly. We may not be able to vary our owned real estate portfolio promptly in response to changes in the real estate market. This inability to respond to changes in the performance of our owned real estate investments could adversely affect our ability to service our debt. The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, costs and terms of financing;

•	changes in governmental laws and regulations, fiscal policies and zoning and other ordinances and costs of compliance with laws and regulations;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

Because of the unique and specific improvements required for healthcare facilities, we may be required to incur substantial renovation costs to make certain of our properties suitable for other operators and tenants, which could materially adversely affect our business, results of operations and financial condition.

Healthcare facilities are typically highly customized and may not be easily adapted to non-healthcare-related uses. The improvements generally required to conform a property to healthcare use, such as upgrading electrical, gas and plumbing infrastructure, are costly and often times tenant-specific. A new or replacement operator or tenant may require different features in a property, depending on that operator’s or tenant’s particular operations. If a current operator or tenant is unable to pay rent and vacates a property, we may incur substantial expenditures to modify a property for a new tenant, or for multiple tenants with varying infrastructure requirements, before we are able to re-lease the space to another tenant. Consequently, our properties may not be suitable for lease to traditional office or other healthcare tenants without significant expenditures or renovations, which costs may materially adversely affect our business, results of operations and financial condition.

Our use of joint ventures may limit our flexibility with jointly owned investments and could adversely affect our business, results of operations and financial condition, REIT status and our ability to sell these joint venture interests.

We have invested in joint ventures with other persons or entities when circumstances warrant the use of these structures. We currently have two joint ventures that are not consolidated with our financial statements. Our aggregate investments in these joint ventures represented approximately 17.8% of our total assets at December 31, 2009. Our participation in joint ventures is subject to the risks that:

•	we could experience an impasse on certain decisions because we do not have sole decision-making authority, which could require us to expend additional resources on resolving such impasses or potential disputes;

•	our joint venture partners could have investment goals that are not consistent with our investment objectives, including the timing, terms and strategies for any investments;

•	our joint venture partners might become bankrupt, fail to fund their share of required capital contributions or fail to fulfill their obligations as a joint venture partner, which may require us to infuse our own capital into the venture on behalf of the partner despite other competing uses for such capital;

•	our joint venture partners may have competing interests in our markets that could create conflict of interest issues;

•	income and assets owned through joint-venture entities may affect our ability to satisfy requirements related to maintaining our REIT status;

•	any sale or other disposition of our interest in either joint venture may require lender consent, and we may not be able to obtain such consent or approval;

•	such transaction may also trigger other contractual rights held by a joint venture partner, lender or other third party depending on how the proposed sale is structured; and

•	there may be disagreements as to whether a consent and/or approval is required in connection with the consummation of a transaction with a joint venture partner, lender or other third party, or whether such a transaction triggers other contractual rights held by a joint venture partner, lender or other third party, and in either case, those disagreements may result in litigation.

Preferred equity investments involve a greater risk of loss than conventional debt financing.

We have invested in preferred equity investments and may invest in additional preferred equity investments. Our preferred equity investments involve a higher degree of risk than conventional debt financing due to a variety of factors, including that such investments are subordinate to all of the issuer’s loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property underlying our investment. As a result, we may not recover some or all of our investment.

Our investments in debt securities are subject to specific risks relating to the particular issuer of the securities and to the general risks of investing in subordinated real estate securities.

We hold debt securities of healthcare-related issuers.  Our investments in debt securities involve specific risks. Our investments in debt securities are subject to risks that include:

•	delinquency and foreclosure, and losses in the event thereof;

•	the dependence upon the successful operation of and net income from real property;

•	risks generally incident to interests in real property; and

•	risks that may be presented by the type and use of a particular commercial property.

Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investments in debt securities are also subject to risks of:

•	limited liquidity in the secondary trading market;

•	substantial market price volatility resulting from changes in prevailing interest rates;

•	subordination to the prior claims of banks and other senior lenders to the issuer;

•	the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

•	the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

•	the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

These risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

Our investments will be subject to risks particular to real property.

Our loans are directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. Investments in real property or real property-related assets are subject to varying degrees of risk. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. The rental or other income from these properties may be adversely affected by a number of risks, including:

•	acts of God, including hurricanes, earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions (including business layoffs or downsizing, industry slowdowns, changing demographics);

•	an oversupply of (or a reduction in demand for) space in properties in geographic areas where our investments are concentrated and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws; and

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and the potential for uninsured or underinsured property losses.

Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Adverse changes in these factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from properties we own or acquire, and may reduce or eliminate our ability to make distributions to stockholders.

The bankruptcy, insolvency or financial deterioration of our facility operators could significantly delay our ability to collect unpaid rents or require us to find new operators.

Our financial position and our ability to make distributions to our stockholders may be adversely affected by financial difficulties experienced by any of our major operators, including bankruptcy, insolvency or a general downturn in the business, or in the event any of our major operators do not renew or extend their relationship with us as their lease terms expire.

The healthcare industry is highly competitive and we expect that it may become more competitive in the future. Our operators are subject to competition from other healthcare providers that provide similar services. The profitability of healthcare facilities depends upon several factors, including the number of physicians using the healthcare facilities or referring patients there, competitive systems of healthcare delivery and the size and composition of the population in the surrounding area. Private, federal and state payment programs and the effect of other laws and regulations may also have a significant influence on the revenues and income of the properties. If our operators are not competitive with other healthcare providers and are unable to generate income, they may be unable to make rent and loan payments to us, which could adversely affect our cash flow and financial performance and condition.

We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. The bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization and the right to terminate an investment, evict an operator, demand immediate repayment and other remedies under our leases and loans may not protect us. An operator in bankruptcy may be able to restrict our ability to collect unpaid rents or interest during the bankruptcy proceeding.

Volatility of values of commercial properties may adversely affect our loans and investments.

Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be affected adversely by industry slowdowns and other factors); changes or continued weakness in specific industry segments; construction quality, age and design; demographics; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event a property’s net operating income decreases, a borrower may have difficulty repaying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Insurance on the real estate underlying our investments may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in both loss of cash flow from and the asset value of the affected property.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before investing in a company or making a loan to a borrower, we assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes have uncovered all relevant facts or that any investment will be successful.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

Interest rates are highly sensitive to many factors beyond our control, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a mismatch between asset yields and borrowing rates, variances in the yield curve and fluctuating prepayment rates and may adversely affect our income and value of our common stock.

Our portfolio of mortgage loans is comprised of variable rate instruments, each of which bears interest at a stated spread over one-month LIBOR and is funded principally by equity. In periods of declining interest rates, our interest income on loans will be adversely affected. The REIT provisions of the Internal Revenue Code exclude income on asset hedges from qualifying as income derived from real estate activities. Accordingly, our ability to hedge interest rate risk on a portfolio of assets funded principally by equity is limited.

Prepayment rates can increase, adversely affecting yields.

The value of our assets may be affected by prepayment rates on mortgage loans. Prepayment rates on loans are influenced by changes in current interest rates on adjustable-rate and fixed-rate mortgage loans and a variety of economic, geographic and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayments on loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments. A portion of our investments require payments of prepayment fees upon prepayment or maturity of the investment. We may not be able to structure future investments that contain similar prepayment penalties. Some of our assets may not have prepayment protection.

The lack of liquidity in our investments may harm our business.

We may, subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act, make investments in securities that are not publicly traded. These securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises.

Federal Income Tax Risks

Loss of our status as a REIT would have significant adverse consequences to us and the value of our common stock.

If we lose our status as a REIT, we will face serious tax consequences that may substantially reduce the funds available for satisfying our obligations and for distribution to our stockholders for each of the years involved because:

•	We would be subject to federal income tax as a regular corporation and could face substantial tax liability;

•	We would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

•	We also could be subject to the federal alternative minimum tax and possibly increased state and local taxes;

•	Corporate subsidiaries could be treated as separate taxable corporations for U.S. federal income tax purposes;

•	Any resulting corporate tax liability could be substantial and could reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock; and

•	Unless we are entitled to relief under statutory provisions, we will not be able to elect REIT status for four taxable years following the year during which we were disqualified.

In addition, if we fail to qualify as a REIT, all distributions to stockholders would continue to be treated as dividends to the extent of our current and accumulated earning and profits, although corporate stockholders may be eligible for the dividends received deduction and individual stockholders may be eligible for taxation at the rates generally applicable to long-term capital gains (currently at a maximum rate of 15%) with respect to dividend distributions. We would no longer be required to pay dividends to maintain REIT status.

Our ability to satisfy certain REIT qualification tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes and the tax treatment of participation interests that we hold in mortgage loans and may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. Furthermore, as a result of these factors, our failure to qualify as a REIT also could impair our ability to implement our business strategy. Although we believe that we qualify as a REIT, we cannot assure our stockholders that we will continue to qualify or remain qualified as a REIT for tax purposes.

The 90% distribution requirement under the REIT tax rules will decrease our liquidity and may force us to engage in transactions that may not be consistent with our business plan.

To comply with the 90% REIT taxable income distribution requirement applicable to REITs and to avoid a nondeductible 4% excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws, we must make distributions to our stockholders. For distributions with respect to taxable years ending on or before December 31, 2009, recent Internal Revenue Service guidance allows us to satisfy up to 90% of these requirements through the distribution of shares of Care common stock, if certain conditions are met. Although we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the REIT distribution requirement, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or we may decide to retain cash or distribute such greater amount as may be necessary to avoid income and excise taxation. This may be due to the timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of that income and deduction of those expenses in arriving at our taxable income, on the other hand. In addition, non-deductible expenses such as principal amortization or repayments or capital expenditures in excess of non-cash deductions also may cause us to fail to have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.

In the event that timing differences occur or we deem it appropriate to retain cash, we may borrow funds, issue additional equity securities (although we cannot assure our stockholders that we will be able to do so), pay taxable stock dividends, if possible, distribute other property or securities or engage in a transaction intended to enable us to meet the REIT distribution requirements. This may require us to raise additional capital to meet our obligations. Taking such action may not be consistent with our business plan, may increase our costs and may limit our ability to grow.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to remain qualified as a REIT. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules that affect REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations.

On July 30, 2008, the Housing and Economic Recovery Tax Act of 2008 (the “2008 Act”) was enacted into law. The 2008 Act’s sections that affect the REIT provisions of the Code are generally effective for taxable years beginning after its date of enactment, and for us will generally mean that the new provisions apply from and after January 1, 2009, except as otherwise indicated below.

The 2008 Act made the following changes to, or clarifications of, the REIT provisions of the Code that could be relevant for us:

•	Taxable REIT Subsidiaries. The limit on the value of taxable REIT subsidiaries’ securities held by a REIT has been increased from 20% to 25% of the total value of such REIT’s assets.

•	Rental Income from a TRS. A REIT is generally limited in its ability to earn qualifying rental income from a TRS. The 2008 Act permits a REIT to earn qualifying rental income from the lease of a qualified healthcare property to a TRS if an eligible independent contractor operates the property.

•	Expanded Prohibited Transactions Safe Harbor. The safe harbor from the prohibited transactions tax for certain sales of real estate assets is expanded by reducing the required minimum holding period from four years to two years, among other changes.

•	Hedging Income. Income from a hedging transaction entered into after July 30, 2008, that complies with identification procedures set out in U.S. Treasury Regulations and hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets will not constitute gross income for purposes of both the 75% and 95% gross income tests.

•	Reclassification Authority. The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Revisions in federal tax laws and interpretations thereof could cause us to change our investments and commitments and affect the tax consequences of an investment in us.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock. In addition, our charter generally prohibits beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. Our board of directors has granted a limited exemption from the ownership limitation to CIT Holding, our Manager, CIT, GoldenTree Asset Management LP and SAB Capital Management, L.P. but only to the extent that their ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case they either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements). In connection with the Tiptree transaction, our Board of Directors has also granted an exemption to Tiptree from the ownership limitations in our charter.

These ownership limitations in our charter are common in REIT charters and are intended to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, including mortgage recording taxes. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our non-healthcare assets through taxable REIT subsidiaries, or TRSs, or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. We will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our tenants, our TRS and us are not comparable to similar arrangements among unrelated parties. Any of these taxes would decrease cash available for distribution to our stockholders. We currently do not have any TRSs.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we continually must satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income, asset-diversification or distribution requirements for maintaining our status as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs (25% beginning in 2009). If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT status, otherwise, we will suffer adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Pursuing the plan of liquidation may cause us to be subject to federal income tax, which would reduce the amount of our liquidating distributions.

We generally are not subject to federal income tax to the extent that we distribute to our stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year. However, we are subject to federal income tax to the extent that our taxable income exceeds the amount of dividends paid to our stockholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. While we intend to make distributions to our stockholders sufficient to avoid the imposition of any federal income tax on our taxable income and the imposition of the excise tax, differences in timing between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at our taxable income, could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay federal income and excise taxes. The cost of borrowing or the payment of federal income and excise taxes would reduce the funds available for distribution to our stockholders.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 95% or, with respect to transactions entered into after July 30, 2008, the 75% gross income test, provided that certain requirements are met. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through one of our domestic TRSs. This could increase the cost of our hedging activities because our domestic TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, that are held primarily for sale to customers in the ordinary course of our business. We might be subject to this tax if we were to syndicate or dispose of loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, even though the sales otherwise might be beneficial to us.

ITEM 1B.	Unresolved Staff Comments

None.

ITEM 2.	Properties

We do not own or lease any corporate property and occupy office space owned or leased by our Manager and CIT. Our corporate offices are located in midtown Manhattan at 505 Fifth Avenue, New York, NY 10017. Correspondence should be addressed to the attention of our Manager, CIT Healthcare LLC. We can be contacted at (212) 771-0505. In addition, our Manager has operations in Livingston, NJ; and Wayne, PA, which provide us certain services.

ITEM 3.	Legal Proceedings

On September 18, 2007, a class action complaint for violations of federal securities laws was filed in the United States District Court, Southern District of New York alleging that the Registration Statement relating to the initial public offering of shares of our common stock, filed on June 21, 2007, failed to disclose that certain of the assets in the contributed portfolio were materially impaired and overvalued and that we were experiencing increasing difficulty in securing our warehouse financing lines. On January 18, 2008, the court entered an order appointing co-lead plaintiffs and co-lead counsel. On February 19, 2008, the co-lead plaintiffs filed an amended complaint citing additional evidentiary support for the allegations in the complaint. We believe the complaint and allegations are without merit and intend to defend against the complaint and allegations vigorously. We filed a motion to dismiss the complaint on April 22, 2008. The plaintiffs filed an opposition to our motion to dismiss on July 9, 2008, to which we filed our reply on September 10, 2008. On March 4, 2009, the court denied our motion to dismiss. We filed our answer on April 15, 2009. At a conference held on May 15, 2009, the Court ordered the parties to make a joint submission (the “Joint Statement”) setting forth: (i) the specific statements that the plaintiffs’ claim are false and misleading; (ii) the facts on which the plaintiffs rely as showing each alleged misstatement was false and misleading; and (iii) the facts on which the defendants rely as showing those statements were true. The parties filed the Joint Statement on June 3, 2009. On July 31, 2009, the parties entered into a stipulation that narrowed the scope of the proceeding to the single issue of the warehouse financing disclosure in the Registration Statement.

On December 7, 2009, the Court ordered the parties to file an abbreviated joint pre-trial statement on April 7, 2010. The Court scheduled a pre-trial conference for April 9, 2010, at which the Court will determine based on the joint pre-trial statement whether to permit us and the other defendants to file a summary judgment motion. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $1.0 million to defend against this complaint and any incremental costs to defend will be paid by Care’s insurer. No provision for loss related to this matter has been accrued at December 31, 2009.

On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Mr. Jean-Claude Saada and 13 of his companies (the “Saada Parties”), seeking declaratory judgments construing certain contracts among the parties and also seeking tort damages against the Saada Parties for tortious interference with prospective contractual relations and breach of the duty of good faith and fair dealing. On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed counterclaims and a third-party complaint (the “Counterclaims”) that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and Board Chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are basically the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally. The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on the proceeds of any future liquidation of Care, to ensure a reservoir of funds from which any liability to the Saada Parties could be paid. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In response to the Counterclaims, Care and the third-party defendants filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $0.2 million to defend against this complaint. No provision for loss related to this matter has been accrued at December 31, 2009.

Care is not presently involved in any other material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to litigation will not materially affect our financial position, operating results or liquidity.

Part II

ITEM 5.	Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities

Shares of our common stock began trading on The New York Stock Exchange on June 22, 2007 under the symbol “CRE”. As of March 9, 2010, there were 16 shareholders of record and approximately 1,300 beneficial owners.

The following table sets forth the high and low closing sales prices per share of our common stock and the distributions declared and paid per share on our common stock for the periods indicated:

			Dividends	Dividends
2007	High	Low	Declared	Paid

June 22 (commencement of operations) to June 30	$13.76	$13.50	—	—
Third Quarter	$14.93	$10.31	$—	$—
Fourth Quarter	$11.99	$9.73	$0.17	$0.17

2008

First Quarter	$12.23	$10.08	$0.17	$0.17
Second Quarter	$11.50	$9.43	$0.17	$0.17
Third Quarter	$12.00	$8.80	$0.17	$0.17
Fourth Quarter	$11.61	$6.85	$0.17	$0.17

2009

First Quarter	$9.30	$4.02	$0.17	—
Second Quarter	$6.33	$4.90	$0.17	$0.17
Third Quarter	$8.11	$5.02	$0.17	$0.34
Fourth Quarter	$8.55	$7.05	$0.17	$0.17

On March 12, 2010, the closing sales price of our common stock was $8.38 per share. Future distributions will be declared and paid at the discretion of the board of directors. See ITEM 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Dividends” for additional information regarding our dividends.

On October 22, 2008, we announced that the board of directors authorized the purchase, from time to time, of up to 2,000,000 shares of our common stock. On November 25, 2008, we repurchased 1,000,000 shares of our common stock from GoldenTree Asset Management LP at $8.33 per share and also paid GoldenTree the dividend of $0.17 per share declared for the third quarter of 2008.

The graph below compares the cumulative total return of Care and the S&P 500 and the Dow Jones REIT Index and Equity REIT Index from June 22, 2007 (commencement of operations) to December 31, 2009. Total return assumes quarterly reinvestment of dividends before consideration of income taxes.

INDEXED RETURNS

	Base
	Period	Quarter Ending
Company/Index	6/22/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09

Care Investment Trust Inc.	100	101.85	88.74	80.91	80.75	73.24	90.55	62.65	40.44	38.52	56.81	57.78
S&P Index	100	100.05	102.08	98.68	89.36	86.93	79.65	62.17	53.10	61.18	70.35	74.97
Dow Jones Equity REIT Index	100	99.18	101.74	88.85	90.09	77.85	90.41	55.33	33.99	42.57	55.40	60.24
Dow Jones REIT Index	100	94.69	68.04	68.21	53.65	81.69	47.07	46.86	34.28	43.47	57.23	63.04

ITEM 6.	Selected Financial Data

Set forth below is our selected financial data for the years ended December 31, 2009, December 31, 2008 and for the period June 22, 2007 (commencement of operations) to December 31, 2007. This information should be read in conjunction with ITEM 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Operating Data

			For the Period
	For the	For the	June 22, 2007
	Year Ended	Year Ended	(Commencement
	December 31,	December 31,	of Operations) to
(In thousands, except share and per share data)	2009	2008	December 31, 2007

Total revenues	$20,009	$22,259	$12,163
Operating expenses(1)(2)	12,153	44,271	14,339
Other income (loss)
Interest expense	6,510	4,521	134
Loss from partially-owned entities	4,397	4,431	—
Net loss(2)	$(2,826)	$(30,806)	$(1,557)

Net loss per share – basic and diluted	$(0.14)	$(1.47)	$(0.07)

Cash dividends paid per share	$0.68	$0.68	$0.17

Balance Sheet Data

	As of	As of	As of
	December 31,	December 31,	December 31,
(In thousands)	2009	2008	2007

Loans held for investment	$—	$—	$236,833
Investments in loans held at LOCOM	25,325	159,916	—
Investment in real estate, net	101,539	105,130	—
Investments in partially-owned entities	56,078	64,890	72,353
Total assets	315,432	370,906	328,398
Borrowings under warehouse line of credit	—	37,781	25,000
Mortgage notes payable	81,873	82,217	—
Total liabilities	88,639	129,774	35,063
Stockholders’ equity	226,793	241,132	293,335

Other Data

			For the Period
	For the	For the	June 22, 2007
	Year Ended	Year Ended	(Commencement
	December 31,	December 31,	of Operations) to
(In thousands, except per share data)	2009	2008	December 31, 2007

Funds from Operations(3)	$10,188	$(19,832)	$(1,557)

Funds from Operations per share	$0.51	$(0.95)	$(0.07)

Adjusted Funds from Operations(3)	$6,183	$4,560	$7,902

Adjusted Funds from Operations per share — basic and diluted	$0.31	$0.22	$0.38

(1)	For 2007, includes $9,115 in stock-based compensation related to 607,690 shares granted to Care’s Manager, CIT Healthcare LLC, upon completion of Care’s initial public offering of its common stock which vested immediately.

(2)	For 2008, includes a $29,327 charge related to the valuation allowance on our loans held at LOCOM

(3)	Funds from Operations (FFO) and Available Funds from Operations (AFFO) are non-GAAP financial measures of REIT performance. See ITEM 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” for additional information.

See discussion of a material uncertainty regarding Cambridge litigation in Item 3 Legal Proceedings.

ITEM 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following should be read in conjunction with the consolidated financial statements and notes included herein. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains certain non-GAAP financial measures. See “Non-GAAP Financial Measures” and supporting schedules for reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures.

Overview

Care Investment Trust Inc. (all references to “Care”, “the Company”, “we”, “us”, and “our” means Care Investment Trust Inc. and its subsidiaries) is an externally managed real estate investment trust (“REIT”) formed to invest in healthcare-related real estate and mortgage debt. Care was incorporated in Maryland in March 2007, and we completed our initial public offering on June 22, 2007. We were originally positioned to make mortgage investments in healthcare-related properties, and to opportunistically invest in real estate through utilizing the origination platform of our external manager, CIT Healthcare LLC (“CIT Healthcare” or our “Manager”). We acquired our initial portfolio of mortgage loan assets from the Manager in exchange for cash proceeds from our initial public offering and common stock. In response to dislocations in the overall credit market, and in particular the securitized financing markets, in late 2007, we redirected our focus to place greater emphasis on high quality healthcare-related real estate equity investments.

Our Manager is a healthcare finance company that offers a full-spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. Our Manager was formed in 2004 and is a wholly-owned subsidiary of CIT Group Inc. (“CIT”), a leading middle market global commercial finance company that provides financial and advisory services.

As of December 31, 2009, we maintained a diversified investment portfolio consisting of $56.1 million in unconsolidated joint ventures that own real estate, $101.5 million invested in wholly owned real estate and $25.3 million in 3 investments in mortgage loans that are held at lower of cost or market. Our current investments in healthcare real estate include medical office buildings and assisted and independent living facilities and Alzheimer facilities. Our mortgage loan portfolio is primarily composed of first mortgages on skilled nursing facilities and mixed-use facilities. In 2010, one borrower repaid one of the Company’s mortgage loans and we sold one mortgage loan to a third party.

As a REIT, we generally will not be subject to federal taxes on our REIT taxable income to the extent that we distribute our taxable income to stockholders and maintain our qualification as a REIT.

We have used short-term financing, in the form of a warehouse facility, to partially finance our investments. The Company executed a warehouse facility with Column Financial Inc, an affiliate of Credit Suisse Securities, LLC on October 1, 2007. On March 9, 2009, we repaid these borrowings in full and terminated the warehouse line. (See Note 9).

Critical Accounting Policies

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Set forth below is a summary of our accounting policies that we believe are critical to the preparation of our consolidated financial statements. This summary should be read in conjunction with a more complete discussion of our accounting policies included in Note 2 to the consolidated financial statements in this Annual Report on Form 10-K.

Consolidation

The consolidated financial statements include the Company’s accounts and those of our subsidiaries, which are wholly-owned or controlled by us. All significant intercompany balances and transactions have been eliminated.

Investments in partially-owned entities where the Company exercises significant influence over operating and financial policies of the subsidiary, but does not control the subsidiary, are reported under the equity method of accounting. Generally under the equity method of accounting, the Company’s share of the investee’s earnings or loss is included in the Company’s operating results.

Accounting Standards Codification 810 Consolidation (“ASC 810”), requires a company to identify investments in other entities for which control is achieved through means other than voting rights (“variable interest entities” or “VIEs”) and to determine which business enterprise is the primary beneficiary of the VIE. A variable interest entity is broadly defined as an entity where either the equity investors as a group, if any, do not have a controlling financial interest or the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company consolidates investments in VIEs when it is determined that the Company is the primary beneficiary of the VIE at either the creation or the variable interest entity or upon the occurrence of a reconsideration event. The Company has concluded that neither of its partially-owned entities are VIEs.

Investments in Loans Held at LOCOM

Investments in loans amounted to $25.3 million at December 31, 2009. We account for our investment in loans in accordance with Accounting Standards Codification 948 Financial Services — Mortgage Banking (“ASC 948”), which codified the FASB’s Accounting for Certain Mortgage Banking. Under ASC 948, loans expected to be held for the foreseeable future or to maturity should be held at amortized cost, and all other loans should be held at the lower of cost or market (LOCOM), measured on an individual basis. In accordance with ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), the Company includes nonperformance risk in calculating fair value adjustments. As specified in ASC 820, the framework for measuring fair value is based on independent observable inputs of market data and follows the following hierarchy:

Level 1 — Quoted prices in active markets for identical assets and liabilities.

Level 2 — Significant observable inputs based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations for which all significant assumptions are observable.

Level 3 — Significant unobservable inputs that are supported by little or no market activity that are significant to the fair value of the assets or liabilities.

At December 31, 2008, in connection with our decision to reposition ourselves from a mortgage REIT to a traditional direct property ownership REIT (referred to as an equity REIT, see Notes 2, 4, and 5 to the consolidated financial statements) and as a result of existing market conditions, we transferred our portfolio of mortgage loans to LOCOM because we are no longer certain that we will hold the portfolio of loans either until maturity or for the foreseeable future. Until December 31, 2008, we held our loans until maturity, and therefore the loans had been carried at amortized cost, net of unamortized loan fees, acquisition and origination costs, unless the loans were impaired. In connection with the transfer, we recorded an initial valuation allowance of approximately $29.3 million representing the difference between our carrying amount of the loans and their estimated fair value at December 31, 2008. At December 31, 2009, the valuation allowance was reduced to $8.4 million representing the difference between the carrying amounts and estimated fair value of the Company’s three remaining loans.

Coupon interest on the loans is recognized as revenue when earned. Receivables are evaluated for collectability if a loan becomes more than 90 days past due. If fair value is lower than amortized cost, changes in fair value (gains and losses) are reported through our consolidated statement of operations through a valuation allowance on loans held at LOCOM. Loans previously written down may be written up based upon subsequent recoveries in value, but not above their cost basis.

Expense for credit losses in connection with loan investments is a charge to earnings to increase the allowance for credit losses to the level that management estimates to be adequate to cover probable losses considering delinquencies, loss experience and collateral quality. Impairment losses are taken for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral may be determined by an evaluation of operating cash flow from the property during the projected holding period, and/or estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs. Whichever method is used, other factors considered relate to geographic trends and project diversification, the size of the portfolio and current economic conditions. Based upon these factors, we will establish an allowance for credit losses when appropriate. When it is probable that we will be unable to collect all amounts contractually due, the loan is considered impaired.

Where impairment is indicated, an impairment charge is recorded based upon the excess of the recorded investment amount over the net fair value of the collateral. As of December 31, 2009, we had no impaired loans and no allowance for credit losses.

We rely on significant subjective judgments and assumptions of our Manager (i.e., discount rates, expected prepayments, market comparables, etc.) regarding the above items. There may be a material impact to these financial statements if our Manager’s judgment or assumptions are subsequently determined to be incorrect.

Real Estate and Identified Intangible Assets

Real estate and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Betterments, major renewals and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives which range from 7 to 40 years.

Upon the acquisition of real estate, we assess the fair value of acquired assets (including land, buildings and improvements, and identified intangible assets such as above and below market leases and acquired in-place leases and customer relationships) and acquired liabilities in accordance Accounting Standards Codification 805 Business Combinations (“ASC 805”), and Accounting Standards Codification 350-30 Intangibles — Goodwill and other (“ASC 350-30”), and we allocate purchase price based on these assessments. We assess fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

Our properties, including any related intangible assets, are reviewed for impairment under ACS 360-10-35-15, Impairment or Disposal of Long-Lived Assets, (“ASC 360-10-35-15) if events or circumstances change indicating that the carrying amount of the assets may not be recoverable. Impairment exists when the carrying amount of an asset exceeds its fair value. An impairment loss is measured based on the excess of the carrying amount over the fair value. We have determined fair value by using a discounted cash flow model and an appropriate discount rate. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. If our anticipated holding periods change or estimated cash flows decline based on market conditions or otherwise, an impairment loss may be recognized. As of December 31, 2009, we have not recognized an impairment loss.

Revenue Recognition

Interest income on investments in loans is recognized over the life of the investment on the accrual basis. Fees received in connection with loans are recognized over the term of the loan as an adjustment to yield. Anticipated exit fees whose collection is expected will also be recognized over the term of the loan as an adjustment to yield. Unamortized fees are recognized when the associated loan investment is repaid before maturity on the date of such repayment. Premium and discount on purchased loans are amortized or accreted on the effective yield method over the remaining terms of the loans.

Income recognition will generally be suspended for loan investments at the earlier of the date at which payments become 90 days past due or when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. For the years ended December 31, 2009 and 2008, we have no loans for which income recognition has been suspended.

The Company recognizes rental revenue in accordance with Accounting Standards Codification 840 Leases (“ASC 840”). ASC 840 requires that revenue be recognized on a straight-line basis over the non-cancelable term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight line rent if the renewals are not reasonably assured. We commence rental revenue recognition when the tenant takes control of the leased space. The Company recognizes lease termination payments as a component of rental revenue in the period received, provided that there are no further obligations under the lease.

Stock-based Compensation Plans

We have two stock-based compensation plans, described more fully in Note 14. We account for the plans using the fair value recognition provisions of ASC 505-50 Equity-Based Payments to Non-Employees (“ASC 505-50”) and ASC 718 — Compensation — Stock Compensation (“ASC 718”). ASC 505-50 and ASC 718 require that compensation cost for stock-based compensation be recognized ratably over the service period of the award for non employees and board members, respectively. Because all of our stock-based compensation is issued to non-employees, the amount of compensation is adjusted in each subsequent reporting period based on the fair value of the award at the end of the reporting period until such time as the award has vested or the service being provided is substantially completed or, under certain circumstances, likely to be completed, whichever occurs first.

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification 815 Derivatives and Hedging (“ASC 815”). In the normal course of business, we may use a variety of derivative instruments to manage, or hedge, interest rate risk. We will require that hedging derivative instruments be effective in reducing the interest rate risk exposure they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Some derivative instruments may be associated with an anticipated transaction. In those cases, hedge effectiveness criteria also require that it be probable that the underlying transaction will occur. Instruments that meet these hedging criteria will be formally designated as hedges at the inception of the derivative contract.

To determine the fair value of derivative instruments, we may use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option-pricing models, replacement cost, and termination cost are likely to be used to determine fair value. All methods of assessing fair value result in a general approximation of fair value, and such value may never actually be realized.

We may use a variety of commonly used derivative products that are considered “plain vanilla” derivatives. These derivatives typically include interest rate swaps, caps, collars and floors. We expressly prohibit the use of unconventional derivative instruments and using derivative instruments for trading or speculative purposes. Further, we have a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors, so we do not anticipate nonperformance by any of our counterparties.

We may employ swaps, forwards or purchased options to hedge qualifying forecasted transactions. Gains and losses related to these transactions are deferred and recognized in net income as interest expense in the same period or periods that the underlying transaction occurs, expires or is otherwise terminated.

Hedges that are reported at fair value and presented on the balance sheet could be characterized as either cash flow hedges or fair value hedges. For derivative instruments not designated as hedging instruments, the gain or loss resulting from the change in the estimated fair value of the derivative instruments will be recognized in current earnings during the period of change.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income tax on our taxable income at regular corporate rates and we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distributions to stockholders. However, we believe that we will operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes. We may, however, be subject to certain state and local taxes.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). ASC 740 prescribes a recognition threshold and measurement attribute for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 requires that the financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. ASC 740 was adopted by the Company and became effective beginning January 1, 2007. The implementation of ASC740 has not had a material impact on the Company’s consolidated financial statements.

Earnings per Share

We present basic earnings per share or EPS in accordance with ASC 260, Earnings per Share. We also present diluted EPS, when diluted EPS is lower than basic EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower EPS amount. At December 31, 2009, diluted EPS was the same as basic EPS because all outstanding restricted stock awards were anti-dilutive. The operating partnership units issued in connection with an investment (See Note 6) are in escrow and do not impact EPS.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash investments, real estate, loan investments and interest receivable. We may place our cash investments in excess of insured amounts with high quality financial institutions. We perform ongoing analysis of credit risk concentrations in our real estate and loan investment portfolio by evaluating exposure to various markets, underlying property types, investment structure, term, sponsors, tenant mix and other credit metrics. The collateral securing our loan investments are real estate properties located in the United States.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, which was codified in FASB ASC 810 Consolidation (“ASC 810”). ASC 810 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. ASC 810 is effective for the Company on January 1, 2009. The Company records its investments using the equity method and does not consolidate these joint ventures. As such, there is no impact upon adoption of ASC 810 on its consolidated financial statements.

On March 20, 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which is codified in FASB ASC 815 Derivatives and Hedging Summary (“ASC 815”). The derivatives disclosure pronouncement provides for enhanced disclosures about how and why an entity uses derivatives and how and where those derivatives and related hedged items are reported in the entity’s financial statements. ASC 815 also requires certain tabular formats for disclosing such information. ASC 815 applies to all entities and all derivative instruments and related hedged items accounted for under this new pronouncement. Among other things, ASC 815 requires disclosures of an entity’s objectives and strategies for using derivatives by primary underlying risk and certain disclosures about the potential future collateral or cash requirements (that is, the effect on the entity’s liquidity) as a result of contingent credit-related features. ASC 815 is effective for the Company on January 1, 2009. The Company adopted ASC 815 in the first quarter of 2009 and included disclosures in its consolidated financial statements addressing how and why the Company uses derivative instruments, how derivative instruments are accounted for and how derivative instruments affect the Company’s financial position, financial performance, and cash flows. (See Note 9)

On January 21, 2010, the FASB issued ASU 2010-06, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, with early adoption permitted.

Results of Operations

The following compares our results of operations for the year ended December 31, 2009, against our results of operations for the year ended December 31, 2008.

Revenue

Rental Revenues

During the year ended December 31, 2009, we recognized $12.7 million of rental revenue on the twelve properties acquired in the Bickford transaction in June 2008 and the acquisition of two additional properties from Bickford in September 2008, as compared with $6.2 million during the year ended December 31, 2008, an increase of approximately $6.5 million. The increase in revenue was the result of recognizing a full period of rental income during the year ended December 31, 2009 from the twelve properties acquired in June 2008 and the two properties acquired in September 2008 as compared with recognition of revenue for the respective portion of the full year period for these properties during the year ended December 31, 2008.

Income from Investments in Loans

We earned income on our portfolio of mortgage loan investments of approximately $7.1 million in the year ended December 31, 2009 as compared with approximately $15.8 million in 2008, a decrease of approximately $8.7 million. Our portfolio of mortgage investments are floating rate based upon LIBOR. The decrease in income related to this portfolio is primarily attributable to (i) a lower average outstanding principal from mortgage loans during the year ended December 31, 2009 as compared with the comparable period 2008 period and (ii) the decrease in average LIBOR during the year ended December 31, 2009 as compared with the year ended December 31, 2008. The lower average outstanding principal from mortgage loans was the result of loan prepayments and loan sales that occurred throughout 2009 (See Note 5 to the consolidated financial statements). The average one month LIBOR during the year ended December 31, 2009 was 0.34% as compared with 2.68% for the year ended December 31, 2008. Mitigating some of the decrease in LIBOR were interest rate floors which placed limits on how low the respective loans could reset. Our portfolio of mortgage investments are all variable rate instruments, and at December 31, 2009, had a weighted average spread of 6.76% over one month LIBOR, with an effective yield of 6.99% and an average maturity of 1.0 year at December 31, 2009.

Other Income

Other income in 2009 amounted to $0.2 million and consisted of ancillary fees which approximated the fees earned in 2008.

Expenses

Expenses for the year ended December 31, 2009 amounted to approximately $14.2 million, as compared to approximately $44.3 million for 2008, for a decrease of $31.1 million. This decrease primarily relates to a year over year change of $33.2 million from a $4.0 million 2009 benefit from valuation adjustments as compared with a $29.3 million 2008 charge for a valuation allowance on our loans held at LOCOM. The year over year decrease in expenses related to this adjustment is $33.3 million and is discussed below. The net increase in expenses, excluding the change in the valuation allowance for investments held at LOCOM, is $2.2 million. This increase consists of an increase in marketing, general and administrative expenses largely related to costs associated with pursuing strategic alternatives of $3.9 million (before considering stock-based compensation expense), an increase in depreciation and amortization related to the acquisition of the Bickford properties (Note 3) of $1.8 million, offset by a decrease in management fees of $1.9 million discussed below, and recognizing a $2.7 million loss on the sale of a mortgage loan to our Manager in 2008.

Management Fees

For the year ended December 31, 2009 we recorded management fee expense payable to our Manager under our management agreement of $2.2 million as compared with $4.1 million during the 2008 year, a decrease of $1.9 million. The decrease in management fee expense is primarily attributable to the reduction in the base management fee in accordance with the first amendment to the Company’s management agreement, which was in effect for the entire fiscal year ended December 31, 2009 as compared with five months of impact during the year ended December 31, 2008.

Marketing, General and Administrative

Marketing, general and administrative expenses amounted to $11.6 million for the year ended December 31, 2009 and consist of fees for professional services, insurance, general overhead costs for the Company and real estate taxes on our facilities, as compared with $6.6 million for the year ended December 31, 2008, an increase of approximately $5.0 million. The increase is primarily attributable to legal and advisory fees incurred during 2009 in connection with the ongoing review of the Company’s strategic direction. Pursuant to ASC 505-50, we recognized an expense of $2.3 million for the year ended December 31, 2009 related to remeasurement of stock grants as compared with an expense of $1.2 million for the year ended December 31, 2008, an increase of approximately $1.1 million. The increase was principally the result of the impact of additional share issuances and accelerated vesting of stock-based compensation resulting from the January 28, 2010 shareholder vote approving the plan of liquidation (see Notes 14 and 19 to the consolidated financial statements). Upon approval of the plan of liquidation, most of the Company’s remaining stock grants vested immediately. In addition, for each of the years ended December 31, 2009 and December 31, 2008, we paid $0.3 million in stock-based compensation related to shares of our common stock earned by our independent directors as part of their compensation. Each independent director is paid a base retainer of $100,000 annually, which is payable 50% in cash and 50% in stock. Payments are made quarterly in arrears. Shares of our common stock issued to our independent directors as part of their annual compensation vest immediately and are expensed by us accordingly.

Valuation Allowance on Loans Held at LOCOM and Realized (Gain)/ Loss on Loans Sold

The year over year valuation allowance changed favorable by $33.3 million. At December 31, 2008, reflecting a change in Care’s strategies in connection with our decision to reposition ourselves from a mortgage REIT to a traditional direct property ownership REIT (referred to as an equity REIT, see Notes 2 and 4 to the financial statements) and as a result of existing market conditions, we reclassified our portfolio of mortgage loans to LOCOM and recorded a charge of $29.3 million. During the year ended December 31, 2009 the Company recognized a favorable adjustment of $4.0 million on its loans carried at the lower of cost or market, which gives rise to the $33.3 million improvement as compared with the 2008 charge to earnings of $29.3 million. Interim assessments were made of carrying values of the loan based on available data, including sale and repayments on a quarterly basis during 2009. Gains or losses on sales are determined by comparing proceeds to carrying values based on interim assessments resulting in a gain of $1.1 million for the year ended December 31, 2009 as compared with a loss of $2.7 million for the year ended December 31, 2008. Available data included appraisals, repayments and mortgage loan sales to our manager and to third parties (see Note 5 to the financial statements).

Depreciation and Amortization

Depreciation and amortization expenses increased to $3.4 million in the fiscal year ended 2009 from $1.6 million for the comparable period in 2008, primarily as a result of recognizing a full annual period of depreciation and amortization during the year ended December 31, 2009 from the twelve Bickford properties acquired in June 2008 and the two Bickford properties acquired in September 2008 as compared with recognition of depreciation and amortization for the respective portion of the full year period for these properties during the year ended December 31, 2008.

Interest Expense

We incurred interest expense of $6.5 million for the year ended December 31, 2009, as compared with interest expense of $4.5 million for the year ended December 31, 2008, an increase of $2.0 million. The increase in interest expense is primarily attributable to the 2009 recognition of a full period of interest expense on the debt incurred to finance the acquisition of the twelve properties acquired in the Bickford transaction in June 2008 and the acquisition of the two properties in the Bickford transaction in September 2008 as compared with the recognition in 2008 of interest expense for the portion of the full year period after the respective dates of acquisition. This was partially offset by the incurrence of a full period of interest expense under our warehouse line of credit during the fiscal ended December 31, 2008 as compared with a partial quarter of interest expense under our warehouse line of credit during the year ended December 31, 2009.

Loss on Partially Owned Entities

For the year ended December 31, 2009, net loss from partially-owned entities amounted to $4.4 million as compared with a net loss of $4.4 million for the year ended December 31, 2008. Our equity in the non-cash operating loss of the Cambridge properties for the year ended 2009 was $5.6 million, which included $9.6 million attributable to our share of the depreciation and amortization expenses associated with the Cambridge properties, which was partially offset by our share of equity income in the SMC properties of $1.2 million.

Unrealized Gain on Derivative Instruments

We recognized an unrealized gain on derivative investments of approximately $0.1 million in 2009, primarily representing a decrease in the liability associated with the obligation to issue operating partnership units in connection with the Cambridge transaction.

Cash Flows

Cash and cash equivalents were $122.5 million at December 31, 2009 as compared with $31.8 million at December 31, 2008, an increase of approximately $90.7 million. Cash during the year ended 2009 was generated from $136.0 million in proceeds from our investing activities and $6.7 million from operations, offset by $51.9 million used for financing activities during the period.

Net cash provided by operating activities for the fiscal year ended December 31, 2009 amounted to $6.7 million as compared with $13.0 million for the comparable period in 2008, a decrease of approximately $6.3 million. Net loss before adjustments was $2.8 million. Equity in the operating results of, and distributions from, investments in partially-owned entities added $11.3 million. Non-cash charges for straight-line effects of lease revenue, gains on sales of loans, adjustment to our valuation allowance on loans at LOCOM, amortization of loan premium, amortization and write-off of deferred financing costs, amortization of deferred loan fees, stock based compensation, net unrealized gain on derivatives, and depreciation and amortization used less than $0.1 million. The net change in operating assets and liabilities used $1.8 million and consisted of an increase in accrued interest receivable and other assets of $1.1 million and an increase in accounts payable and accrued expenses of $0.6 million, offset by a $3.5 million decrease in other liabilities including amounts payable to a related party.

Net cash provided by investing activities for the twelve months ended December 31, 2009 was $136.0 million as compared with a use of $67.9 million for the year ended December 31, 2008, an increase of approximately $203.9 million. The increase is primarily attributable to the cash generated from the divestiture and repayment of the Company’s mortgage loans during 2009, consisting of sales of loans to our Manager of $42.2 million, sales of loans to third parties of $55.8 million and loan repayments received of $40.4 million, offset by new investments of $2.5 million during the year ended 2009, as compared with loan repayments received of $54.2 million and new investments of $122.2 million during the year ended December 31, 2008. New investments in 2008 consisted of investments in real estate of $111.0 million, investments in partially-owned entities of $0.3 million and loan investments of $10.9 million.

Net cash used in financing activities for the year ended December 31, 2009 was $51.9 million as compared with net cash provided by financing activities of $71.4 million for the year ended December 31, 2008, a decrease of $123.3 million. The decrease is primarily attributable to the repayment of $37.8 million and subsequent termination of our warehouse line of credit, dividend treasury stock purchases of $8.3 million and $1.0 million related to payment of financing costs associated with borrowings for the Bickford transaction. There were no material new borrowings during 2009 as compared with borrowings under the warehouse line of credit of $13.6 million during 2008 and borrowings of $82.2 million to finance the acquisition of 14 properties in the Bickford transaction.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and other investments, pay dividends and other general business needs. Our primary sources of liquidity are rental income from our real estate properties, distributions from our joint ventures, net interest income earned on our portfolio of mortgage loans and interest income earned from our available cash balances. We also obtain liquidity from repayments of principal by our borrowers in connection with our loans.

As of December 31, 2009, the Company had $122.5 million in cash and cash equivalents. Due to the repayment of a mortgage loan in February which generated net proceeds of $9.7 million and a sale of a mortgage loan in March which generated net proceeds of $5.9 million, we had $136.3 million in cash and cash equivalents as of March 11, 2010.

Historically, we relied on borrowings under a warehouse line of credit along with a Mortgage Purchase Agreement (“MPA”) with our Manager to fund our investments. In October 2007, we obtained a warehouse line of credit from Column Financial, an affiliate of Credit Suisse, under which we borrowed funds collateralized by the mortgage loans in our portfolio. In March 2009, we repaid these borrowings in full with cash on hand. In September 2008, we entered into a Mortgage Purchase Agreement (“MPA”) with our Manager in order to secure a potential additional source of liquidity. Pursuant to the MPA, we had the right, subject to the conditions of the MPA, to cause the Manager to purchase our mortgage loans at their then-current fair market value, as determined by a third party appraiser. On January 28, 2010, upon the effective date of the second amendment to the Management Agreement with our Manager, the MPA was terminated and all outstanding notices of our intent to sell additional loans to our Manager were rescinded.

To maintain our status as a REIT under the Code, we must distribute annually at least 90% of our REIT taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Sale of Control of the Company

On March 16, 2010, we executed a definitive agreement with Tiptree Financial Partners, L.P. (“Tiptree” of the “Buyer”) for the sale of control of the Company in a series of contemplated transactions. Under the agreement, the parties have agreed to a sale of a quantity of shares to the Buyer to occur immediately following the completion of a cash tender offer by us for Care’s outstanding common shares. The quantity of shares to be sold to the Buyer will be that quantity which would represent at least 53.4% of the shares of the Company’s common stock on a fully diluted basis after completion of the Company’s cash tender offer. The agreement is subject to customary closing conditions and our ability to proceed with the cash tender offer.

In connection with the sale transaction contemplated by the agreement, we intend to make a cash tender offer for up to 100% of the outstanding common shares of Care stock at an offer price of $9.00 per share, subject to a minimum subscription of 10,300,000 shares of Care stock. Also, in connection with the transaction, the Company intends to terminate its existing management agreement with our Manager and it is anticipated that the resulting company will be advised by an affiliate of Tiptree.

We intend to seek shareholder approval to abandon the plan of liquidation and pursue the contemplated transactions described above. If the contemplated transactions are not completed, we may pursue the plan of liquidation as approved by the stockholders on January 28 or we may consider other strategic alternatives to liquidation. In the event that a liquidation of the Company is pursued, material adjustments to these going concern financial statements may need to be recorded to present liquidation basis financial statements. Material adjustments which may be required for liquidation basis accounting primarily relate to reflecting assets and liabilities at their net realizable value and costs to be incurred to carry out the plan of liquidation. After such adjustments, the likely range of equity value which would be presented in liquidation basis financial statement would be between $8.05 and 8.90 per share.

Contractual Obligations

The table below summarizes our contractual obligations as of December 31, 2009.

Amounts in millions	2010	2011	2012	2013	2014	Thereafter

Commitment to fund tenant improvements	$1.9	$—	$—	$—	$—	$—
Commitment to fund earn out	7.2	—	—	—	—	—
Mortgage notes payable	6.5	6.5	6.5	6.5	6.5	80.4
Management fee	1.5	1.5	—	—	—	—
Buyout fee to Manager	5.0	2.5	—	—	—	—

We have commitments at December 31, 2009 to finance tenant improvements of $1.9 million and earn out of $7.2 million. The commitment amount for the earn out is contingent upon meeting certain conditions. If those conditions are not met, our obligation to fund those commitments would be zero. $1.7 million of tenant improvement represents hold back from the initial purchase of Cambridge. No provision for the earn out contingency has been accrued at December 31, 2009. The estimated amounts and timing of the commitments to fund tenant improvements are based on projections by the managers who are affiliates of Cambridge and Bickford.

At December 31, 2009, we were obligated to pay our Manager a base management fee on a monthly basis along with a buyout fee of $7.5 million. See “Related Party Transactions and Agreements — Management Agreement” below. Pursuant to the terms of the second amendment to the Management Agreement, the Manager is also eligible for an incentive fee of $1.5 million if the cash ultimately distributed to our stockholder. Pursuant to the plan of liquidation or otherwise equals or exceeds $9.25 per share.

On June 26, 2008 with the acquisition of the twelve properties from Bickford Senior Living Group LLC, the Company entered into a mortgage loan with Red Mortgage Capital, Inc. for $74.6 million. The terms of the mortgage require interest-only payments at a fixed interest rate of 6.845% for the first twelve months. Commencing on the first anniversary and every month thereafter, the mortgage loan requires a fixed monthly payment of $0.5 million for both principal and interest until the maturity in July 2015 when the then outstanding balance of $69.6 million is due and payable. Care paid approximately $0.3 million in principal amortization during the year ended December 31, 2009. The mortgage loan is collateralized by the properties.

On September 30, 2008 with the acquisition of the two additional properties from Bickford, the Company entered into an additional mortgage loan with Red Mortgage Capital, Inc. for $7.6 million. The terms of the mortgage require interest and principal payments of approximately $52,000 based on a fixed interest rate of 7.17% until the maturity in July 2015 when the then outstanding balance of $7.1 million is due and payable. Care paid approximately $0.1 in principal amortization during the year ended December 31, 2009. The mortgage loan is collateralized by the properties.

Off-Balance Sheet Arrangements

As discussed above in “Business — Unconsolidated Joint Ventures,” we own interests in certain unconsolidated joint ventures. Our risk of loss associated with these investments is limited to our investment in the joint venture. However, under the terms of our investment in the joint venture with Cambridge, Cambridge has the contractual right to put its 15% interest in the properties to us in the event we enter into a change in control transaction. Pursuant to the terms of our joint venture with Cambridge, we provided notice to Cambridge on May 7, 2009 that we had entered into a term sheet with a third party for a transaction that would result in a change in control of Care which notice triggered Cambridge’s contractual right to “put” its interests in the joint venture to us at a price equal to the then fair market value of such interests, as mutually agreed by the parties, or, lacking such mutual agreement, at a price determined through qualified third party appraisals. Cambridge did not exercise its right to put its 15% joint venture interest to us in connection with our entry into the term sheet with the third party. As a result, we believe that Cambridge’s contractual put right expired.

Dividends

To maintain our qualification as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined before taking into consideration the dividends paid deduction and net capital gains. Before we pay any dividend, whether for federal income tax purposes or otherwise, we must first meet both our operating requirements and any scheduled debt service on our outstanding borrowings.

Related Party Transactions and Agreements

Management Agreement

In connection with our initial public offering, we entered into a Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Under the Management Agreement, our Manager, subject to the oversight of our board of directors, is required to conduct our business affairs in conformity with the policies approved by our board of directors. The Management Agreement had an initial term scheduled to expire on June 30, 2010, which would automatically be renewed for one-year terms thereafter unless terminated by us or our Manager.

On September 30, 2008, we entered into an amendment (the “Amendment”) to the Management Agreement between ourselves and the Manager. Pursuant to the terms of the Amendment, the Base Management Fee (as defined in the Management Agreement) payable to the Manager under the Management Agreement was reduced from a monthly amount equal to 1/12 of 1.75% of the Company’s equity (as defined in the Management Agreement) to a monthly amount equal to 1/12 of 0.875% of the Company’s equity. In addition, pursuant to the terms of the Amendment, the Incentive Fee (as defined in the Management Agreement) payable to the Manager pursuant to the Management Agreement was eliminated and the Termination Fee (as defined in the Management Agreement) payable to the Manager upon the termination or non-renewal of the Management Agreement was amended to equal the average annual Base Management Fee as earned by the Manager during the two years immediately preceding the most recently completed fiscal quarter prior to the date of termination times three, but in no event be less than $15.4 million. No termination fee would be payable if we terminate the Management Agreement for cause.

In consideration of the Amendment and for the Manager’s continued and future services to the Company, the Company granted the Manager warrants to purchase 435,000 shares of the Company’s common stock at $17.00 per share (the “Warrant”) under the Manager Equity Plan adopted by the Company on June 21, 2007 (the “Manager Equity Plan”). The Warrant, which is immediately exercisable, expires on September 30, 2018.

On January 15, 2010, we entered into an Amended and Restated Management Agreement with our Manager. Pursuant to the terms of the Amended and Restated Management Agreement, which became effective upon approval of the Company’s plan of liquidation by our stockholders on January 28, 2010, the Base Management Fee was reduced to a monthly amount equal to (i) $125,000 from February 1, 2010 until the earlier of (x) June 30, 2010 and (y) the date on which four of the Company’s six then-existing investments have been sold; then from such date (ii) $100,000 until the earlier of (x) December 31, 2010 and (y) the date on which five of the Company’s six then-existing investments have been sold; then from such date (iii) $75,000 until the effective date of expiration or earlier termination of the Agreement by either of the Company or the Manager; provided, however, that notwithstanding the foregoing, the base management fee shall remain at $125,000 per month until the later of (a) ninety (90) days after the filing by the Company of a Form 15 with the SEC; and (b) the date that the Company is no longer subject to the reporting requirements of the Exchange Act. In addition, the termination fee payable to the Manager upon the termination or non-renewal of the Management Agreement was replaced by a buyout payment of $7.5 million, payable in installments of (i) $2.5 million upon approval of the Company’s plan of liquidation by our stockholders; (ii) $2.5 million upon the earlier of (a) April 1, 2010 and (b) the effective date of the termination of the Amended and Restated Management Agreement by either of the Company or the Manager; and (iii) $2.5 million upon the earlier of (a) June 30, 2011 and (b) the effective date of the termination of the Amended and Restated Management Agreement by either the Company or the Manager. The Amended and Restated Management Agreement also provided the Manager with an incentive fee of $1.5 million if (i) at any time prior to December 31, 2011, the aggregate cash dividends paid to the Company’s stockholders since the effective date of the Amended and Restated Management Agreement equal or exceed $9.25 per share or (ii) as of December 31, 2011, the sum of (x) the aggregate cash dividends paid to the Company’s stockholders since the effective date of the Amended and Restated Management Agreement and (y) the aggregate distributable cash equals or exceeds $9.25 per share. In the event that the aggregate distributable cash equals or exceed $9.25 per share but for the impact of payment of a $1.5 million incentive fee, the Company shall pay the Manager an incentive fee in an amount that allows the aggregate distributable cash to equal $9.25 per share. Under the Amended and Restated Management Agreement, the Mortgage Purchase Agreement by and between us and our Manager was terminated and all outstanding notices of our intent to sell additional loans to our Manager were rescinded. The Amended and Restated Management Agreement shall continue in effect, unless earlier terminated in accordance with the terms thereof, until December 31, 2011.

For the periods ended December 31, 2009 and December 31, 2008, we recognized $2.2 million and $4.1 million in management fee expense related to the base management fee, respectively. Since our initial public offering, transactions with our Manager relating to our initial public offering and the Management Agreement included:

•	The acquisition of our initial assets from our Manager upon the completion of our initial public offering. The fair value of the acquisitions was approximately $283.1 million inclusive of approximately $4.6 million in premium. In exchange for these assets, we issued 5,256,250 restricted shares of common stock to our Manager at a fair value of approximately $78.8 million and paid approximately $204.3 million in cash from the proceeds of our initial public offering.

•	Our issuance of 607,690 shares of common stock issued to our Manager concurrently with our initial public offering at a fair value of $9.1 million at date of grant. These shares vested immediately and therefore their fair value was expensed at issuance;

•	Our issuance of 133,333 restricted shares of common stock to our Manager’s employees, some of who are also our officers or directors, and 15,000 shares to our independent directors, with a total fair value of approximately $2.2 million at the date of grant. The shares granted to our Manager’s employees and the shares granted to our independent directors vested immediately upon approval of the Company’s plan of liquidation by its shareholders. Pursuant to SFAS 123R, we recognized approximately $0.3 million in expense for the period from June 22, 2007 (commencement of operations) to December 31, 2007, related to these grants.

•	Our $0.5 million liability to our Manager as of December 31, 2009 consisting primarily of accrued base management fees and $3.8 million liability to our Manager as of December 31, 2008 for professional fees paid and other third party costs incurred by our Manager on behalf of Care related to the initial public offering of our common stock ($1.5 million) and business operations $2.3 million; and

•	Expenses of $2.2 million for the base management fee as required pursuant to our agreement with our Manager for the year ended December 31, 2009 and expenses of $4.1 million for the base management fee for the comparable period in 2008.

Mortgage Purchase Agreement

On September 30, 2008, we entered into a Mortgage Purchase Agreement (“MPA”) with our Manager in order to secure a potential additional source of liquidity. Pursuant to the MPA, the Company had the right, but not the obligation, to cause the Manager to purchase its current senior mortgage assets (the “Mortgage Assets”) at their then-current fair market value, as determined by a third party appraiser. However, the MPA provided that in no event shall the Manager be obligated to purchase any Mortgage Asset if (a) the Manager had already purchased Mortgage Assets with an aggregate sale price of $125.0 million pursuant to the MPA or (b) the third party appraiser determined that the fair market value of such Mortgage Asset is greater than 105% of the then outstanding principal balance of such Mortgage Asset. On January 28, 2010, upon the effective date of the Company’s Amended and Restated Management Agreement with the Manager, the MPA was terminated and all outstanding notices of our intent to sell additional loans to our Manager were rescinded.

Pursuant to the MPA, we sold mortgage investments made to four borrowers to our Manager for total proceeds of $64.6 million. The sale of the first mortgage to our Manager closed in November 2008 for proceeds of $22.4 million and the sale of the second mortgage closed in February 2009 for proceeds of $22.5 million. Additional mortgages from two borrowers were sold to our Manager during August and September 2009 and generated cash proceeds of $2.3 million and $17.4 million, respectively.

Warrant

In consideration of the Amendment and for the Manager’s continued and future services to the Company, the Company granted the Manager warrants to purchase 435,000 shares of the Company’s common stock at $17.00 per share (the “Warrant”) under the Manager Equity Plan adopted by the Company on June 21, 2007 (the “Manager Equity Plan”). The Warrant, which is immediately exercisable, expires on September 30, 2018.

Non-GAAP Financial Measures

Funds from Operations

Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations

Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. We calculate AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus the expenses associated with depreciation and amortization on real estate assets, non-cash equity compensation expenses, the effects of straight lining lease revenue, excess cash distributions from the Company’s equity method investments and one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be taken when calculating the Company’s AFFO.

We believe that FFO and AFFO provide additional measures of our core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of our financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of our own operating results from period to period. The Company uses FFO and AFFO in this way, and also uses AFFO as one performance metric in the Company’s executive compensation program. The Company also believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected of) its investors.

However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating FFO and / or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported FFO and / or AFFO may not be comparable to the FFO and AFFO reported by other REITs.

FFO and AFFO for the year ended December 31, 2009, were as follows (dollars in thousands except per share data):

	For the year ended
	December 31, 2009
(In thousands, except share and per share data)	FFO	AFFO

Net loss	$(2,826)	$(2,826)
Depreciation and amortization from partially-owned entities	9,599	9,599
Depreciation and amortization on owned properties	3,415	3,415
Valuation allowance for loans carried at LOCOM	—	(4,046)
Straight-line effects of lease revenue	—	(2,411)
Excess cash distributions from the Company’s equity method investments	—	710
Write-off of deferred financing cost	—	689
Gain on Loans Sold	—	(1,064)
Obligation to issue OP Units	—	(153)
Stock-based compensation	—	2,270

Funds From Operations and Adjusted Funds From Operations	$10,188	$6,183

FFO and Adjusted FFO per share basic	$0.51	$0.31
FFO and Adjusted FFO per share diluted	$0.50	$0.31
Weighted average shares outstanding – basic	20,061,763	20,061,763
Weighted average shares outstanding – diluted	20,224,613	20,224,613

ITEM 7A.	Quantitative and Qualitative Disclosures About Market Risk

Quantitative and Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risks to which we will be exposed are real estate and interest rate risks.

Real Estate Risk

The value of owned real estate, commercial mortgage assets and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions which may be adversely affected by industry slowdowns and other factors, local real estate conditions (such as an oversupply of retail, industrial, office or other commercial space), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors, retroactive changes to building or similar codes, and increases in operating expenses (such as energy costs). In the event net operating income decreases, or the value of property held for sale decreases, a borrower may have difficulty paying our rent or repaying our loans, which could result in losses to us. Even when a property’s net operating income is sufficient to cover the property’s debt service, at the time an investment is made, there can be no assurance that this will continue in the future.

The current turmoil in the residential mortgage market may continue to have an effect on the commercial mortgage market and real estate industry in general.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including the availability of liquidity, governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Our operating results will depend in large part on differences between the income from assets in our real estate and mortgage loan portfolio and our borrowing costs. At present, our portfolio of variable rate mortgage loans is funded by our equity as restrictive conditions in the securitized debt markets have not enabled us to leverage the portfolio as we originally intended. Accordingly, the income we earn on these loans is subject to variability in interest rates. At current investment levels, changes in one month LIBOR at the magnitudes listed would have the following estimated effect on our annual income from investments in loans (one month LIBOR was 0.23% at December 31, 2009):

Increase/(decrease) in income
from investments in loans
Increase/(Decrease) in interest rate*	(dollars in thousands)

(20) basis points	$(28)
Base interest rate	—
+100 basis points	142
+200 basis points	284
+300 basis points	462

*	Assumed one month LIBOR would not go below zero

In the event of a significant rising interest rate environment and/or economic downturn, delinquencies and defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spreads between interest-earning assets and interest-bearing liabilities.

Our funding strategy involves utilizing asset-specific debt to finance our real estate investments. Currently, the availability of liquidity is constrained due to investor concerns over dislocations in the debt markets, hedge fund losses, the large volume of unsuccessful leveraged loan syndications and related impact on the overall credit markets. These concerns have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive. We cannot foresee when credit markets may stabilize and liquidity becomes more readily available.

ITEM 8.	Financial Statements and Supplementary Data

Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Care Investment Trust Inc. and subsidiaries
New York, NY

We have audited the accompanying consolidated balance sheets of Care Investment Trust Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008, and for the period from June 22, 2007 (commencement of operations) to December 31, 2007. Our audits also included the financial statement schedules listed in the Index at Item 15. We also have audited the Company’s internal control over financial reporting as of December 31, 2009 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these financial statements and financial statement schedules and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Care Investment Trust and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008, and for the period from June 22, 2007 (commencement of operations) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/  DELOITTE & TOUCHE LLP
Parsippany, NJ
March 16, 2010

Care Investment Trust Inc. and Subsidiaries

Consolidated Balance Sheets
(dollars in thousands — except share and per share data)

	December 31,	December 31,
	2009	2008

Assets:
Real Estate:
Land	$5,020	$5,020
Buildings and improvements	101,000	101,524
Less: accumulated depreciation	(4,481)	(1,414)

Total real estate, net	101,539	105,130
Cash and cash equivalents	122,512	31,800
Investments in loans held at LOCOM	25,325	159,916
Investments in partially-owned entities	56,078	64,890
Accrued interest receivable	177	1,045
Deferred financing costs, net of accumulated amortization of $1,122 and $432, respectively	713	1,402
Identified intangible assets — leases in place, net	4,471	4,295
Other assets	4,617	2,428

Total Assets	$315,432	$370,906

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under warehouse line of credit	$—	$37,781
Mortgage notes payable	81,873	82,217
Accounts payable and accrued expenses	2,245	1,625
Accrued expenses payable to related party	544	3,793
Obligation to issue operating partnership units	2,890	3,045
Other liabilities	1,087	1,313

Total Liabilities	88,639	129,774
Commitments and Contingencies (Note 16)
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 21,159,647 and 21,021,359 shares issued, respectively and 20,158,894 and 20,021,359 shares outstanding, respectively	21	21
Treasury stock	(8,334)	(8,330)
Additional paid-in-capital	301,926	299,656
Accumulated deficit	(66,820)	(50,215)

Total Stockholders’ Equity	226,793	241,132

Total Liabilities and Stockholders’ Equity	$315,432	$370,906

See Notes to Consolidated Financial Statements

Care Investment Trust Inc. and Subsidiaries

Consolidated Statements of Operations
(dollars in thousands — except share and per share data)

			Period from
			June 22, 2007
	Year Ended	Year Ended	(Commencement
	December 31,	December 31,	of Operations) to
	2009	2008	December 31, 2007

Revenue
Rental revenue	$12,710	$6,228	$—
Income from investments in loans	7,135	15,794	11,209
Other income	164	237	954

Total Revenue	20,009	22,259	12,163
Expenses
Management fees to related party	2,235	4,105	2,625
Marketing, general and administrative (including stock-based compensation expense of $2,270, $1,212 and $9,459, respectively)	11,653	6,623	11,714
Depreciation and amortization	3,375	1,554	—
Realized (gain)/loss on loans sold	(1,064)	2,662	—
Adjustment to valuation allowance on loans held at LOCOM	(4,046)	29,327	—

Operating Expenses	12,153	44,271	14,339

Other (Income) Expense
Loss from investments in partially-owned entities	4,397	4,431	—
Unrealized (income)/loss on derivative instruments	(153)	237	—
Interest income	(73)	(395)	(753)
Interest expense, including amortization of deferred financing costs	6,510	4,521	134

Net Loss	$(2,826)	$(30,806)	$(1,557)

Loss per share of common stock
Net loss, basic and diluted	$(0.14)	$(1.47)	$(0.07)

Weighted average common shares outstanding, basic and diluted	20,061,763	20,952,972	20,866,526

See Notes to Consolidated Financial Statements.

Care Investment Trust Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity
(dollars in thousands, except share data)

	Common Stock		Treasury	Additional	Accumulated
	Shares	$	Stock	Paid in Capital	Deficit	Total

Balance at June 22, 2007 (Commencement of Operations)	100	$—	$—	$—	$—	$—
Proceeds from public offering of common stock	15,000,000	15	—	224,985	—	225,000
Underwriting and offering costs				(14,837)	—	(14,837)
Issuance of common stock for the acquisition of initial assets from Manager	5,256,250	5	—	78,838	—	78,843
Stock-based compensation to Manager in common stock pursuant to the Care Investment Trust, Inc. Manager equity plan	607,690	1	—	9,114	—	9,115
Stock-based compensation to non-employees in common stock pursuant to the Care Investment Trust, Inc. Equity Plan	148,333	—	—	2,225	—	2,225
Unamortized portion of unvested common stock issued pursuant to the Care Investment Trust Inc. Equity Plan	—	—	—	(1,943)	—	(1,943)
Stock-based compensation to directors for services rendered	5,215	—	—	62	—	62
Net loss for the period from June 22, 2007 (Commencement of Operations) to December 31, 2007	—	—	—	—	(1,557)	(1,557)
Dividends declared and paid on common stock	—	—	—	—	(3,573)	(3,573)

Balance at December 31, 2007	21,017,588	21	—	298,444	(5,130)	293,335
Treasury stock purchased	(1,000,000)		(8,330)	—	—	(8,330)
Stock-based compensation, fair value net of forfeitures	(22,000)	—	—	410	—	410
Stock-based compensation to directors for services rendered	25,771	—	—	270	—	270
Warrants granted to manager	—	—	—	532	—	532
Dividends declared and paid on common stock	—	—	—	—	(14,279)	(14,279)
Net loss	—	—	—	—	(30,806)	(30,806)

Balance, December 31, 2008	20,021,359	$21	$(8,330)	$299,656	$(50,215)	$241,132

Treasury stock purchased	(753)		(4)	—	—	(4)
Stock-based compensation fair value	90,738	—	—	1,970	—	1,970
Stock-based compensation to directors for services rendered	47,550	—	—	300	—	300
Dividends declared and paid on common stock	—	—	—	—	(13,779)	(13,779)
Net loss	—	—	—	—	(2,826)	(2,826)

Balance, December 31, 2009	20,158,894	$21	$(8,334)	$301,926	$(66,820)	$226,793

See Notes to Consolidated Financial Statements

Care Investment Trust Inc. and Subsidiaries

Consolidated Statement of Cash Flows
(dollars in thousands)

			For the Period
	For the Year	For the Year	June 22, 2007
	Ended	Ended	(Commencement
	December 31,	December 31,	of Operations) to
	2009	2008	December 31, 2007

Cash Flow From Operating Activities
Net loss	$(2,826)	$(30,806)	$(1,557)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in deferred rent receivable	(2,411)	(1,218)	—
Realized (gain)/loss on sale of loans	(1,064)	2,662	(833)
Loss from investments in partially-owned entities	4,397	4,431	—
Distribution of income from partially-owned entities	6,867	3,358	—
Amortization of loan premium paid on investment in loans	1,530	1,927	507
Amortization and write off of deferred financing cost	689	367	69
Amortization of deferred loan fees	(247)	(380)	149
Stock-based compensation to manager	—	—	9,115
Stock-based non-employee compensation	2,270	1,212	344
Depreciation and amortization on real estate, including intangible assets	3,415	1,554	—
Unrealized (gain)/loss on derivative instruments	(153)	237	—
Adjustment to valuation allowance on loans at LOCOM	(4,046)	29,327	—
Changes in operating assets and liabilities:
Accrued interest receivable	868	854	(1,899)
Other assets	220	(14)	(1,237)
Accounts payable and accrued expenses	620	116	4,628
Other liabilities including payable to related party	(3,475)	(598)	2,585

Net cash provided by operating activities	6,654	13,029	11,871
Cash Flow From Investing Activities
Purchase of initial assets from Manager	—	—	(204,272)
Sale of loans to Manager	42,249	—	—
Sale of loans to third parties	55,790	—	—
Loan repayments	40,379	54,245	64,264
Loan investments	—	(10,864)	(17,805)
Investments in partially-owned entities	(2,452)	(326)	(69,503)
Investments in real estate	—	(110,980)	—

Net cash provided by (used in) investing activities	135,966	(67,925)	(227,316)
Cash Flow From Financing Activities
Proceeds from sale of common stock	—	—	225,000
Underwriting and offering costs	—	—	(14,837)
Borrowing under mortgage notes payable	—	82,227	—
Principal payments under mortgage notes payable	(344)	—	—
Borrowings under warehouse line of credit	—	13,601	25,000
Principal payments under warehouse line of credit	(37,781)	(830)	—
Treasury stock purchases	(4)	(8,330)	—
Payment of deferred financing costs		(1,012)	(826)
Dividends paid	(13,779)	(14,279)	(3,573)

Net cash (used in) provided by financing activities	(51,908)	71,377	230,764
Net increase in cash and cash equivalents	90,712	16,481	15,319
Cash and cash equivalents, beginning of period	31,800	15,319	—

Cash and cash equivalents, end of period	$122,512	$31,800	$15,319

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$5,834	$4,181	$0.1

Issuance of Common Stock to Manager to purchase initial assets	$—	$—	$78,843

Obligation to issue operating partnership units in connection with the Cambridge Investment	$—	$—	$2,850

See Notes to Consolidated Financial Statements

Care Investment Trust Inc. and Subsidiaries — Notes to Consolidated Financial Statements

December 31, 2009, December 31, 2008 and for the Period from June 22, 2007
(Commencement of Operations) to December 31, 2007

Note 1 —	Organization

Care Investment Trust Inc. (together with its subsidiaries, the “Company” or “Care” unless otherwise indicated or except where the context otherwise requires, “we”, “us” or “our”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of senior housing and healthcare-related assets in the United States. Care is externally managed and advised by CIT Healthcare LLC (“Manager”). As of December 31, 2009, this portfolio of assets consisted of real estate and mortgage related assets for senior housing facilities, skilled nursing facilities, medical office properties and first mortgage liens on healthcare related assets. Our owned senior housing facilities are leased, under “triple-net” leases, which require the tenants to pay all property-related expenses.

Care elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2007. To maintain our tax status as a REIT, we are required to distribute at least 90% of our REIT taxable income to our stockholders. At present, Care does not have any taxable REIT subsidiaries (“TRS”), but in the normal course of business expects to form such subsidiaries as necessary.

Note 2 —	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

On December 10, 2009, our Board of Directors approved a plan of liquidation and recommended that our shareholders approve the plan of liquidation. On January 28, 2010, our shareholders approved the plan of liquidation. Under the plan of liquidation, the Board of Directors reserves the right to continue to solicit and entertain proposals from third parties to acquire all or substantially all of the company’s outstanding common stock, prior to and after approval of the plan of liquidation by our shareholders. We have entered into a material definitive agreement for a sale of control of the Company and have not pursued the plan of liquidation. Since it is not probable that the Company would liquidate, the Company has presented its financial statements on a going concern basis. See Note 19.

Accounting Standards Codification (“ASC”)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a pronouncement establishing the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP. The standard explicitly recognizes rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants. This standard is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company adopted this standard in the third quarter of 2009.

Consolidation

The consolidated financial statements include our accounts and those of our subsidiaries, which are wholly-owned or controlled by us. All significant intercompany balances and transactions have been eliminated.

Investments in partially-owned entities where the Company exercises significant influence over operating and financial policies of the subsidiary, but does not control the subsidiary, are reported under the equity method of accounting. Generally under the equity method of accounting, the Company’s share of the investee’s earnings or loss is included in the Company’s operating results.

Accounting Standards Codification 810 Consolidation (“ASC 810”), requires a company to identify investments in other entities for which control is achieved through means other than voting rights (“variable interest entities” or “VIEs”) and to determine which business enterprise is the primary beneficiary of the VIE. A variable interest entity is broadly defined as an entity where either the equity investors as a group, if any, do not have a controlling financial interest or the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company consolidates investments in VIEs when it is determined that the Company is the primary beneficiary of the VIE at either the creation or the variable interest entity or upon the occurrence of a reconsideration event. The Company has concluded that neither of its partially-owned entities are VIEs.

Segment Reporting

Accounting Standards Codification 280 Segment Reporting (“ASC 280”) establishes standards for the way that public entities report information about operating segments in the financial statements. We are a REIT focused on originating and acquiring healthcare-related real estate and commercial mortgage debt and currently operate in only one reportable segment.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Included in cash and cash equivalents at December 31, 2009 and 2008, are approximately $1.1 million and $1.3 million, respectively in customer deposits maintained in an unrestricted account.

Real Estate and Identified Intangible Assets

Real estate and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Betterments, major renewals and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives which range from 7 to 40 years.

Upon the acquisition of real estate, we assess the fair value of acquired assets (including land, buildings and improvements, and identified intangible assets such as above and below market leases and acquired in-place leases and customer relationships) and acquired liabilities in accordance Accounting Standards Codification 805 Business Combinations (“ASC 805”), and Accounting Standards Codification 350-30 Intangibles — Goodwill and other (“ASC 350-30”), and we allocate purchase price based on these assessments. We assess fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

Our properties, including any related intangible assets, are reviewed for impairment under ACS 360-10-35-15, Impairment or Disposal of Long-Lived Assets, (“ASC 360-10-35-15”) if events or circumstances change indicating that the carrying amount of the assets may not be recoverable. Impairment exists when the carrying amount of an asset exceeds its fair value. An impairment loss is measured based on the excess of the carrying amount over the fair value. We have determined fair value by using a discounted cash flow model and an appropriate discount rate. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. If our anticipated holding periods change or estimated cash flows decline based on market conditions or otherwise, an impairment loss may be recognized. As of December 31, 2009, we have not recognized an impairment loss.

Loans Held at LOCOM

Valuation Allowance on Loans Held at LOCOM

Investments in loans amounted to $25.3 million at December 31, 2009. We account for our investment in loans in accordance with Accounting Standards Codification 948 Financial Services — Mortgage Banking (“ASC 948”), which codified the FASB’s Accounting for Certain Mortgage Banking Activities. Under ASC 948, loans expected to be held for the foreseeable future or to maturity should be held at amortized cost, and all other loans should be held at the lower of cost or market (LOCOM), measured on an individual basis. In accordance with ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), the Company includes nonperformance risk in calculating fair value adjustments. As specified in ASC 820, the framework for measuring fair value is based on independent observable inputs of market data and follows the following hierarchy:

Level 1 — Quoted prices in active markets for identical assets and liabilities.

Level 2 — Significant observable inputs based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations for which all significant assumptions are observable.

Level 3 — Significant unobservable inputs that are supported by little or no market activity that are significant to the fair value of the assets or liabilities.

At December 31, 2008, in connection with our decision to reposition ourselves from a mortgage REIT to a traditional direct property ownership REIT (referred to as an equity REIT, see Notes 2, 4, and 5) and as a result of existing market conditions, we transferred our portfolio of mortgage loans to LOCOM because we are no longer certain that we will hold the portfolio of loans either until maturity or for the foreseeable future. Until December 31, 2008, we held our loans until maturity, and therefore the loans had been carried at amortized cost, net of unamortized loan fees, acquisition and origination costs, unless the loans were impaired. In connection with the transfer, we recorded an initial valuation allowance of approximately $29.3 million representing the difference between our carrying amount of the loans and their estimated fair value at December 31, 2008. Interim assessments were made of carrying values of the loan based on available data, including sale and repayments on a quarterly basis during 2009. Gains or losses on sales are determined by comparing proceeds to carrying values based on interim assessments. At December 31, 2009, the valuation allowance was reduced to $8.4 million representing the difference between the carrying amounts and estimated fair value of the Company’s three remaining loans.

Coupon interest on the loans is recognized as revenue when earned. Receivables are evaluated for collectibility if a loan becomes more than 90 days past due. If fair value is lower than amortized cost, changes in fair value (gains and losses) are reported through our consolidated statement of operations through a valuation allowance on loans held at LOCOM. Loans previously written down may be written up based upon subsequent recoveries in value, but not above their cost basis.

Expense for credit losses in connection with loan investments is a charge to earnings to increase the allowance for credit losses to the level that management estimates to be adequate to cover probable losses considering delinquencies, loss experience and collateral quality. Impairment losses are taken for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral may be determined by an evaluation of operating cash flow from the property during the projected holding period, and/or estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs. Whichever method is used, other factors considered relate to geographic trends and project diversification, the size of the portfolio and current economic conditions. Based upon these factors, we will establish an allowance for credit losses when appropriate. When it is probable that we will be unable to collect all amounts contractually due, the loan is considered impaired.

Investment in Partially-Owned Entities

We invest in preferred equity interests that allow us to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of the investment, we must determine whether such investment should be accounted for as a loan, joint venture or as real estate. Care invested in two equity investments as of December 31, 2009 and accounts for such investments as a joint venture.

The Company assesses whether there are indicators that the value of its partially owned entities may be impaired. An investment’s value is impaired if the Company determines that a decline in the value of the investment below its carrying value is other than temporary. To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the estimated value of the investment. As of December 31, 2009, the Company has not recognized any impairment on our partially owned entities.

Comprehensive Income

The Company has no items of other comprehensive income, and accordingly net loss is equal to comprehensive loss for all periods presented.

Revenue Recognition

Interest income on investments in loans is recognized over the life of the investment on the accrual basis. Fees received in connection with loans are recognized over the term of the loan as an adjustment to yield. Anticipated exit fees whose collection is expected will also be recognized over the term of the loan as an adjustment to yield. Unamortized fees are recognized when the associated loan investment is repaid before maturity on the date of such repayment. Premium and discount on purchased loans are amortized or accreted on the effective yield method over the remaining terms of the loans.

Income recognition will generally be suspended for loan investments at the earlier of the date at which payments become 90 days past due or when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. For the years ended December 31, 2009 and 2008, we have no loans for which income recognition has been suspended.

The Company recognizes rental revenue in accordance with Accounting Standards Codification 840 Leases (“ASC 840”). ASC 840 requires that revenue be recognized on a straight-line basis over the non-cancelable term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight line rent if the renewals are not reasonably assured. We commence rental revenue recognition when the tenant takes control of the leased space. The Company recognizes lease termination payments as a component of rental revenue in the period received, provided that there are no further obligations under the lease.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements on the effective interest method and the amortization is reflected in interest expense. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financing transactions which do not close are expensed in the period in which it is determined that the financing will not close.

Stock-based Compensation Plans

We have two stock-based compensation plans, described more fully in Note 14. We account for the plans using the fair value recognition provisions of 505-50 Equity-Based Payments to Non-Employees (“ASC 505-50”) and ASC 718 — Compensation — Stock Compensation (“ASC 718”). ASC 505-50 and ASC 718 requires that compensation cost for stock-based compensation be recognized ratably over the service period of the award. Because all of our stock-based compensation is issued to non-employees and board members, the amount of compensation is to be adjusted in each subsequent reporting period based on the fair value of the award at the end of the reporting period until such time as the award has vested or the service being provided is substantially completed or, under certain circumstances, likely to be completed, whichever occurs first.

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification 815 Derivatives and Hedging (“ASC 815”). In the normal course of business, we may use a variety of derivative instruments to manage, or hedge, interest rate risk. We will require that hedging derivative instruments be effective in reducing the interest rate risk exposure they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Some derivative instruments may be associated with an anticipated transaction. In those cases, hedge effectiveness criteria also require that it be probable that the underlying transaction will occur. Instruments that meet these hedging criteria will be formally designated as hedges at the inception of the derivative contract.

To determine the fair value of derivative instruments, we may use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option-pricing models, replacement cost, and termination cost are likely to be used to determine fair value. All methods of assessing fair value result in a general approximation of fair value, and such value may never actually be realized.

We may use a variety of commonly used derivative products that are considered “plain vanilla” derivatives. These derivatives typically include interest rate swaps, caps, collars and floors. We expressly prohibit the use of unconventional derivative instruments and using derivative instruments for trading or speculative purposes. Further, we have a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors, so we do not anticipate nonperformance by any of our counterparties.

We may employ swaps, forwards or purchased options to hedge qualifying forecasted transactions. Gains and losses related to these transactions are deferred and recognized in net income as interest expense in the same period or periods that the underlying transaction occurs, expires or is otherwise terminated.

Hedges that are reported at fair value and presented on the balance sheet could be characterized as either cash flow hedges or fair value hedges. For derivative instruments not designated as hedging instruments, the gain or loss resulting from the change in the estimated fair value of the derivative instruments will be recognized in current earnings during the period of change.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income tax on our taxable income at regular corporate rates and we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distributions to stockholders. However, we believe that we will operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes. We may, however, be subject to certain state and local taxes.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). ASC 740 prescribes a recognition threshold and measurement attribute for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 requires that the financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. ASC 740 was adopted by the Company and became effective beginning January 1, 2007. The implementation of ASC 740 has not had a material impact on the Company’s consolidated financial statements.

Underwriting Commissions and Costs

Underwriting commissions and costs incurred in connection with our initial public offering are reflected as a reduction of additional paid-in-capital.

Organization Costs

Costs incurred to organize Care have been expensed as incurred.

Earnings per Share

We present basic earnings per share or EPS in accordance with ASC 260, Earnings per Share. We also present diluted EPS, when diluted EPS is lower than basic EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower EPS amount. At December 31, 2009 and 2008, diluted EPS was the same as basic EPS because all outstanding restricted stock awards were anti-dilutive. The operating partnership units issued in connection with an investment (See Note 6) are in escrow and do not impact EPS.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Significant estimates are made for the valuation allowance on loans held at LOCOM, valuation of derivatives and impairment assessments. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash investments, real estate, loan investments and interest receivable. We may place our cash investments in excess of insured amounts with high quality financial institutions. We perform ongoing analysis of credit risk concentrations in our real estate and loan investment portfolios by evaluating exposure to various markets, underlying property types, investment structure, term, sponsors, tenant mix and other credit metrics. The collateral securing our loan investments are real estate properties located in the United States.

Recent Accounting Pronouncements

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements which was codified in FASB ASC 810 Consolidation (“ASC 810”). ASC 810 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. ASC 810 is effective for the Company on January 1, 2009. The Company records its investments using the equity method and does not consolidate these joint ventures. As such, there is no impact upon adoption of ASC 810 on its consolidated financial statements.

Disclosures about Derivative Instruments and Hedging Activities

On March 20, 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which is codified in FASB ASC 815 Derivatives and Hedging Summary (“ASC 815”). The derivatives disclosure pronouncement provides for enhanced disclosures about how and why an entity uses derivatives and how and where those derivatives and related hedged items are reported in the entity’s financial statements. ASC 815 also requires certain tabular formats for disclosing such information. ASC 815 applies to all entities and all derivative instruments and related hedged items accounted for under this new pronouncement. Among other things, ASC 815 requires disclosures of an entity’s objectives and strategies for using derivatives by primary underlying risk and certain disclosures about the potential future collateral or cash requirements (that is, the effect on the entity’s liquidity) as a result of contingent credit-related features. ASC 815 is effective for the Company on January 1, 2009. The Company adopted ASC 815 in the first quarter of 2009 and included disclosures in its consolidated financial statements addressing how and why the Company uses derivative instruments, how derivative instruments are accounted for and how derivative instruments affect the Company’s financial position, financial performance, and cash flows. (See Note 9)

Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments codified in FASB ASC 820 Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 amends

SFAS No. 107, Disclosures about Fair Value of Financial Instruments and APB 28 Interim Financial Reporting by requiring an entity to provide qualitative and quantitative information on a quarterly basis about fair value estimates for any financial instruments not measured on the balance sheet at fair value. The Company adopted the disclosure requirements of ASC 820 in the quarter ended June 30, 2009.

In June 2009, issued ASU 2009-17 to codify FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” as ASC 810 (“ASC 810”), with the objective of improving financial reporting by entities involved with variable interest entities (VIE). It retains the scope of FIN 46(R) with the addition of entities previously considered qualifying special-purpose entities, as the concept of those entities was eliminated by FASB Statement No. 166, “Accounting for Transfers of Financial Assets” (ASU 2009-16; FASB ASC 860). ASC 810 will require an analysis to determine whether the entity’s variable interest or interests give it a controlling financial interest in a VIE.

On September 30, 2009, the FASB issued ASU 2009-12 to provide guidance on measuring the fair value of certain alternative investments. The ASU amends ASC 820 to offer investors a practical expedient for measuring the fair value of investments in certain entities that calculate net asset value per share. The ASU is effective for the first reporting period (including interim periods) ending after December 15, 2009 with early adoption permitted.

On January 21, 2010, the FASB issued ASU 2010-06, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, with early adoption permitted.

Subsequent Events

In May 2009, the FASB issued SFAS 165 Subsequent Events, which is codified in FASB ASC 855, Subsequent Events (“ASC 855”). ASC 855 introduces the concept of financial statements being available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. The pronouncement is effective for interim periods ending after June 15, 2009. The Company adopted ASC 855 in the 2009 second quarter. The Company evaluates subsequent events as of the date of issuance of its financial statements and considers the impact of all events that have taken place to that date in its disclosures and financials statements when reporting on the Company’s financial position and results of operations. The Company has evaluated subsequent events through the date of filing and has determined that no other events need to be disclosed.

Note 3 —	Real Estate Properties

On June 26, 2008, we purchased twelve senior living properties for approximately $100.8 million from Bickford Senior Living Group LLC, an unaffiliated party. Concurrent with the purchase, we leased these properties to Bickford Master I, LLC (the “Master Lessee” or “Bickford”), for initial annual base rent of $8.3 million and additional base rent of $0.3 million, with fixed escalations of 3% for 15 years. The leases contain an option of four renewals of ten years each. The additional base rent is deferred and accrues for the first three years and then is paid starting with the first month of the fourth year. We funded this acquisition using cash on hand and mortgage borrowings of $74.6 million.

On September 30, 2008, we purchased two additional senior living properties for approximately $10.3 million from Bickford Senior Living Group LLC. Concurrent with the purchase, we leased these properties back to Bickford for initial annual base rent of $0.8 million and additional base rent of $0.03 million with fixed escalations of 3% for 14.75 years. The leases contain an option of four renewals of ten years each. The additional base rent is deferred and accrues for the first three years and then is paid starting with the first month of the fourth year. We funded this acquisition using cash on hand and mortgage borrowings of $7.6 million.

At each acquisition, we completed a preliminary assessment of the allocation of the fair value of the acquired assets (including land, buildings, equipment and in-place leases) in accordance with ASC 805 Business Combinations, and ASC 350 Intangibles — Goodwill and Other. Based upon that assessment, the final allocation of the purchase price to the fair values of the assets acquired is as follows (in millions):

Buildings, improvements and equipment	$95.1
Furniture, fixtures and equipment	5.9
Land	5.0
Identified intangibles — leases in-place (Note 7)	5.0

$111.0

Additionally, as part of the June 26, 2008 transaction we sold back a property acquired from Bickford Senior Living Group, LLC that was acquired on March 31, 2008 at its net carrying amount, which did not result in a gain or a loss to the Company.

As of December 31, 2009, the properties owned by Care, and leased to Bickford were 100% managed or operated by Bickford Senior Living Group, LLC. As an enticement for the Company to enter into the leasing arrangement for the properties, Care received additional collateral and guarantees of the lease obligation from parties affiliated with Bickford who act as subtenants under the master lease. The additional collateral pledged in support of Bickford’s obligation to the lease commitment included properties and ownership interests in affiliated companies of the subtenants.

Future minimum annual rental revenue under the non-cancelable terms of the Company’s operating leases at December 31, 2009 are as follows (in thousands):

2010	$9,527
2011	10,176
2012	10,874
2013	10,974
2014	11,062
Thereafter	108,434

$161,047

Note 4 —	Investment in Loans Held at LOCOM

As of December 31, 2009 and December 31, 2008, our net investments in loans amounted to $25.3 million and $159.9 million, respectively. During the years ended December 31, 2009 and 2008, we received $138.4 million and $54.2 million in principal repayments and proceeds from the loan sales and recognized $1.5 million and $1.9 million, respectively in amortization of the premium we paid for the purchase of our initial assets as a reduction of interest income. Our investments include senior whole loans and participations secured primarily by real estate in the form of pledges of ownership interests, direct liens or other security interests. The investments are in various geographic markets in the United States. These investments are all variable rate at December 31, 2009 and had a weighted average spread of 6.76% and 5.76% over one month LIBOR and have an average maturity of approximately 1.0 and 2.1 years at December 31, 2009 and 2008, respectively. Some loans are subject to interest rate floors. The effective yield on the portfolio was 6.99%, 6.20% and 8.22%, respectively for the years ended December 31, 2009 and December 31, 2008 and for the period from June 22, 2007 (commencement of operations) to December 31, 2007. One month LIBOR was 0.23% and 0.45% at December 31, 2009 and December 31, 2008, respectively.

December 31, 2009

	Location		Cost	Interest	Maturity
Property Type(a)	City	State	Basis (000s)	Rate	Date

SNF/ALF(e)(k)	Nacogdoches	Texas	9,338	L+3.15%	10/02/11
SNF/Sr.Appts/ALF	Various	Texas/Louisiana	14,226	L+4.30%	02/01/11
SNF(e)(g)	Various	Michigan	10,178	L+7.00%	02/19/10

Investment in loans, gross			$33,742
Valuation allowance			(8,417)

Loans held at LOCOM			$25,325

At the conclusion of 2008, upon considering changes in our strategies and changes in the marketplace discussed in Note 2, we transferred our portfolio of mortgage loans to the lower of cost or market in the December 31, 2008 financial statements because we were not certain that we would hold the portfolio of loans either until maturity or for the foreseeable future. The transfer resulted in a charge to earnings of $29.3 million.

December 31, 2008

	Location		Cost	Interest	Maturity
Property Type(a)	City	State	Basis (000s)	Rate	Date

SNF(h)	Middle River	Maryland	$9,185	L+3.75%	03/31/11
SNF/ALF/IL(j)	Various	Washington/Oregon	26,012	L+2.75%	10/04/11
SNF(b)(d)/(e)	Various	Michigan	23,767	L+2.25%	03/26/12
SNF(d)/(e)(h)	Various	Texas	6,540	L+3.00%	06/30/11
SNF(d)/(e)(h)	Austin	Texas	4,604	L+3.00%	05/30/11
SNF(b)(d)(e)	Various	Virginia	27,401	L+2.50%	03/01/12
SNF/ICF(d)/(e)(f)	Various	Illinois	29,045	L+3.00%	10/31/11
SNF(d)/(e)/(f)	San Antonio	Texas	8,412	L+3.50%	02/09/11
SNF/ALF(d)/(e)	Nacogdoches	Texas	9,696	L+3.15%	10/02/11
SNF/Sr.Appts/ALF	Various	Texas/Louisiana	15,682	L+4.30%	02/01/11
ALF(b)(e)	Daytona Beach	Florida	3,688	L+3.43%	08/11/11
SNF/IL(c)/(d)/(e)(h)	Georgetown	Texas	5,980	L+3.00%	07/31/09
SNF(i)	Aurora	Colorado	9,151	L+5.74%	08/04/10
SNF(e)	Various	Michigan	10,080	L+7.00%	02/19/10

Investment in loans, gross			$189,243
Valuation allowance			(29,327)

Loans held at LOCOM			$159,916

(a)	SNF refers to skilled nursing facilities; ALF refers to assisted living facilities; ICF refers to intermediate care facility; and Sr. Appts refers to senior living apartments.

(b)	Loans sold to Manager in 2009 at amounts equal to appraised fair value for an aggregate amount of $42.2 million. (See Note 5)

(c)	Borrower extended the maturity date to July 31, 2012 during the second quarter of 2009.

(d)	Pledged as collateral for borrowings under our warehouse line of credit as of December 31, 2008. On March 9, 2009, Care repaid the outstanding borrowings on its warehouse line in full.

(e)	The mortgages are subject to various interest rate floors ranging from 6.00% to 11.5%.

(f)	Loan prepaid in 2009 at amounts equal to remaining principal for each respective loan.

(g)	Loan repaid at maturity in February 2010 for approximately $10.0 million, see Note 19

(h)	Loans sold to a third party in September 2009 for an aggregate amount of $24.8 million

(i)	Loan sold to a third party in October 2009 for approximately $8.5 million.

(j)	Loans sold to a third party in November 2009 for aggregate proceeds of approximately $22.4 million.

(k)	Loan sold to a third party in March 2010 for approximately $6.1 million of cash proceeds before selling costs

Our mortgage portfolio (gross) at December 31, 2009 is diversified by property type and U.S. geographic region as follows (in millions of dollars):

	December 31,
	2009
	Cost	% of
By Property Type	Basis	Portfolio

Skilled Nursing	$10.2	30.2%
Mixed-use(1)	23.5	69.8%

Total	$33.7	100.0%

	December 31,
	2009
	Cost	% of
By U.S. Geographic Region	Basis	Portfolio

Midwest	$10.2	30.2%
South	23.5	69.8%

	$33.7	100.0%

(1)	Mixed-use facilities refer to properties that provide care to different segments of the elderly population based on their needs, such as Assisted Living with Skilled Nursing capabilities.

During the year ended December 31, 2009, the Company received proceeds of $37.5 million related to the prepayment of balances related to two mortgage loans and received proceeds of $42.2 million related to sales to its Manager. In addition, during the year ended December 31, 2009, the Company received $55.8 million related to sales of mortgage loans to third parties. See Note 13 for a roll forward of the investment held at fair value from December 31, 2008 to December 31, 2009. As of December 31, 2009, our portfolio of three mortgages was extended to five borrowers. Two of those three mortgage loans were sold or repaid in 2010 as indicated in (g) and (k), above. As of December 31, 2008, our portfolio of eighteen mortgages was extended to fourteen borrowers with the largest exposure to any single borrower at 20.9% of the carrying value of the portfolio. The carrying value of three loans, each to different borrowers with exposures of more than 10% of the carrying value of the total portfolio, amounted to 54.9% of the portfolio.

Note 5 —	Sales of Investments in Loans Held at LOCOM

On September 30, 2008 we finalized a Mortgage Purchase Agreement (the “Agreement”) with our Manager that provided us an option to sell loans from our investment portfolio to our Manager at the loan’s fair value on the sale date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a discussion of the terms and conditions of the Agreement. Pursuant to the agreement, we sold loans in 2008 and 2009 as discussed below.

Pursuant to the agreement, we sold a loan with a carrying amount of approximately $24.8 million in November 2009. We incurred a loss on the sale of $2.4 million.

On February 3, 2009, we sold one loan with a net carrying amount of approximately $22.5 million as of December 31, 2008. Proceeds from the sale approximated the net carrying value of $22.5 million. We incurred a loss of $4.9 million on the sale of this loan. The loss on this loan was included in the valuation allowance on the loans held at LOCOM at December 31, 2008. On August 19, 2009, we sold two mortgage loans with a net carrying value of approximately $2.9 million as of December 31, 2008. Proceeds from the sale of those two mortgage loans approximated the net carrying value as of June 30, 2009 of $2.3 million. On September 16, 2009, we sold interests in a participation loan in Michigan with a net carrying value of approximately $19.7 million as of December 31, 2008 and reduced to $18.7 million at the time of sale as a result of principal paydown. Proceeds from the sale of the interests in the participation loan were approximately $17.4 million or approximately $1.3 million less than the net carrying value. All of these loans were sold under the Mortgage Purchase Agreement (the “Agreement”) with our Manager, which was finalized in 2008 and provided us an option to sell loans from our investment portfolio to our Manager at the loan’s fair value on the sale date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a discussion of the terms and conditions of the Agreement.

On September 15, 2009, we sold four mortgage loans to a third party with a net carrying value of approximately $22.8 million as of December 31, 2008 and $22.4 million as of June 30, 2009. Proceeds from the sale of these four mortgage loans were approximately $24.8 million or approximately $2.4 million above the net carrying value. On October 6, 2009, we sold one mortgage loan with a net carrying value of $8.2 million as of December 31, 2008 and an adjusted value of $8.4 million as of June 30, 2009. Proceeds from the sale of this mortgage loan were approximately $8.5 million or approximately $0.1 million above the net carrying value. On November 12, 2009, we sold one mortgage loan to a third party with a net carrying value of approximately $19.3 million as of December 31, 2008 and an adjusted value of $19.9 million as of June 30, 2009. Proceeds from the sale of this mortgage loan were approximately $22.4 million or approximately $2.5 million above the net carrying value.

Note 6 —	Investment in Partially-Owned Entities

On December 31, 2007, Care, through its subsidiary ERC Sub, L.P., purchased an 85% equity interest in eight limited liability entities owning nine medical office buildings with a value of $263.0 million for $61.9 million in cash including the funding of certain reserve requirements. The Seller was Cambridge Holdings Incorporated (“Cambridge”) and the interests were acquired through a “DownREIT” partnership subsidiary, i.e., ERC Sub, L.P. The transaction also provided for the issuance of 700,000 operating partnership units to Cambridge subject to future performance of the underlying properties. These units were issued by us into escrow and will be released to Cambridge subject to the acquired properties meeting certain performance benchmarks. Based on the expected timing of the release of the operating partnership units from escrow, the fair value of the operating partnership units was $2.9 million and $3.0 million on December 31, 2009 and 2008, respectively. At December 31, 2014, each operating partnership unit held in escrow at that time is redeemable into one share of the Company’s common stock, subject to certain conditions. The Company has the option to pay cash or issue shares of company stock upon redemption.

In accordance with ASC 820, the obligation to issue operating partnership units is accounted for as a derivative instrument. Accordingly, the value of the obligation to issue the operating partnership units is reflected as a liability on the Company’s balance sheet and accordingly will be remeasured every period until the operating partnership units are released from escrow.

Care will receive an initial preferred minimum return of 8.0% on capital invested at close with 2.0% per annum escalations until certain portfolio performance metrics are achieved. As of December 31, 2009, the entities now owned with Cambridge carry $178.6 million in asset-specific mortgage debt which mature no earlier than the fourth quarter of 2016 and bear a weighted average fixed interest rate of 5.86%.

The Cambridge portfolio contains approximately 767,000 square feet and is located in major metropolitan markets in Texas (8) and Louisiana (1). The properties are situated on leading medical center campuses or adjacent to prominent acute care hospitals or ambulatory surgery centers. Affiliates of Cambridge will act as managing general partners of the entities that own the properties, as well as manage and lease these facilities.

Summarized financial information as of December 31, 2009 and 2008, for the Company’s unconsolidated joint venture in Cambridge is as follows (amounts in millions):

	2009	2008
	Amount	Amount

Assets	$226.4	$238.0
Liabilities	190.5	192.3
Equity	35.9	45.7
Revenue	24.8	24.1
Expenses	31.4	30.6
Net loss	(6.6)	(6.5)

On December 31, 2007, the Company also formed a joint venture, SMC-CIT Holding Company, LLC, with an affiliate of Senior Management Concepts, LLC to acquire four independent and assisted living facilities located in Utah. Total capitalization of the joint venture is $61.0 million. Care invested $6.8 million in exchange for 100% of the preferred equity interests and 10% of the common equity interests of the joint venture. The Company will receive a preferred return of 15% on its invested capital and an additional common equity return equal to 10% of the projected free cash flow after payment of debt service and the preferred return. Subject to certain conditions being met, our preferred equity interest is subject to redemption at par beginning on January 1, 2010. We retain an option to put our preferred equity interest to our partner at par any time beginning on January 1, 2016. If our preferred equity interest is redeemed, we have the right to put our common equity interests to our partner within thirty days after notice at fair market value as determined by a third-party appraiser. Affiliates of Senior Management Concepts, LLC have leased the facilities from the joint venture for 15 years, expiring in 2022. Care accounts for its investment in SMC-CIT Holding Company, LLC under the equity method.

The four facilities contain 243 independent living units and 165 assisted living units. The properties were constructed in the last 25 years, and two were built in the last 10 years. Since both transactions closed on December 31, 2007, the Company recorded no income or loss on these investments for the period from June 22, 2007 (commencement of operations) to December 31, 2007.

For the years ended December 31, 2009 and December 31, 2008, our equity in the loss of our Cambridge portfolio amounted to $5.6 million and $5.6 million, respectively, which included $9.6 million and $9.4 million, respectively, attributable to our share of the depreciation and amortization expenses associated with the Cambridge properties. The Company’s investment in the Cambridge entities was $49.3 million and $58.1 million at December 31, 2009 and 2008, respectively. During the years ended December 31, 2009 and December 31, 2008, we received $5.8 million and $2.2 million in distributions from our investment in Cambridge.

For the years ended December 31, 2009 and December 31, 2008, we recognized $1.2 million and $1.1 million, respectively, in equity income from our interest in SMC and received $1.2 million and $1.1 million in distributions, respectively.

Note 7 —	Identified Intangible Assets — leases in-place, net

The following table summarizes the Company’s identified intangible assets as of December 31, 2009:

Identified intangibles — leases in-place (amounts in thousands)

Gross amount	$4,960
Accumulated amortization	(489)

$4,471

The estimated annual amortization of acquired in-place leases for each of the succeeding years as of December 31, 2008 is as follows: (amounts in thousands)

2010	331
2011	331
2012	331
2013	331
2013	331
Thereafter	2,816

The Company amortizes this intangible asset over the life of the leases on a straight-line basis.

Note 8 —	Other Assets

Other assets at December 31, 2009 and 2008 consisted of the following (amounts in thousands):

	December 31	December 31
	2009	2008

Straight-line effect of lease revenue	$3,628	$1,218
Prepaid expenses	722	390
Receivables	166	—
Deferred exit fees and other	100	820

Total other assets	$4,617	$2,428

Note 9 —	Borrowings under Warehouse Line of Credit

On October 1, 2007, Care entered into a master repurchase agreement (“Agreement”) with Column Financial, Inc. (“Column”), an affiliate of Credit Suisse, one of the underwriters of Care’s initial public offering in June 2007. This type of lending arrangement is often referred to as a warehouse facility. The Agreement provided an initial line of credit of up to $300 million, which could be increased temporarily to an aggregate amount of $400 million under the terms of the Agreement.

On March 9, 2009, Care repaid this loan in full and closed the warehouse line of credit.

Note 10 —	Mortgage Notes Payable

On June 26, 2008 with the acquisition of the twelve properties from Bickford Senior Living Group LLC, the Company entered into a mortgage loan with Red Mortgage Capital, Inc. for $74.6 million. The terms of the mortgage require interest-only payments at a fixed interest rate of 6.845% for the first twelve months. Commencing on the first anniversary and every month thereafter, the mortgage loan requires a fixed monthly payment of $0.5 million for both principal and interest until the maturity in July 2015 when the then outstanding balance of $69.6 million is due and payable. Care paid approximately $0.3 million in principal amortization during the year ended December 31, 2009. The mortgage loan is collateralized by the properties.

On September 30, 2008 with the acquisition of the two additional properties from Bickford, the Company entered into an additional mortgage loan with Red Mortgage Capital, Inc. for $7.6 million. The terms of the mortgage require interest and principal payments of approximately $52,000 based on a fixed interest rate of 7.17% until the maturity in July 2015 when the then outstanding balance of $7.1 million is due and payable. Care paid approximately $0.1 in principal amortization during the year ended December 31, 2009. The mortgage loan is collateralized by the properties.

As of December 31, 2009, principal repayments due under all borrowings for the next 5 years and thereafter are as follows (in millions):

2010	$0.9
2011	0.9
2012	0.9
2013	1.0
2014	1.0
Thereafter	77.3

Note 11 —	Other Liabilities

Other liabilities as of December 31, 2009 and 2008 consist principally of deposits and real estate escrows from borrowers amounting to $1.1 million and $1.3 million, respectively.

Note 12 —	Related Party Transactions

Management Agreement

In connection with our initial public offering in 2007, we entered into a Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Under the Management Agreement, our Manager, subject to the oversight of the Board of Directors of Care, is required to manage the day-to-day activities of the Company, for which the Manager receives a base management fee and is eligible for an incentive fee. The Manager is also entitled to charge the Company for certain expenses incurred on behalf of Care.

On September 30, 2008, we amended our Management Agreement (“Amendment 1”). Pursuant to the terms of the amendment, the Base Management Fee (as defined in the Management Agreement) payable to the Manager under the Management Agreement is reduced to a monthly amount equal to 1/12 of 0.875% of the Company’s equity (as defined in the Management Agreement). In addition, pursuant to the terms of the Amendment, the Incentive Fee (as defined in the Management Agreement) to the Manager pursuant to the Management Agreement has been eliminated and the Termination Fee (as defined in the Management Agreement) to the Manager upon the termination or non-renewal of the Management Agreement shall be equal to the average annual Base Management Fee as earned by the Manager during the immediately preceding two years multiplied by three, but in no event shall the Termination Fee be less than $15.4 million.

In consideration of the Amendment and for the Manager’s continued and future services to the Company, the Company granted the Manager warrants to purchase 435,000 shares of the Company’s common stock at $17.00 per share (the “Warrant”) under the Manager Equity Plan adopted by the Company on June 21, 2007 (the “Manager Equity Plan”). The Warrant, which is immediately exercisable, expires on September 30, 2018.

In accordance with ASC 505-50, the Company used the Black-Scholes option pricing model to measure the fair value of the Warrant granted with the Amendment. The Black-Scholes model valued the Warrant using the following assumptions:

Volatility	47.8%
Expected Dividend Yield	5.92%
Risk-free Rate of Return	3.8%
Current Market Price	$7.79
Strike Price	$17.00
Term of Warrant	10 years

The fair value of the Warrant is approximately $0.5 million, which is recorded as part of additional paid-in-capital with a corresponding entry to expense. The Warrant will be remeasured to fair value at each reporting date, and amortized into expense over 18 months, which represents the remaining initial term of the Management Agreement.

On January 15, 2010, the Company entered into an Amended and Restated Management Agreement, dated as of January 15, 2010 (“Amendment 2”) which amends and restates the Management Agreement, dated June 27, 2007, as amended by Amendment No. 1 to the Management Agreement. Amendment 2 became effective upon approval by the Company’s stockholders of the plan of liquidation on January 28, 2010. Amendment 2 shall continue in effect, unless earlier terminated in accordance with the terms thereof, until December 31, 2011.

Amendment 2 reduces the base management fee to a monthly amount equal to (i) $125,000 from February 1, 2010 until June 30, 2010 and (ii) $100,000 until the earlier of December 31, 2010 and the sale of certain assets and (iii) $75,000 until the effective date of expiration or earlier termination of the agreement, subject to additional provisions.

Pursuant to the terms of the Amendment 2, the Company shall pay the Manager a buyout payment of $7.5 million, payable in three installments of $2.5 million on January 28, 2010 and, effectively, April 1, 2010 and either June 30, 2011 or the effective date of the termination of the agreement if earlier. Amendment 2 provides the Company and the Manager with a right to terminate the agreement without cause, under certain conditions, and the Company with a right to terminate the agreement with cause, as defined in Amendment 1.

Pursuant to the terms of Amendment 2, the Manager is eligible for an incentive fee of $1.5 million under certain conditions where cash distributed or distributable to stockholders equals or exceeds $9.25 per share. See Note 16.

We are also responsible for reimbursing the Manager for its pro rata portion of certain expenses detailed in the initial agreement and subsequent amendments, such as rent, utilities, office furniture, equipment, and overhead, among others, required for our operations. Transactions with our Manager during the year ended December 31, 2009 included:

•	Our $0.5 million liability to our Manager for professional fees paid and other third party costs incurred by our Manager on behalf of Care and management fees.

•	Our expense recognition of $0.5 million and $2.2 million for the three months and year ended December 31, 2009, respectively, for the base management fee.

•	On February 3, 2009, we sold a loan with a book value of $27.0 on the date of sale to our Manager for proceeds of $22.5 resulting in an approximate loss of $4.9 million.

•	On August 19, 2009, we sold two mortgage loans with a book value of approximately $3.7 million to our Manager for proceeds of $2.3 resulting in an approximate loss of $1.4 million.

•	On September 16, 2009, we sold interests in a participation loan in Michigan with book value of approximately $22.2 million on the date of sale to our Manager for proceeds of $17.4 million resulting in an approximate loss of $4.8 million.

Note 13 —	Fair Value of Financial Instruments

The Company has established processes for determining fair values and fair value is based on quoted market prices, where available. If listed prices or quotes are not available, then fair value is based upon internally developed models that primarily use inputs that are market-based or independently-sourced market parameters.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The following describes the valuation methodologies used for the Company’s financial instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Investment in loans — the fair value of the portfolio is based primarily on appraisals from third parties. Investing in healthcare-related commercial mortgage debt is transacted through an over-the-counter market with minimal pricing transparency. Loans are infrequently traded and market quotes are not widely available and disseminated. The Company also gives consideration to its knowledge of the current marketplace and the credit worthiness of the borrowers in determining the fair value of the portfolio. At December 31, 2009, we valued our loans primarily based upon appraisals obtained from The Debt Exchange, Inc. or DebtX. When loans are under contract for sale or sold or repaid subsequent to the filing of our Form 10-K, they are valued at their fair value and are valued using level 2 inputs.

Obligation to issue operating partnership units — the fair value of our obligation to issue operating partnership units is based on an internally developed valuation model, as quoted market prices are not available nor are quoted prices for similar liabilities. Our model involves the use of management estimates as well as some Level 2 inputs. The variables in the model include the estimated release dates of the shares out of escrow, based on the expected performance of the underlying properties, a discount factor of approximately 15%, and the market price and expected quarterly dividend of Care’s common shares at each measurement date.

The following table presents the Company’s financial instruments carried at fair value on the consolidated balance sheet as of December 31, 2009:

	Fair Value at December 31, 2009
($ in millions)	Level 1	Level 2	Level 3	Total

Assets
Investment in loans	$—	$16.1	$9.2	$25.3

Liabilities
Obligation to issue operating partnership units(1)	$—	$—	$2.9	$2.9

	Fair Value at December 31, 2008
	Level 1	Level 2	Level 3	Total

Investment in loans	$22.5	$—	$137.4	$159.9

Liabilities
Obligation to issue operating partnership units(1)	$—	$—	$3.0	$3.0

(1)	At December 31, 2008, the fair value of our obligation to issue partnership units was $3.0 million and we recorded unrealized gain of $0.1 million on revaluation at December 31, 2009 and an unrealized loss of $0.2 million on revaluation at December 31, 2008.

The tables below present reconciliations for all assets and liabilities measured at fair value on a recurring basis using significant Level 2 and Level 3 inputs during 2009. Level 3 instruments presented in the tables include a liability to issue partnership units, which are carried at fair value. The Level 2 and Level 3 instruments were valued based upon appraisals, actual cash repayments and sales contracts or using models that, in management’s judgment, reflect the assumptions a marketplace participant would use at December 31, 2009.

	Level 3 Instruments — Fair
	Value Measurements
	Obligation to	Investment
	issue	in loans held
	Partnership	at lower of cost
($ in millions)	Units	or market

Balance, December 31, 2008	$(3.0)	$159.9
Sales of loans to Manager	—	(42.3)
Sales of loans to third parties	—	(55.8)
Loan prepayments and principal repayments	—	(40.5)
Total unrealized gains included in income statement	0.1	4.0
Transfers to Level 2	—	(16.1)

Balance, December 31, 2009	$(2.9)	$9.2

Net change in unrealized losses from obligations owed/investments still held at December 31, 2009	$0.1	$4.0

In addition we are required to disclose fair value information about financial instruments, whether or not recognized in the financial statements, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair value is based upon the application of discount rates to estimated future cash flows based on market yields or other appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

In addition to the amounts reflected in the financial statements at fair value as noted above, cash equivalents, accrued interest receivables, and accounts payable and accrued expenses reasonably approximate their fair values due to the short maturities of these items. Management believes that the mortgage notes payable of $74.6 million and $7.6 million that were incurred from the acquisitions of the Bickford properties on June 26, 2008 and September 30, 2008, respectively, have a fair value of approximately $85.1 million as of December 31, 2009. The fair value of the debt has been determined by evaluating the present value of the agreed upon cash flows at a discount rate reflective of financing terms currently available to us for collateral with the same credit and quality characteristics.

The Company is exposed to certain risks relating to its ongoing business. The primary risk managed by using derivative instruments is interest rate risk. Interest rate caps are entered into to manage interest rate risk associated with the Company’s borrowings. The company has no interest rate caps as of December 31, 2009.

We are required to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. The Company has not designated any of its derivatives as hedging instruments. The

Company’s financial statements included the following fair value amounts and gains and losses on derivative instruments (dollars in thousands):

	December 31,		December 31,
	2009		2008
	Balance	Balance	Balance
Derivatives not designated as	Sheet	Fair	Sheet	Fair
hedging instruments	Location	Value	Location	Value

Operating Partnership Units	Obligation to issue operating partnership units	$(2,890)	Obligation to issue operating partnership units	$(3,045)
			Other assets	7

Total Derivatives		$(2,890)		$(3,038)

		Amount of (Gain)/Loss
		Recognized in Income on
		Derivative
	Location of (Gain)/Loss	Year Ended
Derivatives not designated as	Recognized in Income on	December 31,	December 31,
hedging instruments	Derivative	2009	2008

Operating Partnership Units	Unrealized(gain)/loss on derivative instruments	$(155)	$195
Interest Rate Caps	Unrealized(gain)/loss on derivative instruments	2	42

	Total	$(153)	$237

Note 14 —	Stockholders’ Equity

Our authorized capital stock consists of 100,000,000 shares of preferred stock, $0.001 par value and 250,000,000 shares of common stock, $0.001 par value. As of December 31, 2009 and 2008, no shares of preferred stock were issued and outstanding and 21,159,647 and 21,021,359 shares of our common stock were issued respectively and 20,158,894 and 20,021,359 shares of common stock were outstanding, respectively.

Equity Plan

Restricted Stock Grants:

At the time of our initial public offering in June 2007, we issued 133,333 shares of common stock to our Manager’s employees, some of whom are officers or directors of Care and we also awarded 15,000 shares of common stock to Care’s independent board members. The shares granted to our Manager’s employees had an initial vesting date of June 22, 2010, three years from the date of grant. The shares granted to our independent board members vest ratably on the first, second and third anniversaries of the grant. During the year ended December 31, 2008, 42,000 shares of restricted stock granted to our Manager’s employees were forfeited and 10,000 shares vested due to a termination of an officer of the Manager without cause. In addition, 20,000 shares of restricted stock were granted to a board member who formerly served as an employee of our Manager. These shares had a fair value of $183,000 at issuance and had an initial vesting date of June 27, 2010.

On January 28, 2010, our shareholders approved the Company’s plan of liquidation. Under the terms of each of these awards, the approval of the plan of liquidation by our shareholders accelerated the vesting of the awards on that day.

Schedule of Non Vested Shares — Equity Plan

	Grants to	Grants to
	Independent	Manager’s	Total
	Directors	Employees	Grants

Balance at January 1, 2008	15,000	133,333	148,333
Granted	20,000	—	20,000
Vested	5,000	10,000	15,000
Forfeited	—	42,000	42,000

Balance at December 31, 2008	30,000	81,333	111,333

Granted	—	—	—
Vested	30,000	81,333	111,333
Forfeited	—	—	—

Balance at December 31, 2009	—	—	—

Restricted Stock Units:

On April 8, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Care awarded the Company’s CEO, 35,000 shares of restricted stock units (“RSUs”) under the Care Investment Trust Inc. Equity Incentive Plan (“Equity Plan”). The RSUs had a fair value of $385,000 on the grant date. The initial vesting of the award was 50% on the third anniversary of the award and the remaining 50% on the fourth anniversary of the award. Under the terms of these awards, shareholder approval of the plan of liquidation accelerated the vesting of the awards on that day.

On November 5, 2009, the Board of Directors of Care Investment Trust Inc. (the “Company”) awarded our Chairman of the Board of Directors 10,000 restricted stock units, which were initially subject to vesting in four equal installments, commencing on November 5, 2010. Under the terms of this award, shareholder approval of the plan of liquidation accelerated the vesting of this award on that day.

Long-Term Equity Incentive Programs:

On May 12, 2008, the Committee approved two new long-term equity incentive programs under the Equity Plan. The first program is an annual performance-based RSU award program (the “RSU Award Program”). All RSUs granted under the RSU Award Program included a vesting period of four years. The second program is a three-year performance share plan (the “Performance Share Plan”).

In connection with the initial adoption of the RSU Award Program, certain employees of the Manager and its affiliates were granted 68,308 RSUs on the adoption date with a grant date fair value of $0.7 million. 9,242 of these shares were forfeited in 2009. 14,763 of these shares vested in May 2009. Achievement of awards under the 2008 RSU Award Program was based upon the Company’s ability to meet both financial (AFFO per share) and strategic (shifting from a mortgage to an equity REIT) performance goals during 2008, as well as on the individual employee’s ability to meet performance goals. In accordance with the 2008 RSU Award Program 49,961 RSUs and 30,333 RSUs were granted on March 12, 2009 and May 7, 2009, respectively. RSUs granted in connection with the 2008 RSU Award Program were initially subject to the following vesting schedule:

2010	34,840
2011	52,340
2012	52,343
2013	20,074

Under the terms of each of these awards, shareholder approval of the plan of liquidation accelerated the vesting of the awards on that day.

Under the Performance Share Plan, a participant is granted a number of performance shares or units, the settlement of which will depend on the Company’s achievement of certain pre-determined financial goals at the end of the three-year performance period. Any shares received in settlement of the performance award will be issued to the participant in early 2011, without any further vesting requirements. With respect to the 2008-2010 performance periods, the performance goals relate to the Company’s ability to meet both financial (compound growth in AFFO per share) and share return goals (total shareholder return versus the Company’s healthcare equity and mortgage REIT peers). The Committee has established threshold, target and maximum levels of performance. If the Company meets the threshold level of performance, a participant will earn 50% of the performance share grant if it meets the target level of performance, a participant will earn 100% of the performance share grant and if it achieves the maximum level of performance, a participant will earn 200% of the performance share grant. As of December 31, 2009, no shares have been earned under this plan.

On December 10, 2009, the Company granted performance share awards to plan participants for an aggregate amount of 15,000 shares at target levels and an aggregate maximum of 30,000 shares. On February 23, 2009, the terms of the awards were modified such that the awards are now triggered upon the execution, during 2010, of one or more of the following transactions that results in a return of liquidity to the Company’s stockholders within the parameters expressed in the agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity securities of the Company, (ii) a tender offer made directly to the Company’s stockholders either by the Company or a third party for at least a majority of the Company’s issued and outstanding common stock, or (iii) the declaration of aggregate distributions by the Company’s Board equal to or exceeding $8.00 per share.

As of December 31, 2009, 210,677 shares of our common stock and 197,615 RSUs had been granted pursuant to the Equity Plan and 267,516 shares remain available for future issuances. The Equity Plan will automatically expire on the 10th anniversary of the date it was adopted. Care’s Board of Directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval in the case of amendments or modifications. We recorded $2.3 million of expense related to compensation and $1.2 million of expense related to remeasurement of grants to fair value for the years ended December 31, 2009 and 2008, respectively, Approximately $0.8 million of the expense recorded in 2009 related to accelerated vesting in the aggregate. All of the shares issued under our Equity Plan are considered non-employee awards. Accordingly, the expense for each period is determined based on the fair value of each share or unit awarded over the required performance period.

Shares Issued to Directors for Board Fees:

On January 5, 2009, April 3, 2009, July 1, 2009, October 1, 2009, and January 4, 2010, respectively, 9,624, 13,734, 14,418, 9,774 and 8,030 shares of common stock with an aggregate fair value of approximately $300,000 were granted to our independent directors as part of their annual retainer. Each independent director receives an annual base retainer of $100,000, payable quarterly in arrears, of which 50% is paid in cash and 50% in common stock of Care. Shares granted as part of the annual retainer vest immediately and are included in general and administrative expense.

Manager Equity Plan

Upon completion of our initial public offering in June 2007, approximately $1.3 million shares were made available and we granted 607,690 fully vested shares of our common stock to our Manager under the Manager Equity Plan. These shares are subject to our Manager’s right to register the resale of such shares pursuant to a registration rights agreement we entered into with our Manager in connection with our initial public offering. At December 31, 2009, 282,945 shares are available for future issuances under the Manager Equity Plan. The Manager Equity Plan will automatically expire on the 10th anniversary of the date it was adopted. Care’s Board of Directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval in the case of amendments or modifications.

The 282,945 shares available for future issuance under the Manager Equity Plan are net of 435,000 shares that may be issued upon conversion of a warrant issued to our Manager described in Note 12.

Note 15 —	Loss per share ($ in thousands, except share and per share data)

			For the Period from
			June 22, 2007
	For the Year	For the Year	(Commencement of
	Ended	Ended	Operations) to
	December 31, 2009	December 31, 2008	December 31, 2007

Loss per share — basic and diluted	$(0.14)	$(1.47)	$(0.07)
Numerator
Net loss	$(2,826)	$(30,806)	$(1,557)
Denominator
Weighted Average Common Shares Outstanding	20,061,763	20,952,972	20,866,526

Diluted loss per share was the same as basic loss per share for each period because all outstanding restricted stock awards were anti-dilutive.

Note 16 —	Commitments and Contingencies

At December 31, 2009, Care was obligated to provide approximately $1.9 million in tenant improvements related to our purchase of the Cambridge properties in 2010. Care is also obligated to fund additional payments for expansion of four of the facilities acquired in the Bickford transaction on June 26, 2008. The maximum amount that the Company is obligated to fund is $7.2 million. Since these payments would increase our investment in the properties, the minimum base rent and additional base rent would increase based on the amounts funded. After funding the expansion payments and meeting certain conditions as outlined in the documents associated with the transaction, the sellers are entitled to the balance of the commitment of $7.2 million less the total of all expansion payments made in conjunction with the properties. As of December 31, 2009, no expansion payments have been requested and Bickford has yet to meet any of a series of conditions which would need to be satisfied by July 26, 2010 in accordance with the terms of the agreement.

Under our Management Agreement, our Manager, subject to the oversight of the Company’s board of directors, is required to manage the day-to-day activities of Care, for which the Manager receives a base management fee. The Management Agreement was amended on January 15, 2010, effective on January 28, 2010 (see Note 12).

Under the amended terms, the agreement expires on December 31, 2011. The base management fee is payable monthly in arrears in an amount equal to 1/12 of 0.875% of the Company’s stockholders’ GAAP equity for January 2010 and $125,000 per month thereafter, subject to reduction to $100,000 per month under certain conditions.

In addition, under the amended terms the Company is obligated to make buyout payments, which replaced a termination fee contingency. The buyout payments were paid or payable as follows: (i) $2.5 million paid on January 29, 2010, (ii) $2.5 million upon the earlier of (a) April 1, 2010 and (b) the effective date of the termination of the Agreement by either of the Company or the Manager; and (iii) $2.5 million upon the earlier of (a) June 30, 2011 and (b) the effective date of the termination of the Agreement by either the Company or the Manager.

The table below summarizes our contractual obligations as of December 31, 2009.

Amounts in millions	2010	2011	2012	2013	2014	Thereafter

Commitment to fund tenant improvements	$1.9	$—	$—	$—	$—	$—
Commitment to fund earn out	7.2	—	—	—	—	—
Mortgage notes payable	6.5	6.5	6.5	6.5	6.5	80.4
Management fee	1.5	1.5	—	—	—	—
Buyout fee to Manager	5.0	2.5	—	—	—	—

Care has commitments at December 31, 2009 to finance tenant improvements of $1.9 million and earn out of $7.2 million under certain conditions. The commitment amount for the earn out is contingent upon meeting certain conditions. If those conditions are not met, our obligation to fund those commitments would be zero. $1.7 million of tenant improvement represents hold back from the initial purchase of Cambridge. No provision for the earn out contingency has been accrued at December 31, 2009. The estimated amounts and timing of the commitments to fund tenant improvements are based on projections by the managers who are affiliates of Cambridge and Bickford.

Pursuant to terms of Amendment 2 to the Management Agreement, the Manager is eligible for an incentive fee of $1.5 million under certain conditions where distributable cash to stockholders equals or exceeds $9.25 per share. No provision has been made for the incentive fee.

On September 18, 2007, a class action complaint for violations of federal securities laws was filed in the United States District Court, Southern District of New York alleging that the Registration Statement relating to the initial public offering of shares of our common stock, filed on June 21, 2007, failed to disclose that certain of the assets in the contributed portfolio were materially impaired and overvalued and that we were experiencing increasing difficulty in securing our warehouse financing lines. On January 18, 2008, the court entered an order appointing co-lead plaintiffs and co-lead counsel. On February 19, 2008, the co-lead plaintiffs filed an amended complaint citing additional evidentiary support for the allegations in the complaint. We believe the complaint and allegations are without merit and intend to defend against the complaint and allegations vigorously. We filed a motion to dismiss the complaint on April 22, 2008. The plaintiffs filed an opposition to our motion to dismiss on July 9, 2008, to which we filed our reply on September 10, 2008. On March 4, 2009, the court denied our motion to dismiss. We filed our answer on April 15, 2009. At a conference held on May 15, 2009, the Court ordered the parties to make a joint submission (the “Joint Statement”) setting forth: (i) the specific statements that the plaintiffs’ claim are false and misleading; (ii) the facts on which the plaintiffs rely as showing each alleged misstatement was false and misleading; and (iii) the facts on which the defendants rely as showing those statements were true. The parties filed the Joint Statement on June 3, 2009. On July 31, 2009, the parties entered into a stipulation that narrowed the scope of the proceeding to the single issue of the warehouse financing disclosure in the Registration Statement.

On December 7, 2009, the Court ordered the parties to file an abbreviated joint pre-trial statement on April 7, 2010. The Court scheduled a pre-trial conference for April 9, 2010, at which the Court will determine based on the joint pre-trial statement whether to permit us and the other defendants to file a summary judgment motion. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $1.0 million to defend against this complaint and any incremental costs to defend will be paid by Care’s insurer. No provision for loss related to this matter has been accrued at December 31, 2009.

On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Mr. Jean-Claude Saada and 13 of his companies (the “Saada Parties”), seeking declaratory judgments construing certain contracts among the parties and also seeking tort damages against the Saada Parties for tortious interference with prospective contractual relations and breach of the duty of good faith and fair dealing. On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed counterclaims and a third-party complaint (the “Counterclaims”) that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and Board Chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are basically the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally. The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on the proceeds of any future liquidation of Care, to ensure a reservoir of funds from which any liability to the Saada Parties could be paid. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In response to the Counterclaims, Care and the third-party defendants filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $0.2 million to defend against this complaint. No provision for loss related to this matter has been accrued at December 31, 2009.

Care is not presently involved in any other material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to litigation will not materially affect our financial position, operating results or liquidity.

Care is negotiating for the sale of the Company with a third party and has presented going concern financial statements based on its expectation that a sale of the company is likely to occur. See Notes 2 and 19.

On January 28, 2010, shareholders approved the Company’s plan of liquidation. See the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 28, 2010 containing the plan of liquidation. See Note 19.

Note 17 —	Financial Instruments: Derivatives and Hedging

The fair value of our obligation to issue operating partnership units was $2.9 million and $3.0 million at December 31, 2009, December 31 and 2008, respectively.

On February 1, 2008, we entered into three interest rate caps on three loans pledged as collateral under our warehouse line of credit in order to increase the advance rates available on the pledged loans. These caps were terminated on April 20, 2009 for an amount equal to the remaining book value.

Note 18 —	Quarterly Financial Information (Unaudited)

Summarized unaudited consolidated quarterly information for each of the years ended December 31, 2009 and 2008 is provided below.

(Amounts in millions except per share amounts)	Quarter Ended
2009:	March 31(1)	June 30(1)	Sept. 30(1)	Dec. 31(1)

Revenues	$6.1	$5.1	$5.0	$3.9
Income (loss) available to common shareholders	2.5	(0.5)	(0.4)	(4.4)
Earnings per share — basic and diluted	$0.12	$(0.03)	$(0.02)	$(0.21)
Earnings per share — diluted	—	—	—	—

(Amounts in millions except per share amounts)	Quarter Ended
2008:	March 31	June 30	Sept. 30(1)	Dec. 31(1)

Revenues	$4.7	$3.6	$6.6	$7.4
Income (loss) available to common shareholders	0.5	0.7	(3.5)	(28.5)
Earnings per share — basic and diluted	$0.02	$0.03	$(0.17)	$(1.35)
Earnings per share — diluted	$0.02	$0.03	—	—

(1)	— Basic and diluted are the same as inclusion of diluted shares would be “anti-dilutive”

Note 19 —	Subsequent Events

Repayment and Sale of Loans held at LOCOM

On February 19, 2010, one borrower repaid one of the Company’s mortgage loans with a net carrying value of approximately $10.0 million as of December 31, 2008 and a September 30, 2009 interim carrying value of approximately $10.0 million as of December 31, 2009. Proceeds from the repayment of this mortgage loan were approximately $10.0 million.

On March 2, 2010, we sold one mortgage loan to a third party with a net carrying value of approximately $7.8 million as of December 31, 2008 and a September 30, 2009 interim carrying value of approximately $6.1 million before selling costs as of December 31, 2009. Net realized proceeds from the sale of this mortgage loan after selling costs of approximately $0.2 million were approximately $5.9 million.

Amendment to Management Agreement with Manager

See Note 12 for a discussion of a January 15 amendment to the Company’s Management Agreement with its Manager.

Approval of Plan of Liquidation

On December 10, 2009, our Board of Directors approved a plan of liquidation and recommended that our shareholders approve the plan of liquidation. On January 28, 2010, our shareholders approved the plan of liquidation. We have entered into a material definitive agreement for a sale of control of the Company as described below and have not pursued the plan of liquidation.

Sale of Control of the Company

On March 16, 2010, we executed a definitive agreement with Tiptree Financial Partners, L.P. (“Tiptree” or the “Buyer”) for the sale of control of the Company in a series of contemplated transactions. Under the agreement, the parties have agreed to a sale of a quantity of shares to the Buyer to occur immediately following the completion of a cash tender offer by us for Care’s outstanding common shares. The quantity of shares to be sold to the Buyer will be that quantity which would represent at least 53.4% of the shares of the Company’s common stock on a fully diluted basis after completion of the Company’s cash tender offer. The agreement is subject to customary closing conditions and our ability to proceed with the cash tender offer.

In connection with the sale transaction contemplated by the agreement, we intend to make a cash tender offer for up to 100% of the outstanding common shares of Care stock at an offer price of $9.00 per share, subject to a minimum subscription of 10,300,000 shares of Care stock. Also, in connection with the transaction, the Company intends to terminate its existing management agreement with our Manager and it is anticipated that the resulting company will be advised by an affiliate of Tiptree.

We intend to seek shareholder approval to abandon the plan of liquidation and pursue the contemplated transactions described above. If the contemplated transactions are not completed, we may pursue the plan of liquidation as approved by the stockholders on January 28 or we may consider other strategic alternatives to liquidation. In the event that a liquidation of the Company is pursued, material adjustments to these going concern financial statements may need to be recorded to present liquidation basis financial statements. Material adjustments which may be required for liquidation basis accounting primarily relate to reflecting assets and liabilities at their net realizable value and costs to be incurred to carry out the plan of liquidation. After such adjustments, the likely range of equity value which would be presented in liquidation basis financial statements would be between $8.05 and 8.90 per share.

ITEM 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ITEM 9A.	Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Notwithstanding the foregoing, no matter how well a control system is designed and operated, it can provide only reasonable, not absolute, assurance that it will detect or uncover failures within our company to disclose material information otherwise required to be set forth in our periodic reports.

As of the end of the period covered by this report, we conducted an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report.

Changes in Internal Controls over Financial Reporting

There has been no change in our internal control over financial reporting during the three months ended December 31, 2009, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company,

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of the effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures included in such controls may deteriorate.

The Company conducted an evaluation of the effectiveness of our internal control over financial reporting based upon the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based upon such evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2009.

The Company’s effectiveness of our internal control over financial reporting, as of December 31, 2009, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their attestation report which is included immediately below.

ITEM 9B.	Other Information

A Special Meeting of Stockholders (the “Special Meeting”) was announced on December 29, 2009 and held on January 28, 2010.

Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Exchange Act. At the Special Meeting, stockholders voted on a proposal for approval of the Company’s plan of liquidation and a proposal to approve any adjournment of the special meeting, including, if necessary, to solicit additional proxies in favor of the plan of liquidation proposal if sufficient votes to approve such plan of liquidation proposal were not available. The number of votes cast for and against these proposals and the number of abstentions and broker non-votes are set forth below:

Item	For	Against	Abstain

Proposal 1: Plan of Liquidation	11,858,977	18,634	760
Proposal 2: Adjournment of Special Meeting	11,574,640	301,884	1,847

Part III

ITEM 10.	Directors, Executive Officers and Corporate Governance of the Registrant

The information called for by ITEM 10 is incorporated by reference to the information under the caption “Election of Directors” in the Registrant’s definitive proxy statement relating to its Annual Meeting of Stockholders.

ITEM 11.	Executive Compensation

The information required by ITEM 11 is incorporated by reference to the information under the caption “Executive Compensation” in the Registrant’s definitive proxy statement relating to its Annual Meeting of Stockholders.

ITEM 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by ITEM 12 is incorporated by reference to the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in the Registrant’s definitive proxy statement relating to its Annual Meeting of Stockholders.

ITEM 13.	Certain Relationships and Related Transactions, and Director Independence

The information required by ITEM 13 is incorporated by reference to the information under the captions “Certain Relationships and Related Transactions” and “Director Independence” in the Registrant’s definitive proxy statement relating to its Annual Meeting of Stockholders.

ITEM 14.	Principal Accountant Fees and Services

The information required by ITEM 14 is incorporated by reference to the information under the caption “Ratification of Selection of Independent Registered Public Accounting Firm” in the Registrant’s definitive proxy statement relating to its Annual Meeting of Stockholders.

Part IV

ITEM 15.	Exhibits, Financial Statement Schedules

(a) and (c) Financial Statements and Schedules – See Index to Financial Statements and Schedules included in ITEM 8.

(b) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference.
3.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
4.1	Form of Certificate for Common Stock (previously filed as Exhibit 4.1 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.1	Assignment Agreement, dated as of January 31, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.2	Amendment No. 4 to Master Repurchase Agreement, dated as of November 13, 2008 (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2008 and herein incorporated by reference).
10.3	Amendment to Management Agreement, dated as of September 30, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.4	Warrant to Purchase Common Stock, dated as of September 30, 2008 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.5	Mortgage Purchase Agreement, dated as of September 30, 2008 (previously filed as Exhibit 10.3 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.6	Earn Out Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.7	Multifamily Note, dated as of June 26, 2008 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.8	Exceptions to Non-Recourse Guaranty, dated as of June 26, 2008 (previously filed as Exhibit 10.3 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.9	Master Lease Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.4 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.10	Amendment No. 3 to Master Repurchase Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.5 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.11	Purchase and Sale Contract, dated as of May 14, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on May 20, 2008 and herein incorporated by reference).
10.12	Performance Share Award Agreement, dated as of May 12, 2008 (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2008 and herein incorporated by reference).
10.13	Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan, dated as of April 8, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).

Exhibit No.	Description

10.14	Form of Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.15	Contribution and Purchase Agreement, dated as of December 31, 2007 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 4, 2008 and herein incorporated by reference).
10.16	Master Repurchase Agreement entered into by Care Investment Trust Inc. and two of its subsidiaries, Care QRS 2007 RE Holdings Corp. and Care Mezz QRS 2007 RE Holdings Corp., with Column Financial, Inc. (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2007 and herein incorporated by reference).
10.17	Registration Rights Agreement (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.18	Management Agreement (previously filed as Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.19	Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.20	Manager Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.21	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.22	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.6 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.23	Form of Restricted Stock Agreement under Care Investment Trust Inc. Manager Equity Plan (previously filed as Exhibit 10.8 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.24	Form of Indemnification Agreement entered into by the Registrant’s directors and officers (previously filed as Exhibit 10.9 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.25	Assignment Agreement dated as of January 31, 2009, by and between Care Investment Trust Inc. and CIT Healthcare LLC (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.26	Loan Purchase Agreement with CapitalSource Bank dated September 15, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 9, 2009 and herein incorporated by reference).
10.27	Loan Purchase and Sale Agreement dated as of October 6, 2009, by and between Care Investment Trust Inc. and General Electric Capital Corporation (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on November 18, 2009 and herein incorporated by reference).
10.28	Care Investment Trust Inc. Plan of Liquidation (previously filed as Exhibit A to the Company’s Schedule 14A (File No. 001-33549), filed on December 28, 2009 and herein incorporated by reference).

Exhibit No.	Description

10.29	Amended and Restated Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of January 15, 2010 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 15, 2010 and herein incorporated by reference).
10.30	Form of Performance Share Award Granted to the Company’s Chairman of the Board and Executive Officers dated December 10, 2009 and amended and restated on February 23, 2010.
10.31	Purchase and Sale Agreement by and between Care Investment Trust Inc. and Tiptree Financial Partners, L.P., dated as of March 16, 2010 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on March 16, 2010 and herein incorporated by reference).
10.32	Registration Rights Agreement by and between Care Investment Trust Inc. and Tiptree Financial Partners, L.P., dated as of March 16, 2010 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on March 16, 2010 and herein incorporated by reference).
21.1	Subsidiaries of the Company.
23.1	Consent of Deloitte & Touche, dated as of March 16, 2010.
31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Care Investment Trust Inc. and Subsidiaries
Schedule III — Real Estate and Accumulated Depreciation
December 31, 2009
(Dollars in thousands)

Real Estate:
Balance at December 31, 2008	$106,544
Additions/adjustment during the year:
Land	—
Buildings and improvements	(524)

Balance at December 31, 2009	$106,020

Accumulated Depreciation:
Balance at December 31, 2008	$1,414
Additions during the year:
Additions charged to operating expense	3,067

Balance at December 31, 2009	$4,481

Care Investment Trust Inc. and Subsidiaries
Schedule IV — Mortgage Loans on Real Estate
December 31, 2009
(Dollars in thousands)

Location			Carrying	Interest	Maturity
Property Type(a)	City	State	Amount	Rate	Date

SNF/ALF(b)/(d)	Nacogdoches	Texas	9,338	L+3.15%	10/02/11
SNF/Sr.Appts/ALF	Various	Texas/Louisiana	14,226	L+4.30%	02/01/11
SNF(c)/(d)	Various	Michigan	10,178	L+7.00%	02/19/10

Investment in loans, gross			33,742
Valuation allowance			(8,417)

Loans at lower of cost or market			$25,325

(a)	SNF refers to skilled nursing facilities; ALF refers to assisted living facilities; ICF refers to intermediate care facility; and Sr. Appts refers to senior living apartments.

(b)	Loan sold to third party in March 2010 totaling $6,069,793. (See Note )

(c)	Loan repaid by borrower at maturity in February 2010 totaling $9,974,695. (See Note )

(d)	The mortgages are subject to various interest rate floors ranging from 6.00% to 11.5%.

Balance at December 31, 2008	$159,916
Additions:
New loans and advances on existing loans	—
Amortization of loan fees	247
Deductions:
Repayments	(40,379)
Sale of loan to Manager	(42,249)
Sale of loan to third parties	(55,790)
Amortization of premium	(1,530)
Adjustments to lower of cost or market reserve	4,046
Gain on sale of loans	1,064

Balance at December 31, 2009	$25,325

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Care Investment Trust Inc.

By:	/s/ Paul F. Hughes
Paul F. Hughes
Chief Financial Officer and Treasurer and
Chief Compliance Officer and Secretary

March 16, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvatore (Torey) V. Riso, Jr. Salvatore (Torey) V. Riso, Jr.	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2010

/s/ Paul F. Hughes Paul F. Hughes	Chief Financial Officer and Treasurer and Chief Compliance Officer and Secretary (Principal Financial and Accounting Officer)	March 16, 2010

/s/ Flint D. Besecker Flint D. Besecker	Chairman of the Board of Directors	March 16, 2010

/s/ Gerald E. Bisbee, Jr. Gerald E. Bisbee, Jr.	Director	March 16, 2010

/s/ Karen P. Robards Karen P. Robards	Director	March 16, 2010

/s/ J. Rainer Twiford J. Rainer Twiford	Director	March 16, 2010

/s/ Steve Warden Steve Warden	Director	March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference.
3.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
4.1	Form of Certificate for Common Stock (previously filed as Exhibit 4.1 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.1	Assignment Agreement, dated as of January 31, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.2	Amendment No. 4 to Master Repurchase Agreement, dated as of November 13, 2008 (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2008 and herein incorporated by reference).
10.3	Amendment to Management Agreement, dated as of September 30, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.4	Warrant to Purchase Common Stock, dated as of September 30, 2008 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.5	Mortgage Purchase Agreement, dated as of September 30, 2008 (previously filed as Exhibit 10.3 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.6	Earn Out Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.7	Multifamily Note, dated as of June 26, 2008 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.8	Exceptions to Non-Recourse Guaranty, dated as of June 26, 2008 (previously filed as Exhibit 10.3 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.9	Master Lease Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.4 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.10	Amendment No. 3 to Master Repurchase Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.5 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.11	Purchase and Sale Contract, dated as of May 14, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on May 20, 2008 and herein incorporated by reference).
10.12	Performance Share Award Agreement, dated as of May 12, 2008 (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2008 and herein incorporated by reference).
10.13	Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan, dated as of April 8, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.14	Form of Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.15	Contribution and Purchase Agreement, dated as of December 31, 2007 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 4, 2008 and herein incorporated by reference).

Exhibit No.	Description

10.16	Master Repurchase Agreement entered into by Care Investment Trust Inc. and two of its subsidiaries, Care QRS 2007 RE Holdings Corp. and Care Mezz QRS 2007 RE Holdings Corp., with Column Financial, Inc. (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2007 and herein incorporated by reference).
10.17	Registration Rights Agreement (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.18	Management Agreement (previously filed as Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.19	Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.20	Manager Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.21	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.22	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.6 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.23	Form of Restricted Stock Agreement under Care Investment Trust Inc. Manager Equity Plan (previously filed as Exhibit 10.8 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.24	Form of Indemnification Agreement entered into by the Registrant’s directors and officers (previously filed as Exhibit 10.9 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.25	Assignment Agreement dated as of January 31, 2009, by and between Care Investment Trust Inc. and CIT Healthcare LLC (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.26	Loan Purchase Agreement with CapitalSource Bank dated September 15, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 9, 2009 and herein incorporated by reference).
10.27	Loan Purchase and Sale Agreement dated as of October 6, 2009, by and between Care Investment Trust Inc. and General Electric Capital Corporation (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on November 18, 2009 and herein incorporated by reference).
10.28	Care Investment Trust Inc. Plan of Liquidation (previously filed as Exhibit A to the Company’s Schedule 14A (File No. 001-33549), filed on December 28, 2009 and herein incorporated by reference).
10.29	Amended and Restated Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of January 15, 2010 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 15, 2010 and herein incorporated by reference).
10.30	Form of Performance Share Award Granted to the Company’s Chairman of the Board and Executive Officers dated December 10, 2009 and amended and restated on February 23, 2010.
10.31	Purchase and Sale Agreement by and between Care Investment Trust Inc. and Tiptree Financial Partners, L.P., dated as of March 16, 2010 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on March 16, 2010 and herein incorporated by reference).
10.32	Registration Rights Agreement by and between Care Investment Trust Inc. and Tiptree Financial Partners, L.P., dated as of March 16, 2010 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on March 16, 2010 and herein incorporated by reference).
21.1	Subsidiaries of the Company.
23.1	Consent of Deloitte & Touche, dated as of March 16, 2010.

Exhibit No.	Description

31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K/A
(Amendment No. 1)
(Mark One)

☑	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2009
or

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from                      to
Commission File Number: 001-33549
Care Investment Trust Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	38-3754322 (IRS Employer Identification Number)
505 Fifth Avenue, 6th Floor, New York, New York 10017
(Address of Registrant’s principal executive offices)
(212) 771-0505
(Registrant’s telephone number, including area code)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock	New York Stock Exchange
Securities Registered Pursuant to Section 12(g) of the Act: None
     Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☑
     Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☑
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐.
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☑
     State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last day of the registrant’s most recently completed second fiscal quarter: $65,704,642.
     Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.
     As of April 20, 2010, there were 20,230,152 shares, par value $0.001, of the registrant’s common stock outstanding.
DOCUMENTS INCORPORATED BY REFERENCE
None.

- i -

EXPLANATORY NOTE
     Care Investment Trust Inc. (the “Company”) is filing this Amendment No. 1 to Form 10-K on Form 10-K/A for the fiscal year ended December 31, 2009, in order to amend and restate Part III, Items 10 through 14 of the report on Form 10-K that we originally filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010.
     This Form 10-K/A has been prepared and filed in reliance on General Instruction G to Form 10-K, which provides that registrants may provide the information required by Part III in a definitive proxy statement or an amendment to the Form 10-K filed with the SEC within 120 days after the end of the fiscal year covered by the report. The Company had initially planned to file the Part III information in a definitive proxy statement. The Company has determined to instead file this Form 10-K/A to provide the Part III information within the required time period.
     In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each item of the original Form 10-K that is amended by this Form 10-K/A is restated in its entirety, and this Form 10-K/A is accompanied by currently dated certifications on Exhibits 31.1 and 32.1 by the Company’s Chief Executive Officer and Exhibits 31.2 and 32.2 by the Company’s Chief Financial Officer.
     The original Form 10-K is therefore amended to (i) delete the reference on the cover of the original Form 10-K to the incorporation by reference of a definitive proxy statement into Part III of such Form 10-K and (ii) revise Part III, Items 10 through 14 of the Company’s original Form 10-K to include information previously omitted from the original Form 10-K.
     Except as described above, no other changes have been made to the original Form 10-K. The original Form 10-K continues to speak as of March 16, 2010, the date the Company filed the original Form 10-K with the SEC, and other than as expressly indicated in this Form 10-K/A, the Company has not updated the disclosures contained therein to reflect any events that have occurred at a date subsequent to March 16, 2010. Accordingly, this Form 10-K/A should be read in conjunction with the original Form 10-K and the Company’s other reports filed thereafter.
FORWARD LOOKING STATEMENTS
     Care Investment Trust Inc. (all references to “Care”, “the Company”, “we”, “us”, and “our” mean Care Investment Trust Inc. and its subsidiaries) makes “forward-looking” statements in this Form 10-K/A that are subject to risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “continue,” “should” and other comparable terms. These forward-looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenue, income or loss, capital expenditures, dividends, capital structure, or other financial terms as well as statements regarding subjects that are forward-looking by their nature.
     The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider these risks that could cause actual results to vary from our forward looking statements when you make a decision concerning an investment in our securities. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

Part III
ITEM 10. Directors, Executive Officers and Corporate Governance.
Directors
     Set forth below is the name, age, title and tenure of each director of the Company followed by a summary of each director’s background and principal occupations.

Name	Age	Director Since
Flint D. Besecker (Chairman of the Board)	44	2007

Gerald E. Bisbee, Jr., Ph.D. (Chairman of the Audit Committee)	67	2007

Karen P. Robards	60	2007

J. Rainer Twiford (Chair of the CNG Committee)	57	2007

Steven N. Warden	54	2008
     Flint D. Besecker has been a member of our Board of Directors since Care was formed in 2007 and serves as our chairman. Mr. Besecker is a veteran of both the commercial finance and healthcare industries and currently runs Firestone Asset Management, a healthcare middle market private equity business he founded in 2008. Firestone owns a variety of private equity investments focused on early stage life science drug development as well as specialty pharmaceutical companies. In addition, Mr. Besecker was formerly a director and chairman of the compensation committee of Allion Healthcare, a specialty pharmaceutical company serving patients throughout the U.S. Prior to founding Firestone Asset Management, Mr. Besecker served as the president and founder of CIT Healthcare LLC (our “Manager”), and also served as president of CIT Commercial Real Estate. Prior to joining CIT in 2004, Mr. Besecker held a variety of executive positions including managing director of GE Healthcare Financial Services, executive vice president and chief risk officer of Heller Healthcare Finance and president and co-founder of Healthcare Analysis Corporation. He also served as an officer of Healthcare Financial Partners prior to its acquisition by Heller. Mr. Besecker is treasurer and board member for the Center of Hospice and Palliative Care of Western NY. He received a BS in Accounting from Canisius College in 1988 and is a Certified Public Accountant. Mr. Besecker was selected to serve as a member and chairman of our Board of Directors because of his significant achievements with, and intimate knowledge of, the Company and his extensive experience in healthcare and real estate.
     Gerald E. Bisbee, Jr., Ph.D. has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since 1998, Mr. Bisbee has been chairman, president and chief executive officer of ReGen Biologics, Inc., an orthopedic medical device developer, manufacturer and distributor. Prior to joining ReGen, Mr. Bisbee was chairman and chief executive officer of APACHE Medical Systems, Inc., which he joined in 1989. Mr. Bisbee is currently a director of Cerner Corporation (NASDAQ: CERN) and ReGen Biologics, Inc. (US: RGBOE). Mr. Bisbee received a BA in business from North Central College, an MBA from the Wharton School of the University of Pennsylvania and a Ph.D. and M. Phil. from Yale University. Mr. Bisbee was selected to serve as a member of our Board of Directors because of his significant high level experience in the health care industry and experience of serving on the boards of other public companies.

     Karen P. Robards has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since 1987, Ms. Robards has been a partner of Robards & Company, LLC, a financial advisory and private investment firm. From 1976 to 1987, Ms. Robards was an investment banker at Morgan Stanley & Co., where she headed its healthcare investment banking activities. Ms. Robards serves as the vice chair of the board and chair of the audit committee of the closed-end mutual funds managed by Blackrock, Inc., and she is a director of AtriCure Inc. (NASDAQ: ATRC) where she serves on the audit committee and is chair of the compensation committee. From 1996 to 2005, Ms. Robards served on the board of directors and was chair of the audit committee of Enable Medical Corporation, which was acquired by AtriCure Inc. in 2005. Ms. Robards is a co-founder and director of the Cooke Center for Learning and Development. Ms. Robards received an AB in economics from Smith College and an MBA from Harvard Business School. Ms. Robards was selected to serve on our Board of Directors because of her more than fifteen years of corporate governance experience and long and extensive healthcare and finance experience.
     J. Rainer Twiford has been a member of our Board of Directors since the consummation of our initial public offering in 2007. Since 1999, Mr. Twiford has been president of Brookline Partners, Inc., an investment advisory company. Prior to joining Brookline Partners, Mr. Twiford was partner of Trammell Crow Company from 1987 until 1991. Mr. Twiford is currently a director of IPI, Inc., Smith of Georgia and Tracon Pharmaceuticals, and previously served on the board of a children’ behavioral health company. Mr. Twiford received a BA and a Ph.D. from the University of Mississippi, an MA from the University of Akron and a JD from the University of Virginia. Mr. Twiford was selected to be a member of our Board of Directors because of his extensive high level experience in the financial industry.
     Steven N. Warden has been a member of our Board of Directors since 2008. Mr. Warden joined CIT Group (NYSE: CIT) in 2005 as co-founder of our Manager. Mr. Warden was named President of our Manager in April 2008. Mr. Warden is also a member of our Manager’s Investment Committee. Prior to joining CIT, Mr. Warden was managing director of the Strategic Relationship Group at GE Healthcare Financial Services from 2002 to 2005. From 1992 to 2002, Mr. Warden was with Deutsche Bank Securities in New York, most recently as a managing director in the Leveraged Finance Group. Prior to joining Deutsche Bank Securities, Mr. Warden worked at Wells Fargo Bank and Manufacturers Hanover Trust Company. Mr. Warden received a BA from St. Lawrence University. Mr. Warden was selected to be a member of our Board of Directors because of his intimate knowledge of our Manager and significant experience in the financial industry.
Board of Directors Upon Closing of Transaction with Tiptree Financial Partners, L.P.
     On March 16, 2010, we entered into a purchase and sale agreement with Tiptree Financial Partners, L.P. (“Tiptree”). One of the conditions to closing the transaction is the resignation of at least three (3) of our current directors and the appointment by Care’s board of directors of candidates acceptable to Tiptree to fill the resulting vacancies.
Director Independence
     Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with Care (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Care). In assessing the materiality of a director’s relationship with Care, the Board broadly considers all relevant facts and circumstances, not only from the standpoint of the director, but also that of persons or organizations with which the director has an affiliation. The Board considers the following criteria, among others, in determining whether a director qualifies as independent:

•	The director cannot have been an employee, or have an immediate family member who was an executive officer, of Care during the preceding three (3) years;

•	The director cannot receive, or have an immediate family member who has received at any time during the previous three (3) years, more than $100,000 during any twelve-month period in direct compensation from Care, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•	The director cannot be affiliated with or employed by, or have an immediate family member who was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Care or any of its consolidated subsidiaries during the preceding three (3) years;

•	The director cannot be employed, or have an immediate family member who was employed, as an executive officer of another company where any of Care’s present executives has served on such company’s compensation committee during the preceding three (3) years; and

•	The director cannot be an executive officer or an employee, or have an immediate family member who was an executive officer, of a company that made payments to or received payments from Care for property or services in an amount per year in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues during the preceding three (3) years.
         Our Definition of Independent Director is included as Appendix A to this Form 10-K/A. Our Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors has no direct or indirect material relationship with us and is independent under NYSE standards and our Definition of an Independent Director: Messrs. Gerald E. Bisbee, Jr., Ph.D. and J. Rainer Twiford and Ms. Karen P. Robards.
Audit Committee
         Our Board of Directors has established an audit committee that meets the definition provided by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is comprised of our three (3) independent directors: Messrs. Bisbee and Twiford and Ms. Robards. In addition to satisfying the NYSE’s definition of independence and the Company’s own definition of independence, our Audit Committee members satisfy the definition of independence imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Bisbee chairs the committee and has been determined by our Board of Directors to be an “audit committee financial expert” as that term is defined in the Securities Exchange Act of 1934, as amended.
     The Audit Committee assists the Board of Directors in overseeing:
•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

     The Audit Committee is also responsible for engaging the independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors and considering the range of audit and non-audit fees.

AUDIT COMMITTEE REPORT
     The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which was approved in 2007. Management has the primary responsibility for the preparation and presentation and integrity of our financial statements and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
     Our Audit Committee reviewed with our independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. Our independent auditors also provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board relating to the independent accountant’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with our independent auditors the auditors’ independence from both management and our Company.
     Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.
     In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.
Submitted by our Audit Committee
Gerald E. Bisbee, Jr. Ph.D. (Chairman)
Karen P. Robards
J. Rainer Twiford

Executive Officers
     Set forth below is the name, age and title of each executive officer of the Company followed by a summary of each executive’s background.
     Salvatore (Torey) V. Riso Jr., age 48, has served as our president and chief executive officer since December 2009. Mr. Riso formerly served as our secretary and chief compliance officer since February 2008 and has been employed by CIT Group since September 2005, serving as senior vice president and chief counsel of CIT Corporate Finance since March 2007. Prior to his current position at CIT Group, Mr. Riso served as chief counsel for our Manager, CIT Healthcare, and other business units of CIT Group. Between 1997 and 2005, Mr. Riso was in private practice in the New York office of Orrick Herrington & Sutcliffe LLP, where he worked in Orrick’s global finance practice group. Mr. Riso received a BA in economics and history cum laude from UCLA, as well as a JD from the Loyola Law School of Los Angeles.
     Paul F. Hughes, age 55, has been our chief financial officer and treasurer since March 2009 and has served as our secretary and chief compliance officer since December 2009. Mr. Hughes is senior vice president and chief financial officer of the CIT Corporate Finance Unit. Mr. Hughes has over 30 years of finance and accounting experience, including 25 years with CIT. Mr. Hughes joined CIT in 1983 as a manager in the Internal Audit Department. He has held a number of executive positions including a leadership position in CIT Equipment Finance from 1986 to 2002 where he was responsible for the financial operations and other management roles with the business unit. Most recently, Mr. Hughes served as Senior Vice President of Corporate Development from 2003 to 2009 where he handled all aspects of pricing, contract negotiations and internal/external coordination for acquisitions and dispositions of CIT businesses. Prior to joining CIT, Mr. Hughes was an audit manager at Coopers and Lybrand. Mr. Hughes is a graduate of Northeastern University in Boston, MA, with a B.S. in Business Administration. Mr. Hughes has also attended the Executive Management Program at the Tuck School of Business at Dartmouth. Mr. Hughes is a CPA, licensed in the State of New York.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis, except for that Mr. Besecker filed one (1) late report with respect to one (1) transaction (shares purchased through the reinvestment of dividends declared on our common stock).
Code of Business Conduct, Code of Ethical Conduct and Board Committee Charters
     Our Board of Directors has adopted a Code of Business Conduct and a Code of Ethical Conduct as required by the listing standards of the NYSE that applies to our directors, executive officers and employees of our Manager and its affiliates. The Code of Business Conduct and Code of Ethical Conduct were designed to assist our directors, executive officers and employees of our Manager and its affiliates in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Code of Ethical Conduct are compliance with applicable laws, conflicts of interest, use and protection of our Company’s assets, confidentiality, communications with the public, accounting matters, records retention and discrimination and harassment.
Corporate Governance Documents Available at Our Website
     We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of our corporate website at http://www.carereit.com to view or to obtain copies of the respective charters of our Audit Committee and Compensation, Nominating and Governance Committee, our Code of Business Conduct, Code of Ethical Conduct, Corporate Governance Guidelines and our Definition of an Independent Director.
Communications with our Board of Directors
     We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to the Board of Directors, a Committee, the independent directors as a group, or an individual director, c/o Paul F. Hughes, Secretary and Chief Compliance Officer, at Care Investment Trust Inc., 505 Fifth Avenue, 9th Floor, New York, New York 10017, who will forward such communications on to the intended recipient. Any such communications may be made anonymously. In addition, stockholder communications can be directed to the Board by calling the Care hotline listed on our website.
Executive Sessions of Independent Directors
     In accordance with our Corporate Governance Guidelines, the independent directors serving on our Board of Directors generally meet in executive session at the end of each regularly scheduled Board meeting without the presence of any non-independent directors or other persons who are part of our management. The executive sessions regularly are chaired by Ms. Robards. Interested parties may communicate directly with the presiding director or non-management directors as a group through the process set forth above under “Communications with our Board of Directors.”

ITEM 11. Executive Compensation.
Compensation Discussion and Analysis
Overview
     We have no employees. We are managed by CIT Healthcare LLC, our Manager, pursuant to a management agreement between our Manager and us. All of our named executive officers (Messrs. Riso and Hughes) are, or in the case of Messrs. Kellman and Plenskofski, were, employees of our Manager or one of its affiliates. We have not paid, and we do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our Manager determines the levels of base salary and cash incentive compensation that may be earned by our executive officers, as our Manager determines is appropriate. Our Manager also determines whether and to what extent our executive officers are provided with pension, deferred compensation and other employee benefits plans and programs.
     Cash compensation paid to our executive officers is paid by our Manager or its affiliates in part from the fees paid by us to our Manager under the management agreement. We do not control how such fees are allocated by our Manager to its employees. In addition, we understand that, because the services performed by our Manager’s and its affiliates’ employees, including our executive officers, are not performed exclusively for us, our Manager is not able to segregate that portion of the cash compensation paid to our executive officers by our Manager or its affiliates that relates to their services to us.
Equity Compensation
     Our Compensation, Nominating and Governance Committee (“CNG Committee”), may, from time to time, grant equity awards designed to align the interests of our executive officers with those of our stockholders, by allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. The equity awards granted to our executive officers are generally subject to time-based vesting requirements designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager. We have adopted the Care Investment Trust Inc. 2007 Equity Plan, which provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our directors and officers and to our advisors and consultants who are providing services to the Company (which may include employees of our Manager and its affiliates) as of the date of the grant of the award. Shares of common stock issued to our independent directors with respect to their annual retainer fees are also issued under this plan.
     Our Board of Directors has delegated its administrative responsibilities under the 2007 Equity Plan to our CNG Committee. In its capacity as plan administrator, the CNG Committee has the authority to make awards to eligible directors, officers, advisors and consultants, and to determine what form the awards will take and the terms and conditions of the awards. Grants of equity-based or other compensation to our chief executive officer must also be approved by the independent members of our Board.

Special Equity Grant to Mr. Kellman
     On March 13, 2009, our Board of Directors approved a special grant of 21,440 restricted stock units to Mr. Kellman. The award was structured to vest in four equal installments beginning on the first anniversary of the grant date (March 13, 2010). Our Board of Directors granted the award to Mr. Kellman, which had a grant date fair value of $124,995 based on our closing stock price on March 13, 2009 of $5.83 per share, to recognize his service as Chief Executive Officer and President of the Company. Mr. Kellman resigned from the Company on December 4, 2009. Pursuant to the terms of his award, the 21,440 restricted stock units vested upon his resignation.
Special Equity Grant to Mr. Riso
     On March 12, 2009, our Board of Directors approved a special grant of 10,486 restricted stock units to Mr. Riso. The award was structured to vest in four equal installments beginning on the first anniversary of the grant date (March 12, 2010). Our Board of Directors granted the award to Mr. Riso, which had a grant date fair value of $62,497 based on our closing stock price on March 12, 2009 of $5.96 per share, to recognize Mr. Riso’s continued service to the Company. These shares vested on January 28, 2010, upon the approval of the plan of liquidation by our stockholders.
Special Equity Grant to Mr. Hughes
     On May 7, 2009, our Board of Directors approved a special grant of 13,333 restricted stock units to Mr. Hughes. The award was structured to vest in four equal installments beginning on the first anniversary of the grant date (May 7, 2010). Our Board of Directors granted the award to Mr. Hughes, which had a grant date fair market value of $66,265 based on our closing stock price on May 7, 2009 of $4.97 per share, to recognize Mr. Hughes’s service to our company as the new chief financial officer and treasurer. These shares vested on January 28, 2010, upon the approval of the plan of liquidation by our stockholders.
Performance Share Awards to Mr. Riso and Mr. Hughes
     On December 10, 2009, our Board of Directors awarded Mr. Riso and Mr. Hughes performance share awards with target levels of 5,000 and 3,000, respectively. These awards were amended and restated on February 23, 2010, such that the awards are triggered upon the execution, during 2010, of one or more of the following transactions that results in a return of liquidity to our stockholders within the parameters expressed in the agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity securities of the Company, (ii) a tender offer made directly to our stockholders either by us or a third party for at least a majority of our issued and outstanding common stock, or (iii) the declaration of aggregate distributions by the our Board equal to or exceeding $8.00 per share. If the net proceeds are less than $7.50 per share, each individual will receive 50% of their respective target awards. If the net proceeds are greater than or equal to $7.50 per share and less than or equal to $7.99 per share, each individual will receive his respective target award. If the net proceeds are equal to or exceed $8.00 per share, each individual will receive 200% of his respective target award. Each performance share award will accrue any distributions declared during the award period without duplication. If any of these individuals is terminated or removed during the award period for cause, they will automatically forfeit their performance share award. If any of these individuals is terminated or removed during the award period for any other reason, then they will receive a prorated award at the end of the award period based on the number of days during the award period that they were with the Company. Upon a change in control of the Company, other than a liquidity event, during the award period, the award period will automatically be deemed completed and payouts will be made to each individual at their respective target levels.
     Mr. Riso will be entitled to receive 10,000 performance shares in connection with the Tiptree transaction, which will represent $90,000 in value if the tender offer to be conducted as part of the Tiptree transaction is completed.
     Mr. Hughes will be entitled to receive 6,000 performance shares in connection with the Tiptree transaction, which will represent $54,000 in value if the tender offer to be conducted as part of the Tiptree transaction is completed.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE REPORT
     Our CNG Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this annual report on Form 10-K.
Submitted by our CNG Committee
J. Rainer Twiford (Chairman)
Gerald E. Bisbee, Jr., Ph.D.
Karen P. Robards

Summary Compensation Table
     The following table sets forth information regarding the compensation paid to our named executive officers by us in 2009, 2008 and 2007.

		Stock Awards(1)	Total
Name And Principal Position	Year	($)	($)
Salvatore (Torey) V. Riso Jr.(2)	2008	$18,058	$18,058
Chief Executive Officer, President	2009	$149,933	$149,933

Paul F. Hughes(3)	2009	$110,131	$110,131
Chief Financial Officer, Treasurer, Secretary & Chief Compliance Officer

F. Scott Kellman(4)	2007	$75,719	$75,719
Chief Executive Officer, President	2008	$256,881	$256,881
	2009	$966,734	$966,734

Frank E. Plenskofski(5)	2008	$0	$0
Chief Financial Officer, Treasurer	2009	$0	$0

(1)	Amounts recognized by the Company for financial statement reporting purposes in the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009 in accordance with Accounting Standards Codification 718 — Compensation — Stock Compensation. See Footnote 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007 and Footnote 14 to our Consolidated Financial Statements in our Annual Report on Form 10-K for each of the years ended December 31, 2009 and 2008. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded.

(2)	Mr. Riso was not an executive officer in 2007. On December 10, 2009, Mr. Riso was awarded a performance share award with a threshold, target and maximum award of 2,500, 5,000 and 10,000 shares, respectively. The grant date fair value of the award assuming the achievement of the highest level of performance is $79,800. On February 23, 2010, our Board amended the performance share awards. See “Compensation Discussion and Analysis — Performance Share Awards to Mr. Riso and Mr. Hughes” for more information on the amendment. The grant date fair value of the award on February 23, 2010 for the highest level of performance is $83,200.

(3)	Mr. Hughes was not an executive officer in 2007 and 2008. On December 10, 2009, Mr. Hughes was awarded a performance share award with a threshold, target and maximum award of 1,500, 3,000 and 6,000 shares, respectively. The grant date fair value of the award assuming the highest level of performance is $47,880. On February 23, 2010, our Board amended the performance share awards. See “Compensation Discussion and Analysis — Performance Share Awards to Mr. Riso and Mr. Hughes” for more information on the amendment. The grant date fair value of the award on February 23, 2010 for the highest level of performance is $49,920.

(4)	On December 4, 2009, Mr. Kellman resigned as Chief Executive Officer and President of the Company. Pursuant to the terms of Mr. Kellman’s restricted stock and RSU awards, the restricted stock and RSU awards vested upon his resignation. In addition, upon Mr. Kellman’s resignation, we agreed that, notwithstanding the terms of his performance share award, when the determination of the payout percentage is made by our compensation committee at the end of the award period, the performance goals under the award shall be deemed to have been attained at “target” level performance, or 23,255 shares of common stock. Under the terms of the performance share award and our equity plan, stockholder approval of the plan of liquidation on January 28, 2010, resulted in the acceleration of the award period and the 23,255 shares vested.

(5)	Mr. Plenskofski resigned as Chief Financial Officer and Treasurer of the Company on March 16, 2009. In connection with his resignation, Mr. Plenskofski forfeited his RSU award.
Grants of Plan-Based Awards
     The following table sets forth information about awards granted to our named executive officers by us during the fiscal year ended December 31, 2009.

						All Other				Grant
						Stock				Date
						Awards:				Fair
						Number of	Market			Value of
			Estimated Future Payouts Under			Shares of	Price on			Stock and
			Equity Incentive Plan Awards			Stock or	Grant			Option
	Grant		Threshold	Target	Maximum	Units	Date			Awards
Name	Date		(#)	(#)	(#)	(#)	($/Sh)			($)
Salvatore (Torey) V. Riso, Jr.	3/12/2009	(2)	—	—	—	10,486	$5.96			$62,497
	12/10/2009	(1)	2,500	5,000	10,000	—	$7.98			$79,800

Paul F. Hughes	5/7/2009	(2)	—	—	—	13,333	$4.97			$66,265
	12/10/2009	(1)	1,500	3,000	6,000	—	$7.98			$47,880

Scott F. Kellman	3/13/2009	(3)	0	0	0	21,440	$5.83			$124,995

Frank E. Plenskofski			0	0	0	0		—	(4)		—	(4)

(1)	Award under the Amended and Restated Performance Share Award Agreement granted on December 10, 2009 and amended and restated on February 23, 2010. The stock award in the table above represents the maximum opportunity for Mr. Riso and Mr. Hughes, respectively, expressed as a number of RSUs. The fair value of the grants made to Mr. Riso and Mr. Hughes as of the amendment date of February 23, 2010 for highest level of performance is $83,200 and $49,920, respectively.

(2)	RSU awards that were structured to vest ratably over the four period from the grant date, beginning on March 12, 2010 and May 7, 2010 for Mr. Riso and Mr. Hughes, respectively.

(3)	Mr. Kellman resigned from the company on December 4, 2009. Pursuant to the terms of his award, these RSUs vested upon his resignation.

(4)	Mr. Plenskofski did not receive any equity awards in 2009.
Outstanding Equity Awards at Fiscal Year End
     The following table sets forth certain information with respect to all outstanding Care equity awards held by each named executive officer at the end of the fiscal year ended December 31, 2009.

			Market		Equity
	Number		Value of		Incentive
	of Shares		Shares or		Plan Awards:
	or Units		Units of		Number of
	of Stock		Stock		Unearned Shares,
	That Have		That Have		Units or Other
	Not		Not		Rights That
Name	Vested (#)		Vested ($)(1)		Have Not Vested
Salvatore (Torey) V. Riso, Jr.	12,210	(2)	$94,994	(6)
	10,486	(2)	$81,581	(6)
					5,000	(7)

Paul F. Hughes	13,333	(3)	$103,731	(6)
					3,000	(8)

Scott Kellman	0	(4)	$0	(4)	23,255	(9)

Frank E. Plenskofski	0	(5)	$0	(5)

(1)	Based on the closing price of our common stock on the last business day of the fiscal year ended December 31, 2009 of $7.78.

(2)	RSU awards granted on May 12, 2008 and March 12, 2009, that were structured to vest in four equal installments on the anniversaries of the grant date. Number represents portion of RSUs not yet vested as of December 31, 2009.

(3)	RSU award granted on May 7, 2009, that were structured to vest in four equal installments on the anniversaries of the grant date.

(4)	Mr. Kellman resigned from the Company on December 4, 2009. In connection with his resignation, Mr. Kellman’s 40,000 restricted shares and 73,882 RSUs vested, including the 21,440 RSUs granted to Mr. Kellman on March 13, 2009. In connection with the approval of the plan of liquidation by our stockholders on January 28, 2010, Mr. Kellman’s 23,255 performance shares vested.

(5)	Mr. Plenskofski resigned from the Company on March 16, 2009. He forfeited his grants in connection with his resignation.

(6)	All RSU awards granted vested on January 28, 2010.

(7)	On December 10, 2009, Mr. Riso was awarded a performance share award with a target level of 5,000 shares. On February 23, 2010, our Board amended the performance share award. See “Compensation Discussion and Analysis — Performance Share Awards to Mr. Riso and Mr. Hughes” for more information on the award.

(8)	On December 10, 2009, Mr. Hughes was awarded a performance share award with a target level of 3,000 shares. On February 23, 2010, our Board amended the performance share award. See “Compensation Discussion and Analysis — Performance Share Awards to Mr. Riso and Mr. Hughes” for more information on the award.

(9)	In May 2008, Mr. Kellman was granted a performance share award to cover the performance period from January 1, 2008 through December 31, 2010. Upon Mr. Kellman’s resignation on December 4, 2009, we agreed that, notwithstanding the terms of his performance share award, when the determination of the payout percentage is made by our compensation committee at the end of the award period, the performance goals under the award shall be deemed to have been attained at “target” level performance, or 23,255 shares of common stock. Under the terms of the performance share award and our equity plan, stockholder approval of the plan of liquidation on January 28, 2010, resulted in the acceleration of the award period and the 23,255 shares vested.
Option Exercises and Stock Vested
     We have not granted any stock options. The 40,000 shares of restricted stock granted to Mr. Kellman at the time of our initial public offering vested due to his termination from our Manager (after he had resigned from Care) without cause. Apart from Mr. Kellman, no other named executive’s restricted shares vested during the fiscal year ended December 31, 2009.

Pension Benefits
     Our named executive officers received no benefits in fiscal year 2009 from us under defined pension or defined contribution plans.
Nonqualified Deferred Compensation
     Our Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.
Potential Payments Upon Termination or Change in Control
     Our named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of cash compensation upon their termination of employment, except with respect to the restricted stock award agreements, RSU agreements and performance share award agreements.
     On January 28, 2010, our stockholders approved a plan of liquidation, which was filed as Exhibit A to our definitive proxy statement filed on December 28, 2009. Pursuant to the terms of the restricted stock and RSU grant instruments and our Equity Plan, stockholder approval of the plan of liquidation resulted in the accelerated vesting of restricted stock and RSUs. Therefore, our directors’ and executive officers’ outstanding restricted stock and RSUs vested on January 28, 2010.
     On May 12, 2008, Mr. Kellman, our former chief executive officer, was granted a performance share award to cover the performance period from January 1, 2008 through December 31, 2010. In connection with Mr. Kellman’s resignation as our chief executive officer, we agreed that, notwithstanding the terms of his performance share award, when the determination of the payout percentage is made by our compensation committee at the end of the award period, the performance goals under the award shall be deemed to have been attained at “target” level performance, or 23,255 shares of common stock. Under the terms of the performance share award and our Equity Plan, stockholder approval of the plan of liquidation on January 28, 2010, resulted in the acceleration of the award period and the 23,255 shares vested.
     As discussed above in “Item 11: Performance Share Awards to Mr. Riso and Mr. Hughes,” Messrs. Riso and Hughes were awarded performance share awards on December 10, 2009, as amended on February 23, 2010. If Messrs. Riso or Hughes are terminated for “cause,” as defined in their Amended and Restated Performance Share Award Agreements, prior to December 31, 2010, all performance shares awarded to them under the performance share award agreements would be automatically forfeited. If Messrs. Riso or Hughes are terminated for any reason other than for “cause” prior to December 31, 2010, the individual will receive a pro-rata percentage of the performance shares that would otherwise be payable if he had not been terminated.
     If we experienced a “change in control” as of December 31, 2009, other than a liquidity event, the performance period would have been deemed to have completed as of such date, and the Company would have been deemed to have achieved target level performance, resulting in an award of 5,000 shares of common stock to Mr. Riso and 3,000 shares of common stock to Mr. Hughes, which would have had a fair market value as of December 31, 2009 of $38,900 and $23,340, respectively, based on our closing stock price on December 31, 2009 of $7.78 per share.
Director Compensation

     The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized, with respect to our Board of Directors during the fiscal year ended December 31, 2009:

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
Flint D. Besecker(2)	$51,974	$49,983	$101,956
Gerald E. Bisbee, Jr., Ph.D.	$57,517	$49,983	$107,500
Kirk E. Gorman(3)	$45,012	$37,488	$82,500
Alexandra Lebenthal(4)	$50,017	$49,983	$100,000
Karen P. Robards	$57,017	$49,983	$107,000
J. Rainer Twiford	$55,017	$49,983	$105,000
Steven N. Warden(5)	$0	$123,900	$123,900

(1)	Amounts recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2009 in accordance with Accounting Standards Codification 718 — Compensation — Stock Compensation. See Footnote 14 to our Consolidated Financial Statements in our Annual Report on Form 10-K. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded. As discussed below, each director, except for Mr. Warden, receives an annual retainer payable half in cash and half in unrestricted shares of our common stock. These unrestricted shares are granted in approximately equal amounts per quarter in arrears and are based on the closing price of our common stock on the last business day of each quarter. The grant date fair market value of our common stock as of the ends of each of the fiscal quarters in 2009 were $7.78, $7.67, $5.20 and $5.46, respectively.

(2)	Mr. Besecker was granted 10,000 RSUs on November 5, 2009 that were structured to vest in four equal installments beginning on the first anniversary of the grant date. In addition, on December 10, 2009, Mr. Besecker was awarded a performance share award with a threshold, target and maximum award of 2,500, 5,000, and 10,000 shares, respectively. The grant date fair value of the award assuming the achievement of the highest level of performance is $79,800. On February 23, 2010, our Board amended the performance share awards. See “Performance Share Award to Mr. Besecker” below for more information on the amendment. The grant date fair value of the award on February 23, 2010 for the highest level of performance is $83,200.

(3)	Mr. Gorman resigned from the Board of Directors on October 19, 2009.

(4)	Ms. Lebenthal resigned from the Board of Directors on January 28, 2010.

(5)	Mr. Warden was granted 15,000 RSUs on May 7, 2009 that were structured to vest in four equal installments beginning on the first anniversary of the grant date.
     Each independent director receives an annual retainer of $100,000. The annual retainer payable to our independent directors is payable quarterly in arrears, half in cash and half in unrestricted stock. Any portion of the annual retainer that an independent director receives in stock is granted pursuant to our 2007 Equity Plan.
     The Chairman of our Board of Directors is entitled to receive an additional annual retainer of $10,000. The Chairs of our Audit Committee and our former NCGIO Committee are each entitled to receive an additional annual retainer of $7,500. The Chairman of our former Compensation Committee is entitled to receive an additional annual retainer of $5,000. Effective January 28, 2010, the Compensation Committee and NCGIO Committee were combined into the CNG Committee. The Chair of our CNG Committee is entitled to receive an additional annual retainer of $7,000. These additional retainer amounts paid to our Board and committee chairs are payable in cash. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors.
Performance Share Award to Mr. Besecker
     On December 10, 2009, our Board of Directors awarded Mr. Besecker a performance share award with a target share award of 5,000 shares of our common stock. This award was amended and restated on

February 23, 2010, such that the award is triggered upon the execution, during 2010, of one or more of the following transactions that results in a return of liquidity to our stockholders within the parameters expressed in the agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity securities of the Company, (ii) a tender offer made directly to our stockholders either by us or a third party for at least a majority of our issued and outstanding common stock, or (iii) the declaration of aggregate distributions by the our Board equal to or exceeding $8.00 per share.
     Mr. Besecker will be entitled to receive 10,000 performance shares in connection with the Tiptree transaction, which will represent $90,000 in value if the tender offer to be conducted as part of the Tiptree transaction is completed.
Compensation Committee Interlocks and Insider Participation
     There are no Compensation Committee interlocks and none of our executive officers participate on our Compensation Committee.

ITEM 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
        The following table sets forth the beneficial ownership of our common stock, as of March 25, 2010, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each of our directors, (3) each of our named executive officers as of March 25, 2010 (including Mr. Kellman who resigned on December 4, 2009) and (4) our directors and named executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.
        In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below shall be c/o Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017.

	Amount and Nature
	of Beneficial
	Ownership of	Percent of
Name	Common Stock	Total(1)
CIT Group Inc.(2) 505 5th Avenue, 6th Floor New York, New York 10017	8,024,040	38.84%

GoldenTree Asset Management LP(3) 300 Park Avenue, 21st Floor New York, New York 10022	4,360,454	21.56%

Tyndall Capital Partners, L.P.(4) 599 Lexington Avenue, Suite 4100 New York, New York 10022	1,049,000	5.19%

F. Scott Kellman(5)	142,950	*

Flint D. Besecker(6)	11,675	*
Salvatore (Torey) V. Riso Jr.(7)	40	*

Paul F. Hughes(8)	0	*

Gerald E. Bisbee, Jr. Ph.D.(9)	20,834	*

Karen P. Robards(9)	21,334	*

J. Rainer Twiford(9)	0	*

Steven N. Warden(10)	5,352	*

All Directors and Executive Officers as a Group (8 Persons)	202,185	*

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our common stock outstanding.

(1)	As of March 25, 2010, 20,224,548 shares of common stock were issued and outstanding and entitled to vote. The percent of total for all of the persons listed in the table above is based on such 20,224,548 shares of common stock, except for CIT Group Inc., whose percent of total is based on 20,659,548 shares of common stock, which includes a warrant to purchase 435,000 shares of our common stock.

(2)	In an amendment to Schedule 13D filed on October 2, 2008, CIT Real Estate Holding Corporation and CIT Healthcare LLC, each located at 505 Fifth Avenue, 6th Floor, New York, New York 10017, were deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 6,981,350 and 1,042,690 shares of our common stock, respectively. This amendment to Schedule 13D amended and supplemented the Schedule 13D originally filed on July 9, 2007 and was filed to report the grant to CIT Healthcare LLC of warrants to purchase 435,000 shares of our common stock pursuant to a warrant agreement by and between CIT Group Inc. and the company, dated September 30, 2008. By virtue of its 100% ownership of CIT Real Estate Holding Corporation and CIT Healthcare LLC, CIT Group Inc. was deemed to have shared voting and dispositive power over 8,024,040 shares of our common stock. On March 16, 2010, CIT Group Inc. entered into a warrant purchase agreement with Tiptree, pursuant to which, CIT Group Inc. will sell its warrant to purchase 435,000 shares of our common stock to Tiptree upon the closing of a contemplated transaction between Care and Tiptree.

(3)	In an amendment to Schedule 13G filed on January 25, 2010, GoldenTree Asset Management LP was deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 4,041,040 shares of our common stock. By virtue of serving as the general partner of GoldenTree Asset Management LP, GoldenTree Asset Management LLC was deemed to have shared voting and dispositive power over the shares held by GoldenTree Asset Management LP. Likewise, Mr. Steven A. Tananbaum, by virtue of serving as managing member to GoldenTree Asset Management LLC, was deemed to have shared voting and dispositive power over the shares held by GoldenTree Asset Management LP. In a Schedule 13G filed on March 4, 2009, GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Mr. Steven A. Tananbaum, together with the Investment Manager and IMGP, reported that they have ceased to be “beneficial owners” of our common stock for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended.

(4)	In a Schedule 13G filed on February 5, 2010, Tyndall Capital Partners, L.P., located at 599 Lexington Avenue, Suite 4100, New York, New York 10022, was deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power over 1,049,000 shares of our common stock, due to its position as general partner of Tyndall Partners, L.P. and Tyndall Institutional Partners, L.P.

(5)	Mr. Kellman resigned as chief executive officer and president of our company on December 4, 2009. In connection with his resignation, Mr. Kellman’s 40,000 restricted shares and 73,882 RSUs vested. In connection with the approval of the plan of liquidation by our stockholders on January 28, 2010, Mr. Kellman’s 23,255 performance shares vested.

(6)	All of Mr. Besecker’s unvested restricted stock and restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. Mr. Besecker’s beneficial ownership figure does not reflect the 10,000 shares issuable to him upon settlement of the performance share award granted to him on December 10, 2009.

(7)	All of Mr. Riso’s unvested restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. Mr. Riso’s beneficial ownership figure does not reflect the 10,000 shares issuable to him upon settlement of the performance share award granted to him on December 10, 2009.

(8)	All of Mr. Hughes’ unvested restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010. Mr. Hughes’ beneficial ownership figure does not reflect the 6,000 shares issuable to him upon settlement of the performance share award granted to him on December 10, 2009.

(9)	All of our directors’ unvested restricted stock vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010.

(10)	All of Mr. Warden’s unvested restricted stock units vested upon the approval of the plan of liquidation by our stockholders on January 28, 2010.
Equity Compensation Plan Information
     The following table summarizes information, as of December 31, 2009, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

(c)
	(a)		Number of
	Number of	(b)	securities
	securities to be	Weighted	remaining
	issued upon	average	available for
	exercise of	exercise price of	future issuance
	outstanding	outstanding	under equity
	options, warrants	options, warrants	compensation
Plan category	and rights	and rights	Plans(3)
Equity compensation plans approved by security holders
2007 Equity Plan(1), (4)	149,210	NA	257,516
2007 Manager Equity Plan	435,000	$17.00	282,945
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	584,210	NA	540,461

(1)	Our 2007 Equity Plan was adopted by our sole stockholder prior to our initial public offering on June 22, 2007. The number of shares in Column (a) includes 95,955 restricted stock units, as well as (i) 23,255 performance shares awarded to Mr. Kellman that were deemed to be vested on January 28, 2010 and (ii) 30,000 performance share awards granted to our executive officers. On March 12, 2009, May 7, 2009 and November 4, 2009, our Compensation Committee granted an additional 49,961 RSUs, 30,333 RSUs, and 10,000 RSUs, respectively, to our executive officers and employees of our Manager and its affiliates pursuant to the 2008 Performance-Based RSU Award Program. In addition, on December 10, 2009, our Compensation Committee granted 30,000 performance shares to our executive officers and employees of our Manager.

(2)	Our 2007 Manager Equity Plan was adopted by our sole stockholder prior to our initial public offering on June 22, 2007. The number of shares in Column (a) represents shares issuable upon exercise of a warrant that we granted to our Manager on September 30, 2008. See “Certain Relationships and Related Transactions” below. On March 16, 2010, our Manager entered into a warrant purchase agreement with Tiptree, pursuant to which, our Manager will sell its warrant to purchase 435,000 shares of our common stock to Tiptree upon the closing of a contemplated transaction between Care and Tiptree.

(3)	Under the purchase and sale agreement with Tiptree, Care is prohibited from making grants until the earlier of the termination of the purchase and sale agreement or the Closing Date (as defined in the purchase and sale agreement that was filed as Exhibit 10.1 to Care’s Form 8-K on March 16, 2010).

(4)	All RSU awards which were granted and the performance share granted to Mr. Kellman vested on January 28, 2010. As of January 29, 2010, only the 30,000 performance shares granted on December 10, 2009 are outstanding.

ITEM 13. Certain Relationships and Related Transactions, and Director Independence.
Policies and Procedures With Respect to Related Party Transactions
     It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock) had or will have a direct or indirect material interest) shall be subject to approval or ratification by the Audit Committee in accordance with the following procedures.
     Each party to a potential related party transaction is responsible for notifying our Manager’s legal department of the potential related person transaction in which such person or any immediate family member of such person may be directly or indirectly involved as soon as he or she becomes aware of such transaction. Our Manager’s legal department will determine whether the transaction should be submitted to the Audit Committee for consideration. The Audit Committee will then review the material facts of the transaction and either approve or disapprove of the entry into such transaction.
Management Agreement
     In connection with our initial public offering, we entered into a Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. On September 30, 2008, we amended (the “Amendment”) the Management Agreement between ourselves and the Manager, and on January 15, 2010 we further amended and restated (the “Amendment and Restatement”) the Management Agreement. In consideration of the Amendment and for the Manager’s continued and future services to the us, we granted the Manager warrants to purchase 435,000 shares of our common stock at $17.00 per share (the “Warrant”) under the 2007 Manager Equity Plan. The Warrant, which is immediately exercisable, expires on September 30, 2018.
     Under the Amendment and Restatement, our Manager, subject to the oversight of our board of directors, is required to conduct our business affairs in conformity with the policies and the investment guidelines that are approved by our Board of Directors. The Amendment and Restatement continues in effect, unless earlier terminated, until December 31, 2011.
     The Amendment and Restatement reduces the base management fee to a monthly amount equal to (i) $125,000 from February 1, 2010 until the earlier of (x) June 30, 2010 and (y) the date on which four of our six Existing Investments have been sold; then from such date (ii) $100,000 until the earlier of (x) December 31, 2010 and (y) the date on which five of our six Existing Investments have been sold; then from such date (iii) $75,000 until the effective date of expiration or earlier termination of the Amendment and Restatement by either of us or the Manager; provided, however, that notwithstanding the foregoing, the Base Management Fee will remain at $125,000 per month until the later of: (a) ninety (90) days after the filing by us of a Form 15 with the SEC; and (b) the date that the we are no longer subject to the reporting requirements of the Exchange Act.
     In addition, pursuant to the Amendment and Restatement, we will pay the Manager a Buyout Payment of $7.5 million, payable as follows: (i) $2.5 million on the Effective Date; (ii) $2.5 million upon the earlier of (a) April 1, 2010 and (b) the effective date of the termination of the Amendment and Restatement by either of us or the Manager; and (iii) $2.5 million upon the earlier of (a) June 30, 2011 and (b) the effective date of the termination of the Amendment and Restatement by either us or the

Manager. The Termination Fee that is operative under the original Management Agreement was replaced by the Buyout Payments under the Amendment and Restatement. On January 29, 2010 and April 1, 2010, we paid our Manager $2.5 million and $2.5 million, respectively, pursuant to the Buyout Payments under the Amendment and Restatement.
     The Manager is also eligible for an Incentive Fee of $1.5 million if (i) at any time prior to December 31, 2011, the aggregate cash dividends paid to our stockholders since the Effective Date equal or exceed $9.25 per share or (ii) as of December 31, 2011, the sum of (x) the aggregate cash dividends paid to our stockholders since the Effective Date and (y) the Aggregate Distributable Cash equals or exceeds $9.25 per share. In the event that the Aggregate Distributable Cash equals or exceed $9.25 per share but for the impact of payment of a $1.5 million Incentive Fee, we will pay the Manager an Incentive Fee an amount that allows the Aggregate Distributable Cash to equal $9.25 per share.
     Both parties can terminate the Amendment and Restatement without cause under certain circumstances, and we can terminate the Amendment and Restatement with cause.
     For the year ended December 31, 2009, we recognized $2.2 million in management fee expense related to the base management fee, and our Manager was not eligible for an incentive fee.
Mortgage Purchase Agreement
     On September 30, 2008, we entered into a Mortgage Purchase Agreement (the “MPA”) with our Manager in order to secure a potential additional source of liquidity. The MPA expired on September 30, 2009. Pursuant to the MPA, we had the right, but not the obligation, to cause the Manager to purchase our current senior mortgage assets (the “Mortgage Assets”) at their then-current fair market value, as determined by a third party appraiser. However, the MPA provided that in no event shall the Manager be obligated to purchase any Mortgage Asset if (a) the Manager has already purchased Mortgage Assets with an aggregate sale price of $125.0 million pursuant to the MPA or (b) the third-party appraiser determines that the fair market value of such Mortgage Asset is greater than 105% of the then outstanding principal balance of such Mortgage Asset. We had the right exercise our rights under the MPA with respect to any or all of the Mortgage Assets identified in the MPA at any time or from time to time until the MPA expired on September 30, 2009.
     Pursuant to the MPA, we sold loans made to four borrowers with carrying amounts of $24.8 million, $22.5 million, $2.9 million and $18.7 million for total proceeds of $65.2 million. The sale of the first loan closed in November of 2008 and the company recorded a loss on the sale of $2.4 million in the consolidated statement of operations for the year ended December 31, 2008. The second loan closed in February of 2009 at a loss of $4.5 million and the third loan closed in September 2009 at a loss of $1.3 million. In consideration of the Amendment and Restatement, we agreed to terminate the MPA and rescind all outstanding put notices under the MPA.
Warrant
     In consideration of the Amendment and for the Manager’s continued and future services to the Company, the Company granted the Manager warrants to purchase 435,000 shares of the Company’s common stock at $17.00 per share (the “Warrant”) under the 2007 Manager Equity Plan. The Warrant, which is immediately exercisable, expires on September 30, 2018. On March 16, 2010, our Manager entered into a warrant purchase agreement with Tiptree, pursuant to which, our Manager will sell the Warrant to Tiptree upon the closing of a contemplated transaction between Care and Tiptree.

ITEM 14. Principal Accounting Fees and Services.
Audit Fees
     Fees for audit services totaled approximately $865,500 in 2008, which represent audit fees associated with our annual audit, reviews of our quarterly reports on Form 10-Q, review of documents filed with the SEC, and a consent. In addition, fees for audit-related services totaled $152,500 for compliance with internal controls and purchase price allocation.
     Fees for audit services totaled approximately $821,000 in 2009, which represent audit fees associated with our annual audit, review of our quarterly reports on Form 10-Q, review of documents filed with the SEC, and a consent. There were no fees for audit-related services in 2009.
     There were no tax fees or other fees paid to Deloitte & Touche LLP in 2008 and 2009.
Pre-Approval Policies and Procedures of our Audit Committee
     Our Audit Committee has sole authority (with the input of management) to approve in advance all engagements of our independent auditors for audit or non-audit services. All audit services provided by Deloitte & Touche LLP in 2009 were pre-approved by our Audit Committee.

Part IV
ITEM 15. Exhibits, Financial Statement Schedules
(b) Exhibits.

Exhibit No.	Description
31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

23

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Care Investment Trust Inc.
By:	/s/ Paul F. Hughes
Paul F. Hughes
Chief Financial Officer and Treasurer and Chief Compliance Officer and Secretary

     April 30, 2010
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvatore (Torey) V. Riso, Jr.	President and Chief Executive	April 30, 2010

Salvatore (Torey) V. Riso, Jr.	Officer (Principal Executive Officer)

/s/ Paul F. Hughes	Chief Financial Officer and Treasurer and	April 30, 2010

Paul F. Hughes	Chief Compliance Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Flint D. Besecker	Chairman of the Board of Directors	April 30, 2010

Flint D. Besecker

/s/ Gerald E. Bisbee, Jr.	Director	April 30, 2010

Gerald E. Bisbee, Jr.

/s/ Karen P. Robards	Director	April 30, 2010

Karen P. Robards

/s/ J. Rainer Twiford	Director	April 30, 2010

J. Rainer Twiford

/s/ Steve Warden	Director	April 30, 2010

Steve Warden

Appendix A
DEFINITION OF INDEPENDENT DIRECTOR
     For purposes of this definition, “immediate family member” shall include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
     A director shall be an “independent director” if such director:
     1. is affirmatively determined by the Board, after consideration of all relevant facts and circumstances, as having no material relationship with Care1 (either directly or as a partner, shareholder or officer of an organization that has a relationship with Care);
     2. is not currently, and has not at any time during the prior three years been, an employee of Care or any of its affiliates;
     3. does not have an immediate family member who is, or has been in the prior three years, an executive officer of Care or any of its affiliates;
     4. does not receive compensation, directly or indirectly, from Care for services rendered as a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount (currently $120,000) for which disclosure would be required under Item 404(a) of Regulation S-K, and does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K;
     5. does not receive, and no immediate family member of such director receives, and has not at any time during the prior three years received, more than $100,000 during any twelve-month period in direct compensation from Care or any of its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
     6. is not affiliated with or employed by, and no member of such director’s immediate family is affiliated with or employed by, and has not within the prior three years been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Care or any of its consolidated subsidiaries;
     7. is not employed, and no immediate family member of such director is employed, and has not within the prior three years been employed as an executive officer of another company where any of Care’s present executives serves on that company’s compensation committee;
     8. is not an executive officer or an employee, and no immediate family member of such director is an executive officer, of another company (A) that has made payments to Care in an amount which, in any of the last three fiscal years, accounts for at least 2% or $1 million, whichever is greater, of Care’s consolidated gross revenues, or (B) that has received payments from Care in an amount which, in any of the last three fiscal years, accounts for at least 2% or $1 million, whichever is greater, of such other company’s consolidated gross revenues;
     9. is not a former employee of Care who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;
     10. has never been an officer of Care; and
     11. does not receive remuneration from Care, either directly or indirectly, in any capacity other than as a director, as such is more fully described in 26 CFR §1.162-27.

[1]	For purposes of determining independence, all references to Care shall mean Care Investment Trust Inc. and each of its consolidated subsidiaries, if any.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☑	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the Quarterly period ended March 31, 2010

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from                      to
Commission File Number: 001-33549
Care Investment Trust Inc.
(Exact name of Registrant as specified in its charter)

Maryland	38-3754322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
505 Fifth Avenue, 6th Floor, New York, New York 10017
(Address of Registrant’s principal executive offices)
(212) 771-0505
(Registrant’s telephone number, including area code)
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐    No ☑
     Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     Indicate by check mark whether the registrant is a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934.
Yes ☐    No ☑
     Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practical date.
     As of May 3, 2010, there were 20,230,152 shares, par value $0.001, of the registrant’s common stock outstanding.

2

Part I — Financial Information

ITEM 1.	Financial Statements
Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands — except share and per share data)

	March 31, 2010	December 31,
	(Unaudited)	2009
Assets:
Real Estate:
Land	$5,020	$5,020
Buildings and improvements	101,000	101,000
Less: accumulated depreciation and amortization	(5,239)	(4,481)

Total real estate, net	100,781	101,539
Cash and cash equivalents	136,586	122,512
Investments in loans held at LOCOM	9,791	25,325
Investments in partially-owned entities	54,405	56,078
Accrued interest receivable	59	177
Deferred financing costs, net of accumulated amortization of $1,155 and $1,122, respectively	680	713
Identified intangible assets — leases in place, net	4,388	4,471
Other assets	4,577	4,617

Total assets	$311,267	$315,432

Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$81,659	$81,873
Accounts payable and accrued expenses	2,110	2,245
Accrued expenses payable to related party	5,572	544
Obligation to issue operating partnership units	3,468	2,890
Other liabilities	525	1,087

Total liabilities	93,334	88,639
Commitments and Contingencies (Note 12)
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 21,284,544 and 21,159,647 shares issued, respectively and 20,224,548 and 20,158,894 shares outstanding, respectively	21	21
Treasury stock (1,060,006 and 1,000,753 shares, respectively)	(8,824)	(8,334)
Additional paid-in capital	301,989	301,926
Accumulated deficit	(75,253)	(66,820)

Total Stockholders’ Equity	217,933	226,793

Total Liabilities and Stockholders’ Equity	$311,267	$315,432

See Notes to Condensed Consolidated Financial Statements.

3

Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands — except share and per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2010	2009
Revenue
Rental revenue	$3,215	$3,172
Income from investments in loans	744	2,874
Other income	—	93

Total revenue	3,959	6,139

Expenses
Management fee and buyout payments to related party	7,929	645
Marketing, general and administrative (including stock-based compensation of $63 and $5, respectively)	1,816	2,315
Depreciation and amortization	841	837
Realized gain on sales and repayment of loans	(4)	(22)
Adjustment to valuation allowance on loans held at LOCOM	(745)	(1,919)

Operating expenses	9,837	1,856

Loss from investments in partially-owned entities	583	941
Net unrealized loss/(gain) on derivative instruments	578	(1,269)
Interest income	(47)	(3)
Interest expense including amortization and write-off of deferred financing costs	1,438	2,111

Net (loss)/income	$(8,430)	$2,503

Net (loss)/income per share of common stock
Net (loss)/income, basic and diluted	$(0.42)	$0.12

Basic and diluted weighted average common shares outstanding	20,205,996	20,030,662

See Notes to Condensed Consolidated Financial Statements.

4

Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statement of Stockholders’ Equity (Unaudited)
(dollars in thousands, except share data)

	Common Stock		Treasury	Additional	Accumulated
	Shares	$	Stock	Paid-in Capital	Deficit	Total
Balance at December 31, 2009	20,158,894	$21	$(8,334)	$301,926	$(66,820)	$226,793
Net loss	—	—	—	—	(8,430)	(8,430)
Stock-based compensation fair value (1)	116,877	—	—	—	—	—
Stock-based compensation to directors for services rendered	8,030	*	*	63	—	63
Treasury purchases(2)	(59,253)		(490)			(490)
Dividends accrued on performance shares (3)	—	—	—	—	(3)	(3)

Balance at March 31, 2010	20,224,548	$21	$(8,824)	$301,989	$(75,253)	$217,933

*	Less than $500

(1)	Shares vested January 28, 2010 for which compensation was recognized in prior years (see Note 10).

(2)	Shares purchased from employees of the Manager and its affiliates pursuant to the tax withholding “net settlement” feature of Company equity incentive awards (see Note 10).

(3)	Amounts accrued based on performance share award targets.
See Notes to Condensed Consolidated Financial Statements.

5

Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	For the Three	For the Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2010	2009
Cash Flow From Operating Activities
Net (loss)/income	$(8,430)	$2,503
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Increase in deferred rent receivable	(570)	(636)
Realized gain on sales and repayment of loans	(4)	(22)
Loss from investments in partially-owned entities	583	941
Distribution of income from partially-owned entities	1,575	295
Amortization of loan premium paid on investments in loans	—	144
Amortization and write-off of deferred financing cost	32	592
Amortization of deferred loan fees	(15)	(112)
Stock-based non-employee compensation	63	5
Depreciation and amortization on real estate, including intangible assets	841	877
Unrealized loss/(gain) on derivative instruments	578	(1,269)
Adjustment to valuation allowance on loans held at LOCOM	(745)	(1,919)
Changes in operating assets and liabilities:
Accrued interest receivable	119	160
Other assets	612	149
Accounts payable and accrued expenses	(135)	4,319
Other liabilities including payable to related party	4,466	(2,816)

Net cash (used in)/provided by operating activities	(1,030)	3,211
Cash Flow From Investing Activities
Sale of loans to Manager	—	22,549
Sale of loans to third party	5,880	—
Loan repayments	10,417	1,025
Investments in partially-owned entities	(486)	—

Net cash provided by investing activities	15,811	23,574
Cash Flow From Financing Activities
Principal payments under warehouse line of credit	—	(37,781)
Principal payments under mortgage notes payable	(214)	(19)
Treasury stock purchases	(490)	—
Dividends paid	(3)	(3,430)

Net cash used in financing activities	(707)	(41,230)
Net increase (decrease) in cash and cash equivalents	14,074	(14,445)
Cash and cash equivalents, beginning of period	122,512	31,800

Cash and cash equivalents, end of period	$136,586	$17,355

Supplemental Disclosure of Cash Flow Information
Cash interest paid during the three months ended March 31, 2010 and 2009 is approximately $1.4 million and $1.5 million, respectively.
See Notes to Condensed Consolidated Financial Statements.

6

Care Investment Trust Inc. and Subsidiaries — Notes to
Condensed Consolidated Financial Statements (Unaudited)
March 31, 2010
Note 1 — Organization
     Care Investment Trust Inc. (together with its subsidiaries, the “Company” or “Care” unless otherwise indicated or except where the context otherwise requires, “we”, “us” or “our”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of senior housing and healthcare-related assets in the United States. Care is externally managed and advised by CIT Healthcare LLC (“Manager”). As of March 31, 2010, Care’s portfolio of assets consisted of real estate and mortgage related assets for senior housing facilities, skilled nursing facilities, medical office properties and first mortgage liens on healthcare related assets. Our owned senior housing facilities are leased, under “triple-net” leases, which require the tenants to pay all property-related expenses.
     Care elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2007. To maintain our tax status as a REIT, we are required to distribute at least 90% of our REIT taxable income to our stockholders. At present, Care does not have any taxable REIT subsidiaries (“TRS”), but in the normal course of business expects to form such subsidiaries as necessary.
Note 2 —Basis of Presentation and Significant Accounting Policies
Basis of Presentation
     On December 10, 2009, our Board of Directors approved a plan of liquidation and recommended that our shareholders approve the plan of liquidation. On January 28, 2010, our shareholders approved the plan of liquidation. Under the plan of liquidation, the Board of Directors reserves the right to continue to solicit and entertain proposals from third parties to acquire all or substantially all of the Company’s outstanding common stock prior to and after approval of the plan of liquidation by our shareholders. Subsequent to our shareholders’ approval of the plan of liquidation, on March 16, 2010, the Company entered into a purchase and sale agreement with Tiptree Financial Partners, L.P. (“Tiptree”) providing for a combination of an equity investment by Tiptree in newly issued common stock at $9.00 per share and a cash tender offer by the Company for up to all of Care’s issued and outstanding shares of common stock at the same price, as long as at least 10,300,000 shares are validly tendered (and not withdrawn) prior to the expiration date of the tender offer and the other conditions to the issuance and tender offer are satisfied or waived. See Note 14 Tiptree Transaction. Since it is not probable that the Company will liquidate, the Company has presented its financial statements on a going concern basis.
     The accompanying condensed consolidated financial statements are unaudited. In our opinion, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows have been made. The condensed consolidated balance sheet as of December 31, 2009 has been derived from the audited consolidated balance sheet as of that date. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted in accordance with Article 10 of Regulation S-X and the instructions to Form 10-Q. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (“SEC”). The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the operating results for the full year.
     The Company has no items of other comprehensive income, and accordingly, net income or loss is equal to comprehensive income or loss for all periods presented.
Loans held at LOCOM
     Investments in loans amounted to $9.8 million at March 31, 2010 as compared with $25.3 million at December 31, 2009. We account for our investment in loans in accordance with Accounting Standards Codification 948, which codified the Financial Accounting Standards Board’s (“FASB’s”) Accounting for Certain Mortgage Banking Activities (“ASC 948”). Under ASC 948, loans expected to be held for the foreseeable future or to maturity should be held at amortized cost, and all other loans should be held at the lower of cost or market (LOCOM), measured on an individual basis. At December 31, 2008, in connection with our decision to reposition ourselves from a mortgage REIT to a traditional direct property ownership REIT (referred to as an equity REIT, see Notes 2, 3, and 4 to the financial statements) and as a result of existing market conditions, we transferred our portfolio of mortgage loans to LOCOM because we are no longer certain that we will hold the portfolio of loans either until maturity or for the foreseeable future.

7

Recently Issued Accounting Pronouncements
     Accounting Standards Codification (“ASC”)
     In June 2009, the FASB issued a pronouncement establishing the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP. The standard explicitly recognizes rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants. This standard is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company adopted this standard in the third quarter of 2009.
     Disclosures about Fair Value of Financial Instruments
     In June 2009, issued ASU 2009-17 to codify FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” as ASC 810 (“ASC 810”), with the objective of improving financial reporting by entities involved with variable interest entities (VIE). It retains the scope of FIN 46(R) with the addition of entities previously considered qualifying special-purpose entities, as the concept of those entities was eliminated by FASB Statement No. 166, “Accounting for Transfers of Financial Assets” (ASU 2009-16; FASB ASC 860). ASC 810 will require an analysis to determine whether the entity’s variable interest or interests give it a controlling financial interest in a VIE.
     On September 30, 2009, the FASB issued ASU 2009-12 to provide guidance on measuring the fair value of certain alternative investments. The ASU amends ASC 820 to offer investors a practical expedient for measuring the fair value of investments in certain entities that calculate net asset value per share. The ASU is effective for the first reporting period (including interim periods) ending after December 15, 2009 with early adoption permitted. On January 21, 2010, the FASB issued ASU 2010-06, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, with early adoption permitted. The Company adopted these revised disclosure requirements of ASC 820 in the quarter ended March 31, 2010.
     Subsequent Events
     In May 2009, the FASB issued Statement No. 165 Subsequent Events, which is codified in FASB ASC 855, Subsequent Events (“ASC 855”). ASC 855 introduces the concept of financial statements being available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. The pronouncement is effective for interim periods ended after June 15, 2009. The Company adopted ASC 855 in the 2009 second quarter. The Company evaluates subsequent events as of the date of issuance of its financial statements and considers the impact of all events that have taken place to that date in its disclosures and financials statements when reporting on the Company’s financial position and results of operations. The Company has evaluated subsequent events through the date of filing and has determined that no other events need to be disclosed.
Note 3 — Investments in Loans held at LOCOM
     As of March 31, 2010 and December 31, 2009, our net investments in loans amounted to $9.8 million and $25.3 million, respectively. During the three months ended March 31, 2010, we received $10.4 million in principal repayments, as compared with $1.0 million received during the three months ended March 31, 2009. The 2010 first quarter repayments included proceeds of approximately $10.0 million for the full repayment of a loan with one borrower. Our investment at March 31, 2010 is a participation secured primarily by real estate in the form of pledges of ownership interests, direct liens or other security interests. This investment is variable rate at March 31, 2010, had a weighted average spread of 4.16% over one month LIBOR, and a maturity of approximately 0.8 year. At December 31, 2009 the investments in loans had a weighted average spread of 6.76% over one month LIBOR and an average maturity of 1.0 year. The effective yield on the portfolio for the quarter ended March 31, 2010 and the year ended December 31, 2009, was 4.41% and 6.99%, respectively. One month LIBOR was 0.25% at March 31, 2010 and 0.23% at December 31, 2009.

8

March 31, 2010

Location			Cost	Interest	Maturity
Property Type (a)	City	State	Basis	Rate	Date
SNF / Sr. Appts / ALF	Various	Texas / Louisiana	$13,809	L+4.30%	2/1/2011

Investment in loans, gross			$13,809
Valuation allowance			(4,018)

Loans Held at LOCOM			$9,791

9

December 31, 2009

Location			Cost	Interest	Maturity
Property Type (a)	City	State	Basis	Rate	Date
SNF/ALF (b)/(c)	Nacogdoches	Texas	$9,338	L+3.15%	10/02/11
SNF/Sr. Appts/ALF	Various	Texas/Louisiana	14,226	L+4.30%	02/01/11
SNF (b)/(d)	Various	Michigan	10,178	L+7.00%	02/19/10

Investment in loans, gross			$33,742
Valuation allowance			(8,417)

Loans held at LOCOM			$25,325

(a)	SNF refers to skilled nursing facilities; ALF refers to assisted living facilities; ICF refers to intermediate care facility; and Sr. Appts refers to senior living apartments.

(b)	The mortgages are subject to various interest rate floors ranging from 6.00% to 11.5%.

(c)	Loan sold to a third party in March 2010 for approximately $6.1 million of cash proceeds before selling costs, see Note 4.

(d)	Loan repaid at maturity in February 2010 for approximately $10.0 million, see Note 4.
     Our mortgage portfolio (gross) at March 31, 2010 consists of one loan for mixed use property located in the southern part of the United States. Mixed-use facilities refer to properties that provide care to different segments of the elderly population based on their needs, such as assisted living with skilled nursing capabilities.
     For the three months ended March 31, 2010, the Company received proceeds of $10.4 million related to the repayment of balances related to mortgage loans and received proceeds of $5.9 million, net of $0.2 million of selling costs, related to a sale to a third party of one mortgage loan. See Note 9 for a roll forward of the investment in loans held at fair value from December 31, 2009 to March 31, 2010.
Note 4 — Sales and repayment of Investments in Loans Held at LOCOM
     On September 30, 2008 we finalized a Mortgage Purchase Agreement with our Manager that provided us an option to sell loans from our investment portfolio to our Manager at the loan’s fair value on the sale date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a discussion of the terms and conditions of the Agreement. Pursuant to the Agreement, on February 3, 2009, we sold one loan with a net carrying amount of approximately $22.5 million as of December 31, 2008. Proceeds from the sale approximated the net carrying value of $22.5 million. We incurred a loss of $4.9 million on the sale of this loan. The loss on this loan was included in the valuation allowance on the loans held at LOCOM at December 31, 2008.
     On February 19, 2010, one borrower repaid one of the Company’s mortgage loans with a net carrying value of approximately $10.0 million on the repayment date. No gain or loss is recorded on the sale.
     On March 2, 2010, we sold one mortgage loan to a third party with a net carrying value of approximately $5.9 million after selling costs on the repayment date. No gain or loss is recorded on the sale.
Note 5 — Investments in Partially-Owned Entities
     For the three months ended March 31, 2010, the net loss in our equity interest related to the Cambridge Holdings, Inc. (“Cambridge”) portfolio amounted to approximately $885,000. This included $2.3 million attributable to our share of the depreciation and amortization expense associated with the Cambridge properties. During the first three months of 2010, the Company invested approximately $486,000 in tenant improvements related to the Cambridge properties. The Company’s investment in the Cambridge entities was $47.6 million at March 31, 2010 and $49.3 million at December 31, 2009. We have received approximately $1.3 million of distributions during the first quarter of 2010 related to our share of 2009 fourth quarter distributions.
     For the three months ended March 31, 2010, we recognized approximately $300,000 in equity income from our interest in Senior Management Concepts, LLC (“SMC”) and received approximately $300,000 in distributions.

10

Note 6 —Warehouse Line of Credit
     On October 1, 2007, Care entered into a master repurchase agreement with Column Financial, Inc. (“Column”), an affiliate of Credit Suisse, one of the underwriters of Care’s initial public offering in June 2007. This type of lending arrangement is often referred to as a warehouse facility. The master repurchase agreement provided an initial line of credit of up to $300 million. On March 6, 2009, the Board authorized the repayment in full of the $37.8 million outstanding balance on the Column warehouse line of credit, and the line was paid off on March 9, 2009. In connection with the payoff, the Company wrote off approximately $0.5 million of deferred charges.
Note 7 — Borrowings under Mortgage Notes Payable
     On June 26, 2008, in connection with the acquisition of the twelve properties from Bickford Senior Living Group LLC (“Bickford”), the Company entered into a mortgage loan with Red Mortgage Capital, Inc. for $74.6 million. The terms of the mortgage require interest-only payments at a fixed interest rate of 6.845% for the first twelve months. Commencing on the first anniversary and every month thereafter, the mortgage loan requires a fixed monthly payment of $0.5 million for both principal and interest, which we began paying in July 2009, until the maturity in July 2015 when the then outstanding balance of $69.6 million is due and payable. The mortgage loan is collateralized by the properties.

11

     On September 30, 2008 with the acquisition of the two additional properties from Bickford, the Company entered into an additional mortgage loan with Red Mortgage Capital, Inc. for $7.6 million. The terms of the mortgage require payments based on a fixed interest rate of 7.17%. Commencing on the first of November 2008 and every month thereafter, the mortgage loan requires a fixed monthly payment of approximately $52,000 for both principal and interest until the maturity in July 2015 when the then outstanding balance of $7.1 million is due and payable. The mortgage loan is collateralized by the properties.
Note 8 — Related Party Transactions
Management Agreement
     In connection with our initial public offering in 2007, we entered into a Management Agreement with our Manager (the “Management Agreement”), which describes the services to be provided by our Manager and its compensation for those services. Under the Management Agreement, our Manager, subject to the oversight of the Board of Directors of Care, is required to manage the day-to-day activities of the Company, for which the Manager receives a base management fee and is eligible for an incentive fee. The Manager is also entitled to charge the Company for certain expenses incurred on behalf of Care.
     On September 30, 2008, we amended our Management Agreement (“Amendment 1”). Pursuant to the terms of the amendment, the Base Management Fee (as defined in the Management Agreement) payable to the Manager under the Management Agreement was reduced to a monthly amount equal to 1/12 of 0.875% of the Company’s equity (as defined in the Management Agreement). In addition, pursuant to the terms of the Amendment, the Incentive Fee (as defined in the Management Agreement) to the Manager pursuant to the Management Agreement was eliminated and the Termination Fee (as defined in the Management Agreement) to the Manager upon the termination or non-renewal of the Management Agreement shall be equal to the average annual Base Management Fee as earned by the Manager during the immediately preceding two years multiplied by three, but in no event shall the Termination Fee be less than $15.4 million.
     On January 15, 2010, the Company entered into an Amended and Restated Management Agreement, dated as of January 15, 2010 (“Amendment 2”) which amended and restated the Management Agreement, dated June 27, 2007, as amended by Amendment No. 1 to the Management Agreement. Amendment 2 became effective upon approval by the Company’s stockholders of the plan of liquidation on January 28, 2010. Amendment 2 shall continue in effect, unless earlier terminated in accordance with the terms thereof, until December 31, 2011.
     Amendment 2 reduced the base management fee to a monthly amount equal to (i) $125,000 from February 1, 2010 until June 30, 2010 and (ii) $100,000 until the earlier of December 31, 2010 and the sale of certain assets and (iii) $75,000 until the effective date of expiration or earlier termination of the agreement, subject to additional provisions.
     Pursuant to the terms of Amendment 2, the Company shall pay the Manager a buyout payment of $7.5 million, which replaces the $15.4 million Termination Fee and is payable in three installments of $2.5 million. The first two installments were each paid when due on January 28, 2010 and April 1, 2010. The third and final payment is payable on either June 30, 2011 or the effective date of the termination of the agreement if earlier. As of March 31, 2010, we have accrued $5.0 million for the $2.5 million payment made on April 1, 2010 and the final $2.5 million payment. Pursuant to the terms of the agreement with Tiptree, the Management Agreement will be terminated upon closing of the transaction with Tiptree. Pursuant to the terms of Amendment 2, the Manager is eligible for an incentive fee of $1.5 million under certain conditions where cash distributed or distributable to stockholders equals or exceeds $9.25 per share. See Note 12.
     We are also responsible for reimbursing the Manager for its pro rata portion of certain expenses detailed in the initial agreement and subsequent amendments, such as rent, utilities, office furniture, equipment, and overhead, among others, required for our operations. Transactions with our Manager during the three months ended March 31, 2010 and March 31, 2009 included:
•	Our $5,572,000 liability as of March 31, 2010 to our Manager for the remaining buyout payment obligation of $5.0 million, professional fees accrued and other third party costs incurred by our Manager on behalf of Care and management fees.

•	Our expense recognition of $7.5 million for the three months ended March 31, 2010 for the buyout payment obligation.

•	Our expense recognition of $429,000 and $645,000 for the three months ended March 31, 2010 and March 31, 2009 for the base management fee.

12

•	On February 3, 2009, the Company closed on the sale of a loan to our Manager for proceeds of $22.5 million. See Note 4
     Care does not have any employees. Our officers are employees of our Manager and its affiliates. Care does not have any separate facilities and is completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We depend on the diligence, skill and network of business contacts of our Manager. Our executive officers and the other employees of our Manager and its affiliates evaluate, service and monitor our investments.
Note 9 — Fair Value of Financial Instruments
     The Company has established processes for determining fair values and fair value is based on quoted market prices, where available. If listed prices or quotes are not available, then fair value is based upon internally developed models that primarily use inputs that are market-based or independently-sourced market parameters.
     A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:
Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.
     The following describes the valuation methodologies used for the Company’s financial instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.
     Investment in loans held at LOCOM — the fair value of the portfolio is based primarily on appraisals from third parties. Investing in healthcare-related commercial mortgage debt is transacted through an over-the-counter market with minimal pricing transparency. Loans are infrequently traded and market quotes are not widely available and disseminated. The Company also gives consideration to its knowledge of the current marketplace and the credit worthiness of the borrowers in determining the fair value of the portfolio. At March 31, 2010, we valued our one loan using an internal valuation model and considering available market data.
     Obligation to issue operating partnership units — the fair value of our obligation to issue operating partnership units is based on an internally developed valuation model, as quoted market prices are not available nor are quoted prices for similar liabilities. Our model involves the use of management estimates as well as some Level 2 inputs. The variables in the model include the estimated release dates of the shares out of escrow, based on the expected performance of the underlying properties, a discount factor of approximately 15%, and the market price and expected quarterly dividend of Care’s common shares at each measurement date.
     The following table presents the Company’s financial instruments carried at fair value on the condensed consolidated balance sheets as of March 31, 2010 and December 31, 2009:

	Fair Value at March 31, 2010
(dollars in millions)	Level 1	Level 2	Level 3	Total
Assets
Investment in loans held at LOCOM	$—	$—	$9.8	$9.8

Liabilities
Obligation to issue operating partnership units(1)	$—	$—	$3.5	$3.5

	Fair Value at December 31, 2009
(dollars in millions)	Level 1	Level 2	Level 3	Total
Assets
Investment in loans held at LOCOM	$—	$16.1	$9.2	$25.3

Liabilities
Obligation to issue operating partnership units(1)	$—	$—	$2.9	$2.9

(1)	At December 31, 2009, the fair value of our obligation to issue partnership units was approximately $2.9 million and we recognized an unrealized loss of $0.6 million on revaluation for the three month period ended March 31, 2010.

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     The tables below present reconciliations for all assets and liabilities measured at fair value on a recurring basis using significant Level 3 inputs during the three months ended March 31, 2010. Level 3 instruments presented in the tables include a liability to issue operating partnership units, which are carried at fair value. The Level 3 instruments were valued using internally developed valuation models that, in management’s judgment, reflect the assumptions a marketplace participant would use at March 31, 2010:

	Level 3
	Instruments
	Fair Value Measurements
	Obligation to	Investment
	issue	in Loans Held
	Partnership	At Lower of Cost
(dollars in millions)	Units	or Market
Balance, December 31, 2009	$(2.9)	$25.3
Repayments of loans	—	(10.4)
Sales of loan to a third party	—	(5.9)
Total unrealized (loss)/gain included in income statement	(0.6)	0.8

Balance, March 31, 2010	$(3.5)	$9.8

Net change in unrealized loss/(gain) from obligations owed/investments held at March 31, 2010	$(0.6)	$0.8

     In addition we are required to disclose fair value information about financial instruments, whether or not recognized in the financial statements, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair value is based upon the application of discount rates to estimated future cash flows based on market yields or other appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
     In addition to the amounts reflected in the financial statements at fair value as noted above, cash equivalents, accrued interest receivable, and accounts payable and accrued expenses reasonably approximate their fair values due to the short maturities of these items. Management believes that the remaining balance of mortgage notes payable of $74.1 million and $7.5 million that were incurred from the acquisitions of the Bickford properties on June 26, 2008 and September 30, 2008, respectively, have a fair value of approximately $84.8 million as of March 31, 2010.
     The Company is exposed to certain risks relating to its ongoing business. The primary risk managed by using derivative instruments is interest rate risk. Interest rate caps are entered into to manage interest rate risk associated with the Company’s borrowings. The company has no interest rate caps as of March 31, 2010.
     We are required to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. The Company has not designated any of its derivatives as hedging instruments. The Company’s financial statements included the following fair value amounts and gains and losses on derivative instruments (dollars in thousands):

	March 31,		December 31,
	2010		2009
	Balance	Balance	Balance
Derivatives not designated as	Sheet	Fair	Sheet	Fair
hedging instruments	Location	Value	Location	Value
Operating Partnership Units	Obligation to issue operating partnership units	$(3,468)	Obligation to issue operating partnership units	$(2,890)

		Amount of (Gain)/Loss
		Recognized in Income on
		Derivative
	Location of (Gain)/Loss	Three Months Ended
Derivatives not designated as	Recognized in Income on	March 31,	March 31,
hedging instruments	Derivative	2010	2009
Operating Partnership Units	Unrealized loss/(gain) on derivative instruments	$578	$(1,271)
Interest Rate Caps	Unrealized loss/(gain) on derivative instruments	—	2

	Total	$578	$(1,269)

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Note 10 — Stockholders’ Equity
     Our authorized capital stock consists of 100,000,000 shares of preferred stock, $0.001 par value and 250,000,000 shares of common stock, $0.001 par value. As of March 31, 2010, no shares of preferred stock were issued and outstanding and 21,284,554 shares and 20,224,548 shares of common stock were issued and outstanding, respectively.
     On May 12, 2008, the Committee approved two new long-term equity incentive programs under the Equity Plan. The first program is an annual performance-based RSU award program (the “RSU Award Program”). All RSUs granted under the RSU Award Program vest over four years. The second program is a performance share plan (the “Performance Share Plan”) which consisted of a three-year award program and a special transaction award program.
     Certain employees of the Manager and its affiliates were granted Restricted Stock Units (“RSUs”) and performance share awards pursuant to the Equity Plan from inception of the Company through November 5, 2009. Under the terms of each of these awards, shareholder approval of the plan of liquidation accelerated the vesting of the awards on that day; a total of 116,877 shares vested on January 28, 2010 upon shareholder approval of the plan of liquidation. The employees of the Manager and its affiliates were required to pay withholding and other taxes upon vesting of their awards and elected to sell their eligible unrestricted shares to the Company for up to the amount of the aggregate tax they were required to pay. Treasury purchases of 59,253 shares were made by the Company from employees of the Manager and its affiliates on January 28, 2010. Compensation expense related to these shares was recognized in 2009 and prior periods. Approximately $0.8 million of the expense recorded in 2009 related to accelerated vesting in the aggregate. All of the shares issued under our Equity Plan are considered non-employee awards. Accordingly, the expense for each period is determined based on the fair value of each share or unit awarded over the required performance period.
     On December 10, 2009, the Company granted special transaction performance share awards to plan participants for an aggregate amount of 15,000 shares at target levels and an aggregate maximum of 30,000 shares. On February 23, 2009, the terms of the awards were modified such that the awards are now triggered upon the execution, during 2010, of one or more of the following transactions that results in a return of liquidity to the Company’s stockholders within the parameters expressed in the special transaction performance share awards agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity securities of the Company, (ii) a tender offer made directly to the Company’s stockholders either by the Company or a third party for at least a majority of the Company’s issued and outstanding common stock, or (iii) the declaration of aggregate distributions by the Company’s Board equal to or exceeding $8.00 per share.
     As of March 31, 2010, 249,486 shares remain available for future issuances under the Equity Plan. Under the purchase and sale agreement with Tiptree, Care is prohibited from making grants until the earlier of the termination of the purchase and sale agreement or the Closing Date (as defined in the purchase and sale agreement that was filed as Exhibit 10.1 to Care’s Form 8-K on March 16, 2010).
     Shares Issued to Directors for Board Fees:
     On January 4, 2010 and April 8, 2010, 8,030 and 5,604 shares of common stock with an aggregate fair value of approximately $112,500 were granted to our independent directors as part of their annual retainer. Each independent director receives an annual base retainer of $100,000, payable quarterly in arrears, of which 50% is paid in cash and 50% in common stock of Care. Shares granted as part of the annual retainer vest immediately and are included in general and administrative expense.
Note 11 — (Loss)/Income per Share (in thousands, except share and per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2010	March 31, 2009
(Loss)/income per share, basic and diluted Numerator	$(0.42)	$0.12
Net (loss)/income	$(8,430)	$2,503
Denominator
Weighted average common shares outstanding — basic and diluted	20,205,996	20,030,662

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Note 12 — Commitments and Contingencies
     After having funded approximately $0.5 million in the first quarter of 2010, as of March 31, 2010 Care was obligated to provide approximately $1.4 million in tenant improvements in 2010 related to our purchase of the Cambridge properties. Care is also obligated to fund additional payments for expansion of four of the facilities acquired in the Bickford transaction on June 26, 2008. The maximum amount that the Company is obligated to fund related to expansion of the Bickford facilities is $7.2 million. Since these payments would increase our investment in the properties, the minimum base rent and additional base rent would increase based on the amounts funded. After funding the expansion payments and meeting certain conditions as outlined in the documents associated with the transaction, the sellers are entitled to the balance of the commitment of $7.2 million less the total of all expansion payments made in conjunction with the properties. As of March 31, 2010, no expansion payments have been requested and Bickford has yet to meet any of a series of conditions which would need to be satisfied by July 26, 2010 in accordance with the terms of the agreement.
     Under our Management Agreement, our Manager, subject to the oversight of the Company’s board of directors, is required to manage the day-to-day activities of Care, for which the Manager receives a base management fee. The Management Agreement was amended on January 15, 2010, effective on January 28, 2010 (see Note 8).
     Under the amended terms, the agreement expires on December 31, 2011. The base management fee is payable monthly in arrears in an amount equal to 1/12 of 0.875% of the Company’s stockholders’ GAAP equity for January 2010 and $125,000 per month thereafter, subject to reduction to $100,000 per month under certain conditions. In addition, under the amended terms, the Company shall pay the Manager a buyout payment of $7.5 million, payable in three installments of $2.5 million. The first two installments were each paid when due on January 28, 2010 and April 1, 2010. The third and final payment is payable on either June 30, 2011 or the effective date of the termination of the Management Agreement if earlier. As of March 31, 2010, we have accrued $5.0 million for the $2.5 million payment made on April 1, 2010 and the final $2.5 million payment. Pursuant to the terms of the agreement with Tiptree, the Management Agreement will be terminated upon closing of the transaction with Tiptree.
     In connection with the Company’s evaluation of strategic alternatives, the Company engaged the services of a financial advisor. In connection with the completion of certain events by the Company, including a liquidation or change in control transaction, the Company will be obligated to pay its financial advisor a transaction fee of $4.0 million. As of March 31, 2010, the Company has accrued $0.5 million of its contingent payment obligation to its financial advisor.
     On September 18, 2007, a class action complaint for violations of federal securities laws was filed in the United States District Court, Southern District of New York alleging that the Registration Statement relating to the initial public offering of shares of our common stock, filed on June 21, 2007, failed to disclose that certain of the assets in the contributed portfolio were materially impaired and overvalued and that we were experiencing increasing difficulty in securing our warehouse financing lines. On January 18, 2008, the court entered an order appointing co-lead plaintiffs and co-lead counsel. On February 19, 2008, the co-lead plaintiffs filed an amended complaint citing additional evidentiary support for the allegations in the complaint. We believe the complaint and allegations are without merit and intend to defend against the complaint and allegations vigorously. We filed a motion to dismiss the complaint on April 22, 2008. The plaintiffs filed an opposition to our motion to dismiss on July 9, 2008, to which we filed our reply on September 10, 2008. On March 4, 2009, the court denied our motion to dismiss. Care filed its answer on April 15, 2009. At a conference held on May 15, 2009, the Court ordered the parties to make a joint submission (the “Joint Statement”) setting forth: (i) the specific statements that Plaintiffs claim are false and misleading; (ii) the facts on which Plaintiffs rely as showing each alleged misstatement was false and misleading; and (iii) the facts on which Defendants rely as showing those statements were true. The parties filed the Joint Statement on June 3, 2009. On July 31, 2009, the parties entered into a stipulation that narrowed the scope of the proceeding to the single issue of the warehouse financing disclosure in the Registration Statement. Fact discovery closed on April 23, 2010. The Court has ordered the parties to file an abbreviated joint pre-trial statement on June 9, 2010, and scheduled a pre-trial conference for June 11, 2010, at which the Court will determine based on the joint pre-trial statement whether to permit us and the other defendants to file a summary judgment motion. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $1.0 million to defend against this complaint and any incremental costs to defend will be paid by Care’s insurer. No provision for loss related to this matter has been accrued at March 31, 2010.
     On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Mr. Jean-Claude Saada and 13 of his companies (the “Saada Parties”), seeking declaratory judgments that (i) we have the right to engage in a business combination transaction involving our company or a sale of our wholly owned subsidiary that serves as the general partner of the partnership that holds the direct investment in the portfolio without the approval of the Saada Parties, (ii) the contractual right of the Saada Parties to put their interests in the Cambridge medical office building portfolio has expired and (iii) the operating partnership

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units held by the Saada Parties do not entitle them to receive any special cash distributions made to our stockholders. We also brought affirmative claims for tortious interference by the Saada Parties with a prospective contract and for their breach of the implied covenant of good faith and fair dealing.
     On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed counterclaims and a third-party complaint (the “Counterclaims”) that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and board chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are largely the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally. The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on our current assets to be disposed as part of any future liquidation of Care, including all proceeds from those assets. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In addition, the Saada Parties filed a motion to dismiss our tortious interference and breach of the implied covenant of good faith and fair dealing claims on January 27, 2010. In response to the Counterclaims, we filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims.
     On March 22, 2010, we received a letter from Cambridge Holdings, which asserted that the transactions with Tiptree were in violation of our agreements with the Saada Parties.
     The Saada Parties filed their opposition to our omnibus motion to dismiss on March 26, 2010, and we filed our response on April 9, 2010.
     On April 14, 2010, the Saada Parties’ motion to dismiss was denied and our motion to dismiss was also denied.
     On April 27, 2010, we filed an answer to the Saada Parties’ third-party complaint.
     We continue to believe that the arguments advanced by Cambridge Holdings lack merit, however, the outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $0.2 million to defend against this complaint. No provision for loss related to this matter has been accrued at March 31, 2010.
     Care is not presently involved in any other material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to litigation will not materially affect our financial position, operating results or liquidity.

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Note 13— Summarized Financial Information—Partially-Owned Entities
     On December 31, 2007, Care, through its subsidiary ERC Sub, L.P., purchased an 85% equity interest in eight limited liability entities owning nine medical office buildings with a value of $263.0 million for $61.9 million in cash including the funding of certain reserve requirements. The Seller was Cambridge Holdings Incorporated (“Cambridge”) and the interests were acquired through a “DownREIT” partnership subsidiary, i.e., ERC Sub, L.P.
     The Cambridge portfolio contains approximately 767,000 square feet and is located in major metropolitan markets in Texas (8) and Louisiana (1). The properties are situated on leading medical center campuses or adjacent to prominent acute care hospitals or ambulatory surgery centers. Affiliates of Cambridge will act as managing general partners of the entities that own the properties, as well as manage and lease these facilities.
     Summarized financial information as of and for the three months ended March 31, 2010 and March 31, 2009, for the Company’s unconsolidated joint venture in Cambridge is as follows (amounts in millions):

	2010	2009
	Amount	Amount
Assets	$224.5	$233.9
Liabilities	190.8	191.0
Equity	33.7	42.9
Revenue	6.4	6.2
Expenses	7.4	7.6
Net loss	1.0	(1.4)
     On December 31, 2007, the Company also formed a joint venture, SMC-CIT Holding Company, LLC, (“SMC”) with an affiliate of Senior Management Concepts, LLC to acquire four independent and assisted living facilities located in Utah.
     The four facilities contain 243 independent living units and 165 assisted living units. The properties were constructed in the last 25 years, and two were built in the last 10 years. Since both transactions closed on December 31, 2007, the Company recorded no income or loss on these investments for the period from June 22, 2007 (commencement of operations) to December 31, 2007.
     Summarized financial information as of and for the three months ended March 31, 2010 and March 31, 2009, for the Company’s unconsolidated joint venture in SMC is as follows (amounts in millions):

	2010	2009
	Amount	Amount
Assets	$56.5	$60.6
Liabilities	54.0	54.2
Equity	2.5	6.4
Revenue	1.3	0.8
Expenses	1.4	0.9
Net loss	(0.1)	(0.1)
Note 14 — Tiptree Transaction
     On March 16, 2010, we executed a definitive agreement with Tiptree for the sale of a significant equity stake in the Company through a series of related transactions. Under the agreement, the parties have agreed to sell a quantity of shares to the Buyer immediately following the completion of a cash tender offer by us for Care’s outstanding common shares. The quantity of shares to be sold to the Buyer will depend upon the quantity of shares tendered, but is expected to represent at least 53.4% of the shares of the Company’s common stock on a fully diluted basis after completion of the Company’s cash tender offer. The agreement is subject to customary closing conditions and our ability to proceed with the cash tender offer.
     In connection with the sale transaction contemplated by the agreement, we intend to make a cash tender offer for up to 100% of the outstanding common shares of Care stock at an offer price of $9.00 per share, subject to a minimum subscription of 10,300,000 shares of Care stock. Also, in connection with the transaction, it is anticipated that the resulting company will be advised by an affiliate of Tiptree.
     We are in the process of seeking shareholder approval to abandon the plan of liquidation and pursue the contemplated transactions described above. If the contemplated transactions are not completed, we may pursue the plan of liquidation as approved by the stockholders on January 28 or we may consider other strategic alternatives to liquidation. In the event that a liquidation of the Company is pursued, material adjustments to these going concern financial statements may need to be recorded to present liquidation basis financial statements. Material adjustments which may be required for liquidation basis accounting primarily relate to reflecting assets and liabilities at their net realizable value and costs to be incurred to carry out the plan of liquidation. After such adjustments, we have estimated that the likely range of equity value which would be presented in liquidation basis financial statements would be between $8.05 and 8.90 per share.

18

ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following should be read in conjunction with the consolidated financial statements and notes included herein. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains certain non-GAAP financial measures. See “Non-GAAP Financial Measures” and supporting schedules for reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures.
Overview
     Care Investment Trust Inc. (all references to “Care”, “the Company”, “we”, “us”, and “our” means Care Investment Trust Inc. and its subsidiaries) is an externally-managed real estate investment trust (“REIT”) formed principally to invest in healthcare-related real estate and mortgage debt. Care was incorporated in Maryland in March 2007, and we completed our initial public offering on June 22, 2007. We were originally positioned to make mortgage investments in healthcare-related properties, and to opportunistically invest in real estate through utilizing the origination platform of our external manager, CIT Healthcare LLC (“CIT Healthcare” or our “Manager”). We acquired our initial portfolio of mortgage loan assets from the Manager in exchange for cash proceeds from our initial public offering and common stock. In response to dislocations in the overall credit market, and in particular the securitized financing markets, in late 2007, we redirected our focus to place greater emphasis on high quality healthcare-related real estate equity investments.
     Our Manager is a healthcare finance company that offers a full-spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. Our Manager was formed in 2004 and is a wholly-owned subsidiary of CIT Group Inc. (“CIT”), a leading middle market global commercial finance company that provides financial and advisory services.
     As of March 31, 2010, we maintained a diversified investment portfolio of $165.0 million which was comprised of $54.4 million in real estate owned through unconsolidated joint ventures (33%), $100.8 million in wholly-owned real estate (61%) and $9.8 million in investments in loans held at the lower of cost or market (6%). Our current investments in healthcare real estate include medical office buildings and assisted and independent living and Alzheimer facilities. Our loan portfolio is composed of first mortgages on skilled nursing facilities, assisted living facilities and senior apartments.
     As a REIT, we generally will not be subject to federal taxes on our REIT taxable income to the extent that we distribute our taxable income to stockholders and maintain our status as a qualified REIT.
     On March 16, 2010, we announced the entry into a definitive purchase and sale agreement with Tiptree Financial Partners, L.P. under which we have agreed to sell newly issued common stock to Tiptree at $9.00 per share (the “Transaction”). The quantity of shares to be sold to Tiptree will depend upon the quantity of shares tendered, but is expected to represent at least 53.4% of the shares of the Company. Additionally, pursuant to the purchase and sale agreement and in conjunction with the sale of newly issued common stock to Tiptree, we have agreed to launch a cash tender offer to all of our stockholders to purchase up to all of our common stock at $9.00 per share. The discussion of the terms of the purchase and sale agreement below is qualified in its entirety by the terms of the agreement itself, which has been filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 16, 2010.
     There can be no assurance that the Tiptree transaction or the associated tender offer will be consummated in a timely fashion, under the same terms or at all.
Critical Accounting Policies
     A summary of our critical accounting policies is included in our Annual Report on Form 10-K for the year ended December 31, 2009 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” There have been no significant changes to those policies during the three month period ended March 31, 2010.

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Results of Operations
Results for the three months ended March 31, 2010
Revenue
     During the three month period ended March 31, 2010, we recognized $3.2 million of rental revenue on the twelve properties acquired in the Bickford transaction in June 2008 and the acquisition of two additional properties from Bickford in September 2008, as compared with $3.2 million during the comparable three month period ended March 31, 2009.
     We earned investment income on our investments in mortgage loans of $0.7 million for the three month period ended March 31, 2010 as compared with $2.9 million for the comparable three month period ended March 31, 2009, a decrease of approximately $2.2 million. Our investment in one mortgage loan as of March 31, 2010 is a floating rate loan based upon LIBOR. The decrease in income related to the mortgage loan portfolio is primarily attributable to a lower average outstanding principal loan balance during the three month period ended March 31, 2010 as compared with the comparable period during 2009, which was the result of loan prepayments and loan sales that occurred throughout 2009 and the first quarter of 2010 in connection with the company’s decision to shift our operating strategy to place greater emphasis on acquiring high quality healthcare-related real estate investments and away from mortgage investments. The decrease in income related to our mortgage portfolio is also the result of the decrease in average LIBOR during the quarter ended March 31, 2010 versus the quarter ended March 31, 2009. The average one month LIBOR during the three month period ended March 31, 2010 was 0.23% as compared with 0.46% for the three-month period ended March 31, 2009. Mitigating some of the decrease in LIBOR were interest rate floors on certain of our mortgage investments which placed limits on how low the respective loans could reset. Our mortgage portfolio consists of one variable rate investment with a spread of 4.16% over one month LIBOR, with an effective yield of 4.41% and a maturity of 0.8 year. The effective yield on the portfolio at the period ended March 31, 2009 was 6.29%.
Expenses
     For the three months ended March 31, 2010, we recorded management fee expense payable to our Manager under our Management Agreement of $0.4 million as compared with $0.6 million for the three month period ended March 31, 2009, a decrease of approximately $0.2 million. The decrease in management fee expense is primarily attributable to the reduction in the monthly base management fee in connection with the January 2010 amendment to the Management Agreement with our manager, which also reduced the fee payable to our Manager upon termination of the Management Agreement from $15.4 million to a buyout payment of $7.5 million, payable in three equal amounts of $2.5 million as specified in the Amended and Restated Management Agreement. We recorded a buyout payment expense of $7.5 million for the three month period ended March 31, 2010 in connection with the obligation which includes the $2.5 million paid in the 2010 first quarter, the $2.5 million payment made April 1, 2010 and the final $2.5 million payment to be made on the earlier of June 30, 2011 or upon termination of the agreement.
     Marketing, general and administrative expenses were $1.8 million for the quarter ended March 31, 2010 and consist of fees for professional services, insurance, general overhead costs for the Company and real estate taxes on our facilities, as compared with $2.3 million for the three-month period ended March 31, 2009, a decrease of approximately $0.5 million. The decrease is primarily the result of a reduction in strategic legal and advisory services, partially offset by an increase in stock based compensation expense as a result of the change in the Company’s stock price, which is a factor in the remeasurement of the stock-based awards. We recognized expense of $63,000 for the three month period ended March 31, 2010 related to stock-based compensation as compared with expense of $5,000 for the three month period ended March 31, 2009, an increase of approximately $58,000. The stock-based compensation amounts recorded include expense of $63,000 and $75,000 related to shares of our common stock earned by our independent directors as part of their compensation for the three month periods ended March 31, 2010 and 2009, respectively. The decrease in stock-based compensation to our directors was the result of fewer directors on our Board of Directors. Each independent director is paid a base retainer of $100,000 annually, which is payable 50% in cash and 50% in stock. Payments are made quarterly in arrears. Shares of our common stock issued to our independent directors as part of their annual compensation vest immediately and are expensed by us accordingly.
     The management fees, expense reimbursements, and the relationship between our Manager and us are discussed further in Note 8.
Loss from investments in partially-owned entities
     For the three month period ended March 31, 2010, net loss from partially-owned entities amounted to $0.6 million as compared with a loss of $0.9 million for the three month period ended March 31, 2009, a decrease of approximately $0.3 million. Our equity in the non-cash operating loss of the Cambridge properties for the quarter ended March 31, 2010 was $0.9 million, offset by our share of equity income in the SMC properties of $0.3 million. Our share of the non-cash operating loss of the Cambridge properties included $2.3 million attributable to our share of the depreciation and amortization expenses associated with the Cambridge properties.

20

Unrealized loss on derivatives
     We recorded a $0.6 million unrealized loss on the fair value of our obligation to issue partnership units related to the Cambridge transaction for the three-month period ended March 31, 2010 as compared with an unrealized gain of $1.3 million for the three-month period ended March 31, 2009, an decrease of approximately $1.9 million.
Interest Expense
     We incurred interest expense of $1.4 million for the three-month period ended March 31, 2010 as compared with interest expense of $2.1 million for the three-month period ended March 31, 2009, a decrease of approximately $0.7 million. Interest expense for the quarter was related to the interest payable on the mortgage debt which was incurred for the acquisition of 14 facilities from Bickford. The decrease in interest expense is attributable to a $0.6 million write off of deferred financing charges during the three-month period ended March 31, 2009 and $0.1 million related to the borrowings under our terminated warehouse line of credit during the three month period ended March 31, 2009.
Cash Flows
     Cash and cash equivalents were $136.6 million at March 31, 2010 as compared with $122.5 million at December 31, 2009, an increase of approximately $14.1 million. Cash during the first three months of 2010 was generated from $15.8 million in proceeds from our investing activities, offset by $1.0 million used in operating activities and $0.7 million used for financing activities during the period.
     Net cash used in operating activities for the three months ended March 31, 2010 amounted to $1.0 million as compared with $3.2 million provided by operating activities for the three months ended March 31, 2009, a decrease of approximately $4.2 million. Net loss before adjustments was $8.4 million. Equity in the operating results of, and distributions from, investments in partially-owned entities accounted for $2.2 million of the loss. Non-cash charges for straight-line effects of lease revenue, gains on sales of loans, adjustment to our valuation allowance on loans at LOCOM, amortization of deferred loan fees, amortization and write-off of deferred financing costs, stock based compensation, unrealized loss on derivative instruments, and depreciation and amortization provided $0.2 million. The net change in operating assets and liabilities provided a net increase of $5.0 million and consisted of an decrease in accrued interest receivable and other assets of $0.7 million, offset by a increase of $5.7 million in accounts payable and accrued expenses and other liabilities including amounts due to a related party.
     Net cash provided by investing activities for the three months ended March 31, 2010 was $15.8 million as compared with $23.6 million for the three months ended March 31, 2009, a decrease of approximately $7.8 million. The decrease is primarily attributable to the sale of a loan to a third party for $5.9 million and loan repayments received of $10.4 million, along with new investments of $0.5 during the first three months of 2010, as compared with the sale of a loan to our Manager for $22.5 million and receipt of $1.0 million for loan repayments during the comparable period in 2009.
     Net cash used in financing activities for the three months ended March 31, 2010 was $0.7 million as compared with net cash used in financing activities of $41.2 million for the three months ended March 31, 2009, a decrease of $40.5 million. The decrease is primarily attributable to cash used of $0.5 million for the purchase of treasury shares and $0.2 million for debt repayment in the current three-month period as compared with the repayment of $37.8 million and subsequent termination of our warehouse line of credit and payment of dividends totaling $3.4 million during the three-month period ended March 31, 2009.
Liquidity and Capital Resources
     Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and other investments, pay dividends and other general business needs. Our primary sources of liquidity are rental income from our real estate properties, distributions from our joint ventures, net interest income earned on our portfolio of mortgage loans and interest income earned from our available cash balances. We also obtain liquidity from repayments of principal by our borrowers in connection with our loans.
     As of April 30, 2010, the Company had $134.5 million in cash and cash equivalents.
     Historically, we relied on borrowings under a warehouse line of credit along with a Mortgage Purchase Agreement with our Manager to fund our investments. In October 2007, we obtained a warehouse line of credit from Column Financial, an affiliate of Credit Suisse, under which we borrowed funds collateralized by the mortgage loans in our portfolio. In March 2009, we repaid these borrowings in full with cash on hand. In September 2008, we entered into an MPA with our Manager in order to secure a potential additional source of liquidity. Pursuant to the MPA, we had the right, subject to the conditions of the MPA, to cause the Manager to

21

purchase our mortgage loans at their then-current fair market value, as determined by a third party appraiser. In January 2010, upon the effective date of the Amended and Restated Management Agreement with our Manager on January 28, 2010, the MPA was terminated.
     To maintain our status as a REIT under the Code, we must distribute annually at least 90% of our REIT taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.
Capitalization
     As of March 31, 2010, we had 20,224,548 shares of common stock outstanding, plus 1,060,006 shares held in treasury.
ITEM 3. Quantitative and Qualitative Disclosures about Market Risk
     Market risk includes risks that arise from changes in interest rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risks to which we will be exposed are real estate and interest rate risks.
Real Estate Risk
     The value of owned real estate, commercial mortgage assets and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions which may be adversely affected by industry slowdowns and other factors, local real estate conditions (such as an oversupply of retail, industrial, office or other commercial space), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors, retroactive changes to building or similar codes, and increases in operating expenses (such as energy costs). In the event net operating income decreases, or the value of property held for sale decreases, a borrower may have difficulty paying our rent or repaying our loans, which could result in losses to us. Even when a property’s net operating income is sufficient to cover the property’s debt service, at the time an investment is made, there can be no assurance that this will continue in the future.
     The current turmoil in the residential mortgage market may continue to have an effect on the commercial mortgage market and real estate industry in general.
Interest Rate Risk
     Interest rate risk is highly sensitive to many factors, including the availability of liquidity, governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.
     Our operating results will depend in large part on differences between the income from assets in our real estate and mortgage loan portfolio and our borrowing costs. At present, our variable rate mortgage loan is funded by our equity as restrictive conditions in the securitized debt markets have not enabled us to leverage the portfolio as we originally intended. Accordingly, the income we earn on this loan is subject to variability in interest rates. At current investment levels, changes in one month LIBOR at the magnitudes listed would have the following estimated effect on our annual income from investments in loans held at LOCOM (one month LIBOR was 0.25% at March 31, 2010):

Increase / (decrease) in
income
from investments in loans
Increase / (decrease) in one-month LIBOR	(dollars in thousands)
(20) basis points	$(28)
(10) basis points	(14)
Base interest rate	0
+100 basis points	138
+200 basis points	276
     In the event of a significant rising interest rate environment and/or economic downturn, delinquencies and defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spreads between interest-earning assets and interest-bearing liabilities.

22

     Our funding strategy involves utilizing asset-specific debt to finance our real estate investments. Currently, the availability of liquidity is constrained due to investor concerns over dislocations in the debt markets, hedge fund losses, the large volume of unsuccessful leveraged loan syndications and related impact on the overall credit markets. These concerns have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive. We cannot foresee when credit markets may stabilize and liquidity becomes more readily available.
Non-GAAP Financial Measures
Funds from Operations
     Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.
     The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
Adjusted Funds from Operations
     Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. We calculate AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus the expenses associated with depreciation and amortization on real estate assets, non-cash equity compensation expenses, the effects of straight lining lease revenue, excess cash distributions from the Company’s equity method investments and one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be taken when calculating the Company’s AFFO.
     We believe that FFO and AFFO provide additional measures of our core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of our financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of our own operating results from period to period. The Company uses FFO and AFFO in this way, and also has used AFFO as a performance metric in the Company’s executive compensation program. The Company also believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected of) its investors.
     However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating FFO and / or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported FFO and / or AFFO may not be comparable to the FFO and AFFO reported by other REITs.
     FFO and AFFO for the three months ended March 31, 2010 were as follows (in thousands, except share and per share data):

	For the three months ended
	March 31, 2010
	FFO	AFFO
Net Income	$(8,430)	$(8,430)
Add:
Depreciation and amortization from partially-owned entities	2,296	2,296
Depreciation and amortization on owned properties	841	841
Adjustment to valuation allowance for loans carried at LOCOM	—	(745)
Stock-based compensation	—	63
Straight-line effect of lease revenue	—	(570)
Excess cash distributions from the Company’s equity method investments	—	181
Gain on loans sold	—	(4)
Obligation to issue OP Units	—	578

Funds From Operations and Adjusted Funds From Operations	$(5,293)	$(5,790)
FFO and Adjusted FFO per share basic and diluted	$(0.26)	$(0.29)
Weighted average shares outstanding — basic and diluted	20,205,996	20,205,996

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FORWARD-LOOKING INFORMATION
     We make forward looking statements in this Form 10-Q that are subject to risks and uncertainties. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:
•	our ability to complete the Tiptree transaction;

•	if we do not complete the Tiptree transaction, our ability to sell one or more of our assets;

•	if we do not complete the Tiptree transaction, our ability to conduct an orderly liquidation;

•	if we do not complete the Tiptree transaction, our ability to make one or more special cash distributions;

•	our business and financing strategy;

•	our ability to acquire investments on attractive terms;

•	our understanding of our competition;

•	our projected operating results;

•	market trends;

•	estimates relating to our future dividends;

•	completion of any pending transactions;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.
     The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our securities, along with the following factors, among others, that could cause actual results to vary from our forward looking statements:
•	the factors referenced in this Form 10-Q;

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	uncertainty in obtaining stockholder approval, to the extent it is required, for a strategic alternative;

•	changes in our business or investment strategy;

•	changes in healthcare laws and regulations;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

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•	changes in our industry, interest rates, the debt securities markets, the general economy or the commercial finance and real estate markets specifically;

•	the degree and nature of our competition;

•	the performance and financial condition of borrowers, operators and corporate customers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	changes in governmental regulations, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company);

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.
     When we use words such as “will likely result,” “may,” “shall,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.
ITEM 4. Controls and Procedures
     We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Notwithstanding the foregoing, no matter how well a control system is designed and operated, it can provide only reasonable, not absolute, assurance that it will detect or uncover failures within our company to disclose material information otherwise required to be set forth in our periodic reports.
     As of the end of the period covered by this report, we conducted an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report.
Changes in Internal Control over Financial Reporting
     There has been no change in our internal control over financial reporting during the three months ended March 31, 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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Part II. Other Information
ITEM 1. Legal Proceedings
     On September 18, 2007, a class action complaint for violations of federal securities laws was filed in the United States District Court, Southern District of New York alleging that the Registration Statement relating to the initial public offering of shares of our common stock, filed on June 21, 2007, failed to disclose that certain of the assets in the contributed portfolio were materially impaired and overvalued and that we were experiencing increasing difficulty in securing our warehouse financing lines. On January 18, 2008, the court entered an order appointing co-lead plaintiffs and co-lead counsel. On February 19, 2008, the co-lead plaintiffs filed an amended complaint citing additional evidentiary support for the allegations in the complaint. We believe the complaint and allegations are without merit and intend to defend against the complaint and allegations vigorously. We filed a motion to dismiss the complaint on April 22, 2008. The plaintiffs filed an opposition to our motion to dismiss on July 9, 2008, to which we filed our reply on September 10, 2008. On March 4, 2009, the court denied our motion to dismiss. Care filed its answer on April 15, 2009. At a conference held on May 15, 2009, the Court ordered the parties to make a joint submission (the “Joint Statement”) setting forth: (i) the specific statements that Plaintiffs claim are false and misleading; (ii) the facts on which Plaintiffs rely as showing each alleged misstatement was false and misleading; and (iii) the facts on which Defendants rely as showing those statements were true. The parties filed the Joint Statement on June 3, 2009. On July 31, 2009, the parties entered into a stipulation that narrowed the scope of the proceeding to the single issue of the warehouse financing disclosure in the Registration Statement. Fact discovery closed on April 23, 2010. The Court has ordered the parties to file an abbreviated joint pre-trial statement on June 9, 2010, and scheduled a pre-trial conference for June 11, 2010, at which the Court will determine based on the joint pre-trial statement whether to permit us and the other defendants to file a summary judgment motion. To date, Care has incurred approximately $1.0 million to defend against this complaint and any incremental costs to defend will be paid by Care’s insurer. No provision for loss related to this matter has been accrued at March 31, 2010.
     On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Mr. Jean-Claude Saada and 13 of his companies (the “Saada Parties”), seeking declaratory judgments that (i) we have the right to engage in a business combination transaction involving our company or a sale of our wholly owned subsidiary that serves as the general partner of the partnership that holds the direct investment in the portfolio without the approval of the Saada Parties, (ii) the contractual right of the Saada Parties to put their interests in the Cambridge medical office building portfolio has expired and (iii) the operating partnership units held by the Saada Parties do not entitle them to receive any special cash distributions made to our stockholders. We also brought affirmative claims for tortious interference by the Saada Parties with a prospective contract and for their breach of the implied covenant of good faith and fair dealing.
     On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed counterclaims and a third-party complaint (the “Counterclaims”) that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and board chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are largely the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally. The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on our current assets to be disposed as part of any future liquidation of Care, including all proceeds from those assets. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In addition, the Saada Parties filed a motion to dismiss our tortious interference and breach of the implied covenant of good faith and fair dealing claims on January 27, 2010. In response to the Counterclaims, we filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims.
     On March 22, 2010, we received a letter from Cambridge Holdings, which asserted that the transactions with Tiptree were in violation of our agreements with the Saada Parties.
     The Saada Parties filed their opposition to our omnibus motion to dismiss on March 26, 2010, and we filed our response on April 9, 2010.
     On April 14, 2010, the Saada Parties’ motion to dismiss was denied and our motion to dismiss was also denied.
     On April 27, 2010, we filed an answer to the Saada Parties’ third-party complaint.
     To date, Care has incurred approximately $0.2 million to defend against this complaint. No provision for loss related to this matter has been accrued at March 31, 2010.
     Care is not presently involved in any other material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to litigation will not materially affect our financial position, operating results or liquidity.

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ITEM 5. Other Information
A Special Meeting of Stockholders (the “Special Meeting”) was announced on December 29, 2009 and held on January 28, 2010.
Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Exchange Act. At the Special Meeting, stockholders voted on a proposal for approval of the Company’s Plan of Liquidation and a proposal to approve any adjournment of the special meeting, including, if necessary, to solicit additional proxies in favor of the plan of liquidation proposal if sufficient votes to approve such plan of liquidation proposal were not available. The number of votes cast for and against these proposals and the number of abstentions and broker non-votes are set forth below:

Item	For	Against	Abstain
Proposal 1: Plan of Liquidation	11,858,977	18,634	760
Proposal 2: Adjournment of Special Meeting	11,574,640	301,884	1,847

ITEM 6.	Exhibits
     Except as indicated by an asterisk (*), the following exhibits are filed herewith as part of this Form 10-Q.
(a) Exhibits
31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Care Investment Trust Inc.
	By:	/s/ Paul F. Hughes
Paul F. Hughes
May 10, 2010		Chief Financial Officer and Treasurer

EXHIBIT INDEX
     Except as indicated by an asterisk (*), the following exhibits are filed herewith as part of this Form 10-Q.

Exhibit No.	Description
31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

28

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K/A
(Amendment No. 2)

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 001-33549

Care Investment Trust Inc.
(Exact name of Registrant as specified in its charter)

Maryland	38-3754322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

505 Fifth Avenue, 6th Floor, New York, New York 10017
(Address of Registrant’s principal executive offices)

(212) 771-0505
(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock	New York Stock Exchange

Securities Registered Pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last day of the registrant’s most recently completed second fiscal quarter: $65,704,642.

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

As of July 1, 2010, there were 20,235,924 shares, par value $0.001, of the registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
None.

EXPLANATORY NOTE

The registrant is filing this Amendment No. 2 (the “Amendment”) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (“Original Report”), to (i) enhance the disclosure previously included in Note 6 (“Investments in Partially Owned Entities”) to the registrant’s Consolidated Financial Statements included under Item 8 (“Financial Statements and Supplementary Data”) by providing summarized financial data for four of the eight legal entities included in the registrant’s investment in the Cambridge medical office building portfolio that contributed more than 20% to the registrant’s 2009 consolidated pre-tax loss, (ii) update the disclosure previously included in Note 16 (“Commitments and Contingencies”) to the registrant’s Consolidated Financial Statements included under Item 8 (“Financial Statements and Supplementary Data”) by providing an update to the status of litigation through July 14, 2010 and (iii) separate audited financial statements for SMC-CIT Holding Company, LLC as of and for the years ended December 31, 2009 (audited) and December 31, 2008 (unaudited).

This Amendment includes information contained in the Original Report, and we have made no attempt in the Amendment to modify or update the disclosure presented in the Original Report, except as expressly identified above. The disclosures in this Amendment speak as of the date of the Original Report, and do not reflect events occurring after the filing of the Original Report. Accordingly, this Amendment should be read in conjunction with the Original Report, and in conjunction with our other filings made with the Securities and Exchange Commission subsequent to the filing of the Original Report, including any amendments to those filings.

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ITEM 8.	Financial Statements and Supplementary Data

Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Care Investment Trust Inc. and subsidiaries
New York, NY

We have audited the accompanying consolidated balance sheets of Care Investment Trust Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008, and for the period from June 22, 2007 (commencement of operations) to December 31, 2007. Our audits also included the financial statement schedules listed in the Index at Item 15. We also have audited the Company’s internal control over financial reporting as of December 31, 2009 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these financial statements and financial statement schedules and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Care Investment Trust and subsidiaries as of December 31, 2009 and 2008, and the

2

results of their operations and their cash flows for the years ended December 31, 2009 and 2008, and for the period from June 22, 2007 (commencement of operations) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/  DELOITTE & TOUCHE LLP

Parsippany, NJ
March 16, 2010 (July 14, 2010 as to Notes 6 and 16)

3

Care Investment Trust Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008
	(Dollars in thousands — except
	share and per share data)

Assets:
Real Estate:
Land	$5,020	$5,020
Buildings and improvements	101,000	101,524
Less: accumulated depreciation	(4,481)	(1,414)

Total real estate, net	101,539	105,130
Cash and cash equivalents	122,512	31,800
Investments in loans held at LOCOM	25,325	159,916
Investments in partially-owned entities	56,078	64,890
Accrued interest receivable	177	1,045
Deferred financing costs, net of accumulated amortization of $1,122 and $432, respectively	713	1,402
Identified intangible assets — leases in place, net	4,471	4,295
Other assets	4,617	2,428

Total Assets	$315,432	$370,906

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under warehouse line of credit	$—	$37,781
Mortgage notes payable	81,873	82,217
Accounts payable and accrued expenses	2,245	1,625
Accrued expenses payable to related party	544	3,793
Obligation to issue operating partnership units	2,890	3,045
Other liabilities	1,087	1,313

Total Liabilities	88,639	129,774
Commitments and Contingencies (Note 16)
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 21,159,647 and 21,021,359 shares issued, respectively and 20,158,894 and 20,021,359 shares outstanding, respectively	21	21
Treasury stock	(8,334)	(8,330)
Additional paid-in-capital	301,926	299,656
Accumulated deficit	(66,820)	(50,215)

Total Stockholders’ Equity	226,793	241,132

Total Liabilities and Stockholders’ Equity	$315,432	$370,906

See Notes to Consolidated Financial Statements

4

Care Investment Trust Inc. and Subsidiaries

Consolidated Statements of Operations

			Period from
			June 22, 2007
	Year Ended	Year Ended	(Commencement
	December 31,	December 31,	of Operations) to
	2009	2008	December 31, 2007
	(Dollars in thousands — except share and per share data)

Revenue
Rental revenue	$12,710	$6,228	$—
Income from investments in loans	7,135	15,794	11,209
Other income	164	237	954

Total Revenue	20,009	22,259	12,163
Expenses
Management fees to related party	2,235	4,105	2,625
Marketing, general and administrative (including stock-based compensation expense of $2,270, $1,212 and $9,459, respectively)	11,653	6,623	11,714
Depreciation and amortization	3,375	1,554	—
Realized (gain)/loss on loans sold	(1,064)	2,662	—
Adjustment to valuation allowance on loans held at LOCOM	(4,046)	29,327	—

Operating Expenses	12,153	44,271	14,339

Other (Income) Expense
Loss from investments in partially-owned entities	4,397	4,431	—
Unrealized (income)/loss on derivative instruments	(153)	237	—
Interest income	(73)	(395)	(753)
Interest expense, including amortization of deferred financing costs	6,510	4,521	134

Net Loss	$(2,826)	$(30,806)	$(1,557)

Loss per share of common stock
Net loss, basic and diluted	$(0.14)	$(1.47)	$(0.07)

Weighted average common shares outstanding, basic and diluted	20,061,763	20,952,972	20,866,526

See Notes to Consolidated Financial Statements.

5

Care Investment Trust Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

	Common Stock		Treasury	Additional	Accumulated
	Shares	$	Stock	Paid in Capital	Deficit	Total
	(Dollars in thousands, except share data)

Balance at June 22, 2007 (Commencement of Operations)	100	$—	$—	$—	$—	$—
Proceeds from public offering of common stock	15,000,000	15	—	224,985	—	225,000
Underwriting and offering costs				(14,837)	—	(14,837)
Issuance of common stock for the acquisition of initial assets from Manager	5,256,250	5	—	78,838	—	78,843
Stock-based compensation to Manager in common stock pursuant to the Care Investment Trust, Inc. Manager equity plan	607,690	1	—	9,114	—	9,115
Stock-based compensation to non-employees in common stock pursuant to the Care Investment Trust, Inc. Equity Plan	148,333	—	—	2,225	—	2,225
Unamortized portion of unvested common stock issued pursuant to the Care Investment Trust Inc. Equity Plan	—	—	—	(1,943)	—	(1,943)
Stock-based compensation to directors for services rendered	5,215	—	—	62	—	62
Net loss for the period from June 22, 2007 (Commencement of Operations) to December 31, 2007	—	—	—	—	(1,557)	(1,557)
Dividends declared and paid on common stock	—	—	—	—	(3,573)	(3,573)

Balance at December 31, 2007	21,017,588	21	—	298,444	(5,130)	293,335
Treasury stock purchased	(1,000,000)		(8,330)	—	—	(8,330)
Stock-based compensation, fair value net of forfeitures	(22,000)	—	—	410	—	410
Stock-based compensation to directors for services rendered	25,771	—	—	270	—	270
Warrants granted to manager	—	—	—	532	—	532
Dividends declared and paid on common stock	—	—	—	—	(14,279)	(14,279)
Net loss	—	—	—	—	(30,806)	(30,806)

Balance, December 31, 2008	20,021,359	$21	$(8,330)	$299,656	$(50,215)	$241,132

Treasury stock purchased	(753)		(4)	—	—	(4)
Stock-based compensation fair value	90,738	—	—	1,970	—	1,970
Stock-based compensation to directors for services rendered	47,550	—	—	300	—	300
Dividends declared and paid on common stock	—	—	—	—	(13,779)	(13,779)
Net loss	—	—	—	—	(2,826)	(2,826)

Balance, December 31, 2009	20,158,894	$21	$(8,334)	$301,926	$(66,820)	$226,793

See Notes to Consolidated Financial Statements

6

Care Investment Trust Inc. and Subsidiaries

Consolidated Statement of Cash Flows

			For the Period
	For the Year	For the Year	June 22, 2007
	Ended	Ended	(Commencement
	December 31,	December 31,	of Operations) to
	2009	2008	December 31, 2007
	(Dollars in thousands)

Cash Flow From Operating Activities
Net loss	$(2,826)	$(30,806)	$(1,557)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in deferred rent receivable	(2,411)	(1,218)	—
Realized (gain)/loss on sale of loans	(1,064)	2,662	(833)
Loss from investments in partially-owned entities	4,397	4,431	—
Distribution of income from partially-owned entities	6,867	3,358	—
Amortization of loan premium paid on investment in loans	1,530	1,927	507
Amortization and write off of deferred financing cost	689	367	69
Amortization of deferred loan fees	(247)	(380)	149
Stock-based compensation to manager	—	—	9,115
Stock-based non-employee compensation	2,270	1,212	344
Depreciation and amortization on real estate, including intangible assets	3,415	1,554	—
Unrealized (gain)/loss on derivative instruments	(153)	237	—
Adjustment to valuation allowance on loans at LOCOM	(4,046)	29,327	—
Changes in operating assets and liabilities:
Accrued interest receivable	868	854	(1,899)
Other assets	220	(14)	(1,237)
Accounts payable and accrued expenses	620	116	4,628
Other liabilities including payable to related party	(3,475)	(598)	2,585

Net cash provided by operating activities	6,654	13,029	11,871
Cash Flow From Investing Activities
Purchase of initial assets from Manager	—	—	(204,272)
Sale of loans to Manager	42,249	—	—
Sale of loans to third parties	55,790	—	—
Loan repayments	40,379	54,245	64,264
Loan investments	—	(10,864)	(17,805)
Investments in partially-owned entities	(2,452)	(326)	(69,503)
Investments in real estate	—	(110,980)	—

Net cash provided by (used in) investing activities	135,966	(67,925)	(227,316)
Cash Flow From Financing Activities
Proceeds from sale of common stock	—	—	225,000
Underwriting and offering costs	—	—	(14,837)
Borrowing under mortgage notes payable	—	82,227	—
Principal payments under mortgage notes payable	(344)	—	—
Borrowings under warehouse line of credit	—	13,601	25,000
Principal payments under warehouse line of credit	(37,781)	(830)	—
Treasury stock purchases	(4)	(8,330)	—
Payment of deferred financing costs		(1,012)	(826)
Dividends paid	(13,779)	(14,279)	(3,573)

Net cash (used in) provided by financing activities	(51,908)	71,377	230,764
Net increase in cash and cash equivalents	90,712	16,481	15,319
Cash and cash equivalents, beginning of period	31,800	15,319	—

Cash and cash equivalents, end of period	$122,512	$31,800	$15,319

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$5,834	$4,181	$0.1

Issuance of Common Stock to Manager to purchase initial assets	$—	$—	$78,843

Obligation to issue operating partnership units in connection with the Cambridge Investment	$—	$—	$2,850

See Notes to Consolidated Financial Statements

7

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009, December 31, 2008 and for the Period from June 22, 2007
(Commencement of Operations) to December 31, 2007

Note 1 —	Organization

Care Investment Trust Inc. (together with its subsidiaries, the “Company” or “Care” unless otherwise indicated or except where the context otherwise requires, “we”, “us” or “our”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of senior housing and healthcare-related assets in the United States. Care is externally managed and advised by CIT Healthcare LLC (“Manager”). As of December 31, 2009, this portfolio of assets consisted of real estate and mortgage related assets for senior housing facilities, skilled nursing facilities, medical office properties and first mortgage liens on healthcare related assets. Our owned senior housing facilities are leased, under “triple-net” leases, which require the tenants to pay all property-related expenses.

Care elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2007. To maintain our tax status as a REIT, we are required to distribute at least 90% of our REIT taxable income to our stockholders. At present, Care does not have any taxable REIT subsidiaries (“TRS”), but in the normal course of business expects to form such subsidiaries as necessary.

Note 2 —	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

On December 10, 2009, our Board of Directors approved a plan of liquidation and recommended that our shareholders approve the plan of liquidation. On January 28, 2010, our shareholders approved the plan of liquidation. Under the plan of liquidation, the Board of Directors reserves the right to continue to solicit and entertain proposals from third parties to acquire all or substantially all of the company’s outstanding common stock, prior to and after approval of the plan of liquidation by our shareholders. We have entered into a material definitive agreement for a sale of control of the Company and have not pursued the plan of liquidation. Since it is not probable that the Company would liquidate, the Company has presented its financial statements on a going concern basis. See Note 19.

Accounting Standards Codification (“ASC”)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a pronouncement establishing the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP. The standard explicitly recognizes rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants. This standard is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The Company adopted this standard in the third quarter of 2009.

Consolidation

The consolidated financial statements include our accounts and those of our subsidiaries, which are wholly-owned or controlled by us. All significant intercompany balances and transactions have been eliminated.

Investments in partially-owned entities where the Company exercises significant influence over operating and financial policies of the subsidiary, but does not control the subsidiary, are reported under the equity method of accounting. Generally under the equity method of accounting, the Company’s share of the investee’s earnings or loss is included in the Company’s operating results.

Accounting Standards Codification 810 Consolidation (“ASC 810”), requires a company to identify investments in other entities for which control is achieved through means other than voting rights (“variable interest entities” or “VIEs”) and to determine which business enterprise is the primary beneficiary of the VIE. A variable interest entity is broadly defined as an entity where either the equity investors as a group, if any, do not have a controlling financial interest or the equity investment at risk is insufficient to finance that entity’s activities without

8

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

additional subordinated financial support. The Company consolidates investments in VIEs when it is determined that the Company is the primary beneficiary of the VIE at either the creation or the variable interest entity or upon the occurrence of a reconsideration event. The Company has concluded that neither of its partially-owned entities are VIEs.

Segment Reporting

Accounting Standards Codification 280 Segment Reporting (“ASC 280”) establishes standards for the way that public entities report information about operating segments in the financial statements. We are a REIT focused on originating and acquiring healthcare-related real estate and commercial mortgage debt and currently operate in only one reportable segment.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Included in cash and cash equivalents at December 31, 2009 and 2008, are approximately $1.1 million and $1.3 million, respectively in customer deposits maintained in an unrestricted account.

Real Estate and Identified Intangible Assets

Real estate and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Betterments, major renewals and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives which range from 7 to 40 years.

Upon the acquisition of real estate, we assess the fair value of acquired assets (including land, buildings and improvements, and identified intangible assets such as above and below market leases and acquired in-place leases and customer relationships) and acquired liabilities in accordance Accounting Standards Codification 805 Business Combinations (“ASC 805”), and Accounting Standards Codification 350-30 Intangibles — Goodwill and other (“ASC 350-30”), and we allocate purchase price based on these assessments. We assess fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

Our properties, including any related intangible assets, are reviewed for impairment under ACS 360-10-35-15, Impairment or Disposal of Long-Lived Assets, (“ASC 360-10-35-15”) if events or circumstances change indicating that the carrying amount of the assets may not be recoverable. Impairment exists when the carrying amount of an asset exceeds its fair value. An impairment loss is measured based on the excess of the carrying amount over the fair value. We have determined fair value by using a discounted cash flow model and an appropriate discount rate. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. If our anticipated holding periods change or estimated cash flows decline based on market conditions or otherwise, an impairment loss may be recognized. As of December 31, 2009, we have not recognized an impairment loss.

Loans Held at LOCOM

Valuation Allowance on Loans Held at LOCOM

Investments in loans amounted to $25.3 million at December 31, 2009. We account for our investment in loans in accordance with Accounting Standards Codification 948 Financial Services — Mortgage Banking (“ASC 948”), which codified the FASB’s Accounting for Certain Mortgage Banking Activities. Under ASC 948, loans expected to be held for the foreseeable future or to maturity should be held at amortized cost, and all other loans should be held at the lower of cost or market (LOCOM), measured on an individual basis. In accordance with ASC 820 Fair Value

9

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Measurements and Disclosures (“ASC 820”), the Company includes nonperformance risk in calculating fair value adjustments. As specified in ASC 820, the framework for measuring fair value is based on independent observable inputs of market data and follows the following hierarchy:

Level 1 — Quoted prices in active markets for identical assets and liabilities.

Level 2 — Significant observable inputs based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuations for which all significant assumptions are observable.

Level 3 — Significant unobservable inputs that are supported by little or no market activity that are significant to the fair value of the assets or liabilities.

At December 31, 2008, in connection with our decision to reposition ourselves from a mortgage REIT to a traditional direct property ownership REIT (referred to as an equity REIT, see Notes 2, 4, and 5) and as a result of existing market conditions, we transferred our portfolio of mortgage loans to LOCOM because we are no longer certain that we will hold the portfolio of loans either until maturity or for the foreseeable future. Until December 31, 2008, we held our loans until maturity, and therefore the loans had been carried at amortized cost, net of unamortized loan fees, acquisition and origination costs, unless the loans were impaired. In connection with the transfer, we recorded an initial valuation allowance of approximately $29.3 million representing the difference between our carrying amount of the loans and their estimated fair value at December 31, 2008. Interim assessments were made of carrying values of the loan based on available data, including sale and repayments on a quarterly basis during 2009. Gains or losses on sales are determined by comparing proceeds to carrying values based on interim assessments. At December 31, 2009, the valuation allowance was reduced to $8.4 million representing the difference between the carrying amounts and estimated fair value of the Company’s three remaining loans.

Coupon interest on the loans is recognized as revenue when earned. Receivables are evaluated for collectibility if a loan becomes more than 90 days past due. If fair value is lower than amortized cost, changes in fair value (gains and losses) are reported through our consolidated statement of operations through a valuation allowance on loans held at LOCOM. Loans previously written down may be written up based upon subsequent recoveries in value, but not above their cost basis.

Expense for credit losses in connection with loan investments is a charge to earnings to increase the allowance for credit losses to the level that management estimates to be adequate to cover probable losses considering delinquencies, loss experience and collateral quality. Impairment losses are taken for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral may be determined by an evaluation of operating cash flow from the property during the projected holding period, and/or estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs. Whichever method is used, other factors considered relate to geographic trends and project diversification, the size of the portfolio and current economic conditions. Based upon these factors, we will establish an allowance for credit losses when appropriate. When it is probable that we will be unable to collect all amounts contractually due, the loan is considered impaired.

Investment in Partially-Owned Entities

We invest in preferred equity interests that allow us to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of the investment, we must determine whether such investment should be accounted for as a loan, joint venture or as real estate. Care invested in two equity investments as of December 31, 2009 and accounts for such investments as a joint venture.

The Company assesses whether there are indicators that the value of its partially owned entities may be impaired. An investment’s value is impaired if the Company determines that a decline in the value of the investment below its carrying value is other than temporary. To the extent impairment has occurred, the loss shall be measured

10

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

as the excess of the carrying amount of the investment over the estimated value of the investment. As of December 31, 2009, the Company has not recognized any impairment on our partially owned entities.

Comprehensive Income

The Company has no items of other comprehensive income, and accordingly net loss is equal to comprehensive loss for all periods presented.

Revenue Recognition

Interest income on investments in loans is recognized over the life of the investment on the accrual basis. Fees received in connection with loans are recognized over the term of the loan as an adjustment to yield. Anticipated exit fees whose collection is expected will also be recognized over the term of the loan as an adjustment to yield. Unamortized fees are recognized when the associated loan investment is repaid before maturity on the date of such repayment. Premium and discount on purchased loans are amortized or accreted on the effective yield method over the remaining terms of the loans.

Income recognition will generally be suspended for loan investments at the earlier of the date at which payments become 90 days past due or when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. For the years ended December 31, 2009 and 2008, we have no loans for which income recognition has been suspended.

The Company recognizes rental revenue in accordance with Accounting Standards Codification 840 Leases (“ASC 840”). ASC 840 requires that revenue be recognized on a straight-line basis over the non-cancelable term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight line rent if the renewals are not reasonably assured. We commence rental revenue recognition when the tenant takes control of the leased space. The Company recognizes lease termination payments as a component of rental revenue in the period received, provided that there are no further obligations under the lease.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements on the effective interest method and the amortization is reflected in interest expense. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financing transactions which do not close are expensed in the period in which it is determined that the financing will not close.

Stock-based Compensation Plans

We have two stock-based compensation plans, described more fully in Note 14. We account for the plans using the fair value recognition provisions of 505-50 Equity-Based Payments to Non-Employees (“ASC 505-50”) and ASC 718 — Compensation — Stock Compensation (“ASC 718”). ASC 505-50 and ASC 718 requires that compensation cost for stock-based compensation be recognized ratably over the service period of the award. Because all of our stock-based compensation is issued to non-employees and board members, the amount of compensation is to be adjusted in each subsequent reporting period based on the fair value of the award at the end of the reporting period until such time as the award has vested or the service being provided is substantially completed or, under certain circumstances, likely to be completed, whichever occurs first.

11

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification 815 Derivatives and Hedging (“ASC 815”). In the normal course of business, we may use a variety of derivative instruments to manage, or hedge, interest rate risk. We will require that hedging derivative instruments be effective in reducing the interest rate risk exposure they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Some derivative instruments may be associated with an anticipated transaction. In those cases, hedge effectiveness criteria also require that it be probable that the underlying transaction will occur. Instruments that meet these hedging criteria will be formally designated as hedges at the inception of the derivative contract.

To determine the fair value of derivative instruments, we may use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option-pricing models, replacement cost, and termination cost are likely to be used to determine fair value. All methods of assessing fair value result in a general approximation of fair value, and such value may never actually be realized.

We may use a variety of commonly used derivative products that are considered “plain vanilla” derivatives. These derivatives typically include interest rate swaps, caps, collars and floors. We expressly prohibit the use of unconventional derivative instruments and using derivative instruments for trading or speculative purposes. Further, we have a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors, so we do not anticipate nonperformance by any of our counterparties.

We may employ swaps, forwards or purchased options to hedge qualifying forecasted transactions. Gains and losses related to these transactions are deferred and recognized in net income as interest expense in the same period or periods that the underlying transaction occurs, expires or is otherwise terminated.

Hedges that are reported at fair value and presented on the balance sheet could be characterized as either cash flow hedges or fair value hedges. For derivative instruments not designated as hedging instruments, the gain or loss resulting from the change in the estimated fair value of the derivative instruments will be recognized in current earnings during the period of change.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income tax on our taxable income at regular corporate rates and we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distributions to stockholders. However, we believe that we will operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes. We may, however, be subject to certain state and local taxes.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). ASC 740 prescribes a recognition threshold and measurement attribute for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 requires that the financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. ASC 740 was adopted by

12

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

the Company and became effective beginning January 1, 2007. The implementation of ASC 740 has not had a material impact on the Company’s consolidated financial statements.

Underwriting Commissions and Costs

Underwriting commissions and costs incurred in connection with our initial public offering are reflected as a reduction of additional paid-in-capital.

Organization Costs

Costs incurred to organize Care have been expensed as incurred.

Earnings per Share

We present basic earnings per share or EPS in accordance with ASC 260, Earnings per Share. We also present diluted EPS, when diluted EPS is lower than basic EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower EPS amount. At December 31, 2009 and 2008, diluted EPS was the same as basic EPS because all outstanding restricted stock awards were anti-dilutive. The operating partnership units issued in connection with an investment (See Note 6) are in escrow and do not impact EPS.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Significant estimates are made for the valuation allowance on loans held at LOCOM, valuation of derivatives and impairment assessments. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash investments, real estate, loan investments and interest receivable. We may place our cash investments in excess of insured amounts with high quality financial institutions. We perform ongoing analysis of credit risk concentrations in our real estate and loan investment portfolios by evaluating exposure to various markets, underlying property types, investment structure, term, sponsors, tenant mix and other credit metrics. The collateral securing our loan investments are real estate properties located in the United States.

Recent Accounting Pronouncements

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements which was codified in FASB ASC 810 Consolidation (“ASC 810”). ASC 810 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. ASC 810 is effective for the Company on January 1, 2009. The Company records its investments using the equity method and does not consolidate these joint ventures. As such, there is no impact upon adoption of ASC 810 on its consolidated financial statements.

13

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Disclosures about Derivative Instruments and Hedging Activities

On March 20, 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which is codified in FASB ASC 815 Derivatives and Hedging Summary (“ASC 815”). The derivatives disclosure pronouncement provides for enhanced disclosures about how and why an entity uses derivatives and how and where those derivatives and related hedged items are reported in the entity’s financial statements. ASC 815 also requires certain tabular formats for disclosing such information. ASC 815 applies to all entities and all derivative instruments and related hedged items accounted for under this new pronouncement. Among other things, ASC 815 requires disclosures of an entity’s objectives and strategies for using derivatives by primary underlying risk and certain disclosures about the potential future collateral or cash requirements (that is, the effect on the entity’s liquidity) as a result of contingent credit-related features. ASC 815 is effective for the Company on January 1, 2009. The Company adopted ASC 815 in the first quarter of 2009 and included disclosures in its consolidated financial statements addressing how and why the Company uses derivative instruments, how derivative instruments are accounted for and how derivative instruments affect the Company’s financial position, financial performance, and cash flows. (See Note 9)

Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments codified in FASB ASC 820 Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments and APB 28 Interim Financial Reporting by requiring an entity to provide qualitative and quantitative information on a quarterly basis about fair value estimates for any financial instruments not measured on the balance sheet at fair value. The Company adopted the disclosure requirements of ASC 820 in the quarter ended June 30, 2009.

In June 2009, issued ASU 2009-17 to codify FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” as ASC 810 (“ASC 810”), with the objective of improving financial reporting by entities involved with variable interest entities (VIE). It retains the scope of FIN 46(R) with the addition of entities previously considered qualifying special-purpose entities, as the concept of those entities was eliminated by FASB Statement No. 166, “Accounting for Transfers of Financial Assets” (ASU 2009-16; FASB ASC 860). ASC 810 will require an analysis to determine whether the entity’s variable interest or interests give it a controlling financial interest in a VIE.

On September 30, 2009, the FASB issued ASU 2009-12 to provide guidance on measuring the fair value of certain alternative investments. The ASU amends ASC 820 to offer investors a practical expedient for measuring the fair value of investments in certain entities that calculate net asset value per share. The ASU is effective for the first reporting period (including interim periods) ending after December 15, 2009 with early adoption permitted.

On January 21, 2010, the FASB issued ASU 2010-06, which amends ASC 820 to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The ASU is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, with early adoption permitted.

Subsequent Events

In May 2009, the FASB issued SFAS 165 Subsequent Events, which is codified in FASB ASC 855, Subsequent Events (“ASC 855”). ASC 855 introduces the concept of financial statements being available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that

14

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

date, that is, whether that date represents the date the financial statements were issued or were available to be issued. The pronouncement is effective for interim periods ending after June 15, 2009. The Company adopted ASC 855 in the 2009 second quarter. The Company evaluates subsequent events as of the date of issuance of its financial statements and considers the impact of all events that have taken place to that date in its disclosures and financials statements when reporting on the Company’s financial position and results of operations. The Company has evaluated subsequent events through the date of filing and has determined that no other events need to be disclosed.

Note 3 —	Real Estate Properties

On June 26, 2008, we purchased twelve senior living properties for approximately $100.8 million from Bickford Senior Living Group LLC, an unaffiliated party. Concurrent with the purchase, we leased these properties to Bickford Master I, LLC (the “Master Lessee” or “Bickford”), for initial annual base rent of $8.3 million and additional base rent of $0.3 million, with fixed escalations of 3% for 15 years. The leases contain an option of four renewals of ten years each. The additional base rent is deferred and accrues for the first three years and then is paid starting with the first month of the fourth year. We funded this acquisition using cash on hand and mortgage borrowings of $74.6 million.

On September 30, 2008, we purchased two additional senior living properties for approximately $10.3 million from Bickford Senior Living Group LLC. Concurrent with the purchase, we leased these properties back to Bickford for initial annual base rent of $0.8 million and additional base rent of $0.03 million with fixed escalations of 3% for 14.75 years. The leases contain an option of four renewals of ten years each. The additional base rent is deferred and accrues for the first three years and then is paid starting with the first month of the fourth year. We funded this acquisition using cash on hand and mortgage borrowings of $7.6 million.

At each acquisition, we completed a preliminary assessment of the allocation of the fair value of the acquired assets (including land, buildings, equipment and in-place leases) in accordance with ASC 805 Business Combinations, and ASC 350 Intangibles — Goodwill and Other. Based upon that assessment, the final allocation of the purchase price to the fair values of the assets acquired is as follows (in millions):

Buildings, improvements and equipment	$95.1
Furniture, fixtures and equipment	5.9
Land	5.0
Identified intangibles — leases in-place (Note 7)	5.0

$111.0

Additionally, as part of the June 26, 2008 transaction we sold back a property acquired from Bickford Senior Living Group, LLC that was acquired on March 31, 2008 at its net carrying amount, which did not result in a gain or a loss to the Company.

As of December 31, 2009, the properties owned by Care, and leased to Bickford were 100% managed or operated by Bickford Senior Living Group, LLC. As an enticement for the Company to enter into the leasing arrangement for the properties, Care received additional collateral and guarantees of the lease obligation from parties affiliated with Bickford who act as subtenants under the master lease. The additional collateral pledged in support of Bickford’s obligation to the lease commitment included properties and ownership interests in affiliated companies of the subtenants.

15

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Notes to Consolidated Financial Statements — (Continued)

Future minimum annual rental revenue under the non-cancelable terms of the Company’s operating leases at December 31, 2009 are as follows (in thousands):

2010	$9,527
2011	10,176
2012	10,874
2013	10,974
2014	11,062
Thereafter	108,434

$161,047

Note 4 —	Investment in Loans Held at LOCOM

As of December 31, 2009 and December 31, 2008, our net investments in loans amounted to $25.3 million and $159.9 million, respectively. During the years ended December 31, 2009 and 2008, we received $138.4 million and $54.2 million in principal repayments and proceeds from the loan sales and recognized $1.5 million and $1.9 million, respectively in amortization of the premium we paid for the purchase of our initial assets as a reduction of interest income. Our investments include senior whole loans and participations secured primarily by real estate in the form of pledges of ownership interests, direct liens or other security interests. The investments are in various geographic markets in the United States. These investments are all variable rate at December 31, 2009 and had a weighted average spread of 6.76% and 5.76% over one month LIBOR and have an average maturity of approximately 1.0 and 2.1 years at December 31, 2009 and 2008, respectively. Some loans are subject to interest rate floors. The effective yield on the portfolio was 6.99%, 6.20% and 8.22%, respectively for the years ended December 31, 2009 and December 31, 2008 and for the period from June 22, 2007 (commencement of operations) to December 31, 2007. One month LIBOR was 0.23% and 0.45% at December 31, 2009 and December 31, 2008, respectively.

December 31, 2009

	Location		Cost	Interest	Maturity
Property Type(a)	City	State	Basis (000s)	Rate	Date

SNF/ALF(e)(k)	Nacogdoches	Texas	9,338	L+3.15%	10/02/11
SNF/Sr.Appts/ALF	Various	Texas/Louisiana	14,226	L+4.30%	02/01/11
SNF(e)(g)	Various	Michigan	10,178	L+7.00%	02/19/10

Investment in loans, gross			$33,742
Valuation allowance			(8,417)

Loans held at LOCOM			$25,325

At the conclusion of 2008, upon considering changes in our strategies and changes in the marketplace discussed in Note 2, we transferred our portfolio of mortgage loans to the lower of cost or market in the December 31, 2008 financial statements because we were not certain that we would hold the portfolio of loans either until maturity or for the foreseeable future. The transfer resulted in a charge to earnings of $29.3 million.

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Notes to Consolidated Financial Statements — (Continued)

December 31, 2008

	Location		Cost	Interest	Maturity
Property Type(a)	City	State	Basis (000s)	Rate	Date

SNF(h)	Middle River	Maryland	$9,185	L+3.75%	03/31/11
SNF/ALF/IL(j)	Various	Washington/Oregon	26,012	L+2.75%	10/04/11
SNF(b)(d)/(e)	Various	Michigan	23,767	L+2.25%	03/26/12
SNF(d)/(e)(h)	Various	Texas	6,540	L+3.00%	06/30/11
SNF(d)/(e)(h)	Austin	Texas	4,604	L+3.00%	05/30/11
SNF(b)(d)(e)	Various	Virginia	27,401	L+2.50%	03/01/12
SNF/ICF(d)/(e)(f)	Various	Illinois	29,045	L+3.00%	10/31/11
SNF(d)/(e)/(f)	San Antonio	Texas	8,412	L+3.50%	02/09/11
SNF/ALF(d)/(e)	Nacogdoches	Texas	9,696	L+3.15%	10/02/11
SNF/Sr.Appts/ALF	Various	Texas/Louisiana	15,682	L+4.30%	02/01/11
ALF(b)(e)	Daytona Beach	Florida	3,688	L+3.43%	08/11/11
SNF/IL(c)/(d)/(e)(h)	Georgetown	Texas	5,980	L+3.00%	07/31/09
SNF(i)	Aurora	Colorado	9,151	L+5.74%	08/04/10
SNF(e)	Various	Michigan	10,080	L+7.00%	02/19/10

Investment in loans, gross			$189,243
Valuation allowance			(29,327)

Loans held at LOCOM			$159,916

(a)	SNF refers to skilled nursing facilities; ALF refers to assisted living facilities; ICF refers to intermediate care facility; and Sr. Appts refers to senior living apartments.

(b)	Loans sold to Manager in 2009 at amounts equal to appraised fair value for an aggregate amount of $42.2 million. (See Note 5)

(c)	Borrower extended the maturity date to July 31, 2012 during the second quarter of 2009.

(d)	Pledged as collateral for borrowings under our warehouse line of credit as of December 31, 2008. On March 9, 2009, Care repaid the outstanding borrowings on its warehouse line in full.

(e)	The mortgages are subject to various interest rate floors ranging from 6.00% to 11.5%.

(f)	Loan prepaid in 2009 at amounts equal to remaining principal for each respective loan.

(g)	Loan repaid at maturity in February 2010 for approximately $10.0 million, see Note 19

(h)	Loans sold to a third party in September 2009 for an aggregate amount of $24.8 million

(i)	Loan sold to a third party in October 2009 for approximately $8.5 million.

(j)	Loans sold to a third party in November 2009 for aggregate proceeds of approximately $22.4 million.

(k)	Loan sold to a third party in March 2010 for approximately $6.1 million of cash proceeds before selling costs

17

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Our mortgage portfolio (gross) at December 31, 2009 is diversified by property type and U.S. geographic region as follows (in millions of dollars):

	December 31,
	2009
	Cost	% of
By Property Type	Basis	Portfolio

Skilled Nursing	$10.2	30.2%
Mixed-use(1)	23.5	69.8%

Total	$33.7	100.0%

	December 31,
	2009
	Cost	% of
By U.S. Geographic Region	Basis	Portfolio

Midwest	$10.2	30.2%
South	23.5	69.8%

	$33.7	100.0%

(1)	Mixed-use facilities refer to properties that provide care to different segments of the elderly population based on their needs, such as Assisted Living with Skilled Nursing capabilities.

During the year ended December 31, 2009, the Company received proceeds of $37.5 million related to the prepayment of balances related to two mortgage loans and received proceeds of $42.2 million related to sales to its Manager. In addition, during the year ended December 31, 2009, the Company received $55.8 million related to sales of mortgage loans to third parties. See Note 13 for a roll forward of the investment held at fair value from December 31, 2008 to December 31, 2009. As of December 31, 2009, our portfolio of three mortgages was extended to five borrowers. Two of those three mortgage loans were sold or repaid in 2010 as indicated in (g) and (k), above. As of December 31, 2008, our portfolio of eighteen mortgages was extended to fourteen borrowers with the largest exposure to any single borrower at 20.9% of the carrying value of the portfolio. The carrying value of three loans, each to different borrowers with exposures of more than 10% of the carrying value of the total portfolio, amounted to 54.9% of the portfolio.

Note 5 —	Sales of Investments in Loans Held at LOCOM

On September 30, 2008 we finalized a Mortgage Purchase Agreement (the “Agreement”) with our Manager that provided us an option to sell loans from our investment portfolio to our Manager at the loan’s fair value on the sale date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a discussion of the terms and conditions of the Agreement. Pursuant to the agreement, we sold loans in 2008 and 2009 as discussed below.

Pursuant to the agreement, we sold a loan with a carrying amount of approximately $24.8 million in November 2009. We incurred a loss on the sale of $2.4 million.

On February 3, 2009, we sold one loan with a net carrying amount of approximately $22.5 million as of December 31, 2008. Proceeds from the sale approximated the net carrying value of $22.5 million. We incurred a loss of $4.9 million on the sale of this loan. The loss on this loan was included in the valuation allowance on the loans held at LOCOM at December 31, 2008. On August 19, 2009, we sold two mortgage loans with a net carrying value of approximately $2.9 million as of December 31, 2008. Proceeds from the sale of those two mortgage loans approximated the net carrying value as of June 30, 2009 of $2.3 million. On September 16, 2009, we sold interests in a participation loan in Michigan with a net carrying value of approximately $19.7 million as of December 31, 2008 and reduced to $18.7 million at the time of sale as a result of principal paydown. Proceeds from the sale of the interests in the participation loan were approximately $17.4 million or approximately $1.3 million less than the net carrying value. All of these loans were sold under the Mortgage Purchase Agreement (the “Agreement”) with our Manager, which was finalized in 2008 and provided us an option to sell loans from our investment portfolio to our Manager at the loan’s fair value on the sale date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a discussion of the terms and conditions of the Agreement.

On September 15, 2009, we sold four mortgage loans to a third party with a net carrying value of approximately $22.8 million as of December 31, 2008 and $22.4 million as of June 30, 2009. Proceeds from the sale of these four mortgage loans were approximately $24.8 million or approximately $2.4 million above the net carrying value. On

18

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

October 6, 2009, we sold one mortgage loan with a net carrying value of $8.2 million as of December 31, 2008 and an adjusted value of $8.4 million as of June 30, 2009. Proceeds from the sale of this mortgage loan were approximately $8.5 million or approximately $0.1 million above the net carrying value. On November 12, 2009, we sold one mortgage loan to a third party with a net carrying value of approximately $19.3 million as of December 31, 2008 and an adjusted value of $19.9 million as of June 30, 2009. Proceeds from the sale of this mortgage loan were approximately $22.4 million or approximately $2.5 million above the net carrying value.

Note 6 —	Investments in Partially-Owned Entities

On December 31, 2007, Care, through its subsidiary ERC Sub, L.P., purchased an 85% equity interest in eight limited liability entities owning nine medical office buildings with a value of $263.0 million for $61.9 million in cash including the funding of certain reserve requirements. The Seller was Cambridge Holdings Incorporated (“Cambridge”) and the interests were acquired through a “DownREIT” partnership subsidiary, i.e., ERC Sub, L.P. The transaction also provided for the issuance of 700,000 operating partnership units to Cambridge subject to future performance of the underlying properties. These units were issued by us into escrow and will be released to Cambridge subject to the acquired properties meeting certain performance benchmarks. Based on the expected timing of the release of the operating partnership units from escrow, the fair value of the operating partnership units was $2.9 million and $3.0 million on December 31, 2009 and 2008, respectively. At December 31, 2014, each operating partnership unit held in escrow at that time is redeemable into one share of the Company’s common stock, subject to certain conditions. The Company has the option to pay cash or issue shares of company stock upon redemption.

In accordance with ASC 820, the obligation to issue operating partnership units is accounted for as a derivative instrument. Accordingly, the value of the obligation to issue the operating partnership units is reflected as a liability on the Company’s balance sheet and accordingly will be remeasured every period until the operating partnership units are released from escrow.

Care will receive an initial preferred minimum return of 8.0% on capital invested at close with 2.0% per annum escalations until certain portfolio performance metrics are achieved. As of December 31, 2009, the entities now owned with Cambridge carry $178.6 million in asset-specific mortgage debt which mature no earlier than the fourth quarter of 2016 and bear a weighted average fixed interest rate of 5.86%.

The Cambridge portfolio contains approximately 767,000 square feet and is located in major metropolitan markets in Texas (8) and Louisiana (1). The properties are situated on leading medical center campuses or adjacent to prominent acute care hospitals or ambulatory surgery centers. Affiliates of Cambridge will act as managing general partners of the entities that own the properties, as well as manage and lease these facilities.

Four of the eight Cambridge legal entities had a 2009 pre-tax loss which was greater than 20% of the Company’s 2009 loss. Supplemental summarized financial data detail for those four entities individually and aggregated for the remaining Cambridge entities with greater than 10% and less than 10% of the Company’s 2009

19

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

loss as of and for the years ended December 31, 2009, along with 2008 amounts which are presented for comparative purposed, are as follows:

December 31, 2009 Balance Sheet Detail

					Entities with <20% Significance
		Nassau	Walnut Hill		>10% of Care’s	<10% of Care’s
	Plano	Bay	(Dallas)	Allen	2009 Loss(A)	2009 Loss(B)	Combined
	Dollars in millions

Assets:
Real Estate	$58.1	$20.8	$36.3	$13.5	$53.2	$21.1	$203.0
Other Assets	4.6	2.4	3.1	1.6	10.1	1.7	23.5

Total Assets	$62.7	$23.2	$39.4	$15.1	$63.3	$22.8	$226.5

Liabilities:
Mortgage Debt	$55.0	$14.0	$28.5	$12.1	$50.4	$18.6	$178.6
Other Liabilities	3.0	1.1	1.4	1.2	5.0	0.2	11.9

Total Liabilities	$58.0	$15.1	$29.9	$13.3	$55.4	$18.8	$190.5

Equity	$4.7	$8.1	$9.5	$1.8	$7.9	$4.0	$36.0

Income Statement Detail

					Entities with <20% Significance
		Nassau	Walnut Hill		>10% of Care’s	<10% of Care’s
	Plano	Bay	(Dallas)	Allen	2009 Loss(A)	2009 Loss(B)	Combined
	Dollars in millions

Rental Revenue	$4.8	$2.2	$2.1	$1.1	$5.8	$1.7	$17.7
Operating Expense Reimbursements	1.8	0.3	0.9	0.6	1.2	0.4	5.2
Other Income	0.2	—	1.2	—	0.2	0.3	1.9

Total Revenue	$6.8	$2.5	$4.2	$1.7	$7.2	$2.4	$24.8

Operating Expenses	$2.1	$1.2	$1.2	$0.8	$2.6	$0.4	$8.3
Depreciation and Amortization	3.0	1.4	1.9	0.9	3.1	1.1	11.3
Total Expenses	8.9	3.4	5.0	2.5	8.8	2.6	31.2
Net Loss	$(2.1)	$(0.9)	$(0.8)	$(0.8)	$(1.6)	$(0.2)	$(6.4)

20

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

December 31, 2008
Balance Sheet Detail

					Entities with <20% Significance
		Nassau	Walnut Hill		>10% of Care’s	<10% of Care’s
	Plano	Bay	(Dallas)	Allen	2009 Loss(A)	2009 Loss(B)	Combined
	Dollars in millions

Assets:
Real Estate	$61.0	$19.8	$37.8	$14.3	$56.0	$22.2	$211.1
Other Assets	5.4	3.2	3.8	1.6	10.2	2.6	26.8

Total Assets	$66.4	$23.0	$41.6	$15.9	$66.2	$24.8	$237.9

Liabilities:
Mortgage Debt	$55.0	$14.0	$28.5	$12.1	$50.6	$18.6	$178.8
Other Liabilities	3.4	1.3	1.8	1.0	5.1	0.8	13.4

Total Liabilities	$58.4	$15.3	$30.3	$13.1	$55.7	$19.4	$192.2

Equity	$8.0	$7.7	$11.3	$2.8	$10.5	$5.4	$45.7

Income Statement Detail

					Entities with <20% Significance
		Nassau	Walnut Hill		>10% of Care’s	<10% of Care’s
	Plano	Bay	(Dallas)	Allen	2009 Loss(A)	2009 Loss(B)	Combined
	Dollars in millions

Rental Revenue	$4.6	$2.1	$2.0	$1.1	$5.6	$1.4	$16.8
Operating Expense Reimbursements	1.9	0.2	0.9	0.6	1.3	0.3	5.2
Other Income	0.4	—	1.2	—	0.4	0.3	2.3

Total Revenue	$6.9	$2.3	$4.1	$1.7	$7.3	$2.0	$24.3

Operating Expenses	$2.1	$1.0	$1.1	$0.8	$2.7	$0.4	$8.1
Depreciation and Amortization	3.0	1.3	2.0	0.8	3.0	1.0	11.1
Total Expenses	9.0	3.1	5.0	2.5	8.8	2.5	30.9
Net Loss	$(2.1)	$(0.8)	$(0.9)	$(0.8)	$(1.5)	$(0.5)	$(6.6)

(A)	— Aggregated amounts for the following three entities whose 2009 significance is between 10% and 20% to Care: Howell, Gorbutt and Westgate.

(B)	— Amounts for one entity, Southlake, whose 2009 significance is less than 10% to Care.

On December 31, 2007, the Company also formed a joint venture, SMC-CIT Holding Company, LLC, with an affiliate of Senior Management Concepts, LLC to acquire four independent and assisted living facilities located in Utah. Total capitalization of the joint venture is $61.0 million. Care invested $6.8 million in exchange for 100% of the preferred equity interests and 10% of the common equity interests of the joint venture. The Company will receive a preferred return of 15% on its invested capital and an additional common equity return equal to 10% of the projected free cash flow after payment of debt service and the preferred return. Subject to certain conditions being met, our preferred equity interest is subject to redemption at par beginning on January 1, 2010. We retain an option to put our preferred equity interest to our partner at par any time beginning on January 1, 2016. If our preferred equity interest is redeemed, we have the right to put our common equity interests to our partner within thirty days after notice at fair market value as determined by a third-party appraiser. Affiliates of Senior Management

21

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Concepts, LLC have leased the facilities from the joint venture for 15 years, expiring in 2022. Care accounts for its investment in SMC-CIT Holding Company, LLC under the equity method.

The four facilities contain 243 independent living units and 165 assisted living units. The properties were constructed in the last 25 years, and two were built in the last 10 years. Since both transactions closed on December 31, 2007, the Company recorded no income or loss on these investments for the period from June 22, 2007 (commencement of operations) to December 31, 2007.

For the years ended December 31, 2009 and December 31, 2008, our equity in the loss of our Cambridge portfolio amounted to $5.6 million and $5.6 million, respectively, which included $9.6 million and $9.4 million, respectively, attributable to our share of the depreciation and amortization expenses associated with the Cambridge properties. The Company’s investment in the Cambridge entities was $49.3 million and $58.1 million at December 31, 2009 and 2008, respectively. During the years ended December 31, 2009 and December 31, 2008, we received $5.8 million and $2.2 million in distributions from our investment in Cambridge.

For the years ended December 31, 2009 and December 31, 2008, we recognized $1.2 million and $1.1 million, respectively, in equity income from our interest in SMC and received $1.2 million and $1.1 million in distributions, respectively.

Note 7 —	Identified Intangible Assets — leases in-place, net

The following table summarizes the Company’s identified intangible assets as of December 31, 2009:

Identified intangibles — leases in-place (amounts in thousands)

Gross amount	$4,960
Accumulated amortization	(489)

$4,471

The estimated annual amortization of acquired in-place leases for each of the succeeding years as of December 31, 2008 is as follows: (amounts in thousands)

2010	331
2011	331
2012	331
2013	331
2013	331
Thereafter	2,816

The Company amortizes this intangible asset over the life of the leases on a straight-line basis.

Note 8 —	Other Assets

Other assets at December 31, 2009 and 2008 consisted of the following (amounts in thousands):

	December 31	December 31
	2009	2008

Straight-line effect of lease revenue	$3,628	$1,218
Prepaid expenses	722	390
Receivables	166	—
Deferred exit fees and other	100	820

Total other assets	$4,617	$2,428

22

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 9 —	Borrowings under Warehouse Line of Credit

On October 1, 2007, Care entered into a master repurchase agreement (“Agreement”) with Column Financial, Inc. (“Column”), an affiliate of Credit Suisse, one of the underwriters of Care’s initial public offering in June 2007. This type of lending arrangement is often referred to as a warehouse facility. The Agreement provided an initial line of credit of up to $300 million, which could be increased temporarily to an aggregate amount of $400 million under the terms of the Agreement.

On March 9, 2009, Care repaid this loan in full and closed the warehouse line of credit.

Note 10 —	Mortgage Notes Payable

On June 26, 2008 with the acquisition of the twelve properties from Bickford Senior Living Group LLC, the Company entered into a mortgage loan with Red Mortgage Capital, Inc. for $74.6 million. The terms of the mortgage require interest-only payments at a fixed interest rate of 6.845% for the first twelve months. Commencing on the first anniversary and every month thereafter, the mortgage loan requires a fixed monthly payment of $0.5 million for both principal and interest until the maturity in July 2015 when the then outstanding balance of $69.6 million is due and payable. Care paid approximately $0.3 million in principal amortization during the year ended December 31, 2009. The mortgage loan is collateralized by the properties.

On September 30, 2008 with the acquisition of the two additional properties from Bickford, the Company entered into an additional mortgage loan with Red Mortgage Capital, Inc. for $7.6 million. The terms of the mortgage require interest and principal payments of approximately $52,000 based on a fixed interest rate of 7.17% until the maturity in July 2015 when the then outstanding balance of $7.1 million is due and payable. Care paid approximately $0.1 in principal amortization during the year ended December 31, 2009. The mortgage loan is collateralized by the properties.

As of December 31, 2009, principal repayments due under all borrowings for the next 5 years and thereafter are as follows (in millions):

2010	$0.9
2011	0.9
2012	0.9
2013	1.0
2014	1.0
Thereafter	77.3

Note 11 —	Other Liabilities

Other liabilities as of December 31, 2009 and 2008 consist principally of deposits and real estate escrows from borrowers amounting to $1.1 million and $1.3 million, respectively.

Note 12 —	Related Party Transactions

Management Agreement

In connection with our initial public offering in 2007, we entered into a Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Under the Management Agreement, our Manager, subject to the oversight of the Board of Directors of Care, is required to manage the day-to-day activities of the Company, for which the Manager receives a base management fee and is eligible for an incentive fee. The Manager is also entitled to charge the Company for certain expenses incurred on behalf of Care.

23

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

On September 30, 2008, we amended our Management Agreement (“Amendment 1”). Pursuant to the terms of the amendment, the Base Management Fee (as defined in the Management Agreement) payable to the Manager under the Management Agreement is reduced to a monthly amount equal to 1/12 of 0.875% of the Company’s equity (as defined in the Management Agreement). In addition, pursuant to the terms of the Amendment, the Incentive Fee (as defined in the Management Agreement) to the Manager pursuant to the Management Agreement has been eliminated and the Termination Fee (as defined in the Management Agreement) to the Manager upon the termination or non-renewal of the Management Agreement shall be equal to the average annual Base Management Fee as earned by the Manager during the immediately preceding two years multiplied by three, but in no event shall the Termination Fee be less than $15.4 million.

In consideration of the Amendment and for the Manager’s continued and future services to the Company, the Company granted the Manager warrants to purchase 435,000 shares of the Company’s common stock at $17.00 per share (the “Warrant”) under the Manager Equity Plan adopted by the Company on June 21, 2007 (the “Manager Equity Plan”). The Warrant, which is immediately exercisable, expires on September 30, 2018.

In accordance with ASC 505-50, the Company used the Black-Scholes option pricing model to measure the fair value of the Warrant granted with the Amendment. The Black-Scholes model valued the Warrant using the following assumptions:

Volatility	47.8%
Expected Dividend Yield	5.92%
Risk-free Rate of Return	3.8%
Current Market Price	$7.79
Strike Price	$17.00
Term of Warrant	10 years

The fair value of the Warrant is approximately $0.5 million, which is recorded as part of additional paid-in-capital with a corresponding entry to expense. The Warrant will be remeasured to fair value at each reporting date, and amortized into expense over 18 months, which represents the remaining initial term of the Management Agreement.

On January 15, 2010, the Company entered into an Amended and Restated Management Agreement, dated as of January 15, 2010 (“Amendment 2”) which amends and restates the Management Agreement, dated June 27, 2007, as amended by Amendment No. 1 to the Management Agreement. Amendment 2 became effective upon approval by the Company’s stockholders of the plan of liquidation on January 28, 2010. Amendment 2 shall continue in effect, unless earlier terminated in accordance with the terms thereof, until December 31, 2011.

Amendment 2 reduces the base management fee to a monthly amount equal to (i) $125,000 from February 1, 2010 until June 30, 2010 and (ii) $100,000 until the earlier of December 31, 2010 and the sale of certain assets and (iii) $75,000 until the effective date of expiration or earlier termination of the agreement, subject to additional provisions.

Pursuant to the terms of the Amendment 2, the Company shall pay the Manager a buyout payment of $7.5 million, payable in three installments of $2.5 million on January 28, 2010 and, effectively, April 1, 2010 and either June 30, 2011 or the effective date of the termination of the agreement if earlier. Amendment 2 provides the Company and the Manager with a right to terminate the agreement without cause, under certain conditions, and the Company with a right to terminate the agreement with cause, as defined in Amendment 1.

Pursuant to the terms of Amendment 2, the Manager is eligible for an incentive fee of $1.5 million under certain conditions where cash distributed or distributable to stockholders equals or exceeds $9.25 per share. See Note 16.

We are also responsible for reimbursing the Manager for its pro rata portion of certain expenses detailed in the initial agreement and subsequent amendments, such as rent, utilities, office furniture, equipment, and overhead,

24

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Notes to Consolidated Financial Statements — (Continued)

among others, required for our operations. Transactions with our Manager during the year ended December 31, 2009 included:

•	Our $0.5 million liability to our Manager for professional fees paid and other third party costs incurred by our Manager on behalf of Care and management fees.

•	Our expense recognition of $0.5 million and $2.2 million for the three months and year ended December 31, 2009, respectively, for the base management fee.

•	On February 3, 2009, we sold a loan with a book value of $27.0 on the date of sale to our Manager for proceeds of $22.5 resulting in an approximate loss of $4.9 million.

•	On August 19, 2009, we sold two mortgage loans with a book value of approximately $3.7 million to our Manager for proceeds of $2.3 resulting in an approximate loss of $1.4 million.

•	On September 16, 2009, we sold interests in a participation loan in Michigan with book value of approximately $22.2 million on the date of sale to our Manager for proceeds of $17.4 million resulting in an approximate loss of $4.8 million.

Note 13 —	Fair Value of Financial Instruments

The Company has established processes for determining fair values and fair value is based on quoted market prices, where available. If listed prices or quotes are not available, then fair value is based upon internally developed models that primarily use inputs that are market-based or independently-sourced market parameters.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The following describes the valuation methodologies used for the Company’s financial instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Investment in loans — the fair value of the portfolio is based primarily on appraisals from third parties. Investing in healthcare-related commercial mortgage debt is transacted through an over-the-counter market with minimal pricing transparency. Loans are infrequently traded and market quotes are not widely available and disseminated. The Company also gives consideration to its knowledge of the current marketplace and the credit worthiness of the borrowers in determining the fair value of the portfolio. At December 31, 2009, we valued our loans primarily based upon appraisals obtained from The Debt Exchange, Inc. or DebtX. When loans are under contract for sale or sold or repaid subsequent to the filing of our Form 10-K, they are valued at their fair value and are valued using level 2 inputs.

Obligation to issue operating partnership units — the fair value of our obligation to issue operating partnership units is based on an internally developed valuation model, as quoted market prices are not available nor are quoted prices for similar liabilities. Our model involves the use of management estimates as well as some Level 2 inputs. The variables in the model include the estimated release dates of the shares out of escrow, based on the expected performance of the underlying properties, a discount factor of approximately 15%, and the market price and expected quarterly dividend of Care’s common shares at each measurement date.

25

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table presents the Company’s financial instruments carried at fair value on the consolidated balance sheet as of December 31, 2009:

	Fair Value at December 31, 2009
	Level 1	Level 2	Level 3	Total
	($ in millions)

Assets
Investment in loans	$—	$16.1	$9.2	$25.3

Liabilities
Obligation to issue operating partnership units(1)	$—	$—	$2.9	$2.9

	Fair Value at December 31, 2008
	Level 1	Level 2	Level 3	Total

Assets
Investment in loans	$22.5	$—	$137.4	$159.9

Liabilities
Obligation to issue operating partnership units(1)	$—	$—	$3.0	$3.0

(1)	At December 31, 2008, the fair value of our obligation to issue partnership units was $3.0 million and we recorded unrealized gain of $0.1 million on revaluation at December 31, 2009 and an unrealized loss of $0.2 million on revaluation at December 31, 2008.

The tables below present reconciliations for all assets and liabilities measured at fair value on a recurring basis using significant Level 2 and Level 3 inputs during 2009. Level 3 instruments presented in the tables include a liability to issue partnership units, which are carried at fair value. The Level 2 and Level 3 instruments were valued based upon appraisals, actual cash repayments and sales contracts or using models that, in management’s judgment, reflect the assumptions a marketplace participant would use at December 31, 2009.

	Level 3 Instruments — Fair
	Value Measurements
	Obligation to	Investment
	issue	in Loans Held
	Partnership	at Lower of Cost
	Units	or Market
	($ in millions)

Balance, December 31, 2008	$(3.0)	$159.9
Sales of loans to Manager	—	(42.3)
Sales of loans to third parties	—	(55.8)
Loan prepayments and principal repayments	—	(40.5)
Total unrealized gains included in income statement	0.1	4.0
Transfers to Level 2	—	(16.1)

Balance, December 31, 2009	$(2.9)	$9.2

Net change in unrealized losses from obligations owed/investments still held at December 31, 2009	$0.1	$4.0

In addition we are required to disclose fair value information about financial instruments, whether or not recognized in the financial statements, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair value is based upon the application of discount rates to estimated future cash flows based on market yields or other appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not

26

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

necessarily indicative of the amounts we could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

In addition to the amounts reflected in the financial statements at fair value as noted above, cash equivalents, accrued interest receivables, and accounts payable and accrued expenses reasonably approximate their fair values due to the short maturities of these items. Management believes that the mortgage notes payable of $74.6 million and $7.6 million that were incurred from the acquisitions of the Bickford properties on June 26, 2008 and September 30, 2008, respectively, have a fair value of approximately $85.1 million as of December 31, 2009. The fair value of the debt has been determined by evaluating the present value of the agreed upon cash flows at a discount rate reflective of financing terms currently available to us for collateral with the same credit and quality characteristics.

The Company is exposed to certain risks relating to its ongoing business. The primary risk managed by using derivative instruments is interest rate risk. Interest rate caps are entered into to manage interest rate risk associated with the Company’s borrowings. The company has no interest rate caps as of December 31, 2009.

We are required to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. The Company has not designated any of its derivatives as hedging instruments. The Company’s financial statements included the following fair value amounts and gains and losses on derivative instruments (dollars in thousands):

	December 31,		December 31,
	2009		2008
	Balance	Balance	Balance
Derivatives not Designated as	Sheet	Fair	Sheet	Fair
Hedging Instruments	Location	Value	Location	Value

Operating Partnership Units	Obligation to issue operating partnership units	$(2,890)	Obligation to issue operating partnership units	$(3,045)
			Other assets	7

Total Derivatives		$(2,890)		$(3,038)

		Amount of (Gain)/Loss
		Recognized in Income on
		Derivative
	Location of (Gain)/Loss	Year Ended
Derivatives not Designated as	Recognized in Income on	December 31,	December 31,
Hedging Instruments	Derivative	2009	2008

Operating Partnership Units	Unrealized(gain)/loss on derivative instruments	$(155)	$195
Interest Rate Caps	Unrealized(gain)/loss on derivative instruments	2	42

	Total	$(153)	$237

Note 14 —	Stockholders’ Equity

Our authorized capital stock consists of 100,000,000 shares of preferred stock, $0.001 par value and 250,000,000 shares of common stock, $0.001 par value. As of December 31, 2009 and 2008, no shares of preferred stock were issued and outstanding and 21,159,647 and 21,021,359 shares of our common stock were issued respectively and 20,158,894 and 20,021,359 shares of common stock were outstanding, respectively.

27

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Equity Plan

Restricted Stock Grants:

At the time of our initial public offering in June 2007, we issued 133,333 shares of common stock to our Manager’s employees, some of whom are officers or directors of Care and we also awarded 15,000 shares of common stock to Care’s independent board members. The shares granted to our Manager’s employees had an initial vesting date of June 22, 2010, three years from the date of grant. The shares granted to our independent board members vest ratably on the first, second and third anniversaries of the grant. During the year ended December 31, 2008, 42,000 shares of restricted stock granted to our Manager’s employees were forfeited and 10,000 shares vested due to a termination of an officer of the Manager without cause. In addition, 20,000 shares of restricted stock were granted to a board member who formerly served as an employee of our Manager. These shares had a fair value of $183,000 at issuance and had an initial vesting date of June 27, 2010.

On January 28, 2010, our shareholders approved the Company’s plan of liquidation. Under the terms of each of these awards, the approval of the plan of liquidation by our shareholders accelerated the vesting of the awards on that day.

Schedule of Non Vested Shares — Equity Plan

	Grants to	Grants to
	Independent	Manager’s	Total
	Directors	Employees	Grants

Balance at January 1, 2008	15,000	133,333	148,333
Granted	20,000	—	20,000
Vested	5,000	10,000	15,000
Forfeited	—	42,000	42,000

Balance at December 31, 2008	30,000	81,333	111,333

Granted	—	—	—
Vested	30,000	81,333	111,333
Forfeited	—	—	—

Balance at December 31, 2009	—	—	—

Restricted Stock Units:

On April 8, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Care awarded the Company’s CEO, 35,000 shares of restricted stock units (“RSUs”) under the Care Investment Trust Inc. Equity Incentive Plan (“Equity Plan”). The RSUs had a fair value of $385,000 on the grant date. The initial vesting of the award was 50% on the third anniversary of the award and the remaining 50% on the fourth anniversary of the award. Under the terms of these awards, shareholder approval of the plan of liquidation accelerated the vesting of the awards on that day.

On November 5, 2009, the Board of Directors of Care Investment Trust Inc. (the “Company”) awarded our Chairman of the Board of Directors 10,000 restricted stock units, which were initially subject to vesting in four equal installments, commencing on November 5, 2010. Under the terms of this award, shareholder approval of the plan of liquidation accelerated the vesting of this award on that day.

Long-Term Equity Incentive Programs:

On May 12, 2008, the Committee approved two new long-term equity incentive programs under the Equity Plan. The first program is an annual performance-based RSU award program (the “RSU Award Program”). All

28

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

RSUs granted under the RSU Award Program included a vesting period of four years. The second program is a three-year performance share plan (the “Performance Share Plan”).

In connection with the initial adoption of the RSU Award Program, certain employees of the Manager and its affiliates were granted 68,308 RSUs on the adoption date with a grant date fair value of $0.7 million. 9,242 of these shares were forfeited in 2009. 14,763 of these shares vested in May 2009. Achievement of awards under the 2008 RSU Award Program was based upon the Company’s ability to meet both financial (AFFO per share) and strategic (shifting from a mortgage to an equity REIT) performance goals during 2008, as well as on the individual employee’s ability to meet performance goals. In accordance with the 2008 RSU Award Program 49,961 RSUs and 30,333 RSUs were granted on March 12, 2009 and May 7, 2009, respectively. RSUs granted in connection with the 2008 RSU Award Program were initially subject to the following vesting schedule:

2010	34,840
2011	52,340
2012	52,343
2013	20,074

Under the terms of each of these awards, shareholder approval of the plan of liquidation accelerated the vesting of the awards on that day.

Under the Performance Share Plan, a participant is granted a number of performance shares or units, the settlement of which will depend on the Company’s achievement of certain pre-determined financial goals at the end of the three-year performance period. Any shares received in settlement of the performance award will be issued to the participant in early 2011, without any further vesting requirements. With respect to the 2008-2010 performance periods, the performance goals relate to the Company’s ability to meet both financial (compound growth in AFFO per share) and share return goals (total shareholder return versus the Company’s healthcare equity and mortgage REIT peers). The Committee has established threshold, target and maximum levels of performance. If the Company meets the threshold level of performance, a participant will earn 50% of the performance share grant if it meets the target level of performance, a participant will earn 100% of the performance share grant and if it achieves the maximum level of performance, a participant will earn 200% of the performance share grant. As of December 31, 2009, no shares have been earned under this plan.

On December 10, 2009, the Company granted performance share awards to plan participants for an aggregate amount of 15,000 shares at target levels and an aggregate maximum of 30,000 shares. On February 23, 2009, the terms of the awards were modified such that the awards are now triggered upon the execution, during 2010, of one or more of the following transactions that results in a return of liquidity to the Company’s stockholders within the parameters expressed in the agreement: (i) a merger or other business combination resulting in the disposition of all of the issued and outstanding equity securities of the Company, (ii) a tender offer made directly to the Company’s stockholders either by the Company or a third party for at least a majority of the Company’s issued and outstanding common stock, or (iii) the declaration of aggregate distributions by the Company’s Board equal to or exceeding $8.00 per share.

As of December 31, 2009, 210,677 shares of our common stock and 197,615 RSUs had been granted pursuant to the Equity Plan and 267,516 shares remain available for future issuances. The Equity Plan will automatically expire on the 10th anniversary of the date it was adopted. Care’s Board of Directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval in the case of amendments or modifications. We recorded $2.3 million of expense related to compensation and $1.2 million of expense related to remeasurement of grants to fair value for the years ended December 31, 2009 and 2008, respectively, Approximately $0.8 million of the expense recorded in 2009 related to accelerated vesting in the aggregate. All of the shares issued under our Equity Plan are considered non-employee awards. Accordingly, the expense for each period is determined based on the fair value of each share or unit awarded over the required performance period.

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Notes to Consolidated Financial Statements — (Continued)

Shares Issued to Directors for Board Fees:

On January 5, 2009, April 3, 2009, July 1, 2009, October 1, 2009, and January 4, 2010, respectively, 9,624, 13,734, 14,418, 9,774 and 8,030 shares of common stock with an aggregate fair value of approximately $300,000 were granted to our independent directors as part of their annual retainer. Each independent director receives an annual base retainer of $100,000, payable quarterly in arrears, of which 50% is paid in cash and 50% in common stock of Care. Shares granted as part of the annual retainer vest immediately and are included in general and administrative expense.

Manager Equity Plan

Upon completion of our initial public offering in June 2007, approximately $1.3 million shares were made available and we granted 607,690 fully vested shares of our common stock to our Manager under the Manager Equity Plan. These shares are subject to our Manager’s right to register the resale of such shares pursuant to a registration rights agreement we entered into with our Manager in connection with our initial public offering. At December 31, 2009, 282,945 shares are available for future issuances under the Manager Equity Plan. The Manager Equity Plan will automatically expire on the 10th anniversary of the date it was adopted. Care’s Board of Directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval in the case of amendments or modifications.

The 282,945 shares available for future issuance under the Manager Equity Plan are net of 435,000 shares that may be issued upon conversion of a warrant issued to our Manager described in Note 12.

Note 15 —	Loss per share ($ in thousands, except share and per share data)

			For the Period from
			June 22, 2007
	For the Year	For the Year	(Commencement of
	Ended	Ended	Operations) to
	December 31, 2009	December 31, 2008	December 31, 2007

Loss per share — basic and diluted	$(0.14)	$(1.47)	$(0.07)
Numerator
Net loss	$(2,826)	$(30,806)	$(1,557)
Denominator
Weighted Average Common Shares Outstanding	20,061,763	20,952,972	20,866,526

Diluted loss per share was the same as basic loss per share for each period because all outstanding restricted stock awards were anti-dilutive.

Note 16 —	Commitments and Contingencies

At December 31, 2009, Care was obligated to provide approximately $1.9 million in tenant improvements related to our purchase of the Cambridge properties in 2010. Care is also obligated to fund additional payments for expansion of four of the facilities acquired in the Bickford transaction on June 26, 2008. The maximum amount that the Company is obligated to fund is $7.2 million. Since these payments would increase our investment in the properties, the minimum base rent and additional base rent would increase based on the amounts funded. After funding the expansion payments and meeting certain conditions as outlined in the documents associated with the transaction, the sellers are entitled to the balance of the commitment of $7.2 million less the total of all expansion payments made in conjunction with the properties. As of December 31, 2009, no expansion payments have been requested and Bickford has yet to meet any of a series of conditions which would need to be satisfied by July 26, 2010 in accordance with the terms of the agreement.

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Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Under our Management Agreement, our Manager, subject to the oversight of the Company’s board of directors, is required to manage the day-to-day activities of Care, for which the Manager receives a base management fee. The Management Agreement was amended on January 15, 2010, effective on January 28, 2010 (see Note 12).

Under the amended terms, the agreement expires on December 31, 2011. The base management fee is payable monthly in arrears in an amount equal to 1/12 of 0.875% of the Company’s stockholders’ GAAP equity for January 2010 and $125,000 per month thereafter, subject to reduction to $100,000 per month under certain conditions.

In addition, under the amended terms the Company is obligated to make buyout payments, which replaced a termination fee contingency. The buyout payments were paid or payable as follows: (i) $2.5 million paid on January 29, 2010, (ii) $2.5 million upon the earlier of (a) April 1, 2010 and (b) the effective date of the termination of the Agreement by either of the Company or the Manager; and (iii) $2.5 million upon the earlier of (a) June 30, 2011 and (b) the effective date of the termination of the Agreement by either the Company or the Manager.

The table below summarizes our contractual obligations as of December 31, 2009.

	2010	2011	2012	2013	2014	Thereafter
	Amounts in millions

Commitment to fund tenant improvements	$1.9	$—	$—	$—	$—	$—
Commitment to fund earn out	7.2	—	—	—	—	—
Mortgage notes payable	6.5	6.5	6.5	6.5	6.5	80.4
Management fee	1.5	1.5	—	—	—	—
Buyout fee to Manager	5.0	2.5	—	—	—	—

Care has commitments at December 31, 2009 to finance tenant improvements of $1.9 million and earn out of $7.2 million under certain conditions. The commitment amount for the earn out is contingent upon meeting certain conditions. If those conditions are not met, our obligation to fund those commitments would be zero. $1.7 million of tenant improvement represents hold back from the initial purchase of Cambridge. No provision for the earn out contingency has been accrued at December 31, 2009. The estimated amounts and timing of the commitments to fund tenant improvements are based on projections by the managers who are affiliates of Cambridge and Bickford.

Pursuant to terms of Amendment 2 to the Management Agreement, the Manager is eligible for an incentive fee of $1.5 million under certain conditions where distributable cash to stockholders equals or exceeds $9.25 per share. No provision has been made for the incentive fee.

On September 18, 2007, a class action complaint for violations of federal securities laws was filed in the United States District Court, Southern District of New York alleging that the Registration Statement relating to the initial public offering of shares of our common stock, filed on June 21, 2007, failed to disclose that certain of the assets in the contributed portfolio were materially impaired and overvalued and that we were experiencing increasing difficulty in securing our warehouse financing lines. On January 18, 2008, the court entered an order appointing co-lead plaintiffs and co-lead counsel. On February 19, 2008, the co-lead plaintiffs filed an amended complaint citing additional evidentiary support for the allegations in the complaint. We believe the complaint and allegations are without merit and intend to defend against the complaint and allegations vigorously. We filed a motion to dismiss the complaint on April 22, 2008. The plaintiffs filed an opposition to our motion to dismiss on July 9, 2008, to which we filed our reply on September 10, 2008. On March 4, 2009, the court denied our motion to dismiss. Care filed its answer on April 15, 2009. At a conference held on May 15, 2009, the Court ordered the parties to make a joint submission (the “Joint Statement”) setting forth: (i) the specific statements that Plaintiffs claim are false and misleading; (ii) the facts on which Plaintiffs rely as showing each alleged misstatement was false and misleading; and (iii) the facts on which Defendants rely as showing those statements were true. The parties filed the Joint Statement on June 3, 2009. On July 31, 2009, the parties entered into a stipulation that narrowed the scope of the

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Notes to Consolidated Financial Statements — (Continued)

proceeding to the single issue of the warehouse financing disclosure in the Registration Statement. Fact discovery closed on April 23, 2010.

The Court ordered the parties to file an abbreviated joint pre-trial statement on June 9, 2010, and scheduled a pre-trial conference for June 11, 2010. At the conclusion of the pre-trial conference, the Court asked the parties to agree on a summary judgment briefing schedule. The parties have since agreed, and the Court has ordered, that the Defendants file their motion for summary judgment on July 9, 2010 Plaintiffs file their opposition on August 6, 2010 and Defendants file their reply on August 27, 2010. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $1.0 million to defend against this complaint and any incremental costs to defend will be paid by Care’s insurer. No provision for loss related to this matter has been accrued at December 31, 2009.

On November 25, 2009, we filed a lawsuit in the U.S. District Court for the Northern District of Texas against Saada Parties, seeking declaratory judgments that (i) we have the right to engage in a business combination transaction involving our company or a sale of our wholly owned subsidiary that serves as the general partner of the partnership that holds the direct investment in the portfolio without the approval of the Saada Parties, (ii) the contractual right of the Saada Parties to put their interests in the Cambridge medical office building portfolio has expired and (iii) the operating partnership units held by the Saada Parties do not entitle them to receive any special cash distributions made to our stockholders. We also brought affirmative claims for tortious interference by the Saada Parties with a prospective contract and for their breach of the implied covenant of good faith and fair dealing.

On January 27, 2010, the Saada Parties answered our complaint, and simultaneously filed Counterclaims that named our subsidiaries ERC Sub LLC and ERC Sub, L.P., external manager CIT Healthcare LLC, and board chairman Flint D. Besecker, as additional third-party defendants. The Counterclaims seek four declaratory judgments construing certain contracts among the parties that are largely the mirror image of our declaratory judgment claims. In addition, the Counterclaims also seek monetary damages for purported breaches of fiduciary duty and the duty of good faith and fair dealing, as well as fraudulent inducement, against us and the third-party defendants jointly and severally.

The Counterclaims further request indemnification by ERC Sub, L.P., pursuant to a contract between the parties, and the imposition of a “constructive trust” on our current assets to be disposed as part of any future liquidation of Care, including all proceeds from those assets. Although the Counterclaims do not itemize their asserted damages, they assign these damages a value of $100 million “or more.” In addition, the Saada Parties filed a motion to dismiss our tortious interference and breach of the implied covenant of good faith and fair dealing claims on January 27, 2010. In response to the Counterclaims, we filed on March 5, 2010, an omnibus motion to dismiss all of the Counterclaims.

On March 22, 2010, we received a letter from Cambridge Holdings, which asserted that the transactions with Tiptree were in violation of our agreements with the Saada Parties.

The Saada Parties filed their opposition to our omnibus motion to dismiss on March 26, 2010, and we filed our response on April 9, 2010.

On April 14, 2010, the Saada Parties’ motion to dismiss was denied and our motion to dismiss was also denied.

On April 27, 2010, we filed an answer to the Saada Parties’ third-party complaint. We continue to believe that the arguments advanced by Cambridge Holdings lack merit. See “Risk Factors — Risks Related to the Tiptree Transaction.”

On May 28, 2010, Cambridge Holdings filed a motion for leave to amend its previously-asserted counterclaims and third-party complaint to include a new claim for breach of contract against Care. This proposed new claim asserts that Cambridge Holdings and Care agreed, in October 2009, upon a sale of ERC Sub, L.P.’s 85% limited partnership interest in the Cambridge properties back to Cambridge Holdings for $20 million in cash plus certain other arrangements involving the cancellation of partnership units and existing escrow accounts. The proposed new

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Notes to Consolidated Financial Statements — (Continued)

claim further asserts that Care reneged on this purported agreement after having previously agreed to all of its material terms, thus “breaching” the agreement. Further, the proposed new claim seeks specific performance of the purported contract. Care denies that any agreement of the sort alleged by Cambridge Holdings was ever reached, and Care also believes that the proposed new claim suffers from several deficiencies. Care filed its opposition on June 18, 2010 and Cambridge Holdings replied on July 1, 2010. In the meantime, on June 21, 2010, ERC Sub sought leave to amend its counterclaims to assert a breach of contract action against Cambridge Holdings. Cambridge Holdings did not oppose ERC Sub’s motion. The outcome of this matter cannot currently be predicted. To date, Care has incurred approximately $0.6 million to defend against this complaint. No provision for loss related to this matter has been accrued at December 31, 2009.

Care is not presently involved in any other material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to litigation will not materially affect our financial position, operating results or liquidity.

Care is negotiating for the sale of the Company with a third party and has presented going concern financial statements based on its expectation that a sale of the company is likely to occur. See Notes 2 and 19.

On January 28, 2010, shareholders approved the Company’s plan of liquidation. See the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 28, 2010 containing the plan of liquidation. See Note 19.

Note 17 —	Financial Instruments: Derivatives and Hedging

The fair value of our obligation to issue operating partnership units was $2.9 million and $3.0 million at December 31, 2009, December 31 and 2008, respectively.

On February 1, 2008, we entered into three interest rate caps on three loans pledged as collateral under our warehouse line of credit in order to increase the advance rates available on the pledged loans. These caps were terminated on April 20, 2009 for an amount equal to the remaining book value.

Note 18 —	Quarterly Financial Information (Unaudited)

Summarized unaudited consolidated quarterly information for each of the years ended December 31, 2009 and 2008 is provided below.

	Quarter Ended
	March 31(1)	June 30(1)	Sept. 30(1)	Dec. 31(1)
	(Amounts in millions except per share amounts)

2009:
Revenues	$6.1	$5.1	$5.0	$3.9
Income (loss) available to common shareholders	2.5	(0.5)	(0.4)	(4.4)
Earnings per share — basic and diluted	$0.12	$(0.03)	$(0.02)	$(0.21)
Earnings per share — diluted	—	—	—	—

33

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Quarter Ended
	March 31	June 30	Sept. 30(1)	Dec. 31(1)
	(Amounts in millions except per share amounts)

2008:
Revenues	$4.7	$3.6	$6.6	$7.4
Income (loss) available to common shareholders	0.5	0.7	(3.5)	(28.5)
Earnings per share — basic and diluted	$0.02	$0.03	$(0.17)	$(1.35)
Earnings per share — diluted	$0.02	$0.03	—	—

(1)	— Basic and diluted are the same as inclusion of diluted shares would be “anti-dilutive”

Note 19 —	Subsequent Events

Repayment and Sale of Loans held at LOCOM

On February 19, 2010, one borrower repaid one of the Company’s mortgage loans with a net carrying value of approximately $10.0 million as of December 31, 2008 and a September 30, 2009 interim carrying value of approximately $10.0 million as of December 31, 2009. Proceeds from the repayment of this mortgage loan were approximately $10.0 million.

On March 2, 2010, we sold one mortgage loan to a third party with a net carrying value of approximately $7.8 million as of December 31, 2008 and a September 30, 2009 interim carrying value of approximately $6.1 million before selling costs as of December 31, 2009. Net realized proceeds from the sale of this mortgage loan after selling costs of approximately $0.2 million were approximately $5.9 million.

Amendment to Management Agreement with Manager

See Note 12 for a discussion of a January 15 amendment to the Company’s Management Agreement with its Manager.

Approval of Plan of Liquidation

On December 10, 2009, our Board of Directors approved a plan of liquidation and recommended that our shareholders approve the plan of liquidation. On January 28, 2010, our shareholders approved the plan of liquidation. We have entered into a material definitive agreement for a sale of control of the Company as described below and have not pursued the plan of liquidation.

Sale of Control of the Company

On March 16, 2010, we executed a definitive agreement with Tiptree Financial Partners, L.P. (“Tiptree” or the “Buyer”) for the sale of control of the Company in a series of contemplated transactions. Under the agreement, the parties have agreed to a sale of a quantity of shares to the Buyer to occur immediately following the completion of a cash tender offer by us for Care’s outstanding common shares. The quantity of shares to be sold to the Buyer will be that quantity which would represent at least 53.4% of the shares of the Company’s common stock on a fully diluted basis after completion of the Company’s cash tender offer. The agreement is subject to customary closing conditions and our ability to proceed with the cash tender offer.

In connection with the sale transaction contemplated by the agreement, we intend to make a cash tender offer for up to 100% of the outstanding common shares of Care stock at an offer price of $9.00 per share, subject to a minimum subscription of 10,300,000 shares of Care stock. Also, in connection with the transaction, the Company intends to terminate its existing management agreement with our Manager and it is anticipated that the resulting company will be advised by an affiliate of Tiptree.

34

Care Investment Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

We intend to seek shareholder approval to abandon the plan of liquidation and pursue the contemplated transactions described above. If the contemplated transactions are not completed, we may pursue the plan of liquidation as approved by the stockholders on January 28 or we may consider other strategic alternatives to liquidation. In the event that a liquidation of the Company is pursued, material adjustments to these going concern financial statements may need to be recorded to present liquidation basis financial statements. Material adjustments which may be required for liquidation basis accounting primarily relate to reflecting assets and liabilities at their net realizable value and costs to be incurred to carry out the plan of liquidation. After such adjustments, the likely range of equity value which would be presented in liquidation basis financial statements would be between $8.05 and 8.90 per share.

35

Part IV

ITEM 15.	Exhibits, Financial Statement Schedules

(a) Documents Filed as Part of this Report

36

SMC-CIT Holding Company, LLC

Consolidated Financial Statements as of and for the
Years Ended December 31, 2009 and 2008 (unaudited), and
Independent Auditor’s Report

SMC-CIT HOLDING COMPANY, LLC

Independent Auditors’ Report

To the Members of
SMC-CIT Holding Company, LLC
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of SMC-CIT Holding Company, LLC (the “Company”) as of December 31, 2009, and the related consolidated statement of operations, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

July 14, 2010

SMC-CIT HOLDING COMPANY, LLC

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
		(Unaudited)

ASSETS
INVESTMENT IN REAL ESTATE PROPERTIES — Net of accumulated depreciation of $3,700,307 and $1,738,862, respectively	$54,789,955	$53,211,305
CASH AND CASH EQUIVALENTS	4,492	—
RESTRICTED CASH	—	611,584
DEFERRED RENT RECEIVABLE	1,991,790	1,216,288
DEFERRED FINANCING COSTS — Net of accumulated amortization of $328,676 and $164,338, respectively	1,314,701	1,479,039
CONSTRUCTION RESERVE	—	3,010,233

TOTAL ASSETS	$58,100,938	$59,528,449

LIABILITIES AND MEMBERS’ EQUITY
MORTGAGE NOTES PAYABLE	$54,176,500	$54,176,500
ACCRUED INTEREST PAYABLE	310,016	310,016
OTHER LIABILITIES	—	12,230

Total liabilities	54,486,516	54,498,746
MEMBERS’ EQUITY	3,614,422	5,029,703

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$58,100,938	$59,528,449

See notes to consolidated financial statements.

SMC-CIT HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
		(Unaudited)

OPERATING REVENUE:
Rental revenue	$5,602,178	$5,602,178
Operating expense reimbursements	490,817	439,146

Total Revenue	6,092,995	6,041,324

Real estate taxes	236,717	190,709
Other expenses	254,100	248,437

NET OPERATING INCOME	5,602,178	5,602,178

OTHER INCOME (EXPENSES):
Interest income	—	75,598
Amortization of deferred financing costs	(164,338)	(164,338)
Professional Fees	(65,000)	—
Depreciation	(1,961,445)	(1,738,862)
Interest on mortgage notes payable	(3,650,191)	(3,660,193)

Total other income (expenses)	(5,840,974)	(5,487,795)

NET (LOSS) INCOME	$(238,796)	$114,383

See notes to consolidated financial statements.

SMC-CIT HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 (Unaudited)

	Care Member	SMC Member	Total

MEMBERS’ EQUITY (DEFICIT) — January 1, 2008 (unaudited)	$6,858,410	$(234,448)	$6,623,962
Net income (loss) — (unaudited)	842,759	(728,376)	114,383
Distributions — (unaudited)	(1,035,714)	(672,928)	$(1,708,642)

MEMBERS’ EQUITY (DEFICIT) — January 1, 2009	6,665,455	(1,635,752)	5,029,703
Net income (loss)	884,557	(1,123,353)	(238,796)
Distributions	(1,176,485)	—	(1,176,485)

MEMBERS’ EQUITY (DEFICIT) — December 31, 2009	$6,373,527	$(2,759,105)	$3,614,422

See notes to consolidated financial statements.

SMC-CIT HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
		(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(238,796)	$114,383
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Amortization of deferred financing costs	164,338	164,338
Depreciation	1,961,445	1,738,862
Changes in operating assets and liabilities:
Deferred rent receivable	(775,502)	(1,216,288)
Accounts payable and accrued expenses	—	310,016

Net cash provided by operating activities	1,111,485	1,111,311

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(3,540,095)	(1,440,166)
Change in construction reserve	3,010,233	2,025,267
Change in restricted cash	611,584	—

Net cash used in investing activities	81,722	585,101

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to members	(1,176,485)	(1,708,642)
Checks issued in excess of deposit	(12,230)	12,230

Net cash used in financing activities	(1,188,715)	(1,696,412)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,492	—
CASH AND CASH EQUIVALENTS — Beginning of year	—	—

CASH AND CASH EQUIVALENTS — End of year	$4,492	$—

Supplemental non-cash activities
Cash paid for interest	3,650,191	3,660,193

See notes to consolidated financial statements.

SMC-CIT HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 (Unaudited)

1.	ORGANIZATION

SMC-CIT Holding Company, LLC (the “Company”) was organized on December 12, 2007, as a Delaware limited company with the purpose to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of senior living healthcare facilities solely in the state of Utah. Operations of the Company commenced with the initial funding on December 12, 2007 (“Initial Funding”).

The members of the Company are Care Investment Trust Inc. (“Care” or “Investment Member”) and Senior Management Concepts, Inc. (“SMC” or “Managing Member”), (collectively the “Members”). Each Member’s interest is denominated in Units. There is one class of Units, referred to as Common Units, a total of ten thousand (10,000) units were issued. Common Units are based on capital contributions and are allocated 9,000 and 1,000 to SMC and Care, respectively. Care made additional cash contributions in the amount of $6,858,141 at the Initial Funding which is treated as Preferred Capital. The preferred capital is entitled to a 15% annual return payable to Care, which is senior to the return paid to the Unit holders.

The Company will terminate seven years after the final closing date, as defined, unless extended or shortened as provided for in the Limited Liability Company Agreement (the “Agreement”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), also known as Accounting Standards Codification (“ASC”) which establishes the ASC as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. The Company adopted the guidance effective with the issuance of its December 31, 2009 consolidated financial statements. As the guidance is limited to disclosure in the financial statements and the manner in which the Company refers to GAAP authoritative literature, there was no material impact on the Company’s consolidated financial statements.

The accompanying consolidated financial statements have been prepared using the accrual basis of accounting in accordance with GAAP. The preparation of consolidated financial statements in conformity with such principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In connection with the acquisition and financing of its properties, the Company placed the assets and liabilities of the properties into wholly owned single asset limited liability companies. The financial statements of these subsidiaries are consolidated with those of the Company. All transactions and intercompany accounts between the Company and the subsidiaries have been eliminated.

Fair Value Option for Financial Assets and Financial Liabilities

GAAP permits entities to choose to measure eligible financial instruments at fair value. The decision to elect the fair value option (“FVO”) is determined by an instrument-by-instrument basis, and is irrevocable.

The election was effective for the Company on January 1, 2008. The Company did not elect the FVO for any existing eligible financial instruments.

SMC-CIT HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in Real Estate Property

Investment in real estate property is carried at historical cost less accumulated depreciation.

Expenditures necessary to maintain an existing property in ordinary operating condition are expensed as incurred in accordance with each of the property’s master lease agreements. Expenditures associated with replacements, improvements, or major repairs to real estate property are capitalized.

The Company evaluates the carrying value of its long-lived assets in relation to historical results, current business conditions and trends to identify potential situations in which the carrying value of assets may not be recoverable. If such reviews were to indicate that the carrying value of such assets may not be recoverable, the Company would estimate the undiscounted sum of the expected cash flows of the assets to determine whether the sum is less than the carrying value of the assets, which would indicate the existence of an impairment. If an impairment existed, the Company would write the asset down to its fair value. As of December 31, 2009 and 2008 (unaudited), the Company’s investment in real estate property had no impairments.

Depreciation

Depreciation of buildings, building improvements and furniture and equipment are computed using the straight line method of depreciation over the estimated useful lives of the related property. The useful lives of building, improvements and furnishings are estimated to be from 6 to 40 years.

Cash and Cash Equivalents

For financial reporting purposes, overnight investments and short-term investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Restricted Cash

Restricted cash includes escrowed funds and other restricted deposits in conjunction with the Company’s loan agreements.

Deferred Financing Costs

Deferred financing costs represent loan fees, legal and other third party costs associated with obtaining external financing. Such costs are amortized using the straight-line method, which approximates the effective interest rate method, over the terms of the related mortgage notes payable.

Other Assets

Other assets includes monies set aside at the date of purchase of the properties as a construction reserve. The reserve has been utilized during 2009 for capital improvements.

Revenue Recognition

The Company recognized rental revenue in accordance with ASC 840, Leases (“ASC 840”). ASC 840 requires that revenue be recognized on a straight-line basis over the non-cancelable term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are lower than those in the primary term are excluded from the calculation of straight- line rent if the renewals are not reasonably assured. Rental income is recognized when payment is due pursuant to the terms of the lease agreements.

SMC-CIT HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

Effective January 1, 2009, the Company adopted the authoritative guidance for uncertainty in income taxes included in ASC Topic 740, Income Taxes, as amended by Accounting Standards Update (“ASU”) 2009-06, Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosures Amendments for Nonpublic Entities. This guidance requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Company recording a tax liability that would reduce net assets. The Company reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition.

No federal income taxes are payable by the Company, however, the Company may be subject to certain state and local income taxes. Each Member is responsible for reporting income or loss, to the extent required by the federal, state, and local income tax laws and regulations, based upon its respective share of the Company’s income and expenses as reported for income tax purposes.

Upon adoption and as of December 31, 2009, the Company does not have any uncertain tax positions or unrecognized tax benefits for which it believes that it is reasonably possible that they will significantly increase or decrease. For the year ended December 31, 2009, the Partnership did not recognize any interest or penalties related to income taxes in its financial statements. The Company’s tax filings for calendar years 2007 through 2009 remain subject to examination by taxing authorities.

Allocations to Members

Income, losses and cash flows from the Company is allocated to the Members in accordance with the Membership Agreement.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, restricted cash, accounts receivable, and mortgage notes payable.

The Company believes it mitigates credit risk by placing its cash and cash equivalents and restricted cash with high credit quality, federally insured institutions.

The Company is also exposed to counterparty risk with respect to mortgage notes payable in the even the counterparty is unable to fulfill its obligations. The Company minimized its credit risk exposure via formal credit policies and monitoring procedures.

Conditional Asset Retirement Obligations

Conditional asset retirement obligations are legal obligations to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. However, the obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. The uncertainty about the timing and/or method of settlement of the conditional asset retirement obligation is factored into the measurement of the liability.

There were no conditional asset retirement obligations recorded by the Company as of December 31, 2009 and 2008 (unaudited).

SMC-CIT HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

New Accounting Pronouncements

In May 2009, the FASB issued SFAS 165, Subsequent Events, which is codified in FASB ASC 855, Subsequent Events (“ASC 855”). ASC 855 introduces the concept of financial statements being available to be issued. It requires the disclosure of the date through with an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. The pronouncement is effective for interim periods ending after June 15, 2009. The Company adopted ASC 855 as of December 31, 2009. The Company evaluates subsequent events as of the date of issuance of its consolidated financial statements when reporting on the Company’s financial position and results of operations.

3.	INVESTMENT IN REAL ESTATE PROPERTIES

The Company owned the following real estate properties at December 31, 2009 and 2008:

				December 31,	December 31,
				2009	2008 (unaudited)
	Acquisition	Number of	Purchase	Historical	Historical
Property	Date	Units	Price(2)	Cost(1)	Cost(1)

SMC Wellington, LLC	12/31/2007	120	$23,941,778	$24,264,539	$24,264,539
SMC Meadows, LLC	12/31/2007	119	11,400,000	11,400,000	11,400,000
SMC Cottonwood Creek, LLC	12/31/2007	106	10,904,946	14,058,942	11,479,472
SMC Charleston, LLC	12/31/2007	64	7,263,276	8,766,781	7,806,156

Total		409	$53,510,000	$58,490,262	$54,950,167

(1)	Historical cost equals the original purchase price plus capital improvements made from the purchase date through December 31, 2009 and December 31, 2008, respectively.

(2)	Upon acquisition of the properties, an amount of $5,035,000 was placed in a construction reserve to fund capital improvements. These amounts were funded during 2008 and 2009.

Investment in real estate properties at December 31, 2009 and 2008, consisted of the following:

		2008
	2009	(unaudited)

Land	$5,640,000	$5,640,000
Land Improvement	5,636,455	5,609,499
Building and improvements	43,007,599	40,105,040
Furniture and equipment	4,206,208	2,520,000
Construction in Progress	—	1,075,628

Real estate properties at cost	58,490,262	54,950,167
Less accumulated depreciation	(3,700,307)	(1,738,862)

Real estate properties at cost — net	$54,789,955	$53,211,305

SMC-CIT HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	MORTGAGE NOTES PAYABLE

				December 31,
			December 31,	2008
			2009	(unaudited)
	Original	Acquisition	Principal	Principal
Property	Principal	Date	Outstanding	Outstanding

SMC Charleston, LLC(1)	$6,374,000	12/31/2007	$6,374,000	$6,374,000
SMC Cottonwood Creek, LLC(2)	12,480,500	12/31/2007	12,480,500	12,480,500
SMC Meadows, LLC(2)	13,270,000	12/31/2007	13,270,000	13,270,000
SMC Wellington, LLC(2)	22,052,000	12/31/2007	22,052,000	22,052,000

	$54,176,500		$54,176,500	$54,176,500

(1)	The note bears a fixed interest rate of 6.91% per annum and requires monthly installments of interest-only payments until January 31, 2010 and principal and interest payments from February 1, 2010 until the maturity date of December 31, 2017. The mortgage note is subject to a prepayment premium if retired prior to scheduled maturity. The loan is secured by the property.

(2)	The note bears a fixed interest rate of 6.61% per annum and requires monthly installments of interest-only payments until January 31, 2010 and principal and interest payments from February 1, 2010 until the maturity date of December 31, 2017. The mortgage note is subject to a prepayment premium if retired prior to scheduled maturity. The loan is secured by the property.

The Company is subject to certain customary financial covenants under the agreements. The Company was in compliance with such covenants for the years ended December 31, 2009 and 2008 (unaudited).

Principal payments for each of the next five years and thereafter on the Company’s mortgage notes payable at December 31, 2009 are as follows:

Year	Amount

2010	$632,869
2011	735,746
2012	786,215
2013	840,148
2014	897,781
Thereafter	50,283,741

$54,176,500

5.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments at December 31, 2009 and 2008 consist of cash and equivalents, restricted cash, accounts receivable, and other assets, mortgage notes payable. At December 31, 2009 and 2008 (unaudited), the carrying amount of cash and cash equivalents, restricted cash, accounts receivable, and other assets, approximates fair value.

Based upon the borrowing rates currently available to the Company, the fair value for the mortgage notes payable secured by properties, determined by discounting the future payments required under the terms of the mortgage notes at rates available to the Company for debt with similar maturities, terms, and underlying collateral is estimated to be $53,739,534 as of December 31, 2009 and $52,951,324 as of December 31, 2008 (unaudited).

SMC-CIT HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	RISKS AND UNCERTAINTIES

The Company and the properties in which it has an interest are operating in a challenging and uncertain economic environment. Financial and real estate companies continue to be affected by the lack of liquidity in financial markets, declines in real estate values and the reduction in the willingness of financial institutions to make new loans and refinance or extend existing loans on the same terms and conditions. Should market conditions continue to deteriorate there is no assurance that such conditions will not result in further decreased cash flows or the ability to repay, refinance or extend the Company’s debt.

7.	MANAGEMENT SERVICES AND RELATED PARTY TRANSACTIONS

For each of the properties owned, the Company has entered into a master lease agreement and property management agreement (the “Master Lease” and “Operator” agreements, respectively) with an affiliate of the Managing Member. Each Master Lease requires the tenant to pay all of the operating expenses of the property, including reimbursing the Company for real estate taxes and insurance costs.

In connection with the Master Lease agreement, the tenant paid expenses on the Company’s behalf for operating expenses totaling $490,817 and $439,146 in 2009 and 2008 (unaudited) respectively.

Non-cancelable base rentals under the Master Lease arrangements for the next 5 years and thereafter are as follows:

2010	$5,380,594
2011	5,449,614
2012	5,478,805
2013	5,510,853
2014	5,566,038
Thereafter	46,694,707

8.	SUBSEQUENT EVENTS.

Events or transactions occurring after the year end through the date that the consolidated financial statements were ready to be issued, July 14, 2010, have been disclosed in the notes to the accompanying consolidated financial statements.

(b) Exhibits

Exhibit
No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference.
3.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
4.1	Form of Certificate for Common Stock (previously filed as Exhibit 4.1 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.1	Assignment Agreement, dated as of January 31, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.2	Amendment No. 4 to Master Repurchase Agreement, dated as of November 13, 2008 (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2008 and herein incorporated by reference).
10.3	Amendment to Management Agreement, dated as of September 30, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.4	Warrant to Purchase Common Stock, dated as of September 30, 2008 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.5	Mortgage Purchase Agreement, dated as of September 30, 2008 (previously filed as Exhibit 10.3 to the Company’s Form 8-K (File No. 001-33549), filed on October 2, 2008 and herein incorporated by reference).
10.6	Earn Out Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.7	Multifamily Note, dated as of June 26, 2008 (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.8	Exceptions to Non-Recourse Guaranty, dated as of June 26, 2008 (previously filed as Exhibit 10.3 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.9	Master Lease Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.4 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.10	Amendment No. 3 to Master Repurchase Agreement, dated as of June 26, 2008 (previously filed as Exhibit 10.5 to the Company’s Form 8-K (File No. 001-33549), filed on July 2, 2008 and herein incorporated by reference).
10.11	Purchase and Sale Contract, dated as of May 14, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on May 20, 2008 and herein incorporated by reference).
10.12	Performance Share Award Agreement, dated as of May 12, 2008 (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2008 and herein incorporated by reference).
10.13	Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan, dated as of April 8, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.14	Form of Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.15	Contribution and Purchase Agreement, dated as of December 31, 2007 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 4, 2008 and herein incorporated by reference).
10.16	Master Repurchase Agreement entered into by Care Investment Trust Inc. and two of its subsidiaries, Care QRS 2007 RE Holdings Corp. and Care Mezz QRS 2007 RE Holdings Corp., with Column Financial, Inc. (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2007 and herein incorporated by reference).

Exhibit
No.	Description

10.17	Registration Rights Agreement (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.18	Management Agreement (previously filed as Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.19	Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.20	Manager Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.21	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.22	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.6 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.23	Form of Restricted Stock Agreement under Care Investment Trust Inc. Manager Equity Plan (previously filed as Exhibit 10.8 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.24	Form of Indemnification Agreement entered into by the Registrant’s directors and officers (previously filed as Exhibit 10.9 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.25	Assignment Agreement dated as of January 31, 2009, by and between Care Investment Trust Inc. and CIT Healthcare LLC (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.26	Loan Purchase Agreement with CapitalSource Bank dated September 15, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 9, 2009 and herein incorporated by reference).
10.27	Loan Purchase and Sale Agreement dated as of October 6, 2009, by and between Care Investment Trust Inc. and General Electric Capital Corporation (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on November 18, 2009 and herein incorporated by reference).
10.28	Care Investment Trust Inc. Plan of Liquidation (previously filed as Exhibit A to the Company’s Schedule 14A (File No. 001-33549), filed on December 28, 2009 and herein incorporated by reference).
10.29	Amended and Restated Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of January 15, 2010 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 15, 2010 and herein incorporated by reference).
21.1	Subsidiaries of the Company.
23.1	Consent of Deloitte & Touche, dated as of July 14, 2010.
23.2	Consent of Deloitte & Touche, dated as of July 14, 2010.
31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Care Investment Trust Inc.

By:	/s/ Paul F. Hughes
Paul F. Hughes
Chief Financial Officer and Treasurer and
Chief Compliance Officer and Secretary

July 15, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvatore (Torey) V. Riso, Jr. Salvatore (Torey) V. Riso, Jr.	President and Chief Executive Officer (Principal Executive Officer)	July 15, 2010

/s/ Paul F. Hughes Paul F. Hughes	Chief Financial Officer and Treasurer and Chief Compliance Officer and Secretary (Principal Financial and Accounting Officer)	July 15, 2010

/s/ Flint D. Besecker Flint D. Besecker	Chairman of the Board of Directors	July 15, 2010

/s/ Gerald E. Bisbee, Jr. Gerald E. Bisbee, Jr.	Director	July 15, 2010

/s/ Karen P. Robards Karen P. Robards	Director	July 15, 2010

/s/ J. Rainer Twiford J. Rainer Twiford	Director	July 15, 2010

/s/ Steve N. Warden Steve N. Warden	Director	July 15, 2010

EXHIBIT INDEX

Exhibit
No.	Description

10.13	Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan, dated as of April 8, 2008 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.14	Form of Restricted Stock Unit Agreement Under the 2007 Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.2 to the Company’s Form 8-K (File No. 001-33549), filed on April 14, 2008 and herein incorporated by reference).
10.15	Contribution and Purchase Agreement, dated as of December 31, 2007 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 4, 2008 and herein incorporated by reference).
10.16	Master Repurchase Agreement entered into by Care Investment Trust Inc. and two of its subsidiaries, Care QRS 2007 RE Holdings Corp. and Care Mezz QRS 2007 RE Holdings Corp., with Column Financial, Inc. (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 14, 2007 and herein incorporated by reference).
10.17	Registration Rights Agreement (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.18	Management Agreement (previously filed as Exhibit 10.2 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.19	Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.4 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.20	Manager Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-33549), filed on August 14, 2007 and herein incorporated by reference).
10.21	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.5 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.22	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan (previously filed as Exhibit 10.6 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.23	Form of Restricted Stock Agreement under Care Investment Trust Inc. Manager Equity Plan (previously filed as Exhibit 10.8 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.24	Form of Indemnification Agreement entered into by the Registrant’s directors and officers (previously filed as Exhibit 10.9 to the Company’s Form S-11, as amended (File No. 333-141634), and herein incorporated by reference).
10.25	Assignment Agreement dated as of January 31, 2009, by and between Care Investment Trust Inc. and CIT Healthcare LLC (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on February 5, 2009 and herein incorporated by reference).
10.26	Loan Purchase Agreement with CapitalSource Bank dated September 15, 2009 (previously filed as Exhibit 10.1 to the Company’s Form 10-Q (File No. 001-33549), filed on November 9, 2009 and herein incorporated by reference).
10.27	Loan Purchase and Sale Agreement dated as of October 6, 2009, by and between Care Investment Trust Inc. and General Electric Capital Corporation (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on November 18, 2009 and herein incorporated by reference).
10.28	Care Investment Trust Inc. Plan of Liquidation (previously filed as Exhibit A to the Company’s Schedule 14A (File No. 001-33549), filed on December 28, 2009 and herein incorporated by reference).
10.29	Amended and Restated Management Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC, dated as of January 15, 2010 (previously filed as Exhibit 10.1 to the Company’s Form 8-K (File No. 001-33549), filed on January 15, 2010 and herein incorporated by reference).
21.1	Subsidiaries of the Company.
23.1	Consent of Deloitte & Touche, dated as of March 16, 2009.
31.1	Certification of CEO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of CFO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.